Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and among

FORESIGHT ACQUISITION CORP.,

FAC MERGER SUB LLC

and

P3 HEALTH GROUP HOLDINGS, LLC

Dated as of May 25, 2021

i

EXHIBIT A	Form of Amended and Restated Certificate of Incorporation of Foresight
EXHIBIT B	Form of Amended and Restated Bylaws of Foresight
EXHIBIT C	Form of Amended and Restated Unit Warrant Agreement
EXHIBIT D	Form of Surviving Company LLC Agreement
EXHIBIT E	Directors and Officers of Foresight
EXHIBIT F	Company Disclosure Schedule
EXHIBIT G	Form of Tax Receivable Agreement
EXHIBIT H	Form of Registration Rights and Lock-Up Agreement

AGREEMENT AND PLAN OF MERGER, dated as of May 25, 2021 (this “Agreement”), by and among (i) Foresight Acquisition Corp., a Delaware corporation (“Foresight”), (ii) FAC Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), and (iii) P3 Health Group Holdings, LLC, a Delaware limited liability company (the “Company”).

WHEREAS, Merger Sub is a wholly-owned direct Subsidiary of Foresight;

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with Section 18-209 of the DLLCA, the Company will merge with and into Merger Sub, with Merger Sub surviving such merger as a partially owned Subsidiary of Foresight;

WHEREAS, (i) the board of managers of the Company (the “Company Board”) has authorized and approved this Agreement, the P3 Merger and the other transactions contemplated by this Agreement upon the terms and subject to the conditions of this Agreement and in accordance with the DLLCA and the Company’s Organizational Documents;

WHEREAS, the board of directors of Foresight (the “Foresight Board”) has unanimously (i) approved and adopted this Agreement and declared its advisability and the advisability of the other Proxy Proposals, and (ii) recommended the approval and adoption of this Agreement and the other Proxy Proposals by the stockholders of Foresight;

WHEREAS, as of the date hereof, the PIPE Investors have entered into the PIPE Agreements with Foresight pursuant to which the PIPE Investors have agreed, subject to the terms and conditions set forth therein, to subscribe for and purchase in the aggregate twenty million eight hundred seventy thousand three hundred seven (20,870,307) shares of Foresight Common Stock in connection with the Closing;

WHEREAS, upon consummation of the transactions contemplated hereby, Foresight will enter into a Registration Rights and Lock-Up Agreement with the Sponsor and certain Company Unitholders;

WHEREAS, as of the date hereof, Foresight, the Company and Sponsor have entered into that certain Sponsor Support Agreement (the “Support Agreement”); and

WHEREAS, separately from the execution of this Agreement, (i) a member of the Company and certain of its Affiliates have separately entered into a Transaction and Combination Agreement with Foresight (the “Blocker Transaction Agreement”), pursuant to which the Blocker Reorganization, the Blocker Mergers and Consolidation Mergers are documented, as further described in Section 1.01, and (ii) certain members of the Company and their Affiliates have entered into an Indemnification Agreement with Foresight (the “Indemnification Agreement”), pursuant to which such members and such affiliates will indemnify Foresight with respect to certain matters as provided for therein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows.

ARTICLE I

THE MERGERS AND OTHER TRANSACTIONS

SECTION 1.01 The Transactions.

(a) Conversion of Foresight Class B Stock. Immediately prior to the amendment and restatement of the Foresight Certificate of Incorporation pursuant to this Agreement, all of the shares of Foresight Class B Stock shall be converted into shares of Foresight Common Stock in accordance with the Foresight Certificate of Incorporation.

(b) Charter and Bylaw Amendments. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the DGCL, on the Closing Date and prior to the P3 Effective Time, Foresight shall (i) amend and restate the Foresight Certificate of Incorporation substantially in the form attached hereto as Exhibit A (the “A&R Foresight COI”) and (ii) amend and restate the bylaws of Foresight in the form attached hereto as Exhibit B (the “A&R Foresight Bylaws”).

(c) Blocker Reorganization. Prior to the P3 Effective Time, the Blocker Parties will effect the Blocker Reorganization pursuant to the Blocker Transaction Agreement. The Blocker Transaction Agreement and other documents to be used to effect the Blocker Reorganization are being entered into between the Blocker Parties and Foresight, without the Company as a party thereto.

(d) P3 Merger. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the DLLCA, after the Blocker Reorganization and immediately after the A&R Foresight COI has become effective pursuant to Section 1.01(b), the Company shall be merged with and into Merger Sub (the “P3 Merger”), such that the separate limited liability company existence of the Company shall cease and Merger Sub shall continue as the surviving company of the P3 Merger (the “Surviving Company”).

(e) Subscription for Class V Common Stock. On the Closing Date and after the A&R Foresight COI has become effective and immediately after the P3 Effective Time, each Company Unitholder that is an “accredited investor” (as that term is defined in Rule 501 of Regulation D under the Securities Act) shall have the opportunity to subscribe for, and Foresight shall issue to each such subscribing Company Unitholder, pursuant to (i) the exemption from registration provided by Section 4(a)(2) of the Securities Act or Regulation D thereunder and (ii) subscription agreements in form and substance reasonably satisfactory to Foresight, the number of shares of Class V Common Stock specified for such Company Unitholder on the Payment Spreadsheet, in exchange for a subscription price equal to the aggregate par value of such number of shares of Class V Common Stock (with respect to each such Company Unitholder, the aggregate subscription price of the shares of Class V Common Stock for which such Company Unitholder is subscribing, the “Closing Subscription Price”). Notwithstanding anything to the contrary contained in this Agreement, for ease of administration, each Company Unitholder’s Closing Subscription Price shall be deducted from such Company Unitholder’s portion of the Company Closing Cash Consideration; provided, that for all purposes, it shall be deemed that the amount of such Closing Subscription Price was paid to such Company Unitholder as part of such Company Unitholder’s portion of the Company Closing Cash Consideration, and then paid by such Company Unitholder to Foresight as the Closing Subscription Price.

(f) Holdback Amount. Prior to the Closing, the Company shall, with the reasonable consultation of Foresight, appoint a customary administrative or paying agent for the purposes of administrative duties of administering payment and collection of documents from the Company Unitholders in connection with this Agreement (the “Administrative Agent”). At the Closing, Foresight shall pay, or cause to be paid, the Holdback Amount, by wire transfer of immediately available funds pursuant to wire transfer instructions provided by the Administrative Agent at least three (3) Business Days prior to the Closing Date, to the Administrative Agent for the benefit of the Company Unitholders.

(g) Blocker Mergers. On the Closing Date, after the P3 Effective Time, in accordance with and pursuant to the Blocker Transaction Agreement, Foresight and the Blocker Parties will effect the Blocker Mergers.

(h) Consolidation Mergers. On the Closing Date, after each applicable Blocker Effective Time, in accordance with and pursuant to the Blocker Transaction Agreement, Foresight will effect the applicable Consolidation Merger.

SECTION 1.02 Closing. Unless this Agreement is terminated earlier pursuant to Article VIII, the closing of the transactions contemplated by Sections 1.01(b) – 1.01(h), in the order and manner provided therein (the “Closing”), shall take place at 10:00 a.m. (Eastern time) on a date to be specified by Foresight and the Company (the “Closing Date”), which Closing Date shall be (a) on the same date as the “Closing Date” under the Blocker Transaction Agreement and (b) as soon as practicable following the satisfaction or waiver (to the extent such waiver is permitted by applicable Law) of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), at the offices of Greenberg Traurig, LLP, 77 West Wacker Drive, Suite 3100, Chicago, Illinois 60601, unless another date, time or place is agreed to in writing by Foresight and the Company.

SECTION 1.03 Effective Time. Upon the terms and subject to the conditions of this Agreement, on the Closing Date and as soon as practicable after the A&R Foresight COI has become effective, the parties hereto shall cause the P3 Merger to be consummated in accordance with Section 1.01(a) and by filing a certificate of merger, in a form to be reasonably agreed between the Company and Foresight, with the Secretary of State of the State of Delaware, executed in accordance with, and in such form as is required by, the relevant provisions of the DLLCA (the “P3 Certificate of Merger”), and shall make all other filings, recordings or publications required under the DLLCA in connection with the P3 Merger. The P3 Merger shall become effective at the time that the properly executed and certified copy of the P3 Certificate of Merger is filed with the Secretary of State of the State of Delaware or, to the extent permitted by applicable Law, at such later time as is agreed to by the parties hereto prior to the filing of the P3 Certificate of Merger and specified in the P3 Certificate of Merger (the time at which the P3 Merger becomes effective is herein referred to as the “P3 Effective Time”).

SECTION 1.04 Effect of the Merger. At the P3 Effective Time, the effect of the P3 Merger shall be as provided in the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the P3 Effective Time, all the property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Company. For the avoidance of doubt, the Unit Warrant Agreement shall, upon the P3 Effective Time, be amended and restated to the form attached hereto as Exhibit C in order to, among other things, provide for the issuance of one (1) Surviving Company Common Unit in lieu of each Merger Sub Unit thereunder.

SECTION 1.05 Organizational Documents. Immediately prior to the P3 Merger, Merger Sub and Foresight shall amend and restate the limited liability company agreement of Merger Sub in the form attached hereto as Exhibit D, and at the P3 Effective Time, such amended and restated limited liability company agreement of Merger Sub shall become, and the parties shall take or cause to be taken all action required to cause such limited liability company agreement of Merger Sub to become, limited liability company agreement of the Surviving Company, with only such changes thereto as agreed between Foresight and the Company (the “Surviving Company LLC Agreement”), until thereafter amended in accordance with the Surviving Company LLC Agreement and applicable Law.

SECTION 1.06 Directors and Officers.

(a) At the P3 Effective Time, Foresight shall be the initial sole manager of the Surviving Company and the officers of the Company as of immediately prior to the P3 Effective Time shall be the initial officers of the Surviving Company, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Company LLC Agreement and applicable Law.

(b) The parties shall cause the Foresight Board and the officers of Foresight as of immediately following the P3 Effective Time to be comprised of the individuals set forth on Exhibit E, each to hold office in accordance with the A&R Foresight COI and the A&R Foresight Bylaws until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the A&R Foresight COI, the A&R Foresight Bylaws and applicable Law.

SECTION 1.07 Trust Disbursement; Contribution of PIPE Proceeds.

(a) Immediately prior to the P3 Effective Time, and upon the terms and subject to the conditions of this Agreement (i) and in accordance with the Foresight Certificate of Incorporation, the DGCL, the DLLCA and the Trust Agreement, Foresight shall cause the Trustee to distribute the proceeds of the Trust Fund (the “Trust Account Cash”) to Merger Sub and (ii) Foresight shall contribute the net proceeds from the issuance of Foresight Common Stock pursuant to the PIPE Agreements (the “PIPE Proceeds”) to Merger Sub, less an amount equal to the aggregate portion of the Company Closing Cash Consideration allocated to the Blockers on the Payment Spreadsheet (without giving effect to any Consideration Election by the Blockers).

(b) In exchange for the contributions of Foresight to Merger Sub of the Trust Account Cash and the PIPE Proceeds (less the Blocker Closing Cash Consideration), (i) Merger Sub shall issue to Foresight a number of Merger Sub Units equal to the aggregate number of shares of Foresight Common Stock outstanding immediately prior to the P3 Effective Time (but, for the avoidance of doubt, after giving effect to (A) the number of Redemption Shares, (B) the shares of Foresight Common Stock issued pursuant to the PIPE Agreements or any other similar agreement, and (C) the conversion of the Foresight Class B Stock into Foresight Common Stock upon the Closing, and (ii) Merger Sub and Foresight shall enter into a warrant agreement (the “Unit Warrant Agreement”) granting Foresight warrants to purchase in the aggregate a number of Merger Sub Units equal to the number of shares of Foresight Common Stock issuable upon the exercise of all of the Foresight Warrants outstanding as of immediately prior to the P3 Effective Time. For the avoidance of doubt, the shares of Class V Common Stock issued pursuant to Section 1.01(e) shall be excluded in determining the number of Merger Sub Units issued to Foresight pursuant to this Section 1.07(b).

ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01 Treatment of Securities in P3 Merger. At the P3 Effective Time, by virtue of the P3 Merger and without any action on the part of Merger Sub, the Company, Foresight or the holders of any of the following securities:

(a) The Company Membership Units (including the Incentive Units) issued and outstanding immediately prior to the P3 Effective Time shall be canceled and shall be converted into the right to receive in the aggregate the following consideration allocated consistently with the terms provided in Sections 4.1(c) and 9.3(b) of the Company LLC Agreement (subject to Section 2.01(b) and Section 2.01(e)): (i) at the Closing (A) the Company Closing Cash Consideration (as may be further adjusted by any Consideration Elections) and (B) the Company Closing Equity Consideration (as may be further adjusted by any Consideration Elections), and (ii) at such time(s) as determined pursuant to this Agreement (A) any remaining Holdback Amount determined in accordance with Section 9.11(d) and (B) the Incentive Holdback Amount determined in accordance with Section 2.01(b) (clauses (ii)(A) and (ii)(B), the “Company Contingent Consideration”). Notwithstanding the foregoing, each Company Unitholder may elect, by delivering written notice to the Company and Foresight at least ten (10) Business Days prior to the Closing Date (a “Consideration Election”), to receive additional Surviving Company Common Units (at a deemed value of $10.00 per Surviving Company Common Unit) in lieu of all cash such Company Unitholder would otherwise be entitled to receive as Company Closing Cash Consideration and Company Contingent Consideration (in each case, after deducting from such cash any Closing Subscription Price such Company Unitholder is required to pay). For the avoidance of doubt, any cash which any Company Unitholder elects not to receive pursuant to a Consideration Election (x) shall no longer constitute Company Closing Cash Consideration, (y) shall be retained by the Surviving Company and (z) shall not be paid to any Company Unitholder.

(b) Each Incentive Unit that is subject to vesting requirements based on the achievement of performance conditions shall, to the extent not vested as of the P3 Effective Time (after taking into account any accelerated vesting that occurs in connection with the Transactions), be forfeited without consideration therefor immediately prior to the P3 Effective Time. Each Incentive Unit that is a “Vested Unit” (as defined in the Company LLC Agreement) shall be treated in the P3 Merger pursuant to Section 4.1(c) of the Company LLC Agreement, which shall be reflected in the Payment Spreadsheet. Each Incentive Unit that is subject to vesting requirements based on the passage of time that is not vested as of the P3 Effective Time (after taking into account any accelerated vesting that occurs in connection with the Transactions) (the “Unvested Time Incentive Units”), shall be treated in the P3 Merger pursuant to Section 4.1(c) of the Company LLC Agreement, provided, that the Payment Spreadsheet shall provide that any Company Closing Consideration with respect to an Unvested Time Incentive Unit (including any Surviving Company Common Units issued in respect thereof) shall either be subject to vesting and/or be held in reserve in accordance with Section 4.1(e) of the Company LLC Agreement). The portion of the Company Closing Cash Consideration in respect of Unvested Time Incentive Units that is subject to vesting restrictions as set forth in the Payment Spreadsheet (the “Incentive Holdback Amount”) shall be paid to the Administrative Agent (instead of to the Surviving Company or the applicable holders of Unvested Time Incentive Units), to be held for the benefit of the applicable holders of Unvested Time Incentive Units and distributed to the applicable holder upon the earlier of (i) the vesting of the Surviving Company Common Unit to which such Company Closing Cash Consideration relates and (ii) the third anniversary of the P3 Effective Time. Reasonably promptly after the forfeiture (prior to the third anniversary of the P3 Effective Time) of a Surviving Company Common Unit that is subject to vesting pursuant to this Section 2.01(b), the Administrative Agent shall allocate and disburse the corresponding Company Closing Cash Consideration to the Company Unitholders in a manner consistent with the allocation of the Company Closing Consideration in Section 2.03 (but taking into account (i) the requirement to hold in reserve to the extent such payment is made with respect to an Unvested Time Incentive Unit and (ii) the prior hypothetical distributions of (x) the Company Closing Consideration and (y) any prior Incentive Holdback Amount that was distributed to all Company Unitholders pursuant to this sentence).

(c) Each P3 Warrant that is outstanding immediately prior to the P3 Effective Time shall be deemed to be exercised in accordance with that certain letter agreement, dated as of the date hereof, among CRG Partners IV L.P., CRG Partners IV – Parallel Fund “C” (Cayman) L.P. (collectively, the “CRG Entities”) and the Company. The parties acknowledge and agree that pursuant to the deemed exercise of the P3 Warrant pursuant to such letter agreement, the CRG Entities shall (i) be deemed to, as of immediately prior to the P3 Effective Time, (A) hold Class D Units (as defined in the Company LLC Agreement) and (B) be “Company Unitholders”, and (ii) will be allocated their portion of (A) the Company Closing Consideration on the Payment Spreadsheet in accordance with Section 2.03 and (B) any Company Contingent Consideration in accordance with this Agreement.

(d) Following the P3 Effective Time, the ownership interests of the Surviving Company shall be as reflected in the applicable annex attached to the Surviving Company LLC Agreement, which shall be consistent in all material respects with the Payment Spreadsheet.

(e) The Merger Sub Units issued to Foresight and outstanding as of immediately prior to the P3 Effective Time shall remain outstanding as Surviving Company Common Units.

(f) Prior to the delivery of the Payment Spreadsheet pursuant to Section 2.03, the Company may cause the Payment Spreadsheet to provide for an amount of the Company Closing Consideration to be directed to an escrow or other third-party account for purposes of resolution of any intra-member disputes among the Company’s Unitholders.

SECTION 2.02 Transfer Books. At the P3 Effective Time, the limited liability company interest transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Membership Units or Incentive Units thereafter on the records of the Company. From and after the P3 Effective Time, the holders of Company Membership Units and Incentive Units outstanding immediately prior to the P3 Effective Time shall cease to have any rights with respect to such Company Membership Units and Incentive Units, except as otherwise provided in this Agreement or by Law. For the avoidance of doubt, this Section 2.02 shall not affect the limited liability company interest transfer books of the Surviving Company, the holders of Surviving Company Common Units or any rights with respect thereto.

SECTION 2.03 Closing Calculations; Payment Spreadsheet.

(a) Not less than five (5) Business Days prior to the Closing Date, the Company shall deliver to Foresight: (i) a schedule setting forth in reasonable detail the Company’s good faith calculations of Net Closing Cash and the Balance Sheet Cash Shortfall Amount (the “Closing Calculations”); (ii) a schedule (the “Payment Spreadsheet”) setting forth (A) the Closing Subscription Price for each Company Unitholder acquiring Class V Common Stock at the Closing, (B) the allocation of the Company Closing Consideration among the Company Unitholders without taking into account any Consideration Elections (which shall include the Company Membership Units held by each Company Unitholder and the breakdown of Company Closing Equity Consideration and Company Closing Cash Consideration for each Company Unitholder, as well as the net Company Closing Cash Consideration for each Company Unitholder after deducting such Company Unitholder’s Closing Subscription Price therefrom), and (C) the identity of any Company Unitholders who have timely made Consideration Elections and their adjusted consideration as a result of such Consideration Elections; and (iii) a certificate executed by an officer of the Company, certifying as to the accuracy of the Closing Calculations and the Payment Spreadsheet. The allocation of the Company Closing Consideration among the Company Unitholders shall be determined based upon a hypothetical distribution of the Company Closing Consideration after the Blocker Reorganization and immediately prior to the P3 Effective Time by the Company (unless any Company Unitholder or Blocker Owner provides its written consent to a different basis of determination).

(b) Notwithstanding anything to the contrary contained in this Agreement:

(i) the value of each Surviving Company Common Unit shall be deemed to be $10.00 for purposes of this Agreement;

(ii) no fractional Surviving Company Common Units shall be allocated to any Company Unitholder on the Payment Spreadsheet;

(iii) notwithstanding any Consideration Election, cash may be allocated to a Company Unitholder for the purpose of eliminating any fractional Surviving Company Common Units and funding any Closing Subscription Price;

(iv) the number of shares of Class V Common Stock subscribed for by a Company Unitholder shall equal the number of Surviving Company Common Units received by such Company Unitholder pursuant to this Agreement; and

(v) the Company or the Surviving Company shall make such adjustments to the allocation of the Company Closing Cash Consideration, the Company Closing Equity Consideration and the Company Contingent Consideration among the Company Unitholders, in each case, as appropriate and necessary to give effect to Section 2.03(a) and the other provisions of this Section 2.03(b).

(c) In issuing and paying the Company Closing Consideration and in giving any instructions for the payment of any Company Contingent Consideration, Foresight, Merger Sub and the Surviving Company shall be entitled to rely fully on the allocations thereof set forth in the Payment Spreadsheet or any instructions delivered by the Administrative Agent with respect thereto.

SECTION 2.04 Withholding Rights. Foresight shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement, any amounts that are required to be withheld or deducted with respect to such consideration under the Code, Treasury Regulations or any applicable provisions of state, local or non-U.S. Law. Foresight shall use commercially reasonable efforts to provide at least five (5) days advance written notice of its intention to make any such deduction or withholding and shall cooperate in good faith with each affected Company Unitholder to establish such Person’s right to a reduction of or relief from such deduction or withholding. To the extent that amounts are so withheld and timely remitted to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. The Company shall deliver to Foresight a properly completed and duly executed IRS Form W-9 from each Company Unitholder or any other certificates in accordance with Section 1446(f) of the Code and the Treasury Regulations thereunder to reduce or eliminate any withholding under Section 1446(f) of the Code to the maximum extent permitted by applicable Law (each such certificate, a “Withholding Certificate”); provided, however, notwithstanding anything to the contrary herein, Foresight’s sole recourse in the event of any failure to deliver any such Withholding Certificate shall be withholding pursuant to this Section 2.04 to the extent required by applicable Law.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to Foresight and Merger Sub to enter into this Agreement, except as set forth in the Company’s disclosure schedule prepared by the Company and delivered by the Company to Foresight and Merger Sub prior to the execution and delivery of this Agreement and attached hereto as Exhibit F (the “Company Disclosure Schedule”), the Company hereby represents and warrants to Foresight and Merger Sub as follows:

SECTION 3.01 Organization and Qualification; Subsidiaries.

(a) The Company and each Company Subsidiary is a limited liability company or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. The Company and each Company Subsidiary has the requisite limited liability company or other organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not have a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified or licensed as a foreign limited liability company or other organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a Company Material Adverse Effect.

(b) A true and complete list of all the Company Subsidiaries, together with the jurisdiction of organization or incorporation of each Company Subsidiary and the percentage of the outstanding ownership interest of each Company Subsidiary owned by the Company and each other Company Subsidiary, is set forth in Section 3.01(b) of the Company Disclosure Schedule. Except as disclosed in Section 3.01(b) of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, limited liability company, partnership, joint venture or business association or other entity.

SECTION 3.02 Organizational Documents. The Company has prior to the date hereto made available to Foresight a complete and correct copy of all of the Organizational Documents, each as amended to date, of the Company and each Company Subsidiary. Such Organizational Documents are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its Organizational Documents.

SECTION 3.03 Capitalization.

(a) The outstanding membership interest or other equity interests of the Company and each Company Subsidiary: (i) have been duly authorized and validly issued and are fully paid and nonassessable; (ii) were issued in compliance in all material respects with applicable Law; and (iii) were not issued in breach or violation of any Contract or preemptive rights, rights of first refusal or other similar rights.

(b) The authorized membership interests of the Company consist of Class A-SV Units, Class A-V Units, Class B Units (subdivided into Class B-1 Units, Class B-2 Units and Class B-3 Units), Class C Units and Class D Units (in each case, as defined in the Company LLC Agreement) (collectively, the “Company Membership Units”). Section 3.03(b) of the Company Disclosure Schedule sets forth a true, accurate and complete list of (i) all issued and outstanding Company Membership Units and the owners thereof, (ii) the number of Class B Units that are vested, the number of Class B Units that are unvested and the vesting schedule applicable to such unvested Class B Units, and (iii) the number of Class C Units that are vested, the number of Class C Units that are unvested and the vesting schedule applicable to such unvested Class C Units. Except for the Company Membership Units held by the members of the Company as set forth in Section 3.03(b) of the Company Disclosure Schedule, no membership or other equity or voting interest of the Company, or options, warrants or other rights to acquire any such membership or other equity or voting interest, of the Company is issued and outstanding.

(c) Other than the Class D Warrant, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any membership interests in the Company or obligating the members or the Company to issue or sell any membership interests, or any other interest, in the Company. Other than the Organizational Documents, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the membership interests. No holder of Company Membership Units or Incentive Units has appraisal rights for any such units in connection with the P3 Merger or the other transaction contemplated by this Agreement.

SECTION 3.04 Authority Relative to This Agreement. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by the requisite number of the members of the Company Board, and no other proceedings on the part of the Company or its members are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Foresight and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles (the “Remedies Exceptions”).

SECTION 3.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not: (i) conflict with or violate the Organizational Documents of the Company or any Company Subsidiary; (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.05(b) have been obtained and all filings and obligations described in Section 3.05(b) have been made, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected; or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease (including any Real Property Lease), Permit or other instrument or obligation binding on the Company or any Company Subsidiary or any of their respective assets, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to have a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, including with regard to any Material Permits, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, state securities or “blue sky” laws (“Blue Sky Laws”) and state takeover laws, the pre-merger notification requirements of the s (the “HSR Act”), and filing and recordation of appropriate merger documents as required by the DLLCA, (ii) for applicable requirements relating to the change of ownership for the Florida Health Care Clinic License, License No. 12224, as required by Part X of Chapter 400, Florida Statutes, and Part II of Chapter 408, Florida Statutes, (iii) such consents, approvals, authorizations, permissions, filings or notifications which, if not made or obtained, would not, individually or in the aggregate, materially impair or delay the Company’s ability to consummate the transactions contemplated hereby.

(c) Section 3.05(c) of the Company Disclosure Schedule sets forth all Approvals required by any Governmental Authority under any Health Care Laws in connection with the Transactions.

SECTION 3.06 Permits; Compliance.

(a) Permits. As applicable, Company, each Company Subsidiary and each Affiliated Provider have and possess all material Permits necessary to own, lease and operate their respective assets or to conduct or participate in the Business and its operations in the manner in which and in the jurisdictions where such Business is now conducted (the “Material Permits”), and all Material Permits are valid and in full force and effect. All such Material Permits are set forth on Section 3.06(a) of the Company Disclosure Schedule. No material Action is pending or, to the Knowledge of the Company, threatened, to materially modify, suspend, revoke, withdraw, terminate, fail to renew, or otherwise limit or restrict any of the Material Permits, and to the Knowledge of the Company, no event has occurred, or circumstance exists that is reasonably likely to result in an Action by any Governmental Authority to materially modify, suspend, revoke, withdraw, terminate, or otherwise materially limit or restrict any Material Permit.

(b) Compliance with Laws and Orders. Except as set forth on Section 3.06(b) of the Company Disclosure Schedule, the Company, each Company Subsidiary and, to the Knowledge of the Company, each of the Affiliated Providers with respect to their participation in or conduct on behalf of the Business, are and at all times since January 1, 2018 have been in compliance in all material respects with all Laws and Orders applicable to the conduct or operation of the Business. To the Knowledge of the Company, no event has occurred, or circumstance exists, that is reasonably likely to constitute or result in a material violation of any Law or Order by the Company, any Company Subsidiary or any Affiliated Provider. Except as set forth on Section 3.06(b) of the Company Disclosure Schedule, since January 1, 2018, neither the Company nor any Company Subsidiary has been charged by, or received any written notice or other written communication from, any Governmental Authority or other Person regarding any actual, or alleged, material violation of, or material failure to comply with, any applicable Law or Order, in each case, pertaining to actions or conduct taken (or not taken) by or on behalf of the Company, any Company Subsidiary or, to the Knowledge of the Company, any Affiliated Provider.

(c) Government Programs. The Company, each Company Subsidiary, each Affiliated Provider and, to the Knowledge of the Company, each of the Company Personnel with respect to their participation in or conduct on behalf of the Business, are and at all times have been in compliance, in all material respects, with the conditions of participation in each Government Program in which the Business participates and with the Laws and Orders applicable to such Government Programs. Except as set forth on Section 3.06(c) of the Company Disclosure Schedule, no Action is pending, or, to the Knowledge of the Company, threatened applicable to the participation of the Business in any Government Program (which, for the avoidance of doubt, excludes any written notice or Claim relating to payment refunds or adjustments received in the ordinary course of business).

(d) Private Programs. Each of the Company Subsidiaries and Affiliated Providers that receives reimbursement under or from any Private Program is, and at all times has been, in compliance in all material respects with the terms and conditions, Laws and Orders applicable to the participation of the Business in any such Private Program. Except as set forth on Section 3.06(d) of the Company Disclosure Schedule, there is no Action which is pending or, to the Knowledge of the Company, threatened, applicable to participation by any of the Company, Company Subsidiaries, or Affiliated Providers in any Private Program (which, for the avoidance of doubt, excludes any written notice or Claim relating to payment refunds or adjustments received in the ordinary course of business).

SECTION 3.07 Financial Statements.

(a) The Company has prior to the date hereof made available to Foresight true and complete copies of the audited consolidated balance sheet of the Company and the Company Subsidiaries as of December 31, 2018 and December 31, 2019 and the related audited consolidated statements of income and cash flows of the Company and the consolidated Company Subsidiaries for each of the years then ended (collectively, the “Audited Financial Statements”), which are attached as Section 3.07(a) of the Company Disclosure Schedule, and which contains an unqualified report of the Company’s auditors. Each of the Audited Financial Statements (including the notes thereto) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company and the consolidated Company Subsidiaries as at the date thereof and for the period indicated therein.

(b) The Company has prior to the date hereof made available to Foresight a true and complete draft of the consolidated unaudited balance sheet of the Company and the Company Subsidiaries as of December 31, 2020 and March 31, 2021 (the “Interim Balance Sheet”), and a draft of the related unaudited consolidated statements of income and cash flows of the Company and the Company Subsidiaries for the 12-month (in the case of December 31, 2020) and 3-month period then ended (in the case of March 31, 2021) (collectively, the “Company Interim Financials”), which are attached as Section 3.07(b) of the Company Disclosure Schedule. The Company Interim Financials were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except for the omission of footnotes and subject to year-end adjustments) and fairly present, in all material respects, the financial position, results of operations and cash flows of the Company and the Company Subsidiaries as at the date thereof and for the period indicated therein, except as otherwise noted therein and subject to normal year-end adjustments and the absence of footnote disclosure.

(c) Except as and to the extent set forth on the Interim Balance Sheet, neither the Company nor any Company Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for: (i) liabilities that were incurred in the ordinary course of business or in connection with the Transactions since the date of the Interim Balance Sheet; (ii) obligations for future performance under any contract to which the Company or any Company Subsidiary is a party; or (iii) liabilities and obligations which are not, individually or in the aggregate, materially adverse to the Company or any Company Subsidiary. Notwithstanding the foregoing, the liabilities of the Company and the Company Subsidiaries for incurred but not reported (IBNR) liabilities for medical claims does not exceed the amount set forth in the Unaudited Balance Sheet.

(d) The Company maintains a standard system of accounting established and administered in accordance with GAAP. The Company has designed and maintains in all respects a system of internal controls over financial reporting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its Company Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(e) Section 3.07(e) of the Company Disclosure Schedule contains a description of all non-audit services performed by the Company’s auditors for the Company and the Company Subsidiaries and the fees paid for such services; further, all such non-audit services were approved by the audit committee of the Company Board. None of the Company nor any Company Subsidiary has any off-balance sheet arrangements.

(f) Neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, any director, manager, officer, employee, auditor, accountant or Agent of the Company or any Company Subsidiary, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices. No attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, managers, employees or agents to the Company Board or any committee thereof or to any manager or officer of the Company. There have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Company Board or any committee thereof.

(g) To the Knowledge of the Company, no employee of the Company or any Company Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law. Neither the Company nor any Company Subsidiary nor any officer, employee, contractor, subcontractor or agent of the Company or any such Company Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any Company Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. § 1514A(a).

(h) All accounts receivable of the Company and its Company Subsidiaries reflected on the Interim Balance Sheet or arising thereafter have arisen from bona fide transactions in the ordinary course of business consistent with past practices and in accordance with GAAP applied on a consistent basis and are not subject to valid defenses, setoffs or counterclaims. The Company’s reserve for contractual allowances and doubtful accounts is adequate and has been calculated in a manner consistent with past practices. Since the date of the Interim Balance Sheet, neither the Company nor any of its Company Subsidiaries has modified or changed in any material respect its sales practices or methods including such practices or methods in accordance with which the Company or any of its Company Subsidiaries sell goods, fill orders or record sales.

(i) All accounts payable of the Company and its Company Subsidiaries reflected on the Interim Balance Sheet or arising thereafter are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due or payable. Since the date of the Interim Balance Sheet, the Company and its Company Subsidiaries have not altered in any material respects their practices for the payment of such accounts payable, including the timing of such payment.

(j) The PCAOB Audited Financials, when delivered by the Company, shall (i) subject, in the case of unaudited interim period financial statements, to the absence of footnotes and normal recurring year-end audit adjustments, and except as may be indicated in the notes thereto, be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, (ii) be audited in accordance with the auditing standards of the PCAOB, and (iii) fairly present, in all material respects, the financial position, results of operations and cash flows of the Company and the consolidated Company Subsidiaries as at the dates thereof and for the periods indicated therein.

SECTION 3.08 Absence of Certain Changes or Events. Since the date of the Interim Balance Sheet, except as set forth in Section 3.08 of the Company Disclosure Schedule, or as expressly contemplated by this Agreement, (a) the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary course and in a manner consistent with past practice, (b) there has not been any Company Material Adverse Effect.

SECTION 3.09 Absence of Litigation. Except as set forth in Section 3.09 of the Company Disclosure Schedule, there is no material Action pending or, to the Knowledge of the Company, threatened in writing against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, before any Governmental Authority. Except as set forth in Section 3.09 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary nor any material property or asset of the Company or any Company Subsidiary is subject to any material continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of the Company, continuing investigation by, any Governmental Authority, or any material order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

SECTION 3.10 Employee Benefit Plans.

(a) Section 3.10(a) of the Company Disclosure Schedule lists all material Plans.

(b) With respect to each material Plan, the Company has prior to the date hereof made available to Foresight, to the extent applicable, true and complete (i) copies of the plan document and amendments thereto, trust, group insurance contract and/or other funding arrangement, (ii) copies of the most recent summary plan descriptions and summary of material modifications, (iii) and (iv) copies of the non-discrimination testing results, if applicable, for the past three (3) plan years.

(c) None of the Plans is or has been within the past six years, and neither the Company, any of the Company Subsidiaries nor any of their respective ERISA Affiliates has any liability (including a contingent liability) under or with respect to: (i) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a “Multiemployer Plan”) that is subject to Section 412 of the Code and/or title IV of ERISA; (ii) a plan subject to Section 412 of the Code and/or Title IV of ERISA; or (iii) a multiple employer plan subject to Section 413(c) of the Code. Except as set forth on Section 3.10(c) of the Company Disclosure Schedule, none of the Plans provides for or promises retiree medical or life insurance benefits to any current or former employee, officer, director, manager or consultant of the Company or any Company Subsidiary after termination of employment or service except as may be required under Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA and the regulations thereunder. Each of the Plans is subject only to the Laws of the United States or a political subdivision thereof.

(d) Except as set forth on Section 3.10(d) of the Company Disclosure Schedule or as contemplated by the Payment Spreadsheet and pursuant to Section 2.01, none of the transactions contemplated by this Agreement (alone or combination with any other subsequent event) will (i) result in accelerated vesting, funding or payment under any Plan, (ii) result in a material increase in the compensation, benefits or other rights any Plan or (iii) constitute a payment event under any Plan that would result in material liability to the Company or any of the Company Subsidiaries. The consummation of the transactions contemplated by this Agreement will not (either alone or in combination with another event) result in any payment or benefit to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) of the Company or any Company Subsidiary that would not be deductible as a result of the application of Section 280G of the Code or that would be subject to an excise tax as a result of the applicable of Section 4999 of the Code.

(e) Each Plan is now and at all times has been maintained and operated in compliance all material respects in accordance with its terms and the requirements of all applicable Laws including ERISA and the Code. The Company and the Company Subsidiaries have performed in all material respects all obligations required to be performed by them under the Plans.

(f) No material Action is pending or, to the Knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course).

(g) Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS that the Plan is so qualified or is subject to an IRS opinion letter or advisory letter upon which such Plan may properly rely, and no fact or event has occurred since the date of such determination letter or letters from the IRS that would reasonably be expected to result in the Plan failing to be so qualified.

(h) With respect to each Plan, all contributions, premiums or payments required to be made with respect to any Plan have been timely made, except as would not reasonably be expected to result in material liability to the Company or any of the Company Subsidiaries.

(i) Neither the Company nor any of Company Subsidiary has been subject to Tax under Section 4980H of the Code, nor has the Company or any Company Subsidiary received any letter of proposed assessment, audit notice or other written communication from the Internal Revenue Service alleging or investigating the possibility of a Tax being imposed on the Company or any Company Subsidiary pursuant to Section 4980H of the Code.

SECTION 3.11 Labor and Employment Matters.

(a) Except as set forth in Section 3.11(a) of the Company Disclosure Schedule, the Company and the Company Subsidiaries at all times since January 1, 2018, have been in compliance in all material respects with all applicable laws relating to the employment of labor, including all such laws relating to discrimination or harassment in employment; terms and conditions of employment; termination of employment; wages; overtime classification; hours; meal and rest breaks; occupational safety and health; plant closings; employee whistle-blowing; immigration and employment eligibility verification; employee privacy; background checks and other consumer reports regarding employees and applicants; employment practices; affirmative action and other employment-related obligations on federal contractors and subcontractors; classification of employees, consultants and independent contractors; labor relations; collective bargaining; unemployment insurance; the collection and payment of withholding and/or social security taxes and any similar tax; and workers’ compensation (collectively, “Employment Matters”).

(b) Except as set forth in Section 3.11(b) of the Company Disclosure Schedule: (i) there are no, and have not been any, material Actions pending or, to the Knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their respective employees; (ii) there are no, and have not been any, pending, or to the Knowledge of the Company, threatened investigations or audits by any Governmental Authority relating to any Employment Matters of the Company or any of its Subsidiaries; and (iii) neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to any Employment Matters.

(c) Neither the Company nor any Company Subsidiary is a party to any labor agreement, collective bargaining agreement, work rules or practices, or any other labor-related agreement or arrangement with any labor union, trade union or labor organization applicable to persons employed by the Company or any Company Subsidiary, nor, to the Knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees. No labor union, trade union, labor organization or group of employees of the Company or any Company Subsidiary has made a pending demand (in writing) for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Knowledge of the Company, there are no unfair labor practice complaints pending against the Company or any Company Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Company Subsidiary. There is no Action involving allegations of discrimination in employment or employment practices, for any reason, including age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company or any Company Subsidiary has employed or employs any person, where such Action would reasonably be expected to result in any material liability to the Company or any Company Subsidiary. There is no actual, or to the Knowledge of the Company, threatened material arbitration, grievance, labor dispute, strike, slowdown, work stoppage or lockout, by or with respect to any employees of the Company or any Company Subsidiary.

(d) The Company and each Company Subsidiary is in compliance in all material respects with all applicable Laws regarding (i) classification and treatment of all of their respective employees as “employees” and independent contractors as “independent contractors”; (ii) classification and treatment of all of their respective employees as “exempt” or “nonexempt” from overtime requirements under applicable law; (iii) any obligations, where required by applicable law, to maintain records regarding the service of all of their respective employees, including, where required by applicable law, records of hours worked; (iv) any obligations, where required by applicable law, to make payments to, or on behalf of, any current or former employees or independent contractors for any services or amounts legally required to be reimbursed or otherwise paid; (v) withholding, remittance, and reporting of amounts required by Law to be withheld, remitted, and reported with respect to wages, salaries and other payments to any current or former independent contractors or employees; and (vi) any payments legally obligated to be paid to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for any current or former independent contractors or employees (other than routine payments to be made in the ordinary course of business and consistent with past practice).

(e) Since January 1, 2018, neither the Company nor any Company Subsidiary has effectuated: (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any Company Subsidiary; or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any state or local law similar to the WARN Act.

(f) The Company has prior to the date hereof made available to Foresight a true, correct and complete listing, as of the date specified therein, of the name of each individual employed by the Company or any Company Subsidiary, together with such employee’s position or function; annual base salary or wage; status as “exempt” or “nonexempt” for employment classification purposes; accrued leave as of the date specified therein; any incentive or bonus arrangements with respect to such employee; and any severance potentially payable to such employee upon termination of employment. The Company has also prior to the date hereof made available to Foresight a true, correct and complete listing, as of the date specified therein, of the name of each individual engaged by the Company or any Company Subsidiary as an independent contractor, together with such individual’s compensation arrangement with the Company or any Company Subsidiary and whether such individual has entered into a written agreement regarding his or her contractor engagement.

SECTION 3.12 Real Property; Title to Assets.

(a) Neither the Company nor any Company Subsidiary owns a fee interest in any real property.

(b) Section 3.12(b) of the Company Disclosure Schedule lists all of the real property currently leased, subleased, licensed, or otherwise permitted to be occupied by the Company or any Company Subsidiary (collectively, the “Leased Real Property”). True, correct and complete copies of each lease, sublease, license, and agreement to occupy space, and any modification thereto, any assignment thereof, and any guaranty given in connection therewith (each, a “Real Property Lease”) are listed in Section 3.12(b) of the Company Disclosure Schedule. All Real Property Leases and any leasing commissions payable by the Company or any Company Subsidiary in connection therewith have prior to the date hereof been made available to Foresight. All Real Property Leases are in full force and effect, are valid and effective in accordance with their respective terms, subject to the Remedies Exceptions, and there is not, under any Real Property Lease, any existing condition that would constitute a material default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Company Subsidiary or, to the Knowledge of the Company, by the other party to each Real Property Lease, or Person in the chain of title to any Leased Real Property, or permit termination, modification or acceleration by any party to any Real Property Lease.

(c) There are no material contractual or legal restrictions that preclude or restrict the ability to use any Leased Real Property by the Company or any Company Subsidiary for the purposes for which it is currently being used. There are no material latent defects or adverse physical conditions affecting the Leased Real Property, and improvements thereon.

(d) The Company and each Company Subsidiary has good and valid title to, or, in the case of leased properties and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind, including any easement, right of way or other encumbrance to title, or any option, right of first refusal, or right of first offer, other than those that would not materially interfere with the present value or use of the subject property.

(e) None of the Company or any of the Company Subsidiaries and, to the Knowledge of the Company, none of the landlords or lessor parties under the Real Property Leases, have received any written notice of (i) any zoning violations with respect to any Leased Real Property, or (ii) any other violations of applicable Law relating to any Leased Real Property, which, in either case, has had, or would reasonably be expected to have an adverse impact on the Transactions, the rights of any parties under the Real Property Leases or the Leased Real Property.

(f) The Company and each Company Subsidiary have quiet possession and quiet enjoyment of the Leased Real Property and all rights, servitude, and privileges belonging or appertaining thereto, and no Leased Real Property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. There are no Actions pending or, to the Knowledge of the Company, threatened by any Governmental Entity against or affecting any Leased Real Property or any portion thereof or interest therein (i) in the nature or in lieu of condemnation or eminent domain proceedings or (ii) which would require the repair, alteration or correction of any existing condition of any building, equipment, fixture or other improvement located on or any portion of any Leased Real Property.

(g) No improvements constituting a part of the Leased Real Property encroach on real property owned or leased by any Person.

(h) The consummation of the Transactions does not require the consent of any party to any Real Property Lease and will not result in a breach of or default under any Real Property Lease, or otherwise cause any Real Property Lease to cease to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing.

(i) To the Knowledge of the Company, there are no: (i) commenced or planned improvements which may result in an increased assessment or otherwise affect the Leased Real Property; (ii) pending or threatened change in any zoning laws or ordinances which would reasonably be expected to affect adversely the Leased Real Property in any material respect or the right of the Company or any Company Subsidiary to use or operate the Leased Real Property in substantially the same manner as used or operated by the Company or such Company Subsidiary on the Closing Date; (iii) development zones, tax incremental financing districts or similar conditions which have had or would reasonably be expected to have a Material Adverse Effect or otherwise materially restrict the use of the Leased Real Property or the right of the Company or any Company Subsidiary to use or operate the Leased Real Property in substantially the same manner as currently conducted; or (iv) property management, maintenance or service agreements binding on the Company or any Company Subsidiary.

(j) The Leased Real Property constitutes all of the interests in real property used or held for use by the Company and the Company Subsidiaries necessary to operate and conduct the Business, immediately following the Closing, as currently owned, operated and conducted.

(k) The use and operation of the Leased Real Property in the ordinary course of business do not violate any applicable Law, Contract or Permit, in each case, applicable to the Leased Real Property.

SECTION 3.13 Intellectual Property; Privacy and Data Security.

(a) Section 3.13(a) of the Company Disclosure Schedule contains a true, correct and complete list of all of the following that are owned by the Company or any of the Company Subsidiaries (or exclusively licensed to the Company or any of the Company Subsidiaries): (i) registered Intellectual Property rights and specifying the owner of each such right; (ii) applications for registrations of other Intellectual Property rights and specifying the owner of each such right; and (iii) a current list of all licenses material to the Business granted by any third party to the Company or any of the Company Subsidiaries with respect to any Intellectual Property rights (other than any license to commercially available “off the shelf” Software acquired for a collective cost of less than $50,000). All Intellectual Property owned by (or exclusively licensed to) the Company or any of the Company Subsidiaries is valid, subsisting and enforceable.

(b) Except as set forth on Section 3.13(b) of the Company Disclosure Schedule, the Company or one of the Company Subsidiaries owns or has the right to use pursuant to a valid written license, all material Intellectual Property rights necessary for, or used or held for use in, the operation of the business of the Company and the Company Subsidiaries as currently conducted (collectively, the “Company Intellectual Property Rights”). The Company or one of the Company Subsidiaries solely and exclusively owns the Company-Owned Intellectual Property Rights, including the Intellectual Property set forth on Section 3.13(a)(i) and 3.13(a)(ii) of the Company Disclosure Schedule. The Intellectual Property disclosed in Sections 3.13(a)(i) and 3.13(a)(ii) of the Company Disclosure Schedule is subsisting and is valid, and enforceable. No loss or expiration of any of the registered Company-Owned Intellectual Property Rights is threatened or pending, other than due to the expiration of its statutory term in the ordinary course. The consummation of the transactions contemplated by this Agreement will not (i) impair any rights of the Company or any Company Subsidiary under, or cause the Company or any Company Subsidiary to be in violation of or default under, any Contract under which the Company or such Company Subsidiary has the right to use or otherwise commercialize or exploit in any way any Intellectual Property of any Person, (ii) give rise to any termination or modification of, or entitle any other party to terminate or modify, any such Contract, or (iii) materially alter the terms and conditions of any such Contract or require the payment of (or increase the amount of) any royalties, fees, or other consideration with respect to the Company’s or any of the Company Subsidiaries’ use or exploitation of any Intellectual Property of any Person. The Company and each of its applicable Company Subsidiaries have taken commercially reasonable actions to maintain and protect the secrecy and confidentiality and value of the trade secrets included in the Company Intellectual Property Rights.

(c) Except as set forth on Section 3.13(c) of the Company Disclosure Schedule: (i) there are no claims against the Company or any of the Company Subsidiaries that are presently pending, or to the Knowledge of the Company threatened, (A) contesting the validity, use, ownership or enforceability of any of the Company Intellectual Property Rights, or (B) alleging any infringement or misappropriation of any Intellectual Property rights of other Persons, and, with respect to each of the foregoing clauses (A) and (B), to the Knowledge of the Company, there is no reasonable basis for any such claim; (ii)the operation of the Company’s and the Company Subsidiaries’ businesses as currently conducted does not infringe or misappropriate, and has not infringed or misappropriated, any Intellectual Property rights of other Persons; (iii) to the Knowledge of the Company, no third party has infringed or misappropriated any of the Company Intellectual Property Rights; and (iv) and neither the Company nor any Company Subsidiary (A) has received any notices, requests for indemnification or threats from any third party related to the foregoing, or any offers of license to the Intellectual Property of any third party, or (B) has requested or received any opinions of counsel related to any of the foregoing.

(d) Except as set forth on Section 3.13(d) of the Company Disclosure Schedule, all past and present employees of the Company and the Company Subsidiaries who have contributed to or participated in the conception, creation or other development of any material Intellectual Property for the Company or any of the Company Subsidiaries (or has been employed or engaged to do so) have executed written agreements with the Company or one of the Company Subsidiaries pursuant to which such persons assigns to the Company or the applicable Company Subsidiary their entire right, title, and interest in and to any Intellectual Property created or otherwise developed by such person in the course of his, her or its relationship with the Company or the applicable Company Subsidiary, without further consideration or any restrictions or obligations whatsoever, including on the use or other disposition or ownership of such Intellectual Property rights. Except as set forth on Section 3.13(d) of the Company Disclosure Schedule, no government funding or facilities of a university, college or other educational institution or research center were used in the development of Company Intellectual Property or any product or service of Company or any of the Company Subsidiaries.

(e) The Company, each Company Subsidiary and, to the Knowledge of the Company, each counterparty is in compliance in all material respects with each license pursuant to which the Company or any Company Subsidiary has granted or has been granted a license to any material Intellectual Property. Neither the Company nor any Company Subsidiary is in breach of or default under (or is alleged to be in breach or default under), or has provided or received any written notice of breach or default of or any intention to terminate, any license to any material Intellectual Property.

(f) Except as set forth on Section 3.13(f) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is under any obligation, whether written or otherwise, to develop any Intellectual Property for any third party (including any customer or end user).

(g) Neither the Company nor any Company Subsidiary has used any Open Source Software in any manner that would or could (i) require the disclosure or distribution in source code form of any Company-owned Software or any material portion thereof, (ii) require the licensing of any Company-owned Software or any material portion thereof under any Open Source Software license, or (iii) impose any other material limitation, restriction or condition on the right of the Company to use or distribute any Company-owned Software. With respect to any Open Source Software that has been incorporated into and/or distributed with any Company products, or otherwise used in the Business, the Company and each Company Subsidiary has complied and is complying with all applicable Open Source Software licenses. Neither the Company nor any Company Subsidiary has disclosed to any third party or escrowed, or agreed to disclose to any third party or to escrow, any source code of any Company-owned Software.

(h) The Company and each Company Subsidiary owns, leases, licenses, or otherwise has the legal right to use all Business Systems used in their respective businesses and such Business Systems are sufficient for the immediate and currently anticipated future needs of the Company’s and each of the Company Subsidiaries’ business, including as to capacity and ability to process current peak volumes in a timely manner. The Company and each Company Subsidiary maintains commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities, and such plans and procedures have been proven effective upon testing in all material respects, and in the last twelve (12) months, there has not been any material failure or substantial disruption or interruption in or to use with respect to any of the Business Systems that has not been promptly remedied or replaced in all material respects.

(i) The Company and each Company Subsidiary has taken commercially reasonable actions designed to protect and maintain the security, operation and integrity of the Business Systems, and the Business Data stored or contained therein or transmitted thereby, from unauthorized use, access, interruption or modification by any Person, including by implementing commercially reasonable procedures designed to prevent unauthorized access and the introduction of any virus, worm, Trojan horse or similar disabling code or program.

(j) The Company and each Company Subsidiary: (i) exclusively owns and possesses all right, title and interest in and to the Business Data free and clear of any restrictions of any nature, including all Intellectual Property rights embodied in or associated with the underlying Business Data; and (ii) has all rights to all of the Business Data, including the rights, directly or indirectly, to use or exploit the same in any manner whatsoever, including the rights to publish, reproduce, distribute, license, sell, transfer and create derivative works of the Business Data.

(k) The Company and each Company Subsidiary (i) has developed and implemented policies and procedures, including training, auditing and monitoring, designed to enable the Company and each of the Company Subsidiaries to comply with applicable Privacy and Data Security Requirements, and (ii) has complied in all material respects with such policies and procedures.

(l) Privacy and Data Security. Except for those matters listed on Section 3.13(l) of the Company Disclosure Schedule, the Company and each Company Subsidiary: (i) is in material compliance with all Privacy and Data Security Requirements; (ii) since January 1, 2018, has not been subject to or received notice of any audits, proceedings or investigations, written subpoenas, demands, or other notices from any Governmental Authority investigating, inquiring into, or otherwise relating to any actual or potential violation of any Data Protection Law and, to the Knowledge of the Company, neither the Company nor any Company Subsidiary is under investigation by any Governmental Authority for any actual or potential violation of any Privacy and Data Security Requirement, and no written complaint, claim, enforcement action, or litigation of any kind has been served on, or initiated against, the Company or any Company

Subsidiary under any Privacy and Data Security Requirement; (iii) uses commercially reasonable measures to protect the confidentiality, integrity, and security of the Personal Information it collects and/or processes from unauthorized access, use, disclosure, and modification; and (iv) has not experienced any material failures, crashes, security breaches, unauthorized access, use, or disclosure, or other adverse events or incidents related to Personal Information that would require notification of individuals, law enforcement, or any Governmental Authority, nor has any Breach occurred with respect to any unsecured PHI maintained by or, to the Knowledge of the Company, for the Company or any Company Subsidiary that is subject to the notification requirements of 45 C.F.R. Part 164, Subpart D. For the purposes of this Section, “Breach” has the meaning set forth in 45 C.F.R. § 164.402, and “PHI” means individually identifiable health information transmitted by electronic media, maintained in electronic media, or transmitted or maintained in any other form or medium as defined in 45 C.F.R. § 160.103. To the Knowledge of the Company, each of the Affiliated Providers with respect to their participation in or conduct on behalf of the Business, is, and since January 1, 2018 has been, in compliance in all material respects with applicable requirements of HIPAA and any applicable state Law that addresses patient privacy.

SECTION 3.14 Taxes.

(a) The Company is currently, and has been at all times since formation, treated as a partnership for U.S. federal and state income tax purposes.

(b) The Company and each of the Company Subsidiaries: (i) have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects; (ii) have timely paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that the Company or any of the Company Subsidiaries are otherwise obligated to pay, except with respect to Taxes that are being contested in good faith, and no material penalties or charges are due with respect to the late filing of any Tax Return required to be filed by or with respect to any of them on or before the P3 Effective Time; (iii) with respect to all material Tax Returns filed by or with respect to any of them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (iv) do not have any deficiency, audit, examination, investigation or other proceeding in respect of Taxes or Tax matters pending or proposed or threatened in writing; and (v) have provided adequate reserves in accordance with GAAP in the most recent consolidated financial statements of the Company and the Company Subsidiaries, for any material Taxes of the Company or any of its Company Subsidiaries that have not been paid, whether or not shown as being due on any Tax Return.

(c) Neither the Company nor any Company Subsidiary is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) or has a potential liability or obligation to any Person as a result of or pursuant to any such agreement, contract, arrangement or commitment other than an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes.

(d) None of the Company and the Company Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; or (iii) installment sale, open transaction or intercompany transaction (as defined in Treasury Regulations Section 1.1502-13) made on or prior to the Closing Date.

(e) The Company and each Company Subsidiary has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, member or other third party and has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

(f) Neither the Company nor any Company Subsidiary has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return.

(g) Neither the Company nor any Company Subsidiary has any material liability for the Taxes of any Person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor.

(h) Neither the Company nor any Company Subsidiary has any request for a material ruling in respect of Taxes pending between the Company and/or any Company Subsidiary, on the one hand, and any Tax authority, on the other hand.

(i) The Company has prior to the date hereof made available to Foresight true, correct and complete copies of the U.S. federal income Tax Returns filed by the Company or any Company Subsidiary for each year in which the statute of limitations remains open.

(j) Neither the Company nor any Company Subsidiary has, in any year for which the applicable statute of limitations remains open, distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(k) Neither the Company nor any Company Subsidiary has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Sections 1.6011-4(b)(2) or 301.6111-2(b)(2).

(l) Neither the IRS nor any other United States or non-United States taxing authority or agency is now asserting any deficiency or claim for any Taxes of the Company or any Company Subsidiary or interest thereon or penalties in connection therewith.

(m) There are no Tax liens upon any assets of the Company or any of the Company Subsidiaries except liens for current Taxes not yet due.

(n) The Company has made a proper election under Section 754 of the Code, which election remains in effect.

(o) The Company and each Company Subsidiary that is treated as a partnership for federal income tax purposes will close its books as of the Closing Date for purposes of Section 706 of the Code and the regulations thereunder.

(p) Except as set forth on Section 3.14(p) of the Company Disclosure Schedule, each Company Subsidiary is currently, and has been at all times since formation, treated as a partnership or disregarded entity for U.S. federal and state income tax purposes.

SECTION 3.15 Environmental Matters. Except as described in Section 3.15 of the Company Disclosure Schedule: (a) none of the Company nor any of the Company Subsidiaries has materially violated or is in violation of any Environmental Law; (b) there are no and have not been any Hazardous Substances used, generated, treated, stored, transported, disposed of, handled or otherwise existing on, under or about any personal or real property owned, leased, operated or used by the Company or any of the Company Subsidiaries, nor has there been any release of any Hazardous Substances therefrom, in violation of or which could be the basis of liability or obligation under Environmental Laws; (c) none of the Company or any of the Company Subsidiaries is liable pursuant to applicable Environmental Laws for any off-site contamination by Hazardous Substances; (d) the Company and each Company Subsidiary has all permits, licenses and other authorizations required under applicable Environmental Law (“Environmental Permits”); (e) the Company and each Company Subsidiary is in material compliance with its Environmental Permits; (f) there are no suits, actions, claims, proceedings, investigations or arbitrations pending or threatened against or affecting the Company or the Company Subsidiaries based on or related to Environmental Laws; and (g) the Company has prior to the date hereof made available to Foresight true and complete copies of all environmental Phase I reports and other investigations, studies, audits, tests, reviews or other analyses commenced or conducted by or on behalf of the Company or any Company Subsidiary (or by a third party of which the Company or any Company Subsidiary have knowledge) in relation to the current or prior business of the Company or any Company Subsidiary or any real property presently or formerly owned, leased, or operated by the Company or any Company Subsidiary (or its or their predecessors) that are in the possession, custody or control of the Company or any Company Subsidiary.

SECTION 3.16 Material Contracts.

(a) Subsections (i) through (xi) of Section 3.16(a) of the Company Disclosure Schedule list, the following types of contracts and agreements, other than Plans, to which the Company or any Company Subsidiary is a party (such contracts and agreements as are required to be set forth in Section 3.16(a) of the Company Disclosure Schedule being the “Material Contracts”):

(i) each contract and agreement to which the Company or any Company Subsidiary is a party, in each case, that involves consideration payable by or to the Company or any of the Company Subsidiaries that is reasonably expected to exceed $10,000,000, in the aggregate, in the current fiscal year or the next fiscal year;

(ii) all contracts and agreements with any of the ten (10) largest payors (whether a Government Program or Private Program) as measured by the dollar amount of payments therefrom, during the year ended December 31, 2020 (the “Material Payors”) to which the Company or any Company Subsidiary is a party;

(iii) all contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party;

(iv) all contracts and agreements evidencing indebtedness over $5,000,000;

(v) all partnership, joint venture or similar agreements with a third party;

(vi) all contracts that involve the acquisition or disposition, directly or indirectly (by merger or otherwise), of (A) material assets (other than in the ordinary course of business) or (B) any capital stock or other equity interests, in each case, of another Person;

(vii) all contracts and agreements with any Governmental Authority to which the Company or any Company Subsidiary is a party;

(viii) all contracts and agreements that limit, or purport to limit, the ability of the Company or any Company Subsidiary to compete in any line of business or with any Person or in any geographic area or during any period of time;

(ix) (A) all contracts for employment or individual consulting services that provide for annual base compensation or fees in excess of $300,000 and that are not terminable by the Company or any Company Subsidiary without penalty on thirty (30) days or less notice and (B) all Contracts pursuant to which Incentive Units have been issued;

(x) all Contracts between the Company or any Company Subsidiary, on the one hand, and any Company Subsidiary or Affiliated Provider, on the other hand, that have restrictions on the transfer of ownership; and

(xi) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company or any Company Subsidiary or the conduct of their respective businesses, or the absence of which would reasonably be likely to have a material effect on the Company or any Company Subsidiary.

(b) Each Material Contract is a legal, valid and binding obligation of the Company or the Company Subsidiaries and, to the Knowledge of the Company, the other parties thereto, and neither the Company nor any Company Subsidiary is in material breach or violation of, or default under, any Material Contract nor has any Material Contract been canceled by the other party, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company or any Company Subsidiary whole. To the Knowledge of the Company, no other party is in material breach or violation of, or default under, any Material Contract. The Company and the Company Subsidiaries have not received any written claim of default under any Material Contract. The Company has prior to the date hereof made available to Foresight true and complete copies of all Material Contracts, including any and all amendments thereto.

SECTION 3.17 Insurance.

(a) Section 3.17(a) of the Company Disclosure Schedule sets forth, with respect to each material insurance policy under which the Company or any Company Subsidiary is an insured, a named insured or otherwise the principal beneficiary of coverage as of the date of this Agreement, (i) the names of the insurer, the principal insured and each named insured, and (ii) the policy number. All material insurable risks of the Company and the Company Subsidiaries in respect of the businesses of each are covered by such insurance policies and the types and amounts of coverage provided therein are usual and customary in the context of the businesses and operations in which the Company and the Company Subsidiaries are engaged.

(b) With respect to each such insurance policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms (subject to the Remedies Exceptions) and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; and (ii) neither the Company nor any Company Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification under the policy.

(c) At no time has the Company or any Company Subsidiary (i) been denied any insurance or indemnity bond coverage which it has requested, (ii) made any material reduction in the scope or amount of its insurance coverage, or (iii) received notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years or that any insurance coverage listed in Section 3.17(a) of the Company Disclosure Schedule will not be available in the future substantially on the same terms as are now in effect.

SECTION 3.18 Material Payors.

(a) Section 3.18 of the Company Disclosure Schedule sets forth the total payments received by the Company and each Company Subsidiary from each Material Payor during the year ended December 31, 2020 and the Material Contracts associated therewith.

(b) Since January 1, 2020, neither the Company nor any Company Subsidiary has received any written notice or, to the Knowledge of the Company, or threat from any of the Material Payors that such Material Payor intends to (i) cease paying claims or any other amounts owed to the Company or any Company Subsidiary or (ii) materially limit or reduce such payments to the Company or any Company Subsidiary.

(c) Neither the Company nor any Company Subsidiary has (i) breached, in any material respect, any Contract with any Material Payor or (ii) engaged in any fraudulent conduct with respect to any Material Payor.

SECTION 3.19 Certain Business Practices. None of the Company, any Company Subsidiary or, to the Knowledge of the Company, any directors, managers or officers, agents or employees of the Company or any Company Subsidiary, has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any payment in the nature of criminal bribery.

SECTION 3.20 Interested Party Transactions. Except as set forth in Section 3.20 of the Company Disclosure Schedule and other than Contracts governing an employee’s services to the Company or any Company Subsidiary and employee benefits, no director, manager, officer or other Affiliate of the Company or any Company Subsidiary has or has had, directly or indirectly, (a) an economic interest in any competitor of the Company, (b) an economic interest in any Person that purchases from or sells or furnishes to, the Company or any Company Subsidiary, any goods or services, (c) a beneficial interest in any Material Contract, or (d) any contractual or other arrangement with the Company or any Company Subsidiary; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any Person” for purposes of this Section 3.20. The Company and the Company Subsidiaries have not (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director, manager or executive officer (or equivalent thereof) of the Company, or (ii) materially modified any term of any such extension or maintenance of credit.

SECTION 3.21 Company Unitholders. To the Knowledge of the Company, each Company Unitholder is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act.

SECTION 3.22 Health Care Laws; Regulatory Matters.

(a) Compliance with Applicable Health Care Laws. Except as set forth on Section 3.22(a) of the Company Disclosure Schedule, the Company, each Company Subsidiary and, to the Knowledge of the Company, each of the Company Personnel and the Affiliated Providers with respect to their participation in or conduct on behalf of the Business, are, and since January 1, 2018 have been, in compliance in all material respects with all Health Care Laws applicable to the Business. Except as set forth on Section 3.22(a) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has received written notice of any Action, and to the Knowledge of the Company, no Action is pending or threatened, asserting any material noncompliance with Health Care Laws by Company, any Company Subsidiary, or, to the Knowledge of the Company, any Company Personnel, or any Affiliated Provider. No event has occurred, or circumstance exists, that constituted or resulted in, or is reasonably likely to constitute or result in, a material violation by the Company or any Company Subsidiary of any Health Care Law, or to the Knowledge of the Company, by any Company Personnel, Health Care Professional, or Affiliated Provider. All reimbursement practices related to the provision of health care services by the Company Subsidiaries and the Affiliated Providers, and related documentation maintained or submitted by the Business to any Government Program or Private Program, are, and at all times have been, in compliance in all material respects with applicable Health Care Laws and the requirements, as applicable, of Government Programs or Private Programs The Company and each Company Subsidiary maintains a compliance plan and program, applicable to the Business as a whole and including all Company Personnel, that addresses all material compliance plan elements recommended by the United States Department of Health and Human Services, Office of Inspector General. The Business is conducted in all material respects in accordance with such compliance plan and program. None of the Company, Company Subsidiaries or Affiliated Providers, and to the Knowledge of the Company, none of the Health Care Professionals, have entered into any arrangement involving any financial relationship, directly or indirectly, by or with a physician or immediate family member of a physician (as “physician” and “immediate family member” are defined by the Stark Law), that constitutes a violation of the Stark Law.

(b) Specific Adverse Actions. Except as set forth on Section 3.22(b) of the Company Disclosure Schedule, since January 1, 2018, none of the Company Unitholders, the Company, the Company Subsidiaries and, to Knowledge of the Company, none of the Company Personnel and Affiliated Providers: (i) have been or are in Excluded Status; (ii) have reporting obligations pursuant to any settlement agreement, monitoring agreement, consent decree, order or similar agreement entered into with any Governmental Authority relating to compliance with Health Care Laws in any material respect; (iii) is or has been a party to a corporate integrity agreement with the Department of Health and Human Services, Office of Inspector General; or (iv) has any repayment or overpayment liability identified by any Government Program or by any Private Program except in the ordinary course of business.

(c) Health Care Professionals. To the Knowledge of the Company and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, each Health Care Professional holds all necessary Permits and is otherwise qualified under Laws and Orders to provide health care services in each applicable jurisdiction where the services are rendered.

SECTION 3.23 CARES Act and Other Health Care Matters. Except as set forth on Section 3.23(a) of the Company Disclosure Schedule, the Company and each Company Subsidiary are in compliance in all material respects with the terms and conditions of the CARES Act Funds and applicable Laws and guidance promulgated under the CARES Act or other rulemaking and guidance with respect to the CARES Act Funds, which were in effect at the time of use of the proceeds of the CARES Act Funds, if at all, by the Company and each Company Subsidiary. Except as set forth on Section 3.23(b) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has applied for or received any acceleration of Medicare payments under the Accelerated & Advanced Payment Program or received any payment with respect thereto.

SECTION 3.24 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FORESIGHT

As an inducement to the Company to enter into this Agreement, except as set forth in the Foresight SEC Reports, Foresight hereby represents and warrants to the Company as follows:

SECTION 4.01 Organization. Foresight and Merger Sub is a corporation or a limited liability company, respectively, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not have a Foresight Material Adverse Effect. Foresight and Merger Sub is duly qualified or licensed as a foreign limited liability company or other organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a Foresight Material Adverse Effect.

SECTION 4.02 Organizational Documents. Foresight has furnished to the Company a complete and correct copy of (a) the certificate of incorporation and the by-laws of Foresight, (b) the certificate of incorporation and the by-laws of each Merger Corp and (c) the certificate of formation and the limited liability company agreement of Merger Sub, in each case, as amended as of the date hereof. Such Organizational Documents are in full force and effect as of the date hereof. Neither Foresight nor any Merger Corp nor Merger Sub are in material violation of any of the material provisions of their respective Organizational Documents.

SECTION 4.03 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of Foresight consists of (i) 200,000,000 shares of Foresight Common Stock, (ii) 20,000,000 shares of Foresight Class B Stock and (iii) 1,000,000 shares of Preferred Stock. As of the date of this Agreement, (A) 32,457,500 shares of Foresight Common Stock are issued and outstanding, (B) 7,906,250 shares of Foresight Class B Stock are issued and outstanding, (C) sufficient shares of Foresight Common Stock are reserved for future issuance pursuant to the Foresight Warrants, (D) zero (0) shares of Preferred Stock are issued and outstanding, and (E) all of such issued and outstanding shares are validly issued, fully paid and non-assessable. Except for the Foresight Warrants, as set forth in this Section 4.03 or as contemplated by this Agreement and the PIPE Agreements, as of the date hereof there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Foresight or obligating Foresight to issue or sell any shares of capital stock of, or other equity interests in, Foresight. All shares of Foresight Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Foresight is not a party to, or otherwise bound by, and has not granted, any equity appreciation rights, participations, phantom equity or similar rights. Except as set forth in the Organizational Documents of Foresight and the Foresight Warrant Agreement, there are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of Foresight Common Stock or any of the equity interests or other securities of Foresight. Except as set forth in the Organizational Documents of Foresight, there are no outstanding contractual obligations of Foresight to repurchase, redeem or otherwise acquire any shares of Foresight Common Stock. Except as contemplated by this Agreement, there are no outstanding contractual obligations of Foresight to make any investment (in the form of a loan, capital contribution or otherwise) in, any Person.

(b) The shares of Class V Common Stock to be issued pursuant to Section 1.01(e) will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute or the A&R Foresight COI.

(c) All outstanding shares of capital stock of each Merger Corp and all outstanding membership interests of Merger Sub have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by Foresight free and clear of all liens, other than transfer restrictions under applicable securities laws and Foresight’s and each Merger Sub’s respective Organizational Documents. The Merger Corps and the Merger Sub are the only Subsidiaries of Foresight.

(d) The shares of Class V Common Stock being delivered by Foresight hereunder (i) will be issued in compliance with all applicable securities Laws and other applicable Laws and without contravention of any other Person’s rights therein or with respect thereto, and (ii) shall be duly and validly issued, fully paid and nonassessable, and (iii) shall be free and clear of preemptive rights and all liens, other than transfer restrictions under applicable securities laws and Foresight’s Organizational Documents.

SECTION 4.04 Authority Relative to This Agreement. Foresight and Merger Sub have all necessary power and authority to execute and deliver this Agreement and, subject to obtaining the Foresight Stockholder Approval, to perform their respective obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Foresight and Merger Sub, and the consummation by Foresight and Merger Sub of the Transactions, have been duly and validly authorized by all necessary action, and no other proceedings on the part of Foresight or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than the Foresight Stockholder Approval and the approval Foresight (as the sole member of Merger Sub), and the filing and recordation of appropriate merger documents as required by the DLLCA). This Agreement has been duly and validly executed and delivered by Foresight and Merger Sub and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of Foresight and Merger Sub, enforceable against Foresight and Merger Sub in accordance with its terms, subject to the Remedies Exceptions.

SECTION 4.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Foresight and Merger Sub do not, and the performance of this Agreement by Foresight and Merger Sub will not: (i) conflict with or violate the Organizational Documents of Foresight or Merger Sub; (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Foresight or Merger Sub or by which any of their property or assets is bound or affected; or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Foresight or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation binding on Foresight or Merger Sub, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to have a Foresight Material Adverse Effect.

(b) The execution and delivery of this Agreement by Foresight and Merger Sub do not, and the performance of this Agreement by Foresight and Merger Sub will not, require any material consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws, the HSR Act, and filing and recordation of appropriate merger documents as required by the DGCL and the DLLCA, (ii) for applicable requirements relating to the change of ownership for the Florida Health Care Clinic License, License No. 12224, as required by Part X of Chapter 400, Florida Statutes, and Part II of Chapter 408, Florida Statutes, and (iii) such consents, approvals, authorizations, permissions, filings or notifications, which, if not made or obtained, would not, individually or in the aggregate, materially impair or delay Foresight’s or Merger Sub’s ability to consummate the transactions contemplated hereby.

SECTION 4.06 Compliance. Neither Foresight nor Merger Sub is in conflict with, or in default, breach or violation of, (a) any Law applicable to Foresight or Merger Sub or by which any property or asset of Foresight or Merger Sub is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Foresight or Merger Sub is a party or by which Foresight or Merger Sub or any property or asset of Foresight or Merger Sub is bound, except, in each case, for any such conflicts, defaults, breaches or violations that would not have a Foresight Material Adverse Effect. Foresight and Merger Sub are in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for Foresight or Merger Sub to own, lease and operate its properties or to carry on its business as it is now being conducted.

SECTION 4.07 SEC Filings; Financial Statements.

(a) Except for Foresight’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, as of the date hereof Foresight has timely filed all forms, reports and documents, including any exhibits thereto, required to be filed by it with the Securities and Exchange Commission (the “SEC”) since February 8, 2021, together with any amendments, restatements or supplements thereto (collectively, the “Foresight SEC Reports”). Foresight has furnished to the Company true and correct copies of all amendments and modifications that have not been filed by Foresight with the SEC to all agreements, documents and other instruments that previously had been filed by Foresight with the SEC and are currently in effect. Except as to the Warrant Accounting Matter, the Foresight SEC Reports (i) were prepared in all material respects in accordance with either the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Knowledge of Foresight, each director and executive officer of Foresight has filed with the SEC on a timely basis all statements required with respect to Foresight by Section 16(a) of the Exchange Act and the rules and regulations thereunder. As used in this Section 4.07(a), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, filed, supplied or otherwise made available to the SEC using its EDGAR filing system.

(b) Each of the financial statements (including, in each case, any notes thereto) contained in the Foresight SEC Reports was prepared in accordance with GAAP and Regulation S-X or Regulation S-K, as applicable, applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of Foresight as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not reasonably be expected to have a Foresight Material Adverse Effect), and except as to the Warrant Accounting Matter. Foresight has no off-balance sheet arrangements that are not disclosed in the Foresight SEC Reports. No financial statements other than those of Foresight are required by GAAP to be included in the consolidated financial statements of Foresight.

(c) Except as and to the extent set forth in the Foresight SEC Reports and except as to the Warrant Accounting Matter, neither Foresight nor Merger Sub has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations arising in the ordinary course of Foresight’s and Merger Sub’s business. Foresight has informed the Company (and the Company acknowledges and agrees) that, notwithstanding anything herein to the contrary, Foresight has not yet performed an analysis of the possible impact to the Foresight SEC Reports of the recent statement by the staff of the SEC on accounting and reporting considerations for warrants issued by special purpose acquisition companies or whether any of Foresight’s financial statements included in the Foresight SEC Reports will be restated, revised or modified as a result of such SEC staff statement (the “Warrant Accounting Matter”) and any restatement, revision or other modification of the SEC Reports in connection with the Warrant Accounting Matter shall be deemed not material for purposes of this Section 4.07.

(d) Except as a result of Foresight’s failure to timely file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, Foresight is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq Capital Market.

SECTION 4.08 Absence of Litigation. There is no Action pending or, to the Knowledge of Foresight, threatened in writing against Foresight or Merger Sub, or any property or asset of Foresight or Merger Sub (including the Trust Fund), before any Governmental Authority, except as would not, individually or in the aggregate, be material to Foresight and its Subsidiaries, taken as a whole. Neither Foresight nor Merger Sub nor any material property or asset of Foresight or Merger Sub is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of Foresight, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

SECTION 4.09 Board Approval; Vote Required.

(a) The Foresight Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the transactions contemplated hereby, including the P3 Merger, are fair to and in the best interests of Foresight and its stockholders, (ii) approved this Agreement and the P3 Merger and the other Proxy Proposals and declared their advisability, (iii) recommended that the stockholders of Foresight approve and adopt this Agreement, the P3 Merger and the other Proxy Proposals, and (iv) determined that the Proxy Proposals be submitted for consideration by the stockholders of Foresight at the Foresight Stockholders’ Meeting.

(b) The only vote of the holders of any class or series of capital stock of Foresight necessary to approve this Agreement and the other Proxy Proposals is the affirmative vote of the holders of a majority of the outstanding shares of Foresight Common Stock and Foresight Class B Stock.

(c) The manager of Merger Sub, by written resolutions duly adopted and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the P3 Merger are fair to and in the best interests of Merger Sub and its equityholder, (ii) approved this Agreement and the P3 Merger, and declared their advisability, (iii) recommended that the equityholder of Merger Sub approve and adopt this Agreement and approve the P3 Merger, and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the equityholder of Merger Sub.

SECTION 4.10 No Prior Operations of the Merger Corps and Merger Sub. Foresight owns, beneficially and of record, all of the issued and outstanding (a) shares of capital stock of each Merger Corp and (b) membership interests of Merger Sub. Merger Sub and each Merger Corp was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and the Blocker Transaction Agreement and has not engaged in any business activities or conducted any operations other than as contemplated by this Agreement. Foresight has, as the sole member of Merger Sub, approved the P3 Merger and, as applicable the other Transactions.

SECTION 4.11 Foresight Material Contracts.

(a) The Foresight SEC Reports include true, correct and complete copies of each “material contract” (as such term is defined in Regulation S-K) to which Foresight or any Merger Sub is party (the “Foresight Material Contracts”).

(b) Each Foresight Material Contract is in full force and effect and, to the Knowledge of Foresight, is valid and binding upon and enforceable against each of the parties thereto, except insofar as enforceability may be limited by the Remedies Exceptions. True, correct and complete copies of all Foresight Material Contracts have been made available to the Company.

SECTION 4.12 Employees. Other than any former officers or as described in the Foresight SEC Reports, Foresight has never had any employees. Other than reimbursement of any out-of-pocket expenses incurred by Foresight’s officers and directors in connection with activities on Foresight’s behalf in an aggregate amount not in excess of the amount of cash held by Foresight outside of the Trust Account, Foresight has no unsatisfied material liability with respect to any employee. Foresight does not currently maintain or have any direct liability under any compensation or benefit plan, and neither the execution and delivery of this Agreement or the other Ancillary Agreements nor the consummation of the Transactions will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of Foresight, or (ii) result in the acceleration of the time of payment or vesting of any such compensation or benefits.

SECTION 4.13 Taxes.

(a) Foresight and each Merger Corp is currently, and has been at all times since formation, treated as a corporation for U.S. federal and state income tax purposes. Merger Sub is currently, and has been at all times since formation, treated as a disregarded entity for U.S. federal and state income tax purposes.

(b) Foresight, Merger Sub and each of the Merger Corps: (i) have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects; (ii) have timely paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that Foresight or any of the Merger Subs are otherwise obligated to pay, except with respect to Taxes that are being contested in good faith, and no material penalties or charges are due with respect to the late filing of any Tax Return required to be filed by or with respect to any of them on or before the P3 Effective Time; (iii) with respect to all material Tax Returns filed by or with respect to any of them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (iv) do not have any deficiency, audit, examination, investigation or other proceeding in respect of Taxes or Tax matters pending or proposed or threatened in writing; and (v) have provided adequate reserves in accordance with GAAP in the most recent consolidated financial statements of Foresight, Merger Sub and the Merger Corps, as applicable, for any material Taxes of Foresight, Merger Sub or any of the Merger Corps that have not been paid, whether or not shown as being due on any Tax Return.

(c) Neither Foresight, nor Merger Sub nor any Merger Corp is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) or has a potential liability or obligation to any Person as a result of or pursuant to any such agreement, contract, arrangement or commitment other than an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes.

(d) None of Foresight, Merger Sub and the Merger Corps will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; or (iii) installment sale, open transaction or intercompany transaction (as defined in Treasury Regulations Section 1.1502-13) made on or prior to the Closing Date.

(e) Foresight, Merger Sub and each Merger Corp has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, member or other third party and has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

(f) Neither Foresight, Merger Sub nor any Merger Corp has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return.

(g) Neither Foresight, Merger Sub nor any Merger Corp has any material liability for the Taxes of any Person (other than Foresight and the Merger Subs) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor.

(h) Neither Foresight, Merger Sub nor any Merger Corp has any request for a material ruling in respect of Taxes pending between Foresight, Merger Sub and/or any Merger Corp, on the one hand, and any Tax authority, on the other hand.

(i) Foresight has made available to the Company true, correct and complete copies of the U.S. federal income Tax Returns filed by Foresight, Merger Sub or any Merger Corp for each year in which the statute of limitations remains open.

(j) Neither Foresight, Merger Sub nor any Merger Corp has, in any year for which the applicable statute of limitations remains open, distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(k) Neither Foresight, Merger Sub nor any Merger Corp has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Sections 1.6011-4(b)(2) or 301.6111-2(b)(2).

(l) Neither the IRS nor any other United States or non-United States taxing authority or agency is now asserting any deficiency or claim for any Taxes of Foresight Merger Sub or any Merger Corp or interest thereon or penalties in connection therewith.

(m) There are no Tax liens upon any assets of Foresight, Merger Sub or the Merger Corps except liens for current Taxes not yet due.

SECTION 4.14 Listing. The issued and outstanding Foresight Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “FOREU.” The issued and outstanding Foresight Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on the Nasdaq Capital Market under the symbol “FORE.” The issued and outstanding Foresight Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “FOREWS.” There is no Action pending or, to the Knowledge of Foresight, threatened in writing against Foresight by the Nasdaq Capital Market or the SEC with respect to any intention by such entity to deregister the Foresight Units, the shares of Foresight Common Stock or the Foresight Warrants or terminate the listing of Foresight on the Nasdaq Capital Market. None of Foresight or any of its Affiliates has taken any action in an attempt to terminate the registration of the Foresight Units, the shares of Foresight Common Stock or the Foresight Warrants under the Exchange Act.

SECTION 4.15 Brokers. No broker, finder or investment banker (other than Cowen and Company, LLC and William Blair & Company, L.L.C.) is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Foresight or any Merger Sub.

SECTION 4.16 Foresight Trust Fund.

(a) As of the date of this Agreement (and immediately prior to the P3 Effective Time), Foresight and Merger Sub collectively have (and will have immediately prior to the P3 Effective Time) at least that amount set forth on Foresight’s balance sheet dated as of December 31, 2020 (which has previously been delivered to the Company) less (a) Taxes paid or payable with respect thereto, (b) up to two hundred and fifty thousand dollars ($250,000) in interest income (net of franchise and income taxes payable) which may be used by Foresight for working capital purposes and (c) distributions to Foresight of the amount requested by Foresight to be used to redeem the shares of Foresight Common Stock held by stockholders of Foresight who shall have exercised their Redemption Rights in the trust fund established by Foresight for the benefit of its public stockholders (the “Trust Fund”) maintained in a trust account at J.P. Morgan Chase Bank, N.A. (the “Trust Account”), such monies invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of February 9, 2021, between Foresight and the Trustee (the “Trust Agreement”).

(b) The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms, subject to the Remedies Exceptions. Foresight has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by Foresight or the Trustee. There are no separate contracts, agreements, side letters or other understandings (whether written or unwritten, express or implied): (i) between

Foresight and the Trustee that would cause the description of the Trust Agreement in the Foresight SEC Reports to be inaccurate in any material respect; or (ii) to the Knowledge of Foresight, that would entitle any Person (other than stockholders of Foresight who shall have elected to redeem their shares of Foresight Common Stock pursuant to Foresight’s Organizational Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and franchise taxes from any interest income earned in the Trust Account; and (B) upon the exercise of Redemption Rights in accordance with the provisions of Foresight’s Organizational Documents. There are no Actions pending or, to the Knowledge of Foresight, threatened in writing with respect to the Trust Account.

SECTION 4.17 Prior Business Operations. Foresight has limited its activities to those activities (a) contemplated in the Prospectus or (b) otherwise necessary to consummate the Transactions.

SECTION 4.18 Foresight’s and Merger Sub’s Investigation and Reliance. Foresight and Merger Sub are sophisticated purchasers and have made their own independent investigation, review and analysis regarding the Company and the Company Subsidiaries and the Transactions, which investigation, review and analysis were conducted by Foresight and Merger Sub together with expert advisors, including legal counsel, that they have engaged for such purpose. Foresight, Merger Sub and their Agents have been provided with access to the Agents, properties, offices, plants and other facilities, books and records of the Company and the Company Subsidiaries and other information that they have requested in connection with their investigation of the Company, the Company Subsidiaries and the Transactions. Neither Foresight nor Merger Sub is relying on any statement, representation or warranty, oral or written, express or implied, made by the Company or any of the Company Subsidiaries or Agents (including the equityholders of the Company), except as expressly set forth in Article III (as modified by the Company Disclosure Schedule). Except with respect to the representations and warranties expressly set forth in Article III (as modified by the Company Disclosure Schedule), neither the Company nor any of its equityholders, Affiliates or Agents shall have any liability to Foresight, Merger Sub or any of their respective equityholders, Affiliates or Agents resulting from the use of any information, documents or materials made available to Foresight or Merger Sub, whether orally or in writing, in any confidential information memoranda, “data rooms,” management presentations, due diligence discussions or in any other form in expectation of the Transactions. Neither the Company nor any of its equityholders, Affiliates or Agents is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Company and the Company Subsidiaries.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGERS

SECTION 5.01 Conduct of Business by the Company Pending the Mergers.

(a) The Company agrees that, during the period beginning on the date of this Agreement and ending upon the earlier to occur of the P3 Effective Time and the termination of this Agreement (the “Post-Signing Period”), except as expressly contemplated or expressly permitted by any other provision of this Agreement or any Ancillary Agreement, unless Foresight shall otherwise consent in writing (such consent to not be unreasonably withheld, conditioned or delayed):

(i) the Company shall, and shall cause each Company Subsidiary to, conduct their respective businesses in all material respects in, and not take any action except in all material respects in, the ordinary course of business and in a manner consistent with past practice (including, for the avoidance of doubt, recent past practice in light of COVID-19; provided that, any action taken, or omitted to be taken, reasonably and in good faith that relates to, or arises out of, COVID-19 shall be deemed to be in the ordinary course of business, and notwithstanding anything to the contrary contained herein, nothing herein shall prevent the Company or any Company Subsidiary from taking or failing to take any reasonable action in good faith, including the establishment of any policy, procedure or protocol, as a reasonable response to COVID-19 or any COVID-19 Measures); and

(ii) the Company shall, and shall cause each Company Subsidiary to, use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with any Persons with which the Company or any Company Subsidiary has significant business relations.

(b) By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement or as set forth in Section 5.01(b) of the Company Disclosure Schedule, during the Post-Signing Period the Company shall not, and shall cause each Company Subsidiary not to, directly or indirectly, do any of the following without the prior written consent of Foresight (such consent to not be unreasonably withheld, conditioned or delayed):

(i) amend or otherwise change its certificate of formation, limited liability company agreement, certificate of incorporation or by-laws or equivalent organizational documents;

(ii) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any equity interests of the Company or any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any equity interests, or any other ownership interest (including any phantom interest), of the Company or any Company Subsidiary (except for the issuance of Incentive Units issuable pursuant to any Plans in the ordinary course of business) or (B) any assets of the Company or any Company Subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

(iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its membership interests or capital stock, other than for tax distributions by the Company to its members in accordance with its Organizational Documents and consistent with past practices; provided, however, that without the prior written consent of Foresight (in its sole discretion) in no event shall any cash proceeds from any Indebtedness be distributed;

(iv) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its equity interests;

(v) (A) acquire (including by merger, consolidation, or acquisition of equity or assets or any other business combination) any business, corporation, limited liability company, partnership, other business organization or any division thereof or any material amount of assets (each, an “Acquisition”); or (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person, or make any loans or advances, or grant any security interest in any of its assets except, in the ordinary course of business and consistent with past practice, loans and advances to employees of the Company or any Company Subsidiary or borrowings under existing credit facilities; provided, however, that without the prior written consent of Foresight (in its sole discretion) in no event shall the Company, the Company Subsidiaries and the Affiliated Providers in the aggregate incur more than $75,000,000 in total outstanding Indebtedness (including under such existing credit facilities);

(vi) except as set forth in Section 5.01(b)(vi) of the Company Disclosure Schedules or as required by applicable Law or the terms of a Plan in effect as of the date hereof, (A) hire any employees or consultants with an annual base salary or fee in excess of $300,000 except in the ordinary course of business or to fill current vacancies or vacancies arising after the date of this Agreement due to the termination of any employee’s employment or consultant’s services, (B) materially increase the compensation payable or to become payable or the benefits provided to any of its managers, directors or officers, except for increases in the ordinary course of business (and corresponding bonus opportunity) (C) grant any severance or termination pay to, or enter into any employment, consulting or severance agreement with, any manager, director or officer of the Company or of any Company Subsidiary, or (D) amend, modify, establish or terminate any Plan, other than in the ordinary course of business;

(vii) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, other than as required by GAAP;

(viii) make any tax election or settle or compromise any United States federal, state, local or non-United States income tax liability, except in the ordinary course of business;

(ix) amend, modify or consent to the termination of any Material Contract except in the ordinary course of business, or amend, waive, modify or consent to the termination of the Company’s or any Company Subsidiary’s material rights thereunder, except in the ordinary course of business;

(x) enter into any agreement that, if existing on the date of this Agreement, would be a Material Contract, except in the ordinary course of business;

(xi) (A) permit any material item of Company Intellectual Property Rights to lapse or to be abandoned, invalidated, dedicated, or disclaimed, or otherwise become unenforceable, (B) fail to perform or make any applicable filings, recordings or other similar actions or filings, or (C) fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every material item of Company Intellectual Property Rights; or

(xii) enter into any binding agreement or otherwise make a commitment, to do any of the foregoing.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not, without the prior consent for Foresight, consummate any Acquisition, or take any action that would cause an Acquisition to become probable (as defined in § 506.02(c)(ii) of the Codification of Financial Reporting Policies), if such Acquisition, individually or in the aggregate with any other consummated or probable Acquisitions, would require that (i) separate pre-acquisition historical financial statements of the business, entity or assets acquired or probable of being acquired in such Acquisition, (ii) pro forma financial information with respect to such Acquisition, or (iii) other information regarding such Acquisition, in any such case, be included in the Proxy Statement pursuant to the Exchange Act, the Securities Act or any of the rules, regulations and form requirements thereunder, including Note A to Schedule 14A under the Exchange Act, Rules 3-05 and 8-04 of Regulation S-X, or Article 11 of Regulation S-X.

SECTION 5.02 Conduct of Business by Foresight Pending the Mergers.

(a) Foresight agrees that, during the Post-Signing Period, except as expressly contemplated or expressly permitted by any other provision of this Agreement or any Ancillary Agreement (including, the filing of the A&R Foresight COI, as contemplated by the Blocker Mergers, the Consolidation Mergers and the P3 Merger, the subscription for Class V Common Stock by the Company Unitholders pursuant to Section 1.07(e) and the issuance of Merger Sub Units and warrants to Foresight pursuant to Section 1.07(b)), unless the Company shall otherwise consent in writing, the businesses of Foresight and Merger Sub shall be conducted in all material respects in, and neither Foresight nor any Merger Sub shall take any action except in all material respects in, the ordinary course of business and in a manner consistent with past practice.

(b) By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement or as set forth in Schedule 5.02(b), during the Post-Signing Period Foresight and Merger Sub shall not, directly or indirectly, do any of the following without the prior written consent of the Company (such consent to not be unreasonably withheld, conditioned or delayed).

(i) amend or otherwise change its certificate of formation, limited liability company agreement, certificate of incorporation or by-laws or equivalent organizational documents, other than as expressly contemplated by this Agreement;

(ii) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any equity interests of Foresight or any Merger Sub, or any options, warrants, convertible securities or other rights of any kind to acquire any equity interests, or any other ownership interest (including any phantom interest), of Foresight or any Merger Sub (except for the issuances and sales of Foresight Common Stock pursuant to the PIPE Agreements at a price of not less than $10.00 per share, provided, that in no event shall the aggregate gross proceeds of such issuances and sales pursuant to the PIPE Agreements be more than $300,000,000);

(iii) amend, terminate, waive or modify in any manner any of PIPE Agreements, provided that Foresight shall have the right, without the Company’s consent, at the request of any investor party to a PIPE Agreement, to terminate such investor’s PIPE Agreement and simultaneously enter into one or more replacement PIPE Agreements with such investor or any of its Affiliates who meet the investor qualifications set forth in the PIPE Agreements, on the condition that such termination and replacement shall not have the effect of reducing the PIPE Proceeds;

(iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its membership interests or capital stock (except pursuant to the Redemption Rights);

(v) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its equity interests (except pursuant to the Redemption Rights);

(vi) (A) acquire (including by merger, consolidation, or acquisition of equity or assets or any other business combination) any corporation, limited liability company, partnership, other business organization or any division thereof or any material amount of assets; or (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person, or make any loans or advances, or grant any security interest in any of its assets except in the ordinary course of business and consistent with past practice;

(vii) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, other than as required by GAAP;

(viii) make any material tax election or settle or compromise any material United States federal, state, local or non-United States income tax liability;

(ix) (i) hire any employee or (ii) adopt, enter into, grant or establish any form of compensation or benefits to any current or former employee, officer, director or other individual service provider of Foresight and its Subsidiaries (for the avoidance of doubt, other than institutional service providers engaged by Foresight);

(x) liquidate, dissolve, reorganize or otherwise wind-up the business or operations of Foresight or any Merger Sub; or

(xi) enter into any binding agreement or otherwise make a commitment, to do any of the foregoing.

SECTION 5.03 Claims Against Trust Account.

(a) Each of the Company and its Subsidiaries (collectively, the “Company Parties”) understands that Foresight may disburse or cause to be disbursed monies from the Trust Fund only: (i) to its public stockholders who exercise their Redemption Rights or in the event of the dissolution and liquidation of Foresight or (ii) to Foresight (less Foresight’s deferred underwriting compensation only) after Foresight consummates a business combination (as described in the Prospectus).

(b) Each Company Party agrees that, notwithstanding any other provision contained in this Agreement, such Company Party does not now have, and shall not at any time prior to the P3 Effective Time have, any claim to, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Company Parties (or any of them) on the one hand, and Foresight on the other hand, this Agreement (including any payment of the Termination Fee), or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 5.03(b) as the “Trust Claims”). Notwithstanding any other provision contained in this Agreement, each Company Party hereby irrevocably waives any Trust Claim it may have, now or in the future (in each case, however, prior to the consummation of a business combination), and will not seek recourse against the Trust Fund for any reason whatsoever in respect thereof. In the event that any Company Party commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Foresight, which proceeding seeks, in whole or in part, relief against the Trust Fund in violation of the foregoing, Foresight shall be entitled to recover from such Company Party the associated legal fees and costs in connection with any such action, in the event Foresight prevails in such action or proceeding.

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.01 Proxy Statement and Warrant Exchange Offer/Solicitation.

(a) As promptly as practicable after the delivery of the PCAOB Audited Financials by the Company to Foresight, Foresight shall prepare and file with the SEC a proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) to be sent to the stockholders of Foresight soliciting proxies from such stockholders to obtain the Foresight Stockholder Approval at the meeting of Foresight’s stockholders (the “Foresight Stockholders’ Meeting”) to be held to consider approval and adoption of (i) this Agreement, (ii) the issuance of Foresight Common Stock pursuant to the PIPE Agreements, (iii) the issuance of Foresight Common Stock pursuant to the Blocker Mergers, (iv) the issuance of Class V Common Stock pursuant to the P3 Merger, (v) the Consolidation Mergers, (vi) the A&R Foresight COI and the A&R Foresight Bylaws, (vii) the reservation of Foresight Common Stock issuable to the Company Unitholders pursuant to the Surviving Company LLC Agreement, (viii) the New Stock Incentive

Plan, (ix) a proposal to adjourn the Foresight Stockholders’ Meeting, as necessary, to solicit additional proxies if there are not sufficient votes at the time of the Foresight Stockholders’ Meeting to approve the foregoing proposals, and (x) any other proposals the parties deem necessary to effectuate the Transactions or as may be mutually agreed upon by the Company and Foresight (the foregoing (i) through (x), collectively, the “Proxy Proposals”). The Company shall furnish all information concerning the Company as Foresight may reasonably request in connection with such actions and the preparation of the Warrant Offering Documents and the Proxy Statement. As promptly as practicable after filing the definitive Proxy Statement with the SEC, Foresight shall mail the Proxy Statement to its stockholders as of the applicable record date.

(b) Prior to filing the Warrant Offering Documents and the Proxy Statement with the SEC, Foresight will make available to the Company drafts of the Warrant Offering Documents and the Proxy Statement and any other documents to be filed with the SEC, both preliminary and final, and any amendment or supplement to the Warrant Offering Documents or the Proxy Statement or such other document and will provide the Company with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. Foresight shall not file any such documents with the SEC without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). Foresight will advise the Company as promptly as practicable after it receives notice thereof, of: (i) the time when the Warrant Offering Documents and the Proxy Statement have been filed; (ii) in the event the Proxy Statement is not reviewed by the SEC, the expected mailing date of the definitive Proxy Statement; (iii) in the event the Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC; (iv) the filing of any supplement or amendment to the Warrant Offering Documents or the Proxy Statement; (v) any request by the SEC for amendment of the Warrant Offering Documents or the Proxy Statement; (vi) any comments from the SEC relating to the Warrant Offering Documents or the Proxy Statement and responses thereto; and (vii) requests by the SEC for additional information. Foresight shall respond as promptly as practicable to any SEC comments on the Warrant Offering Documents and the Proxy Statement and shall use its commercially reasonable efforts to have the Warrant Offering Documents and the Proxy Statement cleared of SEC comments under the Securities Act and the Exchange Act as soon after filing as practicable; provided, that prior to responding to any requests or comments from the SEC, Foresight will make available to the Company drafts of any such response and provide the Company with a reasonable opportunity to comment on such drafts. Foresight shall make all necessary filings, if any with respect to the transactions contemplated by this Agreement under the Securities Act, the Exchange Act and applicable Blue Sky Laws, and any rules and regulations thereunder.

(c) If, at any time prior to the P3 Effective Time, any event or circumstance relating to Foresight or Merger Sub, or their respective officers or directors, should be discovered by Foresight which should be set forth in an amendment or a supplement to the Warrant Offering Documents or the Proxy Statement, Foresight shall inform the Company as promptly as practicable. All documents that Foresight is responsible for filing with the SEC in connection with the P3 Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, as applicable.

(d) The Company represents that the information supplied by the Company for inclusion in the Warrant Offering Documents and the Proxy Statement shall not, at (i) the time the Warrant Exchange Offer/Solicitation is commenced (or any amendment to the Warrant Offering Documents is filed with the SEC) or the Proxy Statement is first mailed to the stockholders of Foresight (or any supplement to the Proxy Statement is filed with the SEC), (ii) the time of the Foresight Stockholders’ Meeting, and (iii) the P3 Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made herein by the Company with respect to any information supplied or to be supplied by Foresight for inclusion in the Warrant Offering Documents or the Proxy Statement, and no representation is made herein by Foresight with respect to any information supplied or to be supplied by the Company for inclusion in the Warrant Offering Documents or the Proxy Statement. If, at any time prior to the P3 Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers, managers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Warrant Offering Documents or the Proxy Statement, the Company shall promptly inform Foresight. All documents that Foresight is responsible for filing with the SEC in connection with the P3 Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

(e) As promptly as practicable following the execution and delivery of this Agreement and the delivery of the PCAOB Audited Financials by the Company to Foresight, Foresight shall prepare offering documents (the “Warrant Offering Documents”) in accordance with the Foresight Warrants, the Foresight Warrant Agreement and applicable Law, including the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, in a form approved by the Company, to be delivered to each holder of the Foresight Warrants for the purpose of offering to exchange all of the outstanding Foresight Warrants for Foresight Common Stock or cash, and/or soliciting proxies or consents to amend the Foresight Warrant Agreement and Foresight Warrants, on a basis to be mutually determined by Foresight and the Company (the “Warrant Exchange Offer/Solicitation”). Foresight shall use commercially reasonable efforts to, as promptly as practicable: (i) file the Warrant Offering Documents with the SEC; (ii) commence the Warrant Exchange Offer/Solicitation; and (iii) disseminate to the holders of Foresight Warrants the Warrant Offering Documents in compliance with the Foresight Warrants, the Foresight Warrant Agreement and applicable Law, including the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder (but, in any event, no later than when the Proxy Statement is mailed to stockholders of Foresight). The parties shall consider in good faith, taking into account any developments from the SEC with regards to the accounting treatment for similar warrants, whether the Warrant Exchange Offer/Solicitation should also include an ability for the Foresight Warrants to be exchanged for a form of amended warrant, or amended in a manner, that allows for equity treatment of such Foresight Warrants.

SECTION 6.02 Foresight Stockholders’ Meetings; Other Equityholder Approvals.

(a) Foresight shall, as promptly as practicable, establish a record date (which date shall be mutually agreed with the Company) for, duly call, give notice of, convene and hold the Foresight Stockholders’ Meeting for the purpose of voting upon the Proxy Proposals, and Foresight shall use commercially reasonable efforts to hold the Foresight Stockholders’ Meeting within thirty (30) Business Days following the date the Proxy Statement is first mailed to the stockholders of Foresight. Foresight shall use commercially reasonable efforts to solicit, or to cause its proxy solicitation agent to solicit, from Foresight’s stockholders proxies in favor of the approval and adoption of this Agreement, approval and adoption of the Proxy Proposals and shall take all other action necessary or advisable to obtain the required vote of its applicable record date stockholders in respect of each of the Proxy Proposals.

(b) As promptly as practicable following the execution of this Agreement, Foresight shall, as the sole stockholder of each Merger Corp, approve and adopt this Agreement and the P3 Merger.

SECTION 6.03 Access to Information; Confidentiality.

(a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or Foresight or any of their respective Subsidiaries is a party or pursuant to applicable Law, during the Post-Signing Period, the Company and Foresight shall (and shall cause their respective Subsidiaries to): (i) provide to the other party (and the other party’s Agents) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its Subsidiaries and to the books and records thereof; and (ii) furnish promptly to the other party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its Subsidiaries as the other party or its Agents may reasonably request.

(b) All information obtained by the parties pursuant to this Section 6.03 shall be kept confidential in accordance with that certain Agreement of Use and Non-Disclosure of Confidential Information, dated February 15, 2021, between the Company and Foresight..

(c) No investigation pursuant to this Section 6.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

(d) The Company hereby waives the provisions of the Confidentiality Agreement as and to the extent necessary to permit the consummation of the Transactions.

(e) Notwithstanding anything in this agreement to the contrary, each party (and its Agents) may consult any tax advisor regarding the tax treatment and tax structure of the transactions contemplated hereby and may disclose to any Person, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereby and all materials (including opinions or other tax analyses) that are provided relating to such treatment or structure.

SECTION 6.04 Solicitation.

(a) During the Post-Signing Period, the Company shall not, and shall cause the Company Subsidiaries not to and shall direct its and their Agents not to, without the consent of Foresight, (i) initiate, solicit, knowingly facilitate or encourage (including by way of furnishing non-public information), whether publicly or otherwise, any inquiries with respect to, or the making of, any merger, purchase of any ownership interests or material assets of, recapitalization or similar business combination transaction involving any Person that is not Foresight (“Acquisition Proposal”), (ii) engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any Person relating to an Acquisition Proposal, (iii) enter into, engage in and maintain discussions or negotiations with respect to any Acquisition Proposal (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to any Acquisition Proposal) or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, discussions or negotiations, (iv) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity interests of the Company or any of the Company Subsidiaries, (v) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (vi) approve, endorse, recommend, execute or enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, or (vii) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Agents to take any such action. The Company shall, and shall instruct and cause the Company Subsidiaries and each of their respective Agents to (x) immediately cease any solicitations, discussions or negotiations with any Person (other than the parties hereto and their respective Agents) in connection with an Acquisition Proposal and (y) promptly request each Person (other than the parties hereto and their respective Agents) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of acquiring the Company to return or destroy all confidential information furnished to such Person by or on behalf of it or any of the Company Subsidiaries prior to the date hereof. The Company shall promptly notify Foresight (and in any event within twenty-four hours) of the receipt of any written Acquisition Proposal after the date hereof, which notice shall identify the third party making any Acquisition Proposal and shall include copies of any such Acquisition Proposal.

(b) During the Post-Signing Period, Foresight and Merger Sub shall not, and shall direct their respective Agents not to, (i) initiate, solicit, knowingly facilitate or encourage (including by way of furnishing non-public information), whether publicly or otherwise, any inquiries with respect to, or the making of, any merger, purchase of a material portion of the ownership interests or material assets of, recapitalization or similar business combination transaction involving any Person that is not the Company (“Foresight Acquisition Proposal”), (ii) engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any of its confidential information or data to, any Person relating to an Foresight Acquisition Proposal, (iii) enter into, engage in and maintain discussions or negotiations with respect to any Foresight Acquisition Proposal (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to any Foresight Acquisition Proposal) or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, discussions or negotiations, (iv) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity interests of Foresight or any Merger Sub, (v) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Foresight Acquisition Proposal, (vi) approve, endorse, recommend, execute or enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Foresight Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to a Foresight Acquisition Proposal, or (vii) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Agents to take any such action. Foresight and Merger Sub shall, and shall instruct their respective Agents to, immediately cease any solicitations, discussions or negotiations with any Person (other than the parties hereto and their respective Agents) in connection with a Foresight Acquisition Proposal. During the Post-Signing Period, Foresight shall promptly notify the Company (and in any event within twenty-four hours) of the receipt of any written Foresight Acquisition Proposal, which notice shall identify the third party making any Acquisition Proposal and shall include copies of any such Acquisition Proposal.

(c) Subject to Foresight’s and Merger Sub’s compliance with the other provisions of this Section 6.04 (other than Section 6.04(a)), nothing in this Agreement shall prevent Foresight and Merger Sub from, prior to the receipt of the Foresight Stockholder Approval, (i) engaging in negotiations or discussions concerning, or providing access to its properties, books and records or any of its confidential information or data to, (ii) entering into, engaging in and maintaining discussions or negotiations or cooperating with or assisting or participating in, or facilitating such discussions or negotiations with, (iii) amending or granting a waiver or release under any standstill or similar agreement with respect to any class of equity interests of Foresight or any Merger Sub with respect to, or (iv) resolving or agreeing to do any of the following or otherwise authorizing or permitting any of its Agents to take such action with respect to, any Person (other than the Company) that has made and not withdrawn a written, bona fide and unsolicited Foresight Acquisition Proposal that the Foresight Board reasonably determines, in good faith, after consultation with outside legal counsel, would, if consummated, result in a transaction that is more favorable, from a financial point of view, to the stockholders of Foresight than the Transactions (after taking into account all such factors and matters that the Foresight Board reasonably determines, in good faith, after consultation with outside legal counsel, are relevant to such determination) (a “Foresight Superior Proposal”) and that taking such action is necessary or required for the Foresight Board to comply with its fiduciary duties under applicable Law; provided, however, that (A) Foresight causes such Person to execute and deliver to Foresight, a confidentiality agreement containing substantially the same terms as the Confidentiality Agreement, a copy of which shall promptly (in all events within twenty-four (24) hours) be provided to the Company, (B) Foresight promptly (in all events within twenty-four (24) hours) provides written notice to the Company of the taking of any action pursuant to this Section 6.04(c) and (C) Foresight provides to the Company any material non-public information that is provided to such Person pursuant to the aforesaid provisions of this Section 6.04(c) that has not previously been provided to the Company.

(d) Notwithstanding Section 6.04(b), but subject to Foresight’s and Merger Sub’s compliance with the other provisions of this Section 6.04 (other than Section 6.04(a)), at any time prior to the receipt of the Foresight Stockholder Approval, Foresight may (i) approve, endorse, recommend, or propose publicly to approve, endorse or recommend, any Foresight Acquisition Proposal, (ii) approve, endorse, recommend, execute or enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Foresight Acquisition Proposal or (iii) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Agents to take any such action, if (and only if) the Foresight Board reasonably determines, in good faith, after consultation with outside legal counsel, that such Foresight Acquisition Proposal constitutes a Foresight Superior Proposal and the taking of such action would be necessary or required for Foresight Board to comply with its fiduciary duties under applicable Law; provided, however, that prior to taking any of such actions, Foresight (A) notifies the Company in writing at least three (3) Business Days prior to the taking of any of the aforesaid actions of the Foresight Board’s intention to take any such action, which notice shall (1) expressly state that a Foresight Superior Proposal has been received and that the Foresight Board intends to take one or more of the aforesaid actions, and (2) include a copy of the then current draft of the agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to such Foresight Superior Proposal, (B) during such three (3) Business Day period, negotiates in good faith with the Company adjustments to this Agreement and the terms and conditions hereof in furtherance of obviating the need for Foresight to take any of the aforesaid actions and (C) following the end of such three (3) Business Day period and such good faith negotiations, (1) the Foresight Board reasonably determines, in good faith, after consultation with outside counsel, that (x) such Foresight Superior Proposal continues to be a Foresight Superior Proposal and (y) the failure to take one or more of the aforesaid actions would be inconsistent with the Foresight Board’s fiduciary duties under applicable Law, (2) Foresight terminates this Agreement pursuant to Section 8.01(h) and (3) concurrently with such termination, Foresight enters into a definitive agreement providing for such Foresight Superior Proposal.

SECTION 6.05 Managers’ and Officers’ Indemnification.

(a) Foresight and the Company shall each obtain (which shall be paid for in full by the Surviving Company) and have in place at the Closing a “tail” or “runoff” policy (the “D&O Tail Policies”) providing directors’ and officers’ liability insurance coverage for the benefit of those persons who are covered by the directors’ and officers’ liability insurance policies maintained by Foresight or the Company, respectively, as of the Closing with respect to matters occurring prior to the P3 Effective Time. The D&O Tail Policies shall provide for terms with respect to coverage, deductibles and amounts that are no less favorable than those of the applicable policy in effect immediately prior to the P3 Effective Time for the benefit of Foresight’s and the Company’s directors and officers, and shall remain in effect for the six (6) year period following the Closing.

(b) On or before the Closing, Foresight shall obtain a directors’ and officers’ liability insurance policy (which policy shall be paid for in full by the Surviving Company) on terms reasonably satisfactory to the Company, which policy shall provide coverage for the directors and officers of Foresight as of immediately following the Closing (and the Company and Foresight shall reasonably cooperate with respect thereto).

(c) If Foresight, the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity in such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then and in any such case proper provisions shall be made so that the successors and assigns of Foresight or the Surviving Company, as the case may be, shall assume the obligations set forth in this Section 6.05.

SECTION 6.06 Notification of Certain Matters. The Company shall give prompt notice to Foresight, and Foresight shall give prompt notice to the Company, of the occurrence, or non-occurrence, of any event (that the Company or Foresight, as applicable, are aware of) the occurrence, or non-occurrence, of which could reasonably be expected to cause the conditions set forth in Article VII to not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

SECTION 6.07 Further Action; Commercially Reasonable Efforts.

(a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall (i) at the request of the other party hereto, as promptly as practicable execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of the P3 Merger and the other Transactions and (ii) use its commercially reasonable efforts to take, or cause to be taken, as promptly as practicable all appropriate action, and to do, or cause to be done, as promptly as practicable all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, to satisfy the conditions to the obligations to consummate the P3 Merger, to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the Transactions for the purpose of securing to the parties hereto the benefits contemplated by this Agreement, including using its commercially reasonable efforts to obtain all permits, consents, waivers, approvals, authorizations, qualifications and orders of Governmental Authorities as are necessary for the consummation of the Transactions and to fulfill the conditions to the P3 Merger. In case, at any time after the P3 Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers, managers and directors of each party to this Agreement shall use their commercially reasonable efforts to take all such action.

(b) In furtherance and not in limitation of Section 6.07(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act (“Antitrust Laws”), each party hereto agrees to promptly (and in any event within thirty (30) days after the date hereof) make any required filing or application under Antitrust Laws, as applicable. All filing fees incurred under the HSR Act or any other Antitrust Laws in connection with the Transactions shall be paid (at the time of filing) 50% by Foresight and 50% by the Company, and each party hereto shall pay its own costs with respect to its preparation of such filings. The parties hereto agree to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust

Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the Transactions under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other parties reasonably informed of any communication received by such party or its Agents from, or given by such party or its Agents to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the Transactions; (iii) permit an Agent of the other parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give an Agent or Agents of the other parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a party’s Agent is prohibited from participating in or attending any meetings or conferences, the other parties shall keep such party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c) No party hereto shall take any action that could reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority of any required filings or applications under Antitrust Laws. The parties hereto further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other Order, decree or ruling or statute, rule, regulation or executive Order that would adversely affect the ability of the parties to consummate the Transactions, to use commercially reasonable efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

SECTION 6.08 Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Foresight and the Company. Thereafter, during the Post-Signing Period, unless otherwise required by applicable Law or the requirements of the Nasdaq Capital Market, Foresight and the Company shall each receive the prior written consent (not to be unreasonable withheld, conditioned or delayed) of the other prior to issuing any press release or otherwise making any public statements with respect to this Agreement, the P3 Merger or any of the other Transactions.

SECTION 6.09 PCAOB Audited Financials and Other Financials.

(a) The Company shall use commercially reasonable efforts to deliver true and complete copies of the audited consolidated balance sheet of the Company and the consolidated Company Subsidiaries as of December 31, 2018, December 31, 2019 and December 31, 2020, and the related audited consolidated statements of income and cash flows of the Company and the consolidated Company Subsidiaries for such years, each (a) prepared in accordance with GAAP applied on a consistent basis throughout the covered periods and (b) audited in accordance with the auditing standards of the PCAOB, together with separate audited financial statements of any Company Subsidiaries to the extent required to be included in the Warrant Offering Documents and/or the Proxy Statement (collectively, the “PCAOB Audited Financials”) not later than July 25, 2021.

(b) The Company (i) shall use commercially reasonable efforts to cause the audited consolidated balance sheet of the Company and the Company Subsidiaries as of December 31, 2020 and the related audited consolidated statements of income and cash flows of the Company and the consolidated Company Subsidiaries for such year then ended (collectively, the “2020 Audited Financials”) to be completed as promptly as practicable, and (ii) shall deliver a true and complete copy of the 2020 Audited Financials, together with an unqualified report of the Company’s auditors with respect to such 2020 Audited Financials, to Foresight as promptly as practicable after the delivery thereof to the Company from the Company’s auditors (but in no event later than June 15, 2021). The Company shall cause the 2020 Audited Financials to be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and fairly present, in all material respects, the financial position, results of operations and cash flows of the Company and the consolidated Company Subsidiaries as at the date thereof and for the period indicated therein.

(c) The Company shall ensure that (i) the PCAOB Audited Financials, the 2020 Audited Financials and the Company Interim Financials constitute all of the financial information required to be included in the initial filing of the Proxy Statement pursuant to Schedule 14A under the Exchange Act and Regulation S-X, and (ii) no additional financial or pro forma financial information of the Company, its Subsidiaries or any business, entity or assets acquired or probable of being acquired by the Company or its Subsidiaries shall be required to be included therein pursuant to the Exchange Act, the Securities Act or any of the rules, regulations and form requirements thereunder, including Note A to Schedule 14A under the Exchange Act, Rules 3-05 and 8-04 of Regulation S-X, or Article 11 of Regulation S-X, other than any periodic update to the Company Interim Financials as may be required pursuant to Regulation S-X (collectively, the “Company Financial Statements Requirement”).

SECTION 6.10 Trust Account. At least 72 hours prior to the P3 Effective Time, Foresight shall provide notice to the Trustee in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to the Trustee pursuant to the Trust Agreement and cause the Trustee prior to the P3 Effective Time to, and the Trustee shall thereupon be obligated to cause the Trust Account and the Trust Agreement to terminate.

SECTION 6.11 Change of Name; Listing. Prior to the Closing, Foresight shall apply for a new ticker symbol with the Nasdaq Stock Market that reflects the name “P3 Health” or another name as mutually determined by the Company and Foresight, contingent on obtaining Foresight Stockholder Approval and shall undertake commercially reasonable efforts to cause the Nasdaq Stock Market to adopt the new ticker symbol. During the period from the date hereof until the Closing, Foresight shall use commercially reasonable efforts to remain listed as a public company on the Nasdaq Capital Market or another tier of the Nasdaq Stock Market.

SECTION 6.12 Exchange of Surviving Company Common Units for Foresight Common Stock. Foresight shall at all times when Surviving Company Common Units are outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of Surviving Company Common Units, such number of its duly authorized shares of Foresight Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Surviving Company Common Units; and if at any time the number of authorized but unissued shares of Foresight Common Stock shall not be sufficient to effect the conversion of all then-outstanding Surviving Company Common Units, Foresight shall take such action as may be necessary to increase its authorized but unissued shares of Foresight Common Stock to such number of shares as shall be sufficient for such purposes, including engaging in commercially reasonable efforts to obtain the requisite stockholder approval necessary to amend Foresight’s Organizational Documents.

SECTION 6.13 Indemnification of Foresight.

(a) From and after the execution and delivery of this Agreement until the P3 Effective Time, the Company shall defend, indemnify and hold harmless Foresight and its Affiliates and their respective Agents, successors and permitted assigns (the “Indemnified Parties”) from and against, and will promptly pay and reimburse them for, any and all Losses incurred or suffered by any Indemnified Party (on an as-incurred basis) directly or indirectly resulting from, arising out of, in connection with, based upon or relating to (clauses (i) and (ii), the “Specified Claims”):

(i) any Claims by any Class D Related Person resulting from, arising out of, in connection with, based upon or relating to this Agreement or any of the transactions or other agreements contemplated hereby, including any Claims (A) made in the matter referenced in Section 3.09 of the Company Disclosure Schedule or any amendment thereto, (B) relating to such Class D Related Person’s rights as a member or as a manager of the Company (whether under the LLC Agreement or otherwise), (C) contesting this Agreement or any of the Transactions or other Transaction Documents, and/or (D) relating to any breach of the Company LLC Agreement; or

(ii) any Claims by any Company Unitholder (A) contesting the treatment of any Incentive Unit (including any forfeiture of any Incentive Unit, any vesting requirements imposed on any Company Closing Consideration in respect of any Incentive Unit, and any forfeiture of any such Company Closing Consideration that is subject to vesting) or (B) arising out of or relating to the allocation, distribution or payment of the Company Closing Consideration or the Company Contingent Consideration (including any actual or alleged inaccuracies in the Payment Spreadsheet).

For purposes of this Section 6.13, the term “Company Unitholder” shall also include any Person that has any option, warrant or other right to acquire any equity interest of the Company.

(b) Notwithstanding the foregoing, it is expressly acknowledged and agreed that an Indemnified Party (including through its own counsel) shall have the sole right (at the expense of the Company) to control and conduct such Indemnified Party’s own defense of a Specified Claim involving such Indemnified Party; provided, however, Foresight and each Indemnified Party shall not settle or compromise a Specified Claim without the prior written consent of the Company, provided that such consent shall not be unreasonably withheld, conditioned or delayed if such settlement does not materially prejudice the Company’s ability to resolve any dispute with a Class D Related Person,. Foresight or such Indemnified Party, as applicable, shall give the Company the opportunity to participate in (but not control) such defense, at the Company’s cost and expense.

(c) The amount of Losses for which indemnification shall be available to an Indemnified Party pursuant to Section 6.13(a) shall be reduced by any insurance proceeds actually received by such Indemnified Party from a third-party insurer in connection with the matter giving rise to such Losses (net of the amount of costs and expenses (including reasonable attorneys’ fees) of recovery or collection thereof and any applicable deductibles, retentions or similar costs or payments or increased premiums).

ARTICLE VII

CONDITIONS TO THE TRANSACTIONS

SECTION 7.01 Conditions to the Obligations of Each Party. The obligations of each party hereto to consummate the Transactions and the other transactions contemplated hereby are subject to the satisfaction or waiver (where permissible) of the following conditions:

(a) Foresight Stockholder Approval. Each Proxy Proposal shall have been approved and adopted by the requisite affirmative vote of the stockholders of Foresight in accordance with the Proxy Statement, the DGCL, Foresight’s Organizational Documents and the rules and regulations of the Nasdaq Capital Market (the “Foresight Stockholder Approval”).

(b) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, writ, injunction, determination, order or award which is then in effect and has the effect of making the P3 Merger or any other Transaction illegal or otherwise prohibiting consummation of the P3 Merger or any of the other Transactions.

(c) U.S. Antitrust Approvals and Waiting Periods. All required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the P3 Merger under the HSR Act shall have expired or been terminated, and any pre-Closing approvals or clearances reasonably required thereunder shall have been obtained.

(d) Governmental Consents. All Approvals legally required to be obtained to consummate the Blocker Mergers, the Consolidation Mergers, the P3 Merger and the other Transactions, including those listed on Section 3.05(c) of the Company Disclosure Schedule, shall have been obtained from and made with all Governmental Authorities, and no such Approvals shall have been withdrawn or suspended.

SECTION 7.02 Conditions to the Obligations of Foresight and Merger Sub. The obligations of Foresight and Merger Sub to consummate the P3 Merger and the other Transactions are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a) Representations and Warranties of the Company. The representations and warranties of the Company contained in Section 3.01 (Organization and Qualification; Subsidiaries), Section 3.02 (Organizational Documents), Section 3.04 (Authority Relative to This Agreement) and Section 3.24 (Brokers) shall be true and correct in all respects as of the Closing as though made on the Closing (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date). All other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made at and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not, and would not reasonably be expected to, cause a Company Material Adverse Effect.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the P3 Effective Time.

(c) Material Adverse Effect. Since the date of this Agreement, no Company Material Adverse Effect shall have occurred and no event or circumstance that may result in or cause a Company Material Adverse Effect shall have occurred.

(d) Officer Certificate. The Company shall have delivered to Foresight a certificate, dated the Closing Date, signed by the president of the Company, certifying as to the satisfaction of the conditions specified in Sections 7.02(a), 7.02(b) and 7.02(c).

(e) Secretary’s Certificate The Company shall have delivered to Foresight a certificate, dated the Closing Date, signed by the Secretary of the Company certifying as to the resolutions of the Company Board authorizing and approving this Agreement, the P3 Merger and the other Transactions.

(f) Payment Spreadsheet. The Company shall have delivered to Foresight (i) the certificate contemplated by Section 2.03(a) and (ii) the Payment Spreadsheet, in each case, which complies with the requirements of Section 2.03.

(g) Surviving Company LLC Agreement. The Surviving Company shall have delivered to Foresight, immediately after the P3 Effective Time, counterpart signatures of the Surviving Company LLC Agreement executed by the Company Unitholders that will be party thereto.

(h) Tax Receivable Agreement. The Surviving Company and certain Company Unitholders shall have delivered to Foresight, immediately after the P3 Effective Time, counterpart signatures of a Tax Receivable Agreement substantially the form attached hereto as Exhibit G (the “Tax Receivable Agreement”), executed by certain of the Company Unitholders.

(i) Registration Rights and Lock-Up Agreement. The Company Unitholders set forth as signatories thereto shall have delivered to Foresight, immediately after the P3 Effective Time, counterpart signatures of a Registration Rights and Lock-Up Agreement substantially in the form attached hereto as Exhibit H (the “Registration Rights and Lock-Up Agreement”), executed by such Company Unitholders.

(j) Blocker Reorganization. The Blocker Reorganization shall have been completed in accordance with the Blocker Transaction Agreement.

(k) FIRPTA Certificate. The Company shall have delivered to Foresight a statement by the Company, dated as of the Closing Date, in a form reasonably acceptable to Foresight, that satisfies the requirements of Treasury Regulation Section 1.1445-11T stating that (i) fifty percent or more of the value of the gross assets of the Company do not consist of “United States real property interests” as defined in Section 897(c) of the Code, or (ii) ninety percent or more of the value of the gross assets of the Company does not consist of “United States real property interests” as defined in Section 897(c) of the Code plus cash or cash equivalents.

SECTION 7.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the P3 Merger and the other Transactions are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a) Representations and Warranties. The (i) representations and warranties of Foresight contained in Section 4.03 (Capitalization) shall be true and correct in all respects as of the Closing as though made at and as of the Closing Date except for de minimis errors therein or any issuance of equity interests in Foresight permitted herein (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), and (ii) the representations and warranties of Foresight contained in Section 4.01 (Organization), Section 4.02 (Certificate of Incorporation and By-laws), Section 4.04 (Authority Relative to this Agreement) and Section 4.15 (Brokers) shall be true and correct in all respects as of the Closing as though made on the Closing (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date). All other representations and warranties of Foresight contained in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Foresight Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made at and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not, and would not reasonably be expected to, cause a Foresight Material Adverse Effect.

(b) Agreements and Covenants. Foresight and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the P3 Effective Time.

(c) Material Adverse Effect. Since the date of this Agreement no Foresight Material Adverse Effect shall have occurred and no event or circumstance that may result in or cause a Foresight Material Adverse Effect shall have occurred.

(d) Officer Certificate. Foresight shall have delivered to the Company a certificate, dated the Closing Date, signed by the president of Foresight, certifying as to the satisfaction of the conditions specified in Sections 7.03(a), 7.03(b) and 7.03(c).

(e) Secretary’s Certificate. Foresight shall have delivered to the Company, dated the Closing Date, signed by the Secretary of Foresight certifying as to the resolutions of Foresight’s and Merger Sub’s respective board of directors (or equivalent governing body) unanimously authorizing and approving this Agreement, the P3 Merger and the other Transactions.

(f) Surviving Company LLC Agreement. Foresight shall have delivered to the Company, immediately after the P3 Effective Time, a counterpart signature of the Surviving Company LLC Agreement executed by Foresight.

(g) Disbursement of Trust Account. Foresight shall have made all necessary and appropriate arrangements with the Trustee to have all of the funds contained in the Trust Account disbursed to Merger Sub immediately prior to the P3 Effective Time in accordance with this Agreement.

(h) Available Cash. After giving effect to (i) the payment of Foresight of any of Foresight’s expenses, fees or costs incurred related to this Agreement, (ii) the exercise of Redemption Rights by holders of the outstanding shares of Foresight Common Stock and (iii) the sale and issuance by Foresight of Foresight Common Stock between the date of this Agreement and the P3 Effective Time pursuant to the PIPE Agreements and the sale and issuance by Foresight of any other securities of Foresight in accordance with the provisions of this Agreement between the date of this Agreement and the P3 Effective Time, the amount of cash held by Foresight and Merger Sub in the aggregate, whether in or outside the Trust Account (collectively, the “Available Cash”) shall be equal to at least $400,000,000.

(i) Tax Receivable Agreement. Foresight shall have delivered to the Company, immediately after the P3 Effective Time, a counterpart signature of the Tax Receivable Agreement, executed by Foresight.

(j) Registration Rights and Lock-Up Agreement. Foresight shall have delivered to the Company, immediately after the P3 Effective Time, a counterpart signature of the Registration Rights and Lock-Up Agreement, executed by Foresight.

SECTION 7.04 Waiver of Conditions. Notwithstanding anything to the contrary contained in this Agreement, Foresight shall have the right to waive any condition in this Article VII on behalf of itself and Merger Sub.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01 Termination. This Agreement may be terminated and the P3 Merger and the other Transactions may be abandoned at any time prior to the P3 Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the members and the stockholders of the Company or Foresight, respectively, as follows:

(a) by mutual written consent of Foresight and the Company; or

(b) by either Foresight or the Company if the P3 Effective Time shall not have occurred on or before November 25, 2021 (the “Outside Date”); provided, however, if the P3 Effective Time shall not have occurred on or before the Outside Date due to (x) the failure of Foresight’s auditors to approve the filing of the Proxy Statement as a result of the Warrant Accounting Matter or (y) Foresight’s reasonable conclusion, after consultation with its counsel and the counsel for the Company, that the Proxy Statement would not be in compliance with the Exchange Act and rules and regulations thereunder without resolution of the Warrant Accounting Matter, then the Outside Date shall automatically be extended without further action by any party hereto to February 25, 2022; provided, further, that this Agreement may not be terminated under this Section 8.01(b) by (i) Foresight if Foresight or Merger Sub is, or (ii) the Company if the Company, is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breaches and/or violations are the primary cause of the failure of a condition set forth in Article VII to be satisfied on or prior to the Outside Date; or

(c) by either Foresight or the Company if any Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of any of the Transactions, including the P3 Merger, illegal or otherwise preventing or prohibiting consummation of any of the Transactions, including the P3 Merger; or

(d) by either Foresight or the Company if this Agreement shall fail to receive the requisite vote for approval at the Foresight Stockholders’ Meeting duly convened or any adjournment or postponement thereof; or

(e) by Foresight upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) or Section 7.02(b) would not be satisfied (a “Terminating Company Breach”); provided, that (i) Foresight has not waived such Terminating Company Breach in writing and (ii) Foresight or Merger Sub is not then in material breach of any representation, warranty, covenant or agreement on the part of Foresight or Merger Sub set forth in this Agreement; provided, however, that, if such Terminating Company Breach is curable by the Company, Foresight may not terminate this Agreement under this Section 8.01(e) for so long as the Company continues to exercise its commercially reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by Foresight to the Company;

(f) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of Foresight and Merger Sub set forth in this Agreement, or if any representation or warranty of Foresight and Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 7.03(a) or Section 7.03(b) would not be satisfied (a “Terminating Foresight Breach”); provided, that (i) the Company has not waived such Terminating Foresight Breach in writing and (ii) the Company is not then in material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement; provided, however, that, if such Terminating Foresight Breach is curable by Foresight or any Merger Sub, the Company may not terminate this Agreement under this Section 8.01(f) for so long as Foresight or such Merger Sub continue to exercise their commercially reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by the Company to Foresight;

(g) by Foresight if the PCAOB Audited Financials shall not have been delivered to Foresight by the Company on or before August 25, 2021; provided, that Foresight may not terminate this Agreement under this Section 8.01(g) so long as Foresight is unable to file the Proxy Statement due to (i) the failure of Foresight’s auditors to approve the filing of the Proxy Statement with the SEC as a result of the Warrant Accounting Matter or (ii) Foresight’s conclusion that the Proxy Statement would not be in compliance with the Exchange Act and rules and regulations thereunder without resolution of the Warrant Accounting Matter;

(h) by Foresight, at any time prior the receipt of the Foresight Stockholder Approval, in connection with entering into a definitive agreement providing for a Foresight Superior Proposal in accordance with Section 6.04(d);

(i) by the Company, upon the material breach by Foresight of any of the covenants set forth in Section 6.04(b)-(d);

(j) by Foresight if the PCAOB Audited Financials fail to satisfy, in a manner that would materially delay the filing of the Proxy Statement, the Company Financial Statements Requirement, as determined by the Company’s auditors or the SEC, or as determined reasonably and in good faith by Foresight’s auditors, provided, however, that Foresight shall only have the right to terminate this Agreement pursuant to this Section 8.01(j) until such time as the definitive Proxy Statement is filed with the SEC; or

(k) by Foresight if the 2020 Audited Financials adversely differ from the 2020 Unaudited Financials such that the 2020 Unaudited Financials did not fairly present, in all material respects, the financial position, results of operations and cash flows of the Company and the consolidated Company Subsidiaries as at the date thereof and for the periods indicated therein; provided, however, that Foresight shall only have the right to terminate this Agreement pursuant to this Section 8.01(k) during the five (5) Business Days after the delivery of the 2020 Audited Financials in accordance with Section 6.09(b).

SECTION 8.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto, except as provided in Section 8.03.

SECTION 8.03 Fees and Expenses. All Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such Expenses; provided, that (i) the amount any of Foresight’s expenses that remain outstanding shall count against the cash held by Foresight for purposes of measuring Available Cash, (ii) if the P3 Merger and the other Transactions are consummated, the Surviving Company shall pay all Expenses of Foresight and the Company (other than the Expenses specified in the succeeding clause (iii)) in connection with the Transactions, and (iii) notwithstanding the foregoing, each of the Company and Foresight shall pay fifty percent (50%) of (A) the SEC and other regulatory filing fees incurred in connection with the Transactions (including with respect to the filing of the Warrant Offering Documents and the Proxy Statement) and (B) the filing fee for the notification and report forms filed under the HSR Act; provided, however, that if this Agreement is terminated by (x) Foresight pursuant to Section 8.01(h) or (y) the Company pursuant to Section 8.01(i) then, in such event, Foresight shall be obligated, concurrently with the execution of the definitive agreement providing for the relevant Foresight Superior Proposal, to pay (or cause to be paid) to the Company or its designee by wire transfer of same day funds, an amount equal to $5,000,000 (the “Termination Fee”); provided, further, however, that in the case of a termination by the Company pursuant to Section 8.1(i)), such Termination Fee shall only be due if: (1) at the time of such termination, a bona fide Foresight Acquisition Proposal shall have been made known to the Foresight Board or any Person shall have publicly announced an intention to make a Foresight Acquisition Proposal (and such Foresight Acquisition Proposal or publicly announced intention shall not have been publicly withdrawn prior to the date of termination); and (B) within twelve (12) months after any such termination, Foresight shall have entered into a definitive agreement with respect to a Foresight Acquisition Proposal, in which case, such Termination Fee shall be payable upon the entry of such definitive agreement.

SECTION 8.04 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors or managers at any time prior to the P3 Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

SECTION 8.05 Waiver. At any time prior to the P3 Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Subject to Section 7.04, any such extension or waiver shall be valid with the party or parties agreeing thereto if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.01 Non-Survival of Representations, Warranties and Agreements. The representations, warranties, agreements and covenants in this Agreement shall terminate at the P3 Effective Time, except that this Section 9.01 shall not limit any covenant or agreement of the parties that by its terms requires performance after the Closing. Effective as of the Closing, there are no remedies available to the parties hereto with respect to any breach of the representations, warranties, covenants or agreements of the parties hereto, except (a) with respect to those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Closing, the remedies that may be available under Section 9.06, and (b) to the extent provided by Section 6.13.

SECTION 9.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person or by email to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

if to Foresight or any Merger Sub:

Foresight Acquisition Corp.

233 N. Michigan Avenue, Suite 1410

Chicago, IL 60601

Attention: Michael Balkin

Email: mbalkin@foresightacq.com

with a copy to:

Greenberg Traurig, LLP

77 West Wacker Drive, Suite 3100

Chicago, Illinois 60601

Attention: Todd A. Mazur

Email: MazurT@gtlaw.com

if to the Company:

P3 Health Group Holdings, LLC

2370 Corporate Circle, Suite 300

Henderson, NV 89074

Attention: Jessica Puathasnanon

Email: JPuathasnanon@p3hp.org

with a copy to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: Charles K. Ruck, R. Scott Shean, Wesley C. Holmes and Brett C. Urig

Email: charles.ruck@lw.com; scott.shean@lw.com wesley.holmes@lw.com; brett.urig@lw.com

SECTION 9.03 Certain Definitions; Other Definitional and Interpretive Matters.

(a) For purposes of this Agreement:

“2020 Audited Financials” shall have the meaning set forth in Section 6.09(b).

“2020 Unaudited Financials” means the drafts of the consolidated unaudited balance sheet of the Company and the Company Subsidiaries as of December 31, 2020 and the related unaudited consolidated statements of income and cash flows of the Company and the Company Subsidiaries for the 12-month period referenced in Section 3.07(b).

“Acquisition” shall have the meaning set forth in Section 5.01(b)(v).

“Acquisition Proposal” shall have the meaning set forth in Section 6.04(a).

“Action” means any action, Order, Claim, litigation, suit, proceeding, motion, complaint, demand, charge, inquiry, investigation, arbitration or mediation (whether administrative, civil or criminal) before or by a Governmental Authority or any arbitrator or arbitration panel or any mediator or mediation panel.

“Administrative Agent” shall have the meaning set forth in Section 1.01(f).

“Affiliate” of a specified Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Affiliated Provider” and collectively, the “Affiliated Providers,” means P3 Medical Group, P.C., an Oregon professional corporation, PC Health Partners Professional Services PC, an Arizona professional corporation, Kahan Wakefield Abdou, PLLC, a Nevada professional limited liability company, and Bacchus Wakefield Kahan, PC, a Nevada professional corporation.

“Agents” means, with respect to a particular Person, all officers, managers, directors, employees, accountants, consultants, legal counsel, agents and other representatives of such Person.

“Aggregate Cash Consideration” means an amount equal to the difference between (i) $314,953,070 minus (ii) the Balance Sheet Cash Shortfall Amount (if any).

“Agreement” shall have the meaning set forth in the Preamble.

“Ancillary Agreements” means the Surviving Company LLC Agreement, the Unit Warrant Agreement, the Support Agreement, the Registration Rights and Lock-Up Agreement, the Tax Receivable Agreement and PIPE Agreements.

“Antitrust Laws” shall have the meaning set forth in Section 6.07(b).

“Anti-Kickback Statute” means the Medicare and Medicaid Patient and Program Protection Act of 1987 (42 U.S.C. § 1320a-7b), as amended, and its implementing regulations, collectively with any amendments or successor law(s) or regulations, and includes any applicable state Law or Order concerning the same or similar subject matter, including Section 817.505, Florida Statutes.

“Approval” means all material notices, reports, filings, approvals, orders, authorizations, consents, licenses, permits, qualifications or registrations or waivers of any of the foregoing, required to be obtained from or made with, or any notice, statement or other communications required to be filed with or delivered to, any Governmental Authority or any other Person.

“Audited Financial Statements” shall have the meaning set forth in Section 3.07(a).

“Available Cash” shall have the meaning set forth in Section 7.03(h).

“A&R Foresight Bylaws” shall have the meaning set forth in Section 1.01(b).

“A&R Foresight COI” shall have the meaning set forth in Section 1.01(b).

“Balance Sheet Cash Shortfall Amount” means the amount (if any) by which Net Closing Cash would be less than $180,000,000.

“Blocker” and “Blockers” shall have the meaning set forth in the Blocker Transaction Agreement.

“Blocker Effective Time” shall have the meaning set forth in the Blocker Transaction Agreement.

“Blocker Merger” and “Blocker Mergers” shall have the meaning set forth in the Blocker Transaction Agreement .

“Blocker Owner” and “Blocker Owners” shall have the meaning set forth in the Preamble.

“Blocker Parties” shall have the meaning set forth in the Blocker Transaction Agreement.

“Blocker Reorganization” shall have the meaning set forth in the Blocker Transaction Agreement .

“Blocker Transaction Agreement” shall have the meaning set forth in the Recitals.

“Blue Sky Laws” shall have the meaning set forth in Section 3.05(b).

“Business” means the provision of or the arranging for the provision of health care services and items and related support, administrative, management or ancillary services provided directly or indirectly by the Company, by the Company Subsidiaries, by or through Affiliated Providers or through the contractors of any of the foregoing on behalf of the Company or any Company Subsidiary or any of the Affiliated Providers.

“Business Data” means all business information and all Personal Information (whether of employees, contractors, consultants, customers, consumers, or other Persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the Business Systems.

“Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York or the State of Delaware are authorized or required by Law to be closed.

“Business Systems” means all Software, computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes that are owned or used by or for the Company or any Company Subsidiary in the conduct of the Business.

“CARES Act” means the Coronavirus Act, Relief, and Economic Security Act of 2020 (Pub. L. 116–136), as amended.

“CARES Act PPP” means the Paycheck Protection Program under Division A, Title I of the CARES Act.

“CARES Act Provider Relief Fund” means the funds distributed to Medicare providers by the U.S. Department of Health and Human Services pursuant to the Public Health and Social Services Emergency Funding the CARES Act and subsequent amendments.

“CARES Act Stimulus Funds” means the CARES Act stimulus funds programs in which the Company or any Company Subsidiary is or has been a participant, including any CARES Act PPP loans.

“CARES Act Funds” means the CARES Act Provider Relief Fund, the CARES Act Stimulus Funds and/or PPP Loans in which Company or any Company Subsidiary is or has been a participant.

“Chosen Courts” shall have the meaning set forth in Section 9.08.

“Claim” means any allegation, assertion, demand, complaint, contest, claim, counter-claim, grievance, controversy, Order, action, cause of action, investigation, legal proceeding, arbitration, lawsuit, suit or the like, of any kind or nature whatsoever (whether civil, criminal, administrative, investigative or informal and whether in contract, tort, by statute, at law, in equity or otherwise), whether or not ultimately determined to be valid.

“Class D Person” means the Company Unitholder(s) holding Class D Units under the Company LLC Agreement or any other Person that has the right to acquire any Class D Units.

“Class D Related Persons” means, collectively, (i) any Class D Person, (ii) any manager designated by any Class D Person, (iii) each current and former Affiliate of each of the foregoing, (iv) each current and former direct or indirect shareholder, member, or other equity holder of any Person referenced in any of the immediately preceding clauses (i) through (iii), and each current and former Affiliate of each such shareholder, member, and each such other equity holder, (v) each current and former predecessor, successor, heir, executor, administrator, personal representative, agent, and assign of any Person referenced in any of the immediately preceding clauses (i) through (iv), and (vi) each current and former Agent, shareholder, member, general partner, limited partner, other equity holder or control Person, of any Person referenced in any of the immediately preceding clauses (i) through (v) (and each other Person with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each of their respective predecessors, successors, heirs, executors, administrators, personal representatives, agents, and assigns (and each of the foregoing is referred to individually as a “Class D Related Person”).

“Class V Common Stock” means the voting, non-economic class V common stock, par value $0.0001 per share, of Foresight, designated as Class V Common Stock in the A&R Foresight COI, to be issued to the Company Unitholders in accordance with this Agreement.

“Closing” shall have the meaning set forth in Section 1.02.

“Closing Date” shall have the meaning set forth in Section 1.02.

“Closing Calculations” shall have the meaning set forth in Section 2.03(a)(i).

“Closing Subscription Price” shall have the meaning set forth in Section 1.01(e).

“CMS” means the Department of Health and Human Services, Centers for Medicare and Medicaid Services.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the Preamble.

“Company Board” shall have the meaning set forth in the Recitals.

“Company Closing Cash Consideration” means an amount in cash equal to (i) the Aggregate Cash Consideration, less (ii) the Holdback Amount.

“Company Closing Consideration” means the Company Closing Cash Consideration and the Company Closing Equity Consideration.

“Company Closing Equity Consideration” means a number of Surviving Company Common Units equal to the quotient of (i) the difference between (1) the Company Value minus (2) the Aggregate Cash Consideration divided by (ii) $10.00 (as adjusted for any splits, combinations or other similar transactions occurring with respect to the Foresight Common Stock prior to the P3 Effective Time) (which Surviving Company Common Units shall be allocated to the Company Unitholders pursuant to the Company LLC Agreement, to be reflected in the Payment Spreadsheet).

“Company Disclosure Schedule” shall have the meaning set forth in Article III.

“Company Financial Statements Requirement” shall have the meaning set forth in Section 6.09(c).

“Company Intellectual Property Rights” shall have the meaning set forth in Section 3.13(b).

“Company Interim Financials” shall have the meaning set forth in Section 3.07(b).

“Company LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of April 16, 2020, as amended or otherwise modified.

“Company Membership Units” shall have the meaning set forth in Section 3.03(b).

“Company Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, (i) has had or is reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities, operations or results of operations of the Company and the Company Subsidiaries taken as a whole, (ii) has had or is reasonably likely to have a material adverse effect on the ability of the Company to consummate the Transactions or (iii) would or is reasonably likely to prevent the Company from performing its obligations under this Agreement; provided, however, that any event, circumstance, change or effect to the extent resulting or arising from any of the following shall not be considered when determining whether a Company Material Adverse Effect shall have occurred: (a) any changes in regional or global economic conditions, including changes affecting credit, financial or capital markets or changes in interest rates or exchange rates; (b) any changes in general economic conditions in the industries or markets in which the Company operates; (c) any regulatory, legislative or political conditions, in each case in the United States or any other jurisdiction; (d) the execution and delivery of this Agreement or the public announcement of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company or its Company Subsidiaries, with customers, employees, suppliers or other Persons or any litigation arising therefrom; (e) any change in applicable Laws, regulation or GAAP (or authoritative interpretations thereof) or the enforcement, implementation or interpretation thereof; (f) any geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism; (g) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (it being understood that the underlying facts or occurrences giving rise to or contributing to such decline may be taken into account in determining whether there has been or would be a Company Material Adverse Effect); or (h) volcanoes, tsunamis, pandemics (including COVID-19), earthquakes, floods, storms, hurricanes, tornados or other natural disasters, (i) the matters set forth on Section 3.09 of the Company Disclosure Schedule or any Actions or Claims related thereto, which shall include any Claims by any Class D Person with regards to claims under the Company LLC Agreement, except, in the cases of clauses (a), (b), (c), (e), (f) and (h), to the extent that such conditions have a greater adverse materially disproportionate effect on the Company and its Company Subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the industries in which the Company and its Company Subsidiaries operate.

“Company Personnel” means, individually and collectively, the directors, officers, managers, employees, contractors and agents of the Company and each Company Subsidiary and each Affiliated Provider and includes the Health Care Professionals.

“Company Relevant Persons” shall have the meaning set forth in Section 3.24.

“Company Subsidiaries” collectively, and “Company Subsidiary” individually, means: (i) P3 Health Partners – Oregon, LLC; (ii) P3 Health Partners, LLC; (iii) P3 Health Group Management, LLC; (iv) P3 Health Group Consulting, LLC; (v) P3 Health Partners – Nevada, LLC; (vi) P3 Health Partners – Florida, LLC; (vii) P3 Medical Group, PC; (viii) P3 Health Partners ACO, LLC; and (ix) any Subsidiary of the Company not listed in the foregoing clauses (i) – (ix).

“Company Unitholders” means the holders of Company Membership Units (including the Blockers) as of immediately prior to the P3 Effective Time.

“Company Value” means an amount equal to $2,126,000,000.

“Company-Owned Intellectual Property Rights” means all Intellectual Property owned by the Company or any Company Subsidiary and used in its business as currently conducted.

“Confidentiality Agreement” shall have the meaning set forth in Section 6.03(b).

“Consolidation Mergers” shall have the meaning set forth in the Blocker Transaction Agreement.

“Contract” means any legally binding contract, agreement, instrument, commitment or undertaking of any nature (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts, letters of intent and purchase orders), whether written or oral.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law or Order promulgated or issued by any Governmental Authority in connection with or in response to the COVID-19, including the Coronavirus Aid, Relief, and Economic Security Act (CARES).

“CRG Entities” shall have the meaning set forth in Section 2.01(c).

“Customs & International Trade Laws” shall have the meaning set forth in Section 3.24.

“Data Protection Laws” means any applicable Laws relating to data protection, data privacy, data security, data breach notification, and the cross-border transfer of Personal Information and all Laws applicable to the Company or any Company Subsidiary or the operation of the Business related to data privacy, data security, data protection, the transmission of unsolicited commercial emails, phone calls, faxes and mail and marketing campaigns, and the collection, processing and transfer of Personal Information, including across jurisdictional borders, including and to the extent applicable: (i) HIPAA; (ii) the HIPAA Privacy Rule; (iii) the HIPAA Security Rule; (iv) the California Online Privacy Act, the CAN-SPAM Act of 2003 (codified at 15 U.S.C. §§ 7701-7713 and 18 U.S.C. § 1037), Sections 17529.1--17529.9 and Section 17538.45 of the California Business and Professions Code, the Junk Fax Prevention Act of 2005 (Pub.L. 109–21), the Do-Not-Call Implementation Act of 2003 (Pub.L. 108–10), the Communications Act of 1934, as amended by the Telecommunications Act of 1996, the Telephone Consumer Protection Act of 1991 (Pub. L. 102–243), and all similar Laws to the foregoing, and (v) the requirements set forth in regulations implementing such Laws and published by regulatory authorities such as the Federal Trade Commission, Federal Communications Commission, and the U.S. Department of Health & Human Services, Office for Civil Rights.

“DGCL” means the Delaware General Corporation Law.

“DLLCA” means the Delaware Limited Liability Company Act.

“Employment Matters” shall have the meaning set forth in Section 3.11(a).

“Environmental Laws” means any United States federal, state or local or non-United States laws relating to: (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment, health, safety or natural resources.

“Environmental Permits” shall have the meaning set forth in Section 3.15.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity that together with the Company or any of its Subsidiaries is, or was at the relevant time, deemed to be a “single employer” for purposes of Section 4001(b)(i) of ERISA and/or Sections 414(b), (c) and/or (m) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as they may be amended from time to time.

“Excluded Status” means listed as excluded on (A) the “List of Parties Excluded from Federal Procurement and Non-Procurement Programs”, (B) the “System for Award Management”, (C) the Department of Health and Human Services, Office of Inspector General “List of Excluded Individuals/Entities”, or (D) similar lists maintained by any state or local Governmental Authority, including any state Medicaid program exclusion list.

“Expenses” of a party means all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to such party and its Affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of stockholder approvals, the filing of any required notices under Antitrust Laws or other similar regulations and all other matters related to the closing of the P3 Merger and the other Transactions.

“Foresight” shall have the meaning set forth in the Preamble; provided, that references to Foresight with respect to time periods after the Consolidation Mergers shall refer to Foresight as the surviving corporation of the Consolidation Mergers.

“Foresight Acquisition Proposal” shall have the meaning set forth in Section 6.04(b).

“Foresight Board” shall have the meaning set forth in the Recitals.

“Foresight Certificate of Incorporation” means the certificate of incorporation of Foresight, as amended and restated on February 9, 2021.

“Foresight Class B Stock” means Foresight’s Class B common stock, par value $0.0001 per share.

“Foresight Common Stock” means Foresight’s Class A common stock, par value $0.0001 per share.

“Foresight Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, (i) has had or is reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities, operations or results of operations of Foresight and its Subsidiaries taken as a whole, (ii) has had or is reasonably likely to have a material adverse effect on the ability of Foresight to consummate the Transactions or (iii) would or is reasonably likely to prevent Foresight from performing its obligations under this Agreement; provided, however, that any event, circumstance, change or effect to the extent resulting or arising from any of the following shall not be considered when determining whether a Foresight Material Adverse Effect shall have occurred: (a) any changes in regional or global economic conditions, including changes affecting credit, financial or capital markets or changes in interest rates or exchange rates; (b) any changes in general economic conditions in the industries or markets in which Foresight operates; (c) any regulatory, legislative or political conditions, in each case in the United States or any other jurisdiction; (d) the execution and delivery of this Agreement or the public announcement of the Transactions or any litigation arising therefrom; (e) any change in applicable Laws, regulation or GAAP (or authoritative interpretations thereof) or the enforcement, implementation or interpretation thereof; (f) any geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism; (g) any failure by Foresight to meet any internal or published projections, forecasts or revenue or earnings predictions (it being understood that the underlying facts or occurrences giving rise to or contributing to such decline may be taken into account in determining whether there has been or would be a Foresight Material Adverse Effect); or (h) volcanoes, tsunamis, pandemics (including COVID-19), earthquakes, floods, storms, hurricanes, tornados or other natural disasters, except, in the cases of clauses (a), (b), (c), (e), (f) and (h), to the extent that such conditions have a greater adverse materially disproportionate effect on Foresight and its Subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the industries in which Foresight and its Subsidiaries operate.

“Foresight Material Contracts” shall have the meaning set forth in Section 4.11(a).

“Foresight SEC Reports” shall have the meaning set forth in Section 4.07(a).

“Foresight Stockholder Approval” shall have the meaning set forth in Section 7.01(a).

“Foresight Stockholders’ Meeting” shall have the meaning set forth in Section 6.01(a).

“Foresight Units” means one (1) share of Foresight Common Stock and one-third (1⁄3) of a Foresight Warrant.

“Foresight Warrant Agreement” means that warrant agreement, dated February 9, 2021, between Foresight and Continental Stock Transfer & Trust Company.

“Foresight Warrants” means any warrants of Foresight contemplated under the Foresight Warrant Agreement.

“GAAP” shall have the meaning set forth in Section 3.07(a).

“Government Program” means and includes (i) any plan or program that provides health benefits, whether directly or indirectly, through insurance or otherwise, which is funded directly, in whole or in part, by a Governmental Authority (e.g., Medicare, Medicaid, TRICARE, Medicare Advantage, a Medicaid managed care organization, or a program receiving funds from block grants for social services or child health services and any other similar or successor federal, state or local health care payment programs with or sponsored by a Governmental Authority in which the Company or any Company Subsidiary is enrolled as a participating provider), and (ii) any “Federal Health Care Program,” as that term is defined in Section 1128B(f) of the Social Security Act, 42 U.S.C. §1320a-7b(f).

“Governmental Authority” means any national, federal, state, municipal, tribal, county or local government, court, tribunal, arbitrator or other judicial body, governmental, regulatory or administrative agency, commission or other governmental official, authority or instrumentality.

“Hazardous Substances” means: (i) those substances defined in or regulated under Environmental Laws and all regulations thereunder; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; (v) any other contaminant; (vi) biohazardous materials and medical waste; and (vii) any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

“Health Care Law” or “Health Care Laws” means any and all Laws and Orders applicable to the Company or any Company Subsidiary uniquely pertaining to the business applying to Persons involved in the provision or administration of, or the submission of claims for or the receipt of payment for, healthcare products or services by reason of the nature of their businesses of providing and payment for health care services and items (including the Business), including such Laws and Order related to or constituting or addressing: (i) the relationships among providers, payors, third party administrators, pharmacy benefit managers, vendors, and consumers in the health care industry; (ii) the delivery, purchase, sale or support of health care services, including the operation of the Business; (iii) the licensure, certification, registration, qualification, or authority to provide health care services and items; (iv) health care fraud and abuse (including the following statutes, as amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated from time to time thereunder: the Anti-Kickback Statute, the Stark Law, the Federal False Claims Act (31 U.S.C. §§ 3729 et seq.), the Federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Health Care Fraud Statute (18 U.S.C. § 1347), and the Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.)); (v) participation in Government Programs or Private Programs (including conditions of participation billing and submission of a claims thereto); (vi) the billing, coding or submission of claims or collection of accounts receivable or refund of overpayments; (vii) HIPAA and all other Laws and Orders relating to the privacy and security of health information or other personal information; (viii) the Patient Protection and Affordable Care Act of 2010 and the Health Care and Education Reconciliation Act of 2010; (ix) Excluded Status requirements and prohibitions; (x) the Clinical Laboratory

Improvement Amendments; (xi) health care professional licensure or certification; (xii) order and dispensing of controlled substances and other drugs, including under the Federal Controlled Substances Act, 21 U.S.C. § 801 et seq., the Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 301 et seq., and the regulations promulgated pursuant to such statutes; (xiii) licensure, qualification, or authority to conduct third party administrator services or third party administrator or similar services or to take on reimbursement or expense risk, including IBNR, under agreements with health plans, other insurers, or self-insured plans; and (xiv) to the extent applicable and not referenced above, the respective and/or other state Laws and Orders in respect of or similar to any of the foregoing.

“Health Care Professional” means an Affiliated Provider, a Physician or other health care practitioner or other clinical or health care provider who has (or whose provider or employer entity has) entered into a network participation agreement with Company or a Company Subsidiary with respect to such Person’s participation in or conduct on behalf of the Business.

“Health Care Regulatory Filings” has the meaning set forth in Section 3.05(c).

“HIPAA” means, collectively, (i) the Health Insurance Portability and Accountability Act of 1996, and its implementing regulations, including the HIPAA Privacy Rule and the HIPAA Security Rule, and (ii) applicable provisions of the Health Information Technology for Economic and Clinical Health Act as incorporated in the American Recovery and Reinvestment Act of 2009 and any implementing regulations, as the foregoing (i) and (ii) may, from time to time, be amended.

“HIPAA Privacy Rule” means the Standards for Privacy of Individually Identifiable Health Information at 45 C.F.R., Parts 160 and 164, subparts A, D and E, and all related regulations.

“HIPAA Security Rule” means the HIPAA Security Standards (45 C.F.R. Parts 160, and 164, subparts A and C), and all related regulations.

“Holdback Amount” means an amount equal to $100,000.

“HSR Act” shall have the meaning set forth in Section 3.05(b).

“IBNR” means an accounting reserve that is or should be established on the books of the Company and any applicable Company Subsidiary to account for health plan, other insurer, or self-insured plan patient claim or losses that have already occurred but have not yet reported to the Company or a Company Subsidiary or directly recorded on its/their books.

“Indebtedness” means (i) any indebtedness of the Company, any Company Subsidiary or any Affiliated Provider for borrowed money, together with all accrued but unpaid interest thereon and other payment obligations thereon (including any prepayment premiums, breakage costs and other related fees or liabilities payable as a result of the prepayment thereof upon the consummation of the Transactions), (ii) any indebtedness of the Company, any Company Subsidiary or any Affiliated Provider evidenced by a note, bond, debenture or other similar instrument or debt security, (iii) all obligations in respect of letters of credit, bankers’ acceptances and similar facilities issued for the account of the Company, any Company Subsidiary or any Affiliated Provider (but solely to the extent drawn), (iv) all obligations of the Company, any Company Subsidiary or any Affiliated Provider as lessee that are capitalized in accordance with GAAP, (v) all indebtedness secured by any lien or other encumbrance on property or assets owned or acquired by the Company, any Company Subsidiary or any Affiliated Provider, whether or not the indebtedness secured thereby has been assumed, and (vi) any indebtedness of a Person of a type that is referred to in clauses (i) through (v) above and which is guaranteed by the Company, any Company Subsidiary or any Affiliated Provider.

“Indemnification Agreement” shall have the meaning set forth in the Recitals.

“Indemnified Parties” shall have the meaning set forth in Section 6.13(a).

“Intellectual Property” means (i) patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof, (ii) trademarks and service marks, trade dress, trade names, Internet domain names and other source identifiers together all applications, registrations, and renewals in connection therewith, together with all of the goodwill associated with the foregoing, (iii) copyrights and moral rights, and registrations and applications for registration thereof, (iv) Software, (v) trade secrets (including know how, technologies, data, databases, processes, techniques, protocols, methods, algorithms, layouts, designs, specifications, formulas, compositions, inventions and all improvements thereto (whether or not patentable or reduced to practice)), customer and supplier lists, improvements, protocols, processes, methods and techniques, research and development information, industry analyses, algorithms, architectures, layouts, drawings, specifications, designs, plans, methodologies, proposals, industrial models, technical data, financial and accounting and all other data, databases and database rights, pricing and cost information, business and marketing plans and proposals, and customer and supplier lists (including lists of prospects and related information, in each case, to the extent constituting a trade secret under applicable law), (vi) moral rights, (vii) rights of privacy, (viii) all other intellectual property or proprietary rights of any kind or description, (ix) the exclusive right to display, perform, reproduce, make, use, sell, distribute, import, export and create derivative works or improvements based on any of the foregoing and (x) all income, royalties, damages and payments related to any of the foregoing (including damages and payments for past, present or future infringements, misappropriations or other conflicts with any intellectual property), and the right to sue and recover for past, present or future infringements, misappropriations or other conflict with any intellectual property.

“Incentive Holdback Amount” shall have the meaning set forth in Section 2.01(b).

“Incentive Units” means those Company Membership Units classified as Class B Units or Class C Units in the Company LLC Agreement.

“Interim Balance Sheet” shall have the meaning set forth in Section 3.07(b).

“IRS” means the Internal Revenue Service.

“Knowledge” or “to the Knowledge” of a Person means (i) in the case of the Company, the knowledge of Sherif Abdou, Amir Bacchus, Eric Atkins and Jessica Puathasnanon after reasonable inquiry, and (ii) in the case of Foresight, the knowledge of Michael Balkin and Gerald Muizelaar after reasonable inquiry.

“Law” means any federal, state, local, municipal or other law, statute, ordinance, constitution, code, common law, rule, regulation, ruling, restriction, executive order, directive or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Leased Real Property” shall have the meaning set forth in Section 3.12(b).

“Losses” means any damages, fines, losses, charges, liabilities, claims, demands, Actions, judgments, Orders, assessments, injuries, Taxes, settlements, awards, interest, penalties, fees, costs, expenses (including reasonable attorneys’ or other professional fees and disbursements, court costs and other costs of enforcing rights hereunder), or any other adverse effect whatsoever (including any diminution in value), whether or not involving the claim of another Person, but excluding any exemplary or punitive damages (except to the extent such exemplary or punitive damages are awarded to a third party).

“Material Contracts” shall have the meaning set forth in Section 3.16(a).

“Material Payors” shall have the meaning set forth in Section 3.16(a)(ii).

“Material Permits” shall have the meaning set forth in Section 3.06(a).

“Medicaid” means Title XIX of the Social Security Act, codified at 42 U.S.C. § 1396 et seq.

“Medicare” means Title XVIII of the Social Security Act, codified at 42 U.S.C. § 1396 et seq.

“Medicare Advantage” means Part C of Title XVIII of the Social Security Act, codified at 42 U.S.C. § 1395w-21 et seq.

“Merger Corp” and “Merger Corps” shall have the meaning set forth in the Blocker Transaction Agreement.

“Merger Sub” shall have the meaning set forth in the Preamble.

“Merger Sub Units” shall mean units of membership interests in Merger Sub, as determined in accordance with the Organizational Documents of Merger Sub.

“Merger Sub” and “Merger Subs” shall have the meaning set forth in the Preamble.

“Multiemployer Plan” shall have the meaning set forth in Section 3.10(c).

“National Provider Identifier” means a unique, 10-position numeric health identifier issued to a covered health care provider, as that term is defined at 45 C.F.R. § 162.406, by the National Provider System, as that term is used in 45 C.F.R. § 162.408.

“Net Closing Cash” means an amount equal to the difference between (i) the aggregate amount of unrestricted cash that will be held by Foresight and the Surviving Company immediately following the Closing and assuming for the purposes of the foregoing calculation that all Company Closing Cash Consideration has been paid simultaneously with the Closing (but expressly excluding all cash held by the Company, the Company Subsidiaries and the Affiliated Providers (determined on a consolidated basis) as of immediately prior to the Closing) minus (ii) the aggregate amount of all Expenses incurred by Foresight, the Company, the Company Subsidiaries and the Affiliated Providers in connection with the Transaction that remain unpaid as of immediately following the Closing.

“New Stock Incentive Plan” means the new omnibus stock incentive plan for Foresight, in form and substance reasonably acceptable to Foresight and the Company, that provides for the grant of awards to employees and other service providers of Foresight and its Subsidiaries (including the Company and the Company Subsidiaries) in the form of options, restricted stock, restricted stock units, or other equity-based awards based on shares of Foresight Common Stock, which plan shall reserve for issuance a number of shares of Foresight Common Stock equal to approximately fifteen percent (15%) of the total outstanding shares of Foresight Common Stock (on a fully-diluted basis) immediately after the P3 Effective Time, or such greater amount as otherwise mutually determined by the Company and Foresight based on advice of an independent third-party compensation consultant.

“Open Source Software” means any Software that is licensed pursuant to: (i) any license that is a license now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL); (ii) any license to Software that is considered “free” or “open source software” by the Open Source Foundation or the Free Software Foundation; or (iii) any Reciprocal License, in each case whether or not source code is available or included in such license.

“Order” means any order, consent, writ, judgment, decision, injunction, decree, subpoena, ruling, verdict, determination or award of any Governmental Authority, or entered into by or with any Governmental Authority.

“Organizational Documents” means: (i) in the case of a Person that is a corporation or a company, its articles or certificate of incorporation and its bylaws, memorandum of association, articles of association, regulations or similar governing instruments required by the laws of its jurisdiction of formation or organization; (ii) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (iii) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (iv) in the case of a Person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the laws of its jurisdiction of organization.

“Other Relevant Persons” shall have the meaning set forth in Section 3.24.

“Outside Date” shall have the meaning set forth in Section 8.01(b).

“Payment Spreadsheet” shall have the meaning set forth in Section 2.03(a).

“PCAOB” means the Public Company Accounting Oversight Board.

“PCAOB Audited Financials” shall have the meaning set forth in Section 6.09(a).

“Permit” means any franchise, grant, authorization, license, identifier numbers (including National Provider Identifiers), registration, notification, permit, easement, variance, exception, exemption, consent, certificate, approval and order of, available from or required by or from any Governmental Authority under any Laws, or a CMS-approved accrediting organization.

“Person” means any individual, company, corporation, partnership, limited partnership, limited liability company, proprietorship, joint venture, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association, business organization, entity or Governmental Authority.

“Personal Information” means, to the extent provided to the Company or any Company Subsidiary, information that identifies, could be used to identify or is otherwise identifiable with an individual, including (a) name, physical address, telephone number, email address, financial information, financial account number or government-issued identifier (including Social Security number, driver’s license number, passport number), medical, health, or insurance information, gender, date of birth, educational or employment information, and any other data used or intended to be used to identify, contact or precisely locate an individual (e.g., geolocation data); (b) Internet Protocol addresses, device identifiers or other persistent identifiers, to the extent such information set forth in (a)-(b) is personally identifiable information under Data Protection Laws, including “protected health information,” “personally identifiable information” or “personal information” as such terms are defined under Data Protection Laws.

“PHI” shall have the meaning set forth in Section 3.23(a).

“Physician” means (i) a doctor of medicine or osteopathy legally authorized to practice medicine and surgery by the State in which he or she performs such function or action, or (ii) a doctor of podiatric medicine who is legally authorized to practice podiatry by the State in which he or she performs such functions.

“PIPE Agreements” means those certain Common Stock Subscription Agreements entered into by and between Foresight and each of the PIPE Investors in connection with the Transactions.

“PIPE Investors” means those certain investors that are a party to any of the PIPE Agreements.

“PIPE Proceeds” shall have the meaning set forth in Section 1.07(a).

“Plans” means, collectively, (i) all employee benefit plans (as defined in Section 3(3) of ERISA), (ii) all phantom equity, profits interests, bonus, option, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, paid time off or change in control or other benefit plans, programs or arrangements, and (iii) all employment, consulting, termination, severance or other similar Contracts, in each case, under which the Company or any Company Subsidiary otherwise has any liability or obligation, or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary, in each case, for the benefit of any current or former employee, officer, director, manager and/or consultant of the Company or any Company Subsidiary or any dependent or beneficiary thereof, other than any statutory plan, program or arrangement that is required under applicable Laws and maintained by any Governmental Authority.

“Post-Signing Period” shall have the meaning set forth in Section 5.01(a).

“PPP Loan” means any loan received by the Company or any Company Subsidiary pursuant to the Paycheck Protection Program under the Small Business Administration 7(a) Loan Program, as implemented by the CARES Act, including any interest, penalties, or other amounts with respect thereto.

“Preferred Stock” means the preferred stock, par value $0.0001 per share, of Foresight.

“Privacy and Data Security Requirements” means (i) Data Protection Laws, (ii) provisions of any Contracts to which the Company or any Company Subsidiary is bound imposing obligations with respect to the collection, use, security, or transfer of Personal Information or Business Data, and (iii) Privacy Policies.

“Privacy Policies” means the Company’s and the Company Subsidiaries’ (i) external-facing policies or notices provided to third parties relating to Personal Information, privacy and/or the security of Business Data, Business Systems and other information (e.g., posted privacy policies, notices provided in connection with the collection, handling or use of Personal Information), and (ii) internal privacy policies.

“Private Program” means contractual arrangements with private third-party payors that are not a Governmental Authority (such as managed care companies, managed care organizations, insurance companies, provider networks, health maintenance organizations, and third-party payor reimbursement and insurance programs), but including such third-party payors that contract with any Governmental Authority to administer or pay reimbursement to providers or beneficiaries funded in whole or in part by a Government Program (such as Medicare Advantage plans and state Medicaid managed care plans).

“Prospectus” means the final prospectus of Foresight, dated as of February 9, 2021.

“Proxy Proposals” shall have the meaning set forth in Section 6.01(a).

“Proxy Statement” shall have the meaning set forth in Section 6.01(a).

“P3 Certificate of Merger” shall have the meaning set forth in Section 1.03.

“P3 Effective Time” shall have the meaning set forth in Section 1.03.

“P3 Merger” shall have the meaning set forth in Section 1.01(d).

“P3 Warrant” means any outstanding unexercised warrant to purchase any Company Membership Units or any other equity interests of the Company granted on or prior to the P3 Effective Time to any Person, including (i) that certain Warrant No. D-1, issued on November 19, 2020, by the Company to CRG Partners IV L.P. to purchase 430,418 Class D Units of the Company, and (ii) that certain Warrant No. D-2, issued on November 19, 2020, by the Company to CRG Partners IV – Parallel Fund “C” (Cayman) L.P. to purchase 427,933 Class D Units of the Company.

“Real Property Lease” shall have the meaning set forth in Section 3.12(b).

“Reciprocal License” means a license of an item of Software (the “Reciprocally Licensed Software”) that requires or that conditions any rights granted in such license upon: (i) the disclosure, distribution or licensing of any other Software (other than such item of Reciprocally Licensed Software as provided by a third party in its unmodified form); (ii) a requirement that any disclosure, distribution or licensing of any other Software (other than such item of Reciprocally Licensed Software in its unmodified form) be at no charge; (iii) a requirement that any other licensee of such Reciprocally Licensed Software be permitted to access the source code of, modify, make derivative works of, or reverse-engineer any other Software; (iv) a requirement that any other Software be redistributable by other licensees of such Reciprocally Licensed Software; or (v) the grant of any patent rights (other than patent rights in such item of Reciprocally Licensed Software), including non-assertion or patent license obligations (other than patent obligations relating to the use of such item of Reciprocally Licensed Software).

“Redemption Rights” means the redemption rights provided for in Section 9.2 of Article IX of the Foresight Certificate of Incorporation.

“Redemption Shares” means shares of Foresight Common Stock redeemed by the holders thereof prior to the Closing pursuant to such holders’ Redemption Rights.

“Registration Rights and Lock-Up Agreement” shall have the meaning set forth in Section 7.02(k).

“Regulation S-K” means Regulation S-K under the Securities Act.

“Regulation S-X” means Regulation S-X under the Securities Act.

“Remedies Exceptions” shall have the meaning set forth in Section 3.04.

“Representative Matters” shall have the meaning set forth in Section 9.11(a).

“SEC” shall have the meaning set forth in Section 4.07(a).

“Securities Act” shall have the meaning set forth in Section 4.07(a).

“Software” means computer software programs and software systems, including databases, compilations, tool sets, compilers, higher level or “proprietary” languages and related documentation and materials, whether in source code, object code or human readable form, all descriptions, flow-charts and other work product used to design, plan, organize, maintain, support or develop any of the foregoing, the technology supporting, and the contents and audiovisual displays on any websites, and all documentation, including programmers’ notes and source code annotations, user manuals and training materials relating to any of the foregoing, including any translations thereof.

“Specified Claims” shall have the meaning set forth in Section 6.13(a).

“Sponsor” means Foresight Sponsor Group, LLC, a Delaware limited liability company.

“Stark Law” means the Federal Physician Self-Referral Law, Section 1877 of the Social Security Act (42 U.S.C. § 1395nn), and its implementing regulations, as amended, collectively with any successor law or regulations.

“Subsidiary” or “Subsidiaries” of the Company, the Surviving Company, Foresight or any other Person means an Affiliate controlled by such Person, directly or indirectly, through one or more intermediaries.

“Support Agreement” shall have the meaning set forth in the Recitals.

“Surviving Company” shall have the meaning set forth in Section 1.01(d).

“Surviving Company Common Units” means units of the Surviving Company designated as Common Units under the Surviving Company LLC Agreement to be issued at the P3 Effective Time.

“Surviving Company LLC Agreement” shall have the meaning set forth in Section 1.05.

“Tax” (including, with correlative meaning, the term “Taxes”), includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, capital stock, severances, stamp, payroll, sales, net worth, escheat, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

“Tax Receivable Agreement” shall have the meaning set forth in Section 7.02(i).

“Tax Return” means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns, as well as attachments thereto and amendments thereof) required to be supplied to a Tax authority relating to Taxes.

“Terminating Company Breach” shall have the meaning set forth in Section 8.01(e).

“Terminating Foresight Breach” shall have the meaning set forth in Section 8.01(f).

“Termination Fee” shall have the meaning set forth in Section 8.03.

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the Ancillary Agreements, and all other agreements, certificates and instruments executed and delivered by any of the parties hereto as required by this Agreement.

“Transactions” mean the transactions contemplated by this Agreement and the Transaction Documents.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

“Trust Account” shall have the meaning set forth in Section 4.16(a).

“Trust Account Cash” shall have the meaning set forth in Section 1.07(a).

“Trust Agreement” shall have the meaning set forth in Section 4.16(a).

“Trust Claims” shall have the meaning set forth in Section 5.04(b).

“Trust Fund” shall have the meaning set forth in Section 4.16(a).

“Trustee” shall have the meaning set forth in Section 4.16(a).

“Unit Warrant Agreement” shall have the meaning set forth in Section 1.07(b).

“Unvested Time Incentive Units” shall have the meaning set forth in Section 2.01(b).

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses

“Warrant Accounting Matter” shall have the meaning set forth in Section 4.07(c).

“Warrant Exchange Offer/Solicitation” shall have the meaning set forth in Section 6.01(e).

“Warrant Offering Documents” shall have the meaning set forth in Section 6.01(e).

“Withholding Certificate” shall have the meaning set forth in Section 2.04.

(b) Unless otherwise expressly provided in this Agreement, for purposes of this Agreement, the following rules of interpretation shall apply:

(i) Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a not a Business Day, the period in question shall end on the next succeeding Business Day.

(ii) Dollars. Any reference in this Agreement to $ or “dollars” means U.S. dollars.

(iii) Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(iv) Headings. The provision of a table of contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Article” or “Section” are to the corresponding Article or Section of this Agreement unless otherwise specified.

(v) Herein. The words such as “herein,” “hereinafter,” “hereof,” “hereunder”, “hereto” and other similar expressions refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(vi) To the Extent. The phrase “to the extent” shall mean the degree to which a subject or other matter extends, and such phrase shall not simply mean “if”.

(vii) Date Hereof. The phrase “date hereof” means the date that this Agreement is entered into.

(viii) Including. The word “including” shall mean “including without limitation”.

(ix) Or. The word “or” shall be inclusive and not exclusive (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”), unless used in conjunction with “either” or the like.

(x) Made Available. Any reference in this Agreement to documents or information having been made available or provided to Foresight (or phrases having similar import) means that such documents were posted to the electronic datasite with the project name “Pion3er” maintained by Datasite in connection with the transactions contemplated by this Agreement on or before 3:00 p.m. (New York City time) on the Business Day prior to the date of this Agreement.

SECTION 9.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 9.05 Entire Agreement; Assignment; Acknowledgments. This Agreement and the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof. This Agreement (or any rights or obligations hereunder) shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any party hereto without the prior written consent of the other parties hereto. Each party hereto understands, acknowledges and agrees that (a) the representations, warranties, covenants, agreements and undertakings of the other parties to this Agreement are the sole and exclusive representations, warranties, covenants, agreements and undertakings of the other parties hereto relating to or made in connection with the transactions contemplated by this Agreement, (b) no other party hereto makes, and no other party hereto has made, any promises, representations, warranties, covenants, agreements or undertakings, express or implied, in connection with the transactions contemplated by this Agreement (other than those expressly set forth in this Agreement) and neither such party nor any Agent of such party has relied on or entered into this Agreement in reliance on, and such party, on its own behalf and on behalf of all of such party’s Agents, hereby expressly disclaims, any promise, representation, warranty, covenant, agreement or undertaking not expressly set forth in this Agreement, and (c) no Person has been authorized by any other party hereto to make any promise, representation, warranty, covenant, agreement or undertaking relating to such other party hereto or otherwise in connection with the transactions contemplated by this Agreement (other than those expressly set forth in this Agreement) and, if made, none of such promises, representations, warranties, covenants, agreements or undertakings were relied upon by such party hereto or any Agent of such party hereto and all of them are hereby expressly disclaimed.

SECTION 9.06 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Transactions) in the Chosen Courts without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity. Each party hereto hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

SECTION 9.07 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.05 and Section 6.13 (which are intended to be for the benefit of the Persons and the Indemnified Parties, respectively, covered thereby and may be enforced by such Persons and the Indemnified Parties, respectively).

SECTION 9.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the Delaware Chancery Court, or if such court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware (such courts, giving effect to the foregoing priority, the “Chosen Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of the Chosen Courts for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that (i) such party is not subject personally to the jurisdiction of the Chosen Courts, (ii) such party’s property is exempt or immune from attachment or execution, (iii) the Action is brought in an inconvenient forum, (iv) the venue of the Action is improper, or (v) this Agreement or the Transactions may not be enforced in or by any of the Chosen Courts.

SECTION 9.09 Waiver of Jury Trial. Each party hereto hereby waives to the fullest extent permitted by applicable law any right such party may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each party hereto (a) certifies that no Agent of any other party hereto has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.09.

SECTION 9.10 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 9.11 Administrative Agent.

(a) The Administrative Agent will be approved to hold for the benefit of and disburse certain funds to the Company Unitholders (including Foresight after the Consolidation Mergers) with respect to the matters expressly set forth in this Agreement to be performed by the Administrative Agent (the “Representative Matters”).

(b) Following the Closing, the Administrative Agent shall use the Holdback Amount to pay any fees, costs, expenses or other obligations incurred by the Administrative Agent acting in its capacity as such. The appointment of the Administrative Agent by the Company shall provide that after such time as the Administrative Agent reasonably determines all Representative Matters have been resolved, the Administrative Agent shall allocate and disburse any remaining Holdback Amount to the Company Unitholders (including Foresight as the successor of the Blockers) in a manner consistent with the allocation of the Company Closing Consideration in Section 2.03 (but taking into account the prior hypothetical distributions of (i) the Company Closing Consideration and (ii) any Incentive Holdback Amount to all Company Unitholders pursuant to the last sentence of Section 2.01(b)). Notwithstanding anything to the contrary contained in this Agreement, Foresight and the Surviving Company and their respective Subsidiaries shall not have any liability or obligation in connection with the use, determination, allocation or disbursement of the Holdback Amount and/or the Incentive Holdback Amount by the Administrative Agent.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

FORESIGHT ACQUISITION CORP.

By:	/s/ Michael Balkin
Name: Michael Balkin Title: Chief Executive Officer

FAC MERGER SUB LLC

By:	/s/ Michael Balkin
Name: Michael Balkin Title: Manager

[Signature Page to Merger Agreement]

P3 HEALTH GROUP HOLDINGS, LLC

By:	/s/ Sherif Abdou
Name: Sherif Abdou Title: Chief Executive Officer

[Signature Page to Merger Agreement]

EXHIBIT A

Form of Amended and Restated Certificate of Incorporation of Foresight

[See Attached]

CERTIFICATE OF INCORPORATION

OF

[P3 PUBCO], INC.

ARTICLE X

The name of the corporation is [P3 PubCo], Inc. (the “Corporation”).

ARTICLE XI

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE XII

The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”), including, without limitation, (i) investing in securities of [P3 NewCo], LLC, a Delaware limited liability company, or any successor entities thereto (“P3 Newco LLC”) and any of its subsidiaries, (ii) exercising all rights, powers, privileges and other incidents of ownership or possession with respect to the Corporation’s assets, including managing, holding, selling and disposing of such assets and (iii) engaging in any other activities incidental or ancillary thereto.

ARTICLE XIII

SECTION 13.01 Authorized Stock. The total number of shares of all classes of stock that the Corporation is authorized to issue is one billion, ten million (1,010,000,000), consisting of three classes as follows:

(a) eight hundred million (800,000,000) shares of Class A common stock, with a par value of $[0.0001] per share (the “Class A Common Stock”);

(b) two hundred million ([ 🌑 ],000,000) shares of Class V common stock, with a par value of $[0.0001] per share (the “Class V Common Stock”); and

(c) ten million (10,000,000) shares of preferred stock, with a par value of $[0.0001] per share (the “Preferred Stock”).

SECTION 13.02 Preferred Stock. The board of directors of the Corporation (the “Board of Directors”) is authorized, subject to any limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for the issuance of shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series and to fix the powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, restrictions on the issuance of shares of such series, the dissolution preferences and the rights in respect of any distribution of assets of any wholly unissued series of Preferred Stock, or any of them and to increase or decrease the number of shares of any series so created (except where otherwise provided in the Preferred Stock Designation), subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the authorized number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series (except where otherwise provided in the Preferred Stock Designation). There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors or by a duly authorized committee of the Board of Directors, providing for the issuance of the various series of Preferred Stock.

SECTION 13.03 Number of Authorized Shares. The number of authorized shares of any of the Class A Common Stock, Class V Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, without a separate vote of any holders of shares of Class A Common Stock, Class V Common Stock or Preferred Stock, or of any series thereof, irrespective of the provisions of Section 242(b)(2) of the DGCL, unless a separate vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

SECTION 13.04 Common Stock. The powers, preferences and rights of the Class A Common Stock and the Class V Common Stock, and the qualifications, limitations or restrictions thereof are as follows:

(a) Voting Rights. Except as otherwise required by law,

(i) Each share of Class A Common Stock shall entitle the record holder thereof as of the applicable record date to one vote per share in person or by proxy on all matters submitted to a vote of the holders of Class A Common Stock, whether voting separately as a class or otherwise.

(ii) Each share of Class V Common Stock shall entitle the record holder thereof as of the applicable record date to one vote per share in person or by proxy on all matters submitted to a vote of the holders of Class V Common Stock, whether voting separately as a class or otherwise.

(iii) Except as otherwise required in this Certificate of Incorporation, the holders of shares of Class A Common Stock and Class V Common Stock shall vote together as a single class (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Class A Common Stock and Class V Common Stock, as a single class with such holders of Preferred Stock) on all matters submitted to a vote of stockholders of the Corporation.

(b) Dividends and Distributions. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Class A Common Stock out of the assets or funds of the Corporation that are by law available therefor, at such times and in such amounts as the Board of Directors in its discretion shall determine. Other than in connection with a dividend declared by the Board of Directors in connection with a “poison pill” or similar stockholder rights plan, dividends shall not be declared or paid on the Class V Common Stock and the holders of shares of Class V Common Stock shall have no right to receive dividends in respect of such shares of Class V Common Stock.

(c) Liquidation Rights. In the event of liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and after making provisions for preferential and other amounts, if any, to which the holders of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to payments in liquidation shall be entitled, the remaining assets and funds of the Corporation available for distribution shall be divided among and paid ratably to the holders of all outstanding shares of Class A Common Stock and Class V Common Stock in proportion to the number of shares held by each such stockholder; provided, that each holder of shares of Class V Common Stock shall be entitled to receive $0.0001 per share of Class V Common Stock owned of record by such holder on the record date for such distribution, and upon receiving such amount, the holders of shares of Class V Common Stock, in their capacity as such, shall not be entitled to receive any other assets or funds of the Corporation. A Change of Control (other than approval of a plan of complete liquidation or dissolution of the Corporation) shall not be considered to be a dissolution, liquidation or winding up of the Corporation within the meaning of this Section 4.4(c).

(d) Class V Common Stock.

(i) From and after the effectiveness of this Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), shares of Class V Common Stock may be issued only to, and registered only in the name of, the Prior P3 Owners (as defined below), their respective successors and assigns as well as their Permitted Transferees (as defined below) in accordance with Section 4.5 (the Prior P3 Owners together with all such subsequent successors, assigns and Permitted Transferees, collectively, the “Permitted Class V Owners”) and the aggregate number of shares of Class V Common Stock at any time registered in the name of each such Permitted Class V Owner must be equal to the aggregate number of Common Units (as defined below) held of record at such time by such Permitted Class V Owner under the LLC Agreement (as defined below). As used in this Certificate of Incorporation, (A) “Prior P3 Owner” means each of the members (other than the Corporation) of [P3 NewCo] LLC, as set forth on Schedule 1 of the LLC Agreement (as defined below) as of the Effective Time, (B) “Common Unit” means a membership interest in [P3 NewCo LLC], authorized and issued under the

Amended and Restated Limited Liability Company Agreement of [P3 NewCo] LLC, dated as of the date hereof, as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “LLC Agreement”), and constituting a “Common Unit” as defined in such LLC Agreement and (C) “Permitted Transferee” has the meaning given to it in the LLC Agreement.

(ii) The Corporation shall, to the fullest extent permitted by law, undertake all necessary and appropriate action to ensure that the number of shares of Class V Common Stock issued by the Corporation at any time to, or otherwise held of record by, any Permitted Class V Owner shall be equal to the aggregate number of Common Units held of record at such time by such Permitted Class V Owner in accordance with the terms of the LLC Agreement.

(iii) In the event that there is a Change of Control (as defined below) of the Corporation, which Change of Control was approved by the Board of Directors prior to or simultaneously with such Change of Control, then the holders of shares of Class V Common Stock shall not be entitled to receive more than $[0.0001] per share of Class V Common Stock, whether in the form of consideration for such shares or in the form of a distribution of the proceeds of a sale of all or substantially all of the assets of the Corporation with respect to such shares.

SECTION 13.05 Transfer of Class V Common Stock.

(a) A holder of Class V Common Stock may surrender shares of Class V Common Stock to the Corporation for cancellation for no consideration at any time. Following the surrender, or other acquisition, of any shares of Class V Common Stock to or by the Corporation, the Corporation will take all actions necessary to cancel and retire such shares and such shares shall not be re-issued by the Corporation.

(b) Except as set forth in Section 4.5(a), a holder of Class V Common Stock may transfer or assign shares of Class V Common Stock (or any legal or beneficial interest in such shares) (directly or indirectly, including by operation of law) only to a Permitted Transferee of such holder or to a non-Permitted Transferee with the approval in advance and in writing by the Corporation, and only if such holder also simultaneously transfers an equal number of such holder’s Common Units to such Permitted Transferee or such non-Permitted Transferee, as applicable, in compliance with the LLC Agreement. The transfer restrictions described in this Section 4.5(b) are collectively referred to as the “Restrictions.”

(c) Any purported transfer of shares of Class V Common Stock in violation of the Restrictions shall be null and void. If, notwithstanding the Restrictions, a Person shall, voluntarily or involuntarily, purportedly become or attempt to become, the purported owner (“Purported Owner”) of shares of Class V Common Stock in violation of the Restrictions, then the Purported Owner shall not obtain any rights in, to or with respect to such shares of Class V Common Stock (the “Restricted Shares”), and the purported transfer of the Restricted Shares to the Purported Owner shall not be recognized by the Corporation, the Corporation’s transfer agent (the “Transfer Agent”) or the Secretary of the Corporation and each Restricted Share shall, to the fullest extent permitted by law, automatically, without any further action on the part of the Corporation, the holder thereof, the Purported Owner or any other party, lose all voting rights as set forth herein and become a non-voting share.

(d) Upon a determination by the Board of Directors (including a majority of the Directors who are disinterested with respect to the relevant transaction serving on the Board of Directors at such time) that a Person has attempted or may attempt to transfer or to acquire Restricted Shares in violation of the Restrictions, the Corporation may take such action as it deems advisable to refuse to give effect to such transfer or acquisition on the books and records of the Corporation, including, without limitation, to cause the Transfer Agent or the Secretary of the Corporation, as applicable, to not record the Purported Owner as the record owner of the Restricted Shares, and to institute proceedings to enjoin or rescind any such transfer or acquisition.

(e) The Board of Directors (including a majority of the Directors who are disinterested with respect to the relevant transaction serving on the Board of Directors at such time) may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by bylaw or otherwise, regulations and procedures not inconsistent with the provisions of this Section 4.5 for determining whether any transfer or acquisition of shares of Class V Common Stock would violate the Restrictions and for the orderly application, administration and implementation of the provisions of this Section 4.5. Any such procedures and regulations shall be kept on file with the Secretary of the Corporation and with the Transfer Agent and shall be made available for inspection by and, upon written request shall be mailed to, holders of shares of Class V Common Stock.

SECTION 13.06 Certificates. All certificates or book entries representing shares of Class V Common Stock shall bear a legend substantially in the following form (or in such other form as the Board of Directors may determine):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT. THE SECURITIES REPRESENTED BY THIS [CERTIFICATE][BOOK ENTRY] ARE SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION AS IT MAY BE AMENDED AND/OR RESTATED (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR).

SECTION 13.07 Fractions. Class A Common Stock and Class V Common Stock may be issued and transferred in fractions of a share which shall entitle the holder to exercise fractional voting rights and to have the benefit of all other rights of holders of Class A Common Stock and Class V Common Stock, as applicable. Holders of shares of Class A Common Stock and, subject to the Restrictions, holders of Class V Common Stock shall be entitled to transfer fractions thereof and the Corporation shall, and shall cause the Transfer Agent to, facilitate any such transfers, including by issuing certificates or making book entries representing any such fractional shares. For all purposes of this Certificate of Incorporation, all references to Class A Common Stock and Class V Common Stock or any share thereof (whether in the singular or plural) shall be deemed to include references to any fraction of a share of such Class A Common Stock or Class V Common Stock.

SECTION 13.08 Amendment. Except as otherwise required by law or this Certificate of Incorporation (including any Preferred Stock Designation), holders of Class A Common Stock and Class V Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or the DGCL.

ARTICLE XIV

SECTION 14.01 Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares or other securities at least as many shares or other securities equal to the then-outstanding number of Units (as defined in the LLC Agreement) held by the holders of Units (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) subject to Redemption (as defined in the LLC Agreement) from time to time.

SECTION 14.02 Splits. If the Corporation at any time combines or subdivides (by any stock split, stock dividend, recapitalization, reorganization, merger, amendment of this Certificate of Incorporation, scheme, arrangement or otherwise) the number of shares of Class A Common Stock into a greater or lesser number of shares, the shares of Class V Common Stock outstanding immediately prior to such subdivision shall be proportionately similarly combined or subdivided such that the ratio of shares of outstanding Class V Common Stock to shares of outstanding Class A Common Stock immediately prior to such subdivision shall be maintained immediately after such combination or subdivision. Any adjustment described in this Section 5.2 shall become effective at the close of business on the date such combination or subdivision becomes effective. In no event shall the shares of Class V Common Stock be split, subdivided, or combined (including by way of stock dividend) unless the outstanding shares of Class A Common Stock shall be proportionately split, subdivided or combined, and in no event shall the shares of Class A Common Stock be split, subdivided, or combined (including by way of stock dividend) unless the outstanding shares of Class V Common Stock shall be proportionately split, subdivided or combined.

ARTICLE XV

The Bylaws of the Corporation (the “Bylaws”) may be altered, amended or repealed, and new bylaws made, by the affirmative vote of a majority of the Whole Board of Directors.

ARTICLE XVI

SECTION 16.01 Ballot. Elections of directors (each such director, in such capacity, a “Director”) need not be by written ballot unless the Bylaws shall so provide.

SECTION 16.02 Number and Terms of the Board of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of Directors shall be fixed from time to time exclusively by a majority of the Whole Board of Directors. For purposes of this Certificate of Incorporation, the term “Whole Board of Directors” shall mean the total number of authorized directors (from time to time) whether or not there exist any vacancies in previously authorized directorships.

SECTION 16.03 Newly Created Directorships and Vacancies. Except as otherwise required by law and the separate rights of the holders of any series of Preferred Stock then outstanding, unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, disqualification, removal from office or other cause shall be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director entitled to vote thereon, and not by the stockholders. Any Director so chosen shall hold office until the next election of the class for which such Director shall have been chosen and until his successor shall be elected and qualified.

SECTION 16.04 Removal for Cause. Subject to the rights of the holders of any series of Preferred Stock then outstanding, for as long as this Certificate of Incorporation provides for a classified Board of Directors, any Director, or the entire Board of Directors, may otherwise be removed only for cause by an affirmative vote of at least a majority of the voting power of all the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, at a meeting duly called for that purpose.

SECTION 16.05 [Classified Board. At the Effective Time, the Directors shall be classified, with respect to the time for which they shall hold their respective offices, by dividing them into three classes, with each Director then in office to be designated as a Class I Director, a Class II Director or a Class III Director, with each class to be apportioned as nearly equal in number as possible. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders of the Corporation following the Effective Time; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the Effective Time; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the Effective Time. At each annual meeting of stockholders beginning with the first annual meeting of stockholders following the Effective Time, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the third annual meeting of stockholders to be held following their election, with each Director in each such class to hold office until his or her successor is duly elected and qualified, subject to such Director’s earlier death, resignation or removal in accordance with Section 7.4 of this Amended and Restated Certificate of Incorporation. The Board of Directors is authorized to assign each Director already in office at the Effective Time, as well as each Director elected or appointed to a newly created directorship due to an increase in the size of the Board of Directors, to Class I, Class II or Class III. The provisions of this Section 7.5 are subject to the rights of the holders of any class or series of Preferred Stock to elect directors and such directors need not serve classified terms.]1

[1]	Note to Form: Parties to determine Board classification, if any, pre-Closing.

SECTION 16.06 Notice. Advance notice of stockholder nominations for election of Directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.

ARTICLE XVII

Subject to the terms of any series of Preferred Stock, any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

ARTICLE XVIII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, that any amendment (including by merger, consolidation or otherwise) to this Certificate of Incorporation that gives holders of the Class V Common Stock (i) any rights to receive dividends or any other kind of distribution, (ii) any right to convert into or be exchanged for Class A Common Stock or (iii) any other economic rights shall, in addition to the affirmative vote of at least a majority of the voting power of all of the outstanding voting stock of the Corporation entitled to vote, also require the affirmative vote of a majority of shares of Class A Common Stock voting separately as a class. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any Person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any sentence of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other Persons and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XIX

The Corporation shall indemnify, and advance expenses to, each current or former Director or officer of the Corporation to the fullest extent permitted by Section 145 of the DGCL as it presently exists or may hereafter be amended. The Corporation is authorized to indemnify, and advance expenses to, each current or former employee or agent of the Corporation to the fullest extent permitted by Section 145 of the DGCL as it presently exists or may hereafter be amended. To the fullest extent permitted by the laws of the State of Delaware as it exists on the date hereof or as it may hereafter be amended, no Director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of his or her fiduciary duties as a director. No amendment to, or modification or repeal of, this Article X shall adversely affect any right or protection of a Director or of any officer, employee or agent of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.

ARTICLE XX

Unless the Corporation consents in writing to the selection of an alternative forum, (a) (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation, the Bylaws or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery of the State of Delaware (the “Court of Chancery”), or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (b) the federal district courts of the United States (the “Federal Courts”) shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. If any action, the subject matter of which is within the scope of the first sentence of this Article XI, is filed in a court other than the Court of Chancery or the Federal Courts, as applicable, (a “Foreign Action”) in the name of any stockholder of the Corporation, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery or the Federal Courts, as applicable, in connection with any action brought in any such court to enforce the first sentence of this Article XI and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI. Notwithstanding the foregoing, this Article XI shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act.

ARTICLE XXI

SECTION 21.01 Definitions. As used in this Certificate of Incorporation, the following terms shall have the following meaning:

(a) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person;

(b) “Associate,” when used to indicate a relationship with any Person, means: (i) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer, manager or partner or is, directly or indirectly, the owner of 20% or more of any class of shares of voting stock of the Corporation; (ii) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.

(c) “Change of Control” means the occurrence of any of the following events: (1) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and excluding the Permitted Transferees) becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares of Class A Common Stock, Class V Common Stock, Preferred Stock and/or any other class or classes of capital stock of the Corporation (if any) representing in the aggregate more than 50% of the voting power of all of the outstanding voting stock of the Corporation; (2) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated a transaction or series of related transactions for the sale, lease, exchange or other disposition, directly or indirectly, by the Corporation of all or substantially all of the Corporation’s assets (including a sale of all or substantially all of the assets of [P3 NEWCO] LLC); (3) there is consummated a merger or consolidation of the Corporation or [P3 NEWCO] LLC with any other corporation or entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Corporation outstanding immediately prior to such merger or consolidation do not continue to represent, or are not converted into, voting securities representing in the aggregate more than 50% of the voting power of all of the outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a subsidiary, the ultimate parent thereof; or (4) the Corporation ceases to be the sole managing member of [P3 NEWCO] LLC. Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the beneficial owners of the Class A Common Stock, Class V Common Stock, Preferred Stock and/or any other class or classes of capital stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

(d) “Control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise. A Person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such Person holds voting stock, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(e) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

(f) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a Person that individually or with or through any of its Affiliates or Associates:

(i) beneficially owns such stock, directly or indirectly; or

(ii) has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the owner of any stock because of such Person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more Persons; or

(iii) has any agreement, arrangement or understanding, for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing such stock, with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such stock.

(g) “Person” means, except as otherwise provided in the definition of “Change of Control,” any individual, corporation, partnership, limited liability company, unincorporated association or other entity.

(h) “Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

(i) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(j) “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentages of the votes of such voting stock.

ARTICLE XXII

SECTION 22.01 Corporate Opportunity.

(a) To the fullest extent permitted by the laws of the State of Delaware and in accordance with Section 122(17) of the DGCL, (i) the Corporation hereby renounces all interest and expectancy that it otherwise would be entitled to have in, and all rights to be offered an opportunity to participate in, any business opportunity that from time to time may be presented to [SPONSOR] or its Affiliates (other than the Corporation and its subsidiaries), and any of its or their respective principals, members, directors, partners, stockholders, officers, employees or other representatives (other than any such Person who is also an officer or employee of the Corporation or its subsidiaries), or any Director or stockholder who is not employed by the Corporation or its subsidiaries (each such Person, an “Exempt Person”); (ii) no Exempt Person will have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which the Corporation or its subsidiaries from time to time is engaged or proposes to engage or (2) otherwise competing, directly or indirectly, with the Corporation or any of its subsidiaries; and (iii) if any Exempt Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity both for such Exempt Person or any of his or her respective Affiliates, on the one hand, and for the Corporation or its subsidiaries, on the other hand, such Exempt Person shall have no duty to communicate or offer such transaction or business opportunity to the Corporation or its subsidiaries and such Exempt Person may take any and all such transactions or opportunities for itself or offer such transactions or opportunities to any other Person. Notwithstanding the foregoing, the preceding sentence of this Section 13.1(a) shall not apply to any potential transaction or business opportunity that is expressly offered to a Director, executive officer or employee of the Corporation or its subsidiaries, solely in his or her capacity as a Director, executive officer or employee of the Corporation or its subsidiaries.

(b) Subject to the final sentence of the foregoing clause (a), no Exempt Person shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (i) engaging in and possessing interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business in which the Corporation or any of its subsidiaries now engages or proposes to engage or (ii) competing with the Corporation or any of its subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other Person, and, to the fullest extent permitted by law, no Exempt Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Exempt Person engages in any such activities; provided, that for the avoidance of doubt, the foregoing waiver shall not apply to any other fiduciary duty that may be applicable to such Exempt Person under applicable law.

(c) To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XIII.

(d) For so long as any Person nominated [SPONSOR] serves as a Director (a “Sponsor Designee”), then any alteration, amendment, addition to or repeal of this Article XIII that has more than a de minimis adverse impact on the rights or obligations of such Sponsor Designee under this Article XIII shall require the approval of the Board of Directors, which approval shall include the approval of at least one Sponsor Designee; provided, however, that the foregoing sentence shall not apply to any alteration, amendment, addition to or repeal of this Article XIII effected in furtherance of, or in connection with, any transaction or series of related transactions that would result in a Change of Control, where such alteration, amendment, addition to or repeal is effective from and after such Change of Control. Neither the alteration, amendment, addition to or repeal of this Article XIII, nor the adoption of any provision of this Certificate of Incorporation (including any Preferred Stock Designation) inconsistent with this Article XIII, shall eliminate or reduce the effect of this Article XIII in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article XIII, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article XIII shall not limit any protections or defenses available to, or indemnification or advancement rights of, any Director or officer of the Corporation under this Certificate of Incorporation, the Bylaws or applicable law.

ARTICLE XXIII

If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible and without limiting any other provisions of this Certificate of Incorporation (or any other provision of the Bylaws or any agreement entered into by the Corporation), the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to, or for the benefit of, the Corporation to the fullest extent permitted by law.

To the fullest extent permitted by law, each and every Person purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (a) this Certificate of Incorporation, (b) the Bylaws and (c) any amendment to this Certificate of Incorporation or the Bylaws enacted or adopted in accordance with this Certificate of Incorporation, the Bylaws and applicable law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be signed on this [ 🌑 ], 2021.

[P3 PUBCO], INC.

By:
Name:
Title:

EXHIBIT B

Form of Amended and Restated Bylaws of Foresight

[See Attached]

BYLAWS

OF

[P3 PUBCO], INC.

Dated as of [ 🌑 ], 2021

ii

Article I.

Meetings of Stockholders

Section 1.01 Place of Meetings. Meetings of stockholders of [P3 PUBCO], Inc., a Delaware corporation (the “Corporation”; and such stockholders, the “Stockholders”), may be held at any place, within or without the State of Delaware, as may be designated by or in the manner determined by the board of directors of the Corporation (the “Board of Directors”). In the absence of such designation, meetings of Stockholders shall be held at the principal executive office of the Corporation. The Board of Directors may, in its sole discretion, determine that a meeting of Stockholders shall not be held at any place, but may instead be held solely by means of remote communication authorized by and in accordance with Section 211(a) of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 1.02 Annual Meetings. The annual meeting of Stockholders shall be held for the election of members of the Board of Directors (the “Directors”) at such date and time as may be designated by or in the manner determined by resolution of the Board of Directors from time to time. Any other business as may be properly brought before the annual meeting of Stockholders may be transacted at the annual meeting of Stockholders. The Board of Directors may postpone, reschedule or cancel any annual meeting of Stockholders previously scheduled by the Board of Directors.

Section 1.03 Special Meetings. Special meetings of Stockholders for any purpose or purposes may be called only by the chairperson of the Board of Directors (the “Chairperson”) or pursuant to a resolution adopted by a majority of the Whole Board of Directors then in office. For purposes of these Bylaws, the term “Whole Board of Directors” shall mean the total number of authorized Directors, whether or not there exist any vacancies in previously authorized directorships. Special meetings of Stockholders validly called in accordance with this Section 1.03 of these bylaws (as the same may be amended, restated, amended and restated or otherwise modified from time to time, these “Bylaws”) may be held at such date and time as specified in the applicable notice of such meeting. Notice of every special meeting of Stockholders shall state the purpose or purposes of the meeting, and the business transacted at any special meeting of Stockholders shall be limited to the purpose or purposes stated in the notice. Upon the prior written consent of a majority of the Whole Board of Directors, the Board of Directors may postpone, reschedule or cancel any special meeting of Stockholders previously scheduled by the Chairperson or Board of Directors.

Section 1.04 Notice of Meetings. Whenever Stockholders are required or permitted to take any action at a meeting of Stockholders, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the Stockholders entitled to vote at the meeting (if such date is different from the record date for Stockholders entitled to notice of the meeting) and, in the case of a special meeting of Stockholders, the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law, the Certificate of Incorporation of the Corporation (as the same may be amended, restated, amended and restated or otherwise modified from time to time, the “Certificate of Incorporation”) or these Bylaws, the notice of any meeting of

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Stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each Stockholder entitled to vote at the meeting as of the record date for determining the Stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation.

Section 1.05 Adjournments. Any meeting of Stockholders, annual or special, may be adjourned from time to time by the chairperson of the meeting (or by the Stockholders in accordance with Section 1.06) to reconvene at the same or some other place, if any, and the same or some other time, and notice need not be given to the Stockholders of any such adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting of Stockholders, the Corporation may transact any business which might have been transacted at the original meeting of Stockholders. If the adjournment is for more than 30 days, a notice of the adjourned meeting of Stockholders shall be given to each Stockholder of record entitled to vote at the adjourned meeting of Stockholders. If after the adjournment a new record date for determination of Stockholders entitled to vote is fixed for the adjourned meeting of Stockholders, the Board of Directors shall fix a new record date for determining Stockholders entitled to notice of such adjourned meeting of Stockholders in accordance with Section 1.09(a) of these Bylaws, and shall give notice of the adjourned meeting of Stockholders to each Stockholder of record entitled to vote at such adjourned meeting of Stockholders as of the record date fixed for notice of such adjourned meeting of Stockholders. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation.

Section 1.06 Quorum. At any meeting of the Stockholders, the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation (“Stock”) entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by applicable law, the rules of any stock exchange upon which the Corporation’s securities are listed, the Certificate of Incorporation or these Bylaws. In the absence of a quorum, then either (i) the chairperson of the meeting or (ii) the Stockholders by the affirmative vote of a majority of the voting power of the outstanding shares of Stock entitled to vote thereon, present in person or represented by proxy, shall have the power to adjourn the meeting of Stockholders from time to time in the manner provided in Section 1.05 of these Bylaws until a quorum is present or represented. Where a separate vote by a class or classes or series of Stock is required by applicable law or the Certificate of Incorporation, the holders of a majority of voting power of the shares of such class or classes or series of Stock issued and outstanding and entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

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Section 1.07 Organization. Meetings of Stockholders shall be presided over by the Chairperson or by such other officer of the Corporation or Director as designated by the Board of Directors or the Chairperson, or in the absence of such person or designation, by a chairperson chosen at the meeting by the affirmative vote of a majority of the voting power of the outstanding shares of Stock present or represented at the meeting and entitled to vote at the meeting (provided there is a quorum). The Secretary of the Corporation (“Secretary”) shall act as secretary of the meeting, but in his or her absence, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 1.08 Voting; Proxies. Each Stockholder entitled to vote at any meeting of Stockholders shall be entitled to the number of votes, if any, for each share of Stock held of record by such Stockholder which has voting power upon the matter in question as set forth in the Certificate of Incorporation or, if such voting power is not set forth in the Certificate of Incorporation, one vote per share. Each Stockholder entitled to vote at a meeting of Stockholders or express consent to corporate action in writing without a meeting (if permitted by the Certificate of Incorporation) may authorize another person or persons to act for such Stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy may be authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person (or by means of remote communication, if applicable) or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of Stockholders need not be by written ballot. Unless otherwise provided in the Certificate of Incorporation, at all meetings of Stockholders for the election of Directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect Directors. No holder of shares of Stock shall have the right to cumulate votes. All other elections and questions presented to the Stockholders at a meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority of votes cast (excluding abstentions and broker non-votes) on such matter, unless a different or minimum vote is required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter.

Section 1.09 Fixing Date for Determination of Stockholders of Record.

(a) In order that the Corporation may determine the Stockholders entitled to notice of any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by applicable law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the Stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of and to vote at a meeting of Stockholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which

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the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of Stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for Stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of Stockholders entitled to vote in accordance with the foregoing provisions of Section 1.09(a) at the adjourned meeting.

(b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining Stockholders entitled to consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by applicable law or the Certificate of Incorporation, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law and (ii) if prior action by the Board of Directors is required by applicable law or the Certificate of Incorporation, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 1.10 List of Stockholders Entitled to Vote. The Corporation shall prepare, at least 10 days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting (provided, however, if the record date for determining the Stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the Stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder as of the record date (or such other date). Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting at least 10 days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of Stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any Stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall

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also be open to the examination of any Stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the “stock ledger” shall be the only evidence as to who are the Stockholders entitled to examine the list of Stockholders required by this Section 1.10 or to vote in person or by proxy at any meeting of Stockholders. For purposes of these Bylaws, the term “stock ledger” means one or more records administered by or on behalf of the Corporation in which the names of all of the Corporation’s Stockholders of record, the address and number of shares registered in the name of each such Stockholder, and all issuances and transfers of stock of the Corporation are recorded.

Section 1.11 No Action by Written Consent in Lieu of a Meeting. Stockholders may not take action by written consent in lieu of a meeting.

Section 1.12 Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of Stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of Stockholders, the person presiding at the meeting may, and to the extent required by law, shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of Stock outstanding and the voting power of each such share, (ii) determine the shares of Stock represented at the applicable meeting of the Stockholders and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of Stock represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by applicable law. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.13 Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting of the Stockholders shall be announced at the meeting by the person presiding over the meeting designated in accordance with Section 1.07 of these Bylaws. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of Stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or

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procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to such meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the applicable meeting of Stockholders, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.14 Advance Notice Procedures for Business Brought before a Meeting. This Section 1.14 shall apply to any business that may be brought before an annual meeting of Stockholders other than nominations for election to the Board of Directors at such a meeting, which shall be governed by Section 1.15 of these Bylaws. Stockholders seeking to nominate Persons for election to the Board of Directors must comply with Section 1.15 of these Bylaws, and this Section 1.14 shall not be applicable to nominations for election to the Board of Directors except as expressly provided in Section 1.15 of these Bylaws.

(a) At an annual meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of the Stockholders, business must be (a) specified in a notice of meeting of the Stockholders given by or at the direction of the Board of Directors or a duly authorized committee thereof, (b) if not specified in a notice of meeting of the Stockholders, otherwise brought before the meeting by the Board of Directors or the chairperson of the meeting, or (c) otherwise properly brought before the meeting by a Stockholder present in person who (A)(1) was a Stockholder of record of the Corporation both at the time of giving the notice provided for in this Section 1.14 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 1.14 or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), which proposal has been included in the proxy statement for such annual meeting of the Stockholders. The foregoing clause (c) shall be the exclusive means for a Stockholder to propose business to be brought before an annual meeting of the Stockholders. The only matters that may be brought before a special meeting of the Stockholders are the matters specified in the Corporation’s notice of meeting of the Stockholders given by or at the direction of the Person calling the meeting pursuant to the Certificate of Incorporation and Section 1.03 of these Bylaws. For purposes of these Bylaws, “Person” shall mean any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature,

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and shall include any successor (by merger or otherwise) of such entity. For purposes of this Section 1.14 and Section 1.15 of these Bylaws, “present in person” shall mean that the Stockholder proposing that the business be brought before the annual meeting or special meeting of the Stockholders, as applicable, or, if the proposing Stockholder is not an individual, a qualified representative of such proposing Stockholder, appear in person at such annual or special meeting, and a “qualified representative” of such proposing Stockholder shall be, if such proposing Stockholder is (x) a general or limited partnership, any general partner or Person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or Person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or Person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (z) a trust, any trustee of such trust.

(b) Without qualification, for business to be properly brought before an annual meeting of the Stockholders by a Stockholder, the Stockholder must (a) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary and (b) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.14. To be timely, a Stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the one-year anniversary of the immediately preceding year’s annual meeting (which, in the case of the first annual meeting of Stockholders following the closing the Corporation’s initial underwritten public offering of common stock, the immediately preceding year’s annual meeting date shall be deemed to be [ 🌑 ]); provided, however, that if the date of the annual meeting of the Stockholders is more than 30 days before or more than 60 days after such anniversary date, notice by such Stockholder to be timely must be so delivered, or mailed and received, not later than the later of (A) the 90th day prior to such annual meeting and (B) the 10th day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c) To be in proper form for purposes of this Section 1.14, a Stockholder’s notice to the Secretary shall set forth:

(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the number of shares of each class or series of Stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of Stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

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(ii) As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of Stock of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of Stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or Directors, or any affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the applicable meeting of the Stockholders pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

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(iii) As to each item of business that the Stockholder proposes to bring before the annual meeting of the Stockholders, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and the text of any proposed amendment to these Bylaws), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other Person or entity (including their names) in connection with the proposal of such business by such Stockholder and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Section 1.14(c)(iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the Stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(d) For purposes of this Section 1.14, the term “Proposing Person” shall mean (a) the Stockholder providing the notice of business proposed to be brought before an annual meeting of the Stockholders, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting of the Stockholders is made, (c) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Stockholder in such solicitation.

(e) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting of the Stockholders, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.14 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).

(f) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting of the Stockholders that is not properly brought before the meeting in accordance with this Section 1.14. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 1.14, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(g) In addition to the requirements of this Section 1.14 with respect to any business proposed to be brought before an annual meeting of the Stockholders, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business.

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Nothing in this Section 1.14 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(h) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 1.15 Advance Notice Procedures for Nominations of Directors.

(a) Nominations of any Person for election to the Board of Directors at an annual meeting or at a special meeting of the Stockholders (but only if the election of Directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (a) by or at the direction of the Board of Directors, including by any committee or Persons authorized to do so by the Board of Directors or these Bylaws, or (b) by a Stockholder present in Person (as defined in Section 1.14) (1) who was a Stockholder of record of the Corporation both at the time of giving the notice provided for in this Section 1.15 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 1.15 as to such notice and nomination. The foregoing clause (b) shall be the exclusive means for a Stockholder to make any nomination of a Person or Persons for election to the Board of Directors at any annual meeting or special meeting of Stockholders.

(b)

(i) Without qualification, for a Stockholder to make any nomination of a Person or Persons for election to the Board of Directors at an annual meeting of the Stockholders, the Stockholder must (a) provide Timely Notice (as defined in Section 1.14(b) of these Bylaws) thereof in writing and in proper form to the Secretary at the principal executive offices of the Corporation, (b) provide the information, agreements and questionnaires with respect to such Stockholder and its candidate for nomination as required by this Section 1.15, and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.15.

(ii) Without qualification, if the election of Directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting of the Stockholders, then for a Stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting of the Stockholders, the Stockholder must (a) provide timely notice thereof in writing and in proper form to the Secretary at the principal executive offices of the Corporation, (b) provide the information, agreements and questionnaires with respect to such Stockholder and its candidate for nomination required by this Section 1.15, and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.15. To be timely for purposes of this Section 1.15(b)(ii), a Stockholder’s notice for nominations to be made at a special meeting of the Stockholders must be delivered to, or mailed to and received by the Secretary not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure (as defined in Section 1.14(h)) of the date of such special meeting was first made.

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(iii) In no event shall any adjournment or postponement of an annual meeting or special meeting of the Stockholders or the announcement thereof commence a new time period for the giving of a Stockholder’s notice as described above.

(iv) In no event may a Nominating Person (as defined below) provide notice under this Section 1.15 or otherwise with respect to a greater number of Director candidates than are subject to election by Stockholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of Directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for Timely Notice (with respect to an annual meeting of the Stockholders), (ii) the date set forth in Section 1.15(b)(ii) (with respect to a special meeting) or (iii) the 10th day following the date of public disclosure (as defined in Section 1.14(h)) of such increase.

(c) To be in proper form for purposes of this Section 1.15, a Stockholder’s notice to the Secretary shall set forth:

(i) As to each Nominating Person, the Stockholder Information (as defined in Section 1.14(c)(i) of these Bylaws) except that for purposes of this Section 1.15, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.14(c)(i);

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 1.14(c)(ii), except that for purposes of this Section 1.15 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.14(c)(ii) and the disclosure with respect to the business to be brought before the meeting of the Stockholders in Section 1.14(c)(iii) shall be made with respect to nomination of each Person for election as a Director at such meeting); and

(iii) As to each candidate whom a Nominating Person proposes to nominate for election as a Director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a Stockholder’s notice pursuant to this Section 1.15 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a Director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed

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pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a Director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 1.15(f).

(d) For purposes of this Section 1.15, the term “Nominating Person” shall mean (a) the Stockholder providing the notice of the nomination proposed to be made at the meeting of the Stockholders, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made and (c) any other participant in such solicitation.

(e) A Stockholder providing notice of any nomination proposed to be made at a meeting of the Stockholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.15 shall be true and correct as of the record date for notice of the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).

(f) To be eligible to be a candidate for election as a Director at an annual or special meeting of the Stockholders, a candidate must be nominated in the manner prescribed in this Section 1.15 and the candidate for nomination, whether nominated by the Board of Directors or by a Stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (a) a completed written questionnaire (in the form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such candidate for nomination and (b) a written representation and agreement (in the form provided by the Corporation) that such candidate for nomination (A) is not, and will not become a party to, any agreement, arrangement or understanding with any Person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a Director that has not been disclosed in such written questionnaire and (B) if elected as a Director, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to all Directors and in effect during such Person’s term in office as a Director (and, if requested by any candidate for nomination, the Secretary shall provide to such candidate for nomination all such policies and guidelines then in effect).

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(g) The Board of Directors may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of Stockholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent Director in accordance with the Corporation’s Corporate Governance Guidelines.

(h) In addition to the requirements of this Section 1.15 with respect to any nomination proposed to be made at a meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

(i) No candidate shall be eligible for nomination as a Director unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with this Section 1.15, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 1.15, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots case for the nominee in question) shall be void and of no force or effect.

(j) Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a Director unless nominated and elected in accordance with this Section 1.15.

Article II.

Board of Directors

Section 2.01 Number; Tenure; Qualifications. Subject to the Certificate of Incorporation and the rights of holders of any series of Preferred Stock to elect Directors, the total number of Directors constituting the entire Board of Directors shall be fixed from time to time exclusively by resolution adopted by a majority of the Whole Board of Directors. The Directors shall be classified in the manner provided in the Certificate of Incorporation. Each Director shall hold office until such time as provided in the Certificate of Incorporation. Directors need not be Stockholders to be qualified for election or service as a Director.

Section 2.02 Election; Resignation; Removal; Vacancies. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, Directors shall be elected at the annual meeting of Stockholders by such Stockholders that have the right to vote on such election. Any Director may resign at any time upon written or electronic notice to the Corporation. Such resignation shall be effective upon delivery unless otherwise specified. Subject to the rights of holders of any series of Preferred Stock, Directors may be removed only as expressly provided in the Certificate of Incorporation. Except as otherwise required by applicable law, and subject to and in accordance with the rights of the holders of any series of Preferred Stock then outstanding, unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board of Directors resulting from the death, resignation, disqualification, removal from office or other cause shall be filled only by a majority vote of the Directors then in office, though less than a quorum, or by a sole remaining Director entitled to vote thereon, and not by the Stockholders. Any Director so chosen shall hold office until the next election of the class for which such Director shall have been chosen and until his successor shall be elected and qualified.

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Section 2.03 Regular Meetings. Regular meetings of the Board of Directors may be held at such places, if any, within or without the State of Delaware, and at such times as the Board of Directors may from time to time determine. A notice of regular meetings of the Board of Directors shall not be required.

Section 2.04 Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson or a majority of the Directors then in office and shall be held at such time, date and place, if any, within or without the State of Delaware as he or she or they shall fix. Notice to Directors of the date, place and time of any special meeting of the Board of Directors shall be given to each Director by the Secretary or by the officer or one of the Directors calling the meeting. Such notice may be given in person, by United States first-class mail, or by e-mail, telephone, telecopier, facsimile or other means of electronic transmission. If the notice is delivered in person, by e-mail, telephone, telecopier, facsimile or other means of electronic transmission, it shall be delivered or sent at least 24 hours before the time of holding of the meeting. If the notice is sent by mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting.

Section 2.05 Telephonic Meetings Permitted. Members of the Board of Directors may participate in any meetings of the Board of Directors thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting of the Board of Directors pursuant to this Section 2.05 shall constitute presence in person at such meeting.

Section 2.06 Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the Whole Board of Directors shall constitute a quorum for the transaction of business; provided that, solely for the purposes of filling vacancies pursuant to Section 2.02 of these Bylaws, a meeting of the Board of Directors may be held if a majority of the Directors then in office participate in such meeting. The affirmative vote of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically required by applicable law, the Certificate of Incorporation or these Bylaws.

Section 2.07 Organization. Meetings of the Board of Directors shall be presided over by the Chairperson, or in his or her absence by the person whom the Chairperson shall designate, or in the absence of the foregoing persons by a chairperson chosen at the meeting by the affirmative vote of a majority of the Directors present at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.08 Action by Unanimous Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting of the Board of Directors if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission. Thereafter, the writing or writings or electronic transmissions shall be filed with the minutes of proceedings of the Board of Directors or such committee in accordance with applicable law.

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Section 2.09 Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary or other compensation as a Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings. Any Director may decline any or all such compensation payable to such Director in his or her discretion.

Section 2.10 Chairperson. The Board of Directors may appoint from its members a Chairperson. The Board of Directors may, in its sole discretion, from time to time appoint one or more vice chairpersons (each, a “Vice Chairperson”), each of whom in such capacity shall report directly to the Chairperson.

Article III.

Committees

Section 3.01 Committees. With the affirmative vote of a majority of the Whole Board of Directors, the Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law and to the extent provided in a resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation (if one be adopted) to be affixed to all papers which may require it. Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee (or resolution of the committee designating the subcommittee, if applicable), a majority of the Directors then serving on a committee or subcommittee, as applicable, shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee or subcommittee, as applicable, present at a meeting at which a quorum is present shall be the act of the committee or subcommittee, as applicable. Special meetings of any committee of the Board of Directors may be held at any time or place, if any, within or without the State of Delaware whenever called by the Chairperson or a majority of the members of such committee.

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Section 3.02 Committee Minutes. Each committee of the Board of Directors shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3.03 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each such committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

Article IV.

Officers

Section 4.01 Officers. The officers of the Corporation shall be a Chief Executive Officer, a President and a Secretary. The Corporation may also have, at the discretion of the Board of Directors, a Chairperson of the Board of Directors, a Vice Chairperson of the Board of Directors, a Chief Financial Officer, a Treasurer, one or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Each officer of the Corporation shall hold office for such term as may be prescribed by the Board of Directors and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No officer need be a stockholder or Director.

Section 4.02 Appointment of Officers. The Board of Directors shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.03 of these Bylaws.

Section 4.03 Subordinate Officer. The Board of Directors may appoint, or empower the Chief Executive Officer of the Corporation or, in the absence of a Chief Executive Officer of the Corporation, the President of the Corporation, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

Section 4.04 Removal and Resignation of Officers. Any officer may be removed, either with or without cause, by an affirmative vote of the Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor shall not take office until the effective date. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

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Section 4.05 Vacancies in Offices. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or as provided in Section 4.03.

Section 4.06 Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairperson, if any, the Chief Executive Officer of the Corporation (the “CEO”) (if such an officer is appointed) shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairperson, at all meetings of the Board of Directors at which he or she is present and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaw.

Section 4.07 President. The Board of Directors may, but is not obligated to, appoint a President of the Corporation. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairperson (if any) or the CEO, the President of the Corporation, if appointed, shall have general supervision, direction, and control of the business and other officers of the Corporation. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 4.08 Secretary. The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of the Board of Directors, committees of the Board of Directors, and Stockholders. The minutes shall show the time and place of each such meeting, the names of those present at such Directors’ meetings or committee meetings, the number of shares of Stock present or represented at such Stockholders’ meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all Stockholders and their addresses, the number and classes of shares of Stock held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and of the Board of Directors required to be given by applicable law or by these Bylaws. He or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

Section 4.09 Chief Financial Officer. The Chief Financial Officer of the Corporation (the “CFO”) shall be the treasurer and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any Director. The CFO shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board

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of Directors, shall render to the President, if any is appointed, the CEO, or the Directors, upon request, an account of all his or her transactions as CFO and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

Section 4.10 Representation of Shares of Other Entities. Unless otherwise directed by the Board of Directors, the President of the Corporation, or any other person authorized by the Board of Directors or the President of the Corporation, is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares, securities or interests of any other corporation or entity standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Section 4.11 Authority and Duties of Officers. All officers of the Corporation shall respectively have such powers and authority and shall perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 4.12 Compensation. The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a Director.

Article V.

Stock

Section 5.01 Certificates. The shares of Stock shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of Stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of Stock represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, representing the number of shares held by such holder registered in certificate form. Each such certificate shall be signed in a manner that complies with Section 158 of the DGCL.

Section 5.02 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate for shares of Stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. The Board of Directors may establish regulations, rules or procedures concerning the proof required for adequately alleging the loss, theft or destruction of any Stock certificate and concerning the giving of a satisfactory bond or bonds of indemnity.

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Article VI.

Indemnification and Advancement of Expenses

Section 6.01 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law (including as it presently exists or may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (any such action, suit or proceeding, a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Person, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.04 of these Bylaws, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

Section 6.02 Indemnification of Others. The Corporation shall have the power (but not the obligation) to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any proceeding by reason of the fact that he or she, or a Person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Person, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such Person in connection with any such proceeding.

Section 6.03 Advancement of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.04 Claims. If a claim for indemnification under this Article VI (following the final disposition of such proceeding) is not paid in full within 60 days after the Corporation has received a written claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Article VI is not paid in full within 30 days after the Corporation has received a written statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim.

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If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by applicable law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.05 Non-exclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquires under any applicable statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of Stockholders or disinterested Directors or otherwise.

Section 6.06 Insurance. The Corporation may purchase and maintain insurance on behalf of any Person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Person against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

Section 6.07 Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another Person shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other Person.

Section 6.08 Continuation of Indemnification. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a Person who has ceased to be a Director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such Person.

Section 6.09 Amendment or Repeal. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these Bylaws or an amendment to the Certificate of Incorporation after the occurrence of the act or omission that is the subject of the proceeding for which indemnification or advancement of expenses is sought.

Section 6.10 Other Indemnification and Advancement of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Article VII.

Miscellaneous

Section 7.01 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

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Section 7.02 Execution of Corporate Contracts and Instruments. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 7.03 Dividends. The Board of Directors, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its Stock. Dividends may be paid in cash, in property or in shares of the Corporation’s Stock. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

Section 7.04 Registered Stockholders. The Corporation: (i) shall be entitled to recognize the exclusive right of a Person registered on its books as the owner of shares of Stock to receive dividends and to vote as such owner; and (ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 7.05 Corporate Seal. The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 7.06 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.

Section 7.07 Manner of Notice.

(a) Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to Stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to Stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission to the extent permitted by applicable law.

Any notice given pursuant to the preceding paragraph shall be deemed given (a) if by facsimile telecommunication, when directed to a number at which the Stockholder has consented to receive notice; (b) if by electronic mail, when directed to such Stockholder’s electronic mail address unless the Stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail; (c) if by a posting on an electronic network together with separate notice to the Stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the Stockholder. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

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An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For the purposes of these Bylaws, an “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(b) Notice to Stockholders Sharing an Address. Without limiting the manner by which notice otherwise may be given effectively to Stockholders, and except as prohibited by applicable law, any notice to Stockholders given by the Corporation under any provision of applicable law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a single written notice to Stockholders who share an address if consented to by the Stockholders at that address to whom such notice is given. Any such consent shall be revocable by the Stockholder by written notice to the Corporation. Any Stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 7.07, shall be deemed to have consented to receiving such single written notice.

(c) Notice to Directors. Except as otherwise provided herein or permitted by applicable law, notices to any Director may be in writing and delivered personally or mailed to such Director at such Director’s address appearing on the books of the Corporation, or may be given by telephone or by any means of electronic transmission (including, without limitation, electronic mail) directed to an address for receipt by such Director of electronic transmissions appearing on the books of the Corporation.

Section 7.08 Waiver of Notice of Meetings of Stockholders, Directors and Committees. A written waiver of any notice, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether given before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, Board of Directors, or committee or subcommittee of the Board of Directors need be specified in a waiver of notice.

Section 7.09 Form of Records. Any records maintained by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method or one or more electronic networks or databases, provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and the stock ledger is maintained in accordance with applicable law.

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Section 7.10 Amendment of Bylaws. These Bylaws may be altered, amended or repealed, and new bylaws made, only by the affirmative vote of (a) a majority of the Whole Board of Directors or (b) at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the outstanding voting Stock entitled to vote, voting together as a single class.

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EXHIBIT C

Form of Amended and Restated Unit Warrant Agreement

[See Attached]

1

AMENDED AND RESTATED WARRANT AGREEMENT

THIS AMENDED AND RESTATED WARRANT AGREEMENT (this “Agreement”), dated as of [ 🌑 ], 2021, is by and between [P3 NewCo],2 LLC, a Delaware limited liability company (the “Company”), and Foresight Acquisition Corp., a Delaware corporation (including any successor entity, the “Holder”).

WHEREAS, P3 Health Group Holdings, LLC, a Delaware limited liability company (“P3”), the Holder, FAC Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), and certain other parties entered into a Merger Agreement, dated as of May [ 🌑 ], 2021 (the “Merger Agreement”), and in connection with the Merger Agreement, (i) Merger Sub and the Company entered into a warrant agreement dated as of the date hereof (the “Closing Warrant Agreement”), pursuant to which the Holder has the right to purchase [ 🌑 ] Merger Sub Units (as defined in the Merger Agreement), (ii) P3 merged with and into Merger Sub, with Merger Sub continuing as the surviving company and as the Company (the “Merger”), (iii) the Company recapitalized its equity interests, and (iv) the Company and its members entered into an Amended and Restated Limited Liability Company Agreement, dated as of the date hereof (as the same may be amended or modified from time to time, the “LLC Agreement”) to amend and restate Merger Sub’s existing limited liability company agreement;

WHEREAS, the Company and Holder intend for the warrants under the Closing Warrant Agreement to be “back-to-back” warrants that correspond to the warrants issued under the Warrant Agreement, dated as of February 9, 2021, by and between the Holder and Continental Stock Transfer & Trust Company (the “Pubco Warrant Agreement”, and such warrants, the “Pubco Warrants”); and

WHEREAS, the Company and the Holder desire to amend and restate the Closing Warrant Agreement in its entirety as of the Effective Time (as defined in the LLC Agreement) (at which time the Closing Warrant Agreement shall be superseded entirely by this Agreement and shall be of no further force or effect) to reflect, among other things, the issuance of Common Units (as defined in the LLC Agreement) in lieu of Merger Sub Units upon the exercise of the Warrants under the Closing Warrant Agreement (such warrants to purchase Common Units reflected in this Agreement, the “Warrants”), and to otherwise provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company and the Holder.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE XXIVTerms and Exercise of Warrants.

SECTION 24.01 Common Units Subject to Warrant; Warrant Price. This Agreement shall entitle the Holder, subject to the provisions of this Agreement, to purchase from the Company [amount to equal to the number of shares of Foresight Common Stock issuable upon the exercise of all of the Foresight Warrants outstanding as of immediately prior to the P3 Effective Time]

[2]	Note to Form: To be the name of the Surviving Company.

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Common Units, at the price of $11.50 per share, subject to the adjustments provided in Section 2 hereof and in the last sentence of this Section 1.1. The term “Warrant Price” as used in this Agreement shall mean the price per Common Unit at which Common Units may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) business days, provided, that the Company shall provide at least twenty (20) days prior written notice of such reduction to the Holder and, provided further that any such reduction shall be identical among all Warrants.

SECTION 24.02 Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the date that is thirty (30) days after the date hereof and terminating at the date and time at which the last Pubco Warrant expires (the “Expiration Date”); provided, upon the expiration of any Pubco Warrant (other than upon the exercise or redemption thereof or surrender in connection with a “cashless exercise”), one (1) Warrant shall automatically and immediately expire. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, that the Company shall provide at least twenty (20) days prior written notice of any such extension to the Holder and, provided further that any such extension shall be identical in duration among all Warrants.

SECTION 24.03 Exercise of Warrants.

(a) Payment. Subject to the provisions of this Agreement, a Warrant may be exercised by the Holder by delivering to the Company (i) an election to purchase Common Units pursuant to the exercise of a Warrant in form and substance reasonably satisfactory to the Company and (ii) payment in full of the Warrant Price for each Common Unit as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Units and the issuance of such Common Units, as follows:

(i) by certified check payable to the order of the Company or by wire transfer; or

(ii) by surrendering the Warrants for that number of Common Units equal to the quotient obtained by dividing (x) the product of the number of Common Units underlying the Warrants, multiplied by the difference between the Warrant Price and the “Fair Market Value”, as defined in this subsection 1.3.1(b), by (y) the Fair Market Value.3 Solely for purposes of this subsection 1.3.1(b), the “Fair Market Value” shall mean the average last reported sale price of the shares of Class A common stock, par value $0.0001 per share, of the Holder (the “Pubco Shares”) for the ten (10) trading days ending on the third trading day prior to the date on which notice of exercise of the Warrant is sent to the Company.

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Note to Form: To the extent any warrants continue to exist prior to Closing, covenant to be added for Corporation and Company to use best efforts to keep a 1:1 ratio, consistent with covenants in Surviving Company Operating Agreement.

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(b) Issuance of Common Units on Exercise. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price (if payment is pursuant to subsection 1.3.1(a)), the Company shall issue to the Holder a book-entry position for the number of Common Units to which it is entitled, registered in the Holder’s name, and if such Warrant shall not have been exercised in full, a new book-entry position for the number of Common Units as to which such Warrant shall not have been exercised. In no event will the Company be required to net cash settle the Warrant exercise. If, by reason of any exercise of Warrants on a “cashless basis”, the Holder would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a Common Unit, the Company shall round down to the nearest whole number, the number of Common Units to be issued to the Holder.

(c) Valid Issuance. All Common Units issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and non-assessable.

(d) Date of Issuance. The Holder shall for all purposes be deemed to have become the holder of record of Common Units issued pursuant to this Agreement on the date on which the book-entry position representing such Warrant was surrendered and payment of the Warrant Price was made.

ARTICLE XXVAdjustments.

SECTION 25.01 Unit Dividends.

(a) Split-Ups. If after the date hereof, and subject to the provisions of Section 2.6 below, the number of outstanding Common Units is increased by a distribution or dividend payable in Common Units, or by a split-up of Common Units or other similar event, then, on the effective date of such distribution or dividend, split-up or similar event, the number of Common Units issuable on exercise of each Warrant shall be increased in proportion to such increase in the outstanding Common Units. A rights offering to holders of Common Units entitling holders of Common Units to purchase Common Units at a price less than the “Fair Market Value” (as defined below) shall be deemed a distribution of a number of Common Units equal to the product of (i) the number of Common Units actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Units) and (ii) one (1) minus the quotient of (x) the price per Common Unit paid in such rights offering divided by (y) the Fair Market Value. For purposes of this subsection 2.1.1, (i) if the rights offering is for securities convertible into or exercisable for Common Units, in determining the price payable for Common Units, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Fair Market Value” means the volume weighted last reported average price of the Pubco Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the holders of Common Units no longer have the right to receive such rights.

(b) Extraordinary Distributions or Dividends. If the Holder, at any time while the Warrants are outstanding and unexpired, shall pay a distribution or dividend or make a distribution in cash, securities or other assets to the holders of Pubco Shares, the Warrants shall be adjusted in the same manner as the Pubco Warrants are adjusted, as set forth in the Pubco Warrant Agreement.

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SECTION 25.02 Aggregation of Common Units. If after the date hereof, and subject to the provisions of Section 2.6 hereof, the number of outstanding Common Units is decreased by a consolidation, combination, reverse stock split or reclassification of Common Units or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Common Units issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding Common Units.

SECTION 25.03 Adjustments in Exercise Price. Whenever the number of Common Units purchasable upon the exercise of the Warrants is adjusted, as provided in subsection 2.1.1 or Section 2.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Common Units purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of Common Units so purchasable immediately thereafter.

SECTION 25.04 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Units or Pubco Shares (other than a change under subsections 2.1.1 or 2.1.2 or Section 2.2 hereof or that solely affects the par value of such Pubco Shares), or in the case of any merger or consolidation of the Company or the Holder with or into another entity or conversion of the Company or the Holder as another entity (other than a consolidation or merger in which the Company or the Holder, as applicable, is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Common Units or Pubco Shares, as applicable), or in the case of any sale or conveyance to another entity of the assets or other property of the Company or the Holder as an entirety or substantially as an entirety in connection with which the Company or the Holder is dissolved, the provisions of Section 4.4 of the Pubco Warrant Agreement shall apply to this Agreement mutatis mutandis.

SECTION 25.05 Notices of Changes in Warrant. Upon the occurrence of any event specified in Sections 2.1, 2.2, 2.3 or 2.4, the Company shall give written notice of the occurrence of such event to the Holder of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

SECTION 25.06 No Fractional Common Units. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional Common Units upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 2, the Holder would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a Common Unit, the Company shall, upon such exercise, round down to the nearest whole number the number of Common Units to be issued to the Holder.

SECTION 25.07 Mirror Changes. In the event the Pubco Warrants are amended or exchanged for different warrants or other securities convertible or exchangeable into Pubco Shares, the parties hereto shall in good faith make corresponding adjustments to the Warrants and the terms thereof so as to effectuate the intent and purpose of this Section 2. The parties acknowledge and agree that if any Pubco Warrant is exercised or redeemed, then the parties hereto shall promptly cause a corresponding Warrant to be exercised or redeemed in an equivalent manner under this Agreement.

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SECTION 25.08 Other Events. In case any event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 2 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 2, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this Section 2 and, if they determine that an adjustment is necessary, the terms of such adjustment. The Company shall adjust the terms of the Warrants in a manner that is consistent with any adjustment recommended in such opinion.

ARTICLE XXVITransfer and Exchange of Warrants.

SECTION 26.01 Registration of Transfer. The Company shall register the transfer, from time to time, of any outstanding Warrant upon the Company’s books and records, upon surrender of such Warrant for transfer and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Company.

SECTION 26.02 Procedure for Surrender of Warrants. Warrants may be surrendered to the Company, together with a written request for exchange or transfer, and thereupon the Company shall issue in exchange therefor one or more new Warrants as requested by the Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants.

SECTION 26.03 Fractional Warrants. The Company shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a book-entry position for a fraction of a Warrant.

SECTION 26.04 Service Charges. No service charge shall be made for any exchange, registration or transfer of Warrants.

SECTION 26.05 Restrictions on Transfer of Warrants. Notwithstanding any provision of this Section 3 to the contrary, the Warrants may only be Transferred to a Permitted Transferee (as each such term is defined in the LLC Agreement) of the Holder. In connection therewith, such Permitted Transferee shall enter into a Warrant Agreement in substantially the same form as this Agreement, or shall otherwise agree to be bound by the terms and conditions of this Agreement with respect to the Transferred Warrants.

ARTICLE XXVIIOther Provisions Relating to Rights of Holders of Warrants.

SECTION 27.01 No Rights as Member. A Warrant does not entitle the Holder to any of the rights of a Member of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights, rights to vote or to consent or to receive notice as Member in respect of the meetings of the Members or any other matter.

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SECTION 27.02 Reservation of Common Units. The Company shall at all times reserve and keep available a number of its Common Units that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

ARTICLE XXVIIIMiscellaneous Provisions.

SECTION 28.01 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

SECTION 28.02 Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Holder to or on the Company or by the Company to or on the Holder shall be sufficiently given if delivered in accordance with Section 15.05 of the LLC Agreement.

SECTION 28.03 Applicable Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each party hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the state or federal courts of the State of Delaware, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

SECTION 28.04 Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.

SECTION 28.05 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

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SECTION 28.06 Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

SECTION 28.07 Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

SECTION 28.08 Amendments. This Agreement may be amended, modified or supplemented by the parties hereto only by an instrument in writing specifically designated as an amended hereto, signed on behalf of each of the parties in interest at the time of the amendment.

SECTION 28.09 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

[P3 NEWCO], LLC

By:
Name:
Title:

FORESIGHT ACQUISITION CORP.

By:
Name:
Title:

1

EXHIBIT D

Surviving Company LLC Agreement

[See Attached]

2

[P3 NEWCO], LLC

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of [ ● ], 2021

THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

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Schedules

Schedule 1	–	Schedule of Former P3 Members
Schedule 2	–	Schedule of Company Members

Exhibits

Exhibit A	–	Form of Joinder Agreement
Exhibit B-1	–	Form of Agreement and Consent of Spouse
Exhibit B-2	–	Form of Spouse’s Confirmation of Separate Property
Exhibit C	–	Policy Regarding Certain Equity Issuances

[P3 NEWCO], LLC

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of [P3 NEWCO],4 LLC a Delaware limited liability company (the “Company”), dated as of [ ● ], 2021, is entered into by and among the Company, [PubCo, Inc.], a Delaware corporation (the “Corporation”), as the sole managing member of the Company, and each of the other Members (as defined herein).

RECITALS

WHEREAS, unless the context otherwise requires, capitalized terms used herein have the respective meaning ascribed to them in Article I;

WHEREAS, the Company (f/k/a FAC Merger Sub LLC) is a limited liability company organized under the laws of the State of Delaware pursuant to and in accordance with the Delaware Act by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on May [ 🌑 ], 2021;

WHEREAS, the Corporation entered into a Limited Liability Company Agreement of the Company effective as of May [ 🌑 ], 2021 (the “Original LLC Agreement”);

WHEREAS, on May [ 🌑 ], 2021, the Company, the Corporation and P3 Health Group Holdings, LLC (“P3”), entered into that certain Merger Agreement (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Transaction Agreement”) pursuant to which, among other things, (i) at the Effective Time, P3 merged with and into the Company (the “Merger”), with the Company surviving such Merger, and (ii) as of the Effective Time, (A) the Corporation received newly issued Common Units and Warrants from the Company pursuant to the Merger and the Warrant Agreement5 and (B) the unitholders of P3 (the “Former P3 Members”) received Common Units of the Company as set forth in the Payment Spreadsheet (as defined in the Transaction Agreement) pursuant to the Merger as part of the consideration for their previously held membership units held at P3 (the “P3 Units”) as set forth on Schedule 1;

WHEREAS, in connection with the foregoing matters, but immediately prior to the admittance of the other Members as members of the Company pursuant to the Merger, the Corporation amended and restated the Original LLC Agreement in its entirety as of the Effective Time to reflect, among other things, (a) the consummation of the transactions contemplated by the Transaction Agreement and (b) the other rights and obligations of the Members, the Company, the Manager and the Corporation, in each case, as provided and agreed upon in the terms of this Agreement as of the Effective Time, at which time the Original LLC Agreement shall be superseded entirely by this Agreement and shall be of no further force or effect as expressly contemplated herein; and

[4]	Note to Form: Company and Foresight to mutually determine name of new operating entity prior to the Closing.
[5]	Note to Form: Provisions relating to Warrants to be removed if no Foresight warrants remain outstanding at Closing.

WHEREAS, the Company and the Members desire to continue the Company without dissolution.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Original LLC Agreement is hereby amended and restated in its entirety and the Company, the Corporation and the other Members, each intending to be legally bound, each hereby agrees as follows:6

Article VIII.

DEFINITIONS

The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

“Additional Member” has the meaning set forth in Section 12.02.

“Adjusted Capital Account Deficit” means, with respect to the Capital Account of any Member as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Member’s Capital Account balance shall be:

(a)	reduced for any items described in Treasury Regulations Sections 1.704- 1(b)(2)(ii)(d)(4), (5), and (6); and

(b)

increased for any amount such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i)(5) (relating to minimum gain).

“Admission Date” has the meaning set forth in Section 10.06.

“Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to a specified Person, each other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement or otherwise). For the avoidance of doubt, with respect to each Member other than the Corporation, (a) a trust, family limited partnership or similar estate planning vehicle, under which the distribution of Units may be made only to beneficiaries who are such Member, his or her spouse, lineal descendants (whether natural or adopted), siblings, parents, or spouse’s parents;

[6]	Note to Form: Provisions to be added relating to any Units set aside / placed into escrow if the dispute relating to Class D is not resolved at Closing.

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(b) a charitable remainder trust, the income of which shall be paid to such Member during his or her life, or (c) such Member’s spouse, lineal descendants (whether natural or adopted), siblings, parents or spouse’s parents, shall be an Affiliate for purposes hereof; provided, that “Affiliate” as used in Article X of this Agreement shall not include the foregoing sub-clause (c).

“Agreement” has the meaning set forth in the Preamble.

“Assignee” means a Person to whom a Unit has been transferred but who has not become a Member pursuant to Article XII.

“Assumed Tax Liability” means, with respect to any Member, an amount equal to the excess of (i) the product of (A) the Distribution Tax Rate multiplied by (B) the estimated or actual cumulative taxable income or gain of the Company, as determined for federal income tax purposes, allocated to such Member for Taxable Years or Fiscal Periods commencing on or after the Effective Time, less prior losses of the Company allocated to such Member for Taxable Years or Fiscal Periods commencing on or after the Effective Time, to the extent such prior losses are available to reduce such income and have not previously been taken into account in the calculation of Assumed Tax Liability for any prior period, in each case, as determined by the Manager and, for the avoidance of doubt, taking into account any Code Section 704(c) allocations (including “reverse” Section 704(c) allocation) over (ii) the cumulative Distributions made to such Member after the Effective Time pursuant to Sections 4.01(a), 4.01(b)(i), 4.01(b)(ii) and 4.01(b)(iii); provided that, in the case of the Corporation, such Assumed Tax Liability shall be computed without regard to any increases to the tax basis of the Company’s property pursuant to Sections 734(b) or 743(b) of the Code.

“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Black-Out Period” means any “black-out” or similar period under the Corporation’s policies covering trading in the Corporation’s securities to which the applicable Redeeming Member is subject (or will be subject at such time as it owns Class A Common Stock), which period restricts the ability of such Redeeming Member to immediately resell shares of Class A Common Stock to be delivered to such Redeeming Member in connection with a Share Settlement.

“Blocker Agreement” means that certain Transaction and Combination Agreement, dated as of May [ 🌑 ], 2021, by and among the Corporation, [ 🌑 ].

“Book Value” means, with respect to any property of the Company, the Company’s adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulations Sections 1.704-1(b)(2)(iv)(d) through (g) and (m) and 1.704-1(b)(2)(iv)(s).

“Business Day” means any day other than a Saturday, Sunday or day on which banks located in New York City, New York are authorized or required by Law to close.

“Capital Account” means the capital account maintained for a Member in accordance with Section 5.01.

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“Capital Contribution” means, with respect to any Member, the amount of any Cash and Cash Equivalents or the Fair Market Value of other property that such Member (or such Member’s predecessor) contributes (or is deemed to contribute) to the Company pursuant to Article III.

“Cash and Cash Equivalents” means the cash and cash equivalents, including checks, money orders, marketable securities, short-term instruments, negotiable instruments, funds in time and demand deposits or similar accounts on hand, in lock boxes, in financial institutions or elsewhere, together with all accrued but unpaid interest thereon, and all bank, brokerage or other similar accounts.

“Cash Settlement” means immediately available funds in U.S. dollars in an amount equal to the Redeemed Units Equivalent.

“Certificate” means the Company’s Certificate of Formation as filed with the Secretary of State of the State of Delaware, as amended or amended and restated from time to time.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and excluding the Permitted Transferees) becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Securities of the Corporation representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding Voting Securities of the Corporation;

(2) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated a sale or other disposition, directly or indirectly, by the Corporation of all or substantially all of the Corporation’s assets (including a sale of all or substantially all of the assets of the Company);

(3) there is consummated a merger or consolidation of the Corporation with any other corporation or entity, and, immediately after the consummation of such merger or consolidation, the Voting Securities of the Corporation outstanding immediately prior to such merger or consolidation do not continue to represent, or are not converted into, Voting Securities representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding Voting Securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

(4) the Corporation ceases to be the sole Manager of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Class A Common Stock, Class V Common Stock, preferred stock and/or any other class or classes of capital stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

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“Change of Control Date” has the meaning set forth in Section 10.09(a).

“Change of Control Transaction” means any Change of Control that was approved by the Corporate Board prior to such Change of Control.

“Class A Common Stock” means the shares of Class A common stock, par value $[0.0001] per share, of the Corporation.

“Class V Common Stock” means the shares of Class V common stock, par value $[0.0001] per share, of the Corporation.

“Code” means the United States Internal Revenue Code of 1986, as amended. Unless the context requires otherwise, any reference herein to a specific section of the Code shall be deemed to include any corresponding provisions of future Law as in effect for the relevant taxable period.

“Common Unit” means a Unit designated as a “Common Unit” on the Schedule of Members and having the rights and obligations specified with respect to the Common Units in this Agreement.

“Common Unit Redemption Price” means, with respect to any Redemption, the VWAP for the five (5) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the applicable Redemption Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock during such period.

“Common Unitholder” means a Member who is the registered holder of Common Units.

“Company” has the meaning set forth in the Preamble.

“Competitor” means any Person who is engaged, or after [ 🌑 ] [ 🌑 ], 2021, engages, in the business of providing or the arranging for the provision of health care services and items and related support, administrative, management or ancillary services, directly or indirectly through Subsidiaries, affiliated providers or contractors.

“Confidential Information” has the meaning set forth in Section 15.02(a).

“Consolidation Mergers” has the meaning specified in the Blocker Agreement.

“Corporate Board” means the board of directors of the Corporation.

“Corporation” has the meaning set forth in the recitals to this Agreement, together with its successors and assigns.

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“Corporation Transaction Costs” means all unpaid Expenses of (or to be paid by) the Corporation incurred prior to and through the date of this Agreement in connection with (a) the negotiation, preparation and execution of the Transaction Agreement, the Blocker Agreement and the other agreements and documents contemplated thereby (including this Agreement), (b) the furtherance of the consummation of the transactions contemplated by the Transaction Agreement, the Blocker Agreement and such other agreements and documents (including due diligence), (c) the Corporation’s initial public offering (including any deferred underwriting fees), and (d) the Corporation’s pursuit of a business combination with P3.

“Corresponding Rights” means any rights issued with respect to a share of Class A Common Stock or Class V Common Stock pursuant to a “poison pill” or similar stockholder rights plan approved by the Corporate Board.

“Credit Agreements” means any promissory note, mortgage, loan agreement, indenture or similar instrument or agreement to which the Company or any of its Subsidiaries is or becomes a borrower, as such instruments or agreements may be amended, restated, supplemented or otherwise modified from time to time and including any one or more refinancing or replacements thereof, in whole or in part, with any other debt facility or debt obligation, for as long as the payee or creditor to whom the Company or any of its Subsidiaries owes such obligation is not an Affiliate of the Company.

“DGCL” means the General Corporation Law of the State of Delaware, as it may be amended from time to time.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as it may be amended from time to time, and any successor thereto.

“Direct Exchange” has the meaning set forth in Section 11.03(a).

“Discount” has the meaning set forth in Section 6.06.

“Disinterested Majority” means a majority of the directors of the Corporate Board who are disinterested, as determined by the Corporate Board in accordance with the DGCL, with respect to the matter being considered by the Corporate Board; provided, that to the extent a matter being considered by the Corporate Board is required to be considered by disinterested directors under the rules of the Stock Exchange or, if the Class A Common Stock is not listed or admitted to trading on the Stock Exchange, the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading, the Securities Act or the Exchange Act, such rules with respect to the definition of disinterested director shall apply solely with respect to such matter.

“Distributable Cash” means, as of any relevant date on which a determination is being made by the Manager regarding a potential distribution pursuant to Section 4.01(a), the amount of cash that could be distributed by the Company for such purposes in accordance with any applicable Credit Agreements (and without otherwise violating any applicable provisions of any applicable Credit Agreements) and applicable Law.

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“Distribution” (and, with a correlative meaning, “Distribute”) means each distribution made by the Company to a Member with respect to such Member’s Units, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided, however, that none of the following shall be a Distribution: (a) any recapitalization or any exchange of securities of the Company, in each case, that does not result in the distribution of cash or property (other than securities of the Company) to Members, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units or (b) any other payment made by the Company to a Member that is not properly treated as a “distribution” for purposes of Sections 731, 732, or 733 or other applicable provisions of the Code.

“Distribution Tax Rate” means a rate equal to the highest effective marginal combined federal, state and local income tax rate for a Taxable Year applicable to a corporate or individual taxpayer (whichever is higher) resident in, or whose principal place of business is located in, the City of New York, taking into account the character of the relevant items of income or gain (e.g., ordinary or capital) and the estimated deductibility of state and local income taxes for federal income tax purposes (but only to the extent such taxes are deductible under the Code), in each case, as reasonably determined by the Manager (it being understood and agreed that the same Distribution Tax Rate shall be applied for each Member).

“Effective Time” has the meaning ascribed to the term “P3 Effective Time” as set forth in Transaction Agreement.

“EIN” has the meaning set forth in Section 3.03(b).

“Election Notice” has the meaning set forth in Section 11.01(b).

“Equity Plan” means any option, stock, unit, stock unit, appreciation right, phantom equity or other incentive equity or equity-based compensation plan or program, in each case, now or hereafter adopted by the Corporation, including the Corporation’s 2021 Incentive Award Plan.

“Equity Securities” means, with respect to any Person, (a) limited liability company or other equity interests in such Person or any Subsidiary of such Person, (b) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into any equity interests in such Person or any Subsidiary of such Person, and (c) warrants, options or other rights to purchase or otherwise acquire any equity interests in such Person or any Subsidiary of such Person.

“Event of Withdrawal” means the bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company. “Event of Withdrawal” shall not include an event that (a) terminates the existence of a Member for income tax purposes (including, without limitation, (i) a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, (ii) a sale of assets by, or liquidation of, a Member pursuant to an election under Code Sections 336 or 338, or (iii) merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member) but that (b) does not terminate the existence of such Member under applicable state law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Units of such trust that is a Member).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

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“Exchange Election Notice” has the meaning set forth in Section 11.03(b).

“Excluded Instruments” has the meaning set forth in Section 3.04(b).

“Fair Market Value” of a specific asset of the Company will mean the amount which the Company would receive in an all-cash sale of such asset in an arms-length transaction with a willing unaffiliated third party, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale), as such amount is determined by the Manager (or, if pursuant to Section 14.02, the Liquidators) in its good faith judgment using all factors, information and data it deems to be pertinent.

“Fiscal Period” means any interim accounting period within a Taxable Year established by the Manager and which is permitted or required by Section 706 of the Code.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.02.

“Former P3 Members” has the meaning set forth in the Recitals.

“Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, county, municipal, district, territory or other political subdivision of (a) or (b) of this definition, including, but not limited to, any county, municipal or other local subdivision of the foregoing, or (d) any agency, arbitrator or arbitral body (public or private), authority, board, body, bureau, commission, court, department, entity, instrumentality, organization (including any public international organization such as the United Nations) or tribunal exercising executive, legislative, judicial, quasi-judicial, regulatory or administrative functions of or pertaining to government on behalf of (a), (b) or (c) of this definition.

“Indemnified Person” has the meaning set forth in Section 7.04(a).

“Internal Revenue Service” means the U.S. Internal Revenue Service.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended from time to time.

“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.

“Law” means all laws, statutes, acts, constitutions, treaties, principles of common law, codes, ordinances, rules and regulations of any Governmental Entity.

“Liquidator” has the meaning set forth in Section 14.02.

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“LLC Employee” means an employee of, or other service provider (including, without limitation, any management member whether or not treated as an employee for the purposes of U.S. federal income tax) to, the Company or any of its Subsidiaries, in each case acting in such capacity.

“Losses” means items of loss or deduction of the Company determined according to Section 5.01(b).

“Manager” has the meaning set forth in Section 6.01.

“Member” means, as of any date of determination, (a) each of the members named on the Schedule of Members and (b) any Person admitted to the Company as a Substituted Member or Additional Member in accordance with Article XII, but in each case only so long as such Person is shown on the Company’s books and records as the owner of one or more Units, each in its capacity as a member of the Company.

“Merger” has the meaning set forth in the Recitals.

“Minimum Gain” means “partnership minimum gain” determined pursuant to Treasury Regulations Section 1.704-2(d).

“Net Loss” means, with respect to a Taxable Year, the excess if any, of Losses for such Taxable Year over Profits for such Taxable Year (excluding Profits and Losses specially allocated pursuant to Section 5.03 and Section 5.04).

“Net Profit” means, with respect to a Taxable Year, the excess if any, of Profits for such Taxable Year over Losses for such Taxable Year (excluding Profits and Losses specially allocated pursuant to Section 5.03 and Section 5.04).

“Non-Foreign Person Certificate” has the meaning set forth in Section 11.06(a).

“Officer” has the meaning set forth in Section 6.01(b).

“Original LLC Agreement” has the meaning set forth in the Recitals.

“Other Agreements” has the meaning set forth in Section 10.04.

“Partnership Representative” has the meaning set forth in Section 9.03(a).

“Percentage Interest” means, as among an individual class of Units and with respect to a Member at a particular time, such Member’s percentage interest in the Company determined by dividing the number of such Member’s Units of such class at such time by the total number of Units of all Members of such class at such time. The Percentage Interest of each Member shall be calculated to the fourth decimal place.

“Permitted Transfer” has the meaning set forth in Section 10.02.

“Permitted Transferee” has the meaning set forth in Section 10.02.

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“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.

“Pre-Closing Tax Period” has the meaning set forth in Section 9.03(b).

“Pro rata,” “pro rata portion,” “according to their interests,” “ratably,” “proportionately,” “proportional,” “in proportion to,” “based on the number of Units held,” “based upon the percentage of Units held,” “based upon the number of Units outstanding,” and other terms with similar meanings, when used in the context of a number of Units of the Company relative to other Units, means as amongst an individual class of Units, pro rata based upon the number of such Units within such class of Units.

“Profits” means items of income and gain of the Company determined according to Section 5.01(b).

“Pubco Offer” has the meaning set forth in Section 10.09(b).

“P3” has the meaning set forth in the Recitals.

“P3 Units” has the meaning set forth in the Recitals.

“Quarterly Tax Distribution” has the meaning set forth in Section 4.01(b)(i).

“Redeemed Units” has the meaning set forth in Section 11.01(a).

“Redeemed Units Equivalent” means the product of (a) the applicable number of Redeemed Units multiplied by (b) the Common Unit Redemption Price.

“Redeeming Member” has the meaning set forth in Section 11.01(a).

“Redemption” has the meaning set forth in Section 11.01(a).

“Redemption Date” has the meaning set forth in Section 11.01(a).

“Redemption Notice” has the meaning set forth in Section 11.01(a).

“Redemption Right” has the meaning set forth in Section 11.01(a).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of [ 🌑 ] [ 🌑 ], 2021, by and among the Corporation, certain of the Members as of the date hereof and certain other Persons whose signatures are affixed thereto (together with any joinder thereto from time to time by any successor or assign to any party to such agreement), as amended from time to time.

“Retraction Notice” has the meaning set forth in Section 11.01(c).

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“Revised Partnership Audit Provisions” means Section 1101 of Title XI (Revenue Provisions Related to Tax Compliance) of the Bipartisan Budget Act of 2015, H.R. 1314, Public Law Number 114-74, as amended. Unless the context requires otherwise, any reference herein to a specific section of the Revised Partnership Audit Provisions shall be deemed to include any corresponding provisions of future Law as in effect for the relevant taxable period.

“Schedule of Members” has the meaning set forth in Section 3.01(b).

“SEC” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future Law.

“Share Settlement” means a number of shares of Class A Common Stock (together with any Corresponding Rights) equal to the number of Redeemed Units.

“Stock Exchange” means [Nasdaq Capital Market].

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the voting interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof, (c) in any case, such Person controls the management thereof, [or (d) such business entity is a variable interest entity of that Person]. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company. For the avoidance of doubt, “Subsidiaries” of the Company shall include any and all of the Company’s direct and indirect, greater than fifty percent (50%) owned joint ventures.

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 12.01.

“Tax Distributions” has the meaning set forth in Section 4.01(b)(i).

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as of [ 🌑 ] [ 🌑 ], 2021, by and among the Corporation and the Company, on the one hand, and the other parties thereto, on the other hand (together with any joinder thereto from time to time by any successor or assign to any party to such agreement), as amended from time to time.

“Taxable Year” means the Company’s accounting period for U.S. federal income tax purposes determined pursuant to Section 9.02.

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“Third A&R LLC Agreement” has the meaning set forth in Section 4.01(b)(iv).

“Trading Day” means, as of a particular time of determination, a day on which the Stock Exchange or such other principal United States securities exchange on which the Class A Common Stock is then listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transaction Agreement” has the meaning set forth in the Recitals.

“Transfer” (and, with a correlative meaning, “Transferring”) means any sale, transfer, assignment, redemption, pledge, encumbrance or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) (a) any interest (legal or beneficial) in any Equity Securities of the Company or (b) any equity or other interest (legal or beneficial) in any Member if substantially all of the assets of such Member consist solely of Units.

“Treasury Regulations” means the final, temporary and (to the extent they can be relied upon) proposed regulations under the Code, as promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“Unit” means the fractional interest of a Member in Profits, Losses and Distributions of the Company, and otherwise having the rights and obligations specified with respect to “Units” in this Agreement, including, but not limited to Common Units; provided, however, that any class or group of Units issued, including the Common Units, shall have the relative rights, powers and duties set forth in this Agreement applicable to such class or group of Units.

“Unit Redemption” has the meaning set forth in the Recitals.

“Unvested Corporate Shares” means shares of Class A Common Stock issuable pursuant to awards granted under an Equity Plan that are not Vested Corporate Shares.

“Upstairs Warrants” has the meaning set forth in Section 3.04(b).

“VWAP” means with respect to shares of Class A Common Stock, the daily per share volume-weighted average price per share of Class A Common Stock, regular way, or if no such sale took place on such day, the average of the closing bid and asked prices per share of Class A Common Stock, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Stock Exchange or, if the Class A Common Stock is not listed or admitted to trading on the Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading or, if the Class A Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the Class A Common Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in shares of Class A Common Stock selected by the Corporate Board or, in the event that no trading price is available for the shares of Class A Common Stock, the fair market value of a share of Class A Common Stock, as determined in good faith by the Corporate Board.

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“Vested Corporate Shares” means the shares of Class A Common Stock issued pursuant to awards granted under an Equity Plan that are vested pursuant to the terms thereof or any award or similar agreement relating thereto.

“Vesting Date” has the meaning set forth in Section 3.10(c)(ii).

“Voting Securities” of any Person means the capital stock or other Equity Securities of such Person normally entitled to vote in the election of directors or comparable governing body of such Person.

“Warrant Agreement” means that certain Amended and Restated Warrant agreement between the Corporation and the Company, dated as of [ 🌑 ] [ 🌑 ], 2021, pursuant to which, among other things, the Company issued Warrants to the Corporation.

“Warrants” means warrants to purchase Common Units.

Article IX.

ORGANIZATIONAL MATTERS

Section 9.01 Formation of Company. The Company formed in Delaware on May [ 🌑 ], 2021, pursuant to the provisions of the Delaware Act.

Section 9.02 Amended and Restated Limited Liability Company Agreement. The Members hereby execute this Agreement for the purpose of amending, restating and superseding the Original LLC Agreement in its entirety as expressly contemplated herein and otherwise continuing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. The Members hereby agree that during the term of the Company set forth in Section 2.06 the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act. No provision of this Agreement shall be in violation of the Delaware Act and to the extent any provision of this Agreement is in violation of the Delaware Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement. Neither any Member nor the Manager nor any other Person shall have appraisal rights with respect to any Units.

Section 9.03 Name. The name of the Company is “[P3 NewCo, LLC]”. The Manager in its sole discretion may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all of the Members in a reasonable period of time following such change. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Manager.

Section 9.04 Purpose; Powers. The primary business and purpose of the Company shall be to engage in such activities as are permitted under the Delaware Act and determined from time to time by the Manager in accordance with the terms and conditions of this Agreement. The Company shall have the power and authority to take (directly or indirectly through its Subsidiaries) any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to accomplish the foregoing purpose.

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Section 9.05 Principal Office; Registered Office. The principal office of the Company shall be located at such place or places as the Manager may from time to time designate, each of which may be within or outside the State of Delaware. The address of the registered office of the Company in the State of Delaware shall be c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware, 19808, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be Corporation Service Company. The Manager may from time to time change the Company’s registered agent and registered office in the State of Delaware.

Section 9.06 Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in perpetuity unless dissolved in accordance with the provisions of Article XIV.

Section 9.07 No State-Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.07, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for U.S. federal and, if applicable, state or local income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

Section 9.08 Liability. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

Article X.

MEMBERS; UNITS; CAPITALIZATION

Section 10.01 Members.

(a) In connection with the transactions contemplated by the Transaction Agreement, the Corporation was admitted as a Member as described in Section 3.3.

(b) The Company shall maintain a schedule setting forth: (i) the name and address of each Member; (ii) the aggregate number of outstanding Units and the number and class of Units held by each Member; (iii) the aggregate amount of cash Capital Contributions that has been made by the Members with respect to their respective Units; and (iv) the Fair Market Value of any property other than cash contributed by the Members with respect to their respective Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject) (such schedule, the “Schedule of Members”). The

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Schedule of Members in effect as of the Effective Time is set forth as Schedule 2 to this Agreement. The Schedule of Members may be updated by the Manager in the Company’s books and records from time to time, and as so updated, it shall be the definitive record of ownership of each Unit of the Company and all relevant information with respect to each Member. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware Act.

(c) No Member shall be required or, except as approved by the Manager pursuant to Section 6.01 [or] in accordance with the other provisions of this Agreement, permitted to (i) loan any money or property to the Company, (ii) borrow any money or property from the Company or (iii) make any additional Capital Contributions.

Section 10.02 Units.

(a) Limited liability company interests in the Company shall be represented by Units, or such other securities of the Company, in each case as the Manager may establish in its discretion in accordance with the terms and subject to the restrictions hereof. At the Effective Time, the Units will be comprised of a single class of Common Units.

(b) Subject to Section 3.04(a), the Manager may (i) issue additional Common Units at any time in its sole discretion and (ii) create one or more classes or series of Units or preferred Units solely to the extent such new class or series of Units or preferred Units are substantially economically equivalent to a class of common or other stock of the Corporation or class or series of preferred stock of the Corporation, respectively; provided, that as long as there are any Members (other than the Corporation and its Subsidiaries) (x) no such new class or series of Units may deprive such Members of, or dilute or reduce, the allocations and distributions they would have received, and the other rights and benefits to which they would have been entitled, in respect of their Units if such new class or series of Units had not been created and (y) no such new class or series of Units may be issued, in each case, except to the extent (and solely to the extent) the Company actually receives cash in an aggregate amount, or other property with a Fair Market Value in an aggregate amount, equal to the aggregate distributions that would be made in respect of such new class or series of Units if the Company were liquidated immediately after the issuance of such new class or series of Units. The Company may reissue any Common Units that have been repurchased or acquired by the Company; provided, that any such issuance, and the admission of any Person as a Member in connection therewith, is otherwise made in accordance with the provisions of this Agreement.

(c) Subject to Sections 15.03(b) and Section 15.03(c), the Manager may amend this Agreement, without the consent of any Member or any other Person, in connection with the creation and issuance of such classes or series of Units, pursuant to Sections 3.02(b), 3.04(a) or 3.10.

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Section 10.03 The Corporation’s Admission as a Member; the Merger; the Unit Redemption.

(a) Pursuant to the terms of the Transaction Agreement and the Merger, at the Effective Time each of the Former P3 Members had their P3 Units cancelled and were issued the number of Common Units set forth opposite the name of the respective P3 Member on the Schedule of Members attached hereto as Schedule 2; such Common Units are hereby issued and outstanding as of the Effective Time and the holders of such Common Units are admitted as Members hereunder.

(b) Pursuant to the Transaction Agreement, the Warrant Agreement and the Merger, the Company issued to the Corporation, and the Corporation acquired [ 🌑 ] newly issued Common Units, and [ 🌑 ] Warrants. In addition, pursuant to the Blocker Mergers and the Consolidation Mergers, the Corporation acquired from certain Former P3 Members who were admitted as Members as contemplated by Section 3.03(a) the number of Common Units set forth on [Exhibit ]7. Notwithstanding anything to the contrary: (i) the Corporation shall be admitted as a Member with respect to all Common Units it holds from time to time; (ii) each Warrant shall be treated as a “noncompensatory option” within the meaning of Treasury Regulations Sections 1.721-2(f) and 1.761-3(b)(2) and shall not be treated as a partnership interest pursuant to Treasury Regulations Section 1.761-3(a); (iii) the Company shall be treated as a continuation of P3 for U.S. federal and applicable state income tax purposes and, as such, shall use P3’s employer identification number (“EIN”) (and, for the avoidance of doubt, shall not obtain a new EIN); (iv) for U.S. federal and applicable state tax purposes, the Corporation shall be treated as having acquired the number of Common Units from the Former P3 Members set forth on [Exhibit ] in exchange for (A) the cash consideration paid in the Merger pursuant to a taxable exchange and (B) the Class A Common Stock and cash consideration paid in the Blocker Mergers pursuant to a reorganization described in Section 368(a) of the Code; and (v) the transactions described in this Section 3.03(b) will result in a “revaluation of partnership property” and corresponding adjustments to Capital Account balances as described in Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations.

(c) Pursuant to the Merger and the Payment Spreadsheet referenced in the Transaction Agreement, certain Former P3 Members are receiving Common Units which are subject to time-vesting restrictions, as set forth on Schedule 3.03(c) attached hereto.8

Section 10.04 Authorization and Issuance of Additional Units and Warrants.

(a) Except as otherwise determined by the Manager, the Company, the Manager and the Corporation shall undertake all actions, including, without limitation, an issuance, redemption, cancellation, reclassification, distribution, division or recapitalization, with respect to the Common Units, the Class A Common Stock and/or the Class V Common Stock, as applicable, to maintain at all times (i) a one-to-one ratio between the number of Common Units owned by the Corporation,

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Note to Form: To the extent that Blockers elect to receive all Common Units in the Merger, a certain number of Common Units will need to be canceled to ensure that the number of Common Units held by the Blockers equals the number of Foresight shares received by the Blocker Owners.

[8]	Note to Form: Vesting schedule to mirror terms set forth in P3 pre-Closing Operating Agreement and individual grant agreements.

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directly or indirectly, and the number of outstanding shares of Class A Common Stock and (ii) a one-to-one ratio between the number of Common Units owned by Members (other than the Corporation and its Subsidiaries), and the number of outstanding shares of Class V Common Stock, in each case, disregarding, for purposes of maintaining the one-to-one ratio, (A) Unvested Corporate Shares, (B) treasury stock or (C) preferred stock or other debt or Equity Securities (including any Corresponding Rights) issued by the Corporation that are convertible into or exercisable or exchangeable for Class A Common Stock (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by the Corporation to the equity capital of the Company); provided that, in each of the foregoing cases of clauses (A) and (C), the issuance of Class A Common Stock in connection with the Vesting Date, conversion, exercise or exchange, as applicable, of such Unvested Corporate Shares, preferred stock or other debt or Equity Securities, as applicable, shall not be disregarded for purposes of this Section 3.04. Except as otherwise determined by the Manager, in the event the Corporation issues, transfers or delivers from treasury stock or repurchases or redeems Class A Common Stock in a transaction not contemplated in this Agreement, the Manager, the Company and the Corporation shall take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the number of outstanding Common Units owned, directly or indirectly, by the Corporation will equal on a one-for-one basis the number of outstanding shares of Class A Common Stock. Except as otherwise determined by the Manager, in the event the Corporation issues, transfers or delivers from treasury stock or repurchases or redeems the Corporation’s preferred stock in a transaction not contemplated in this Agreement, the Manager, the Company and the Corporation shall take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the Corporation, directly or indirectly, holds (in the case of any issuance, transfer or delivery) or ceases to hold (in the case of any repurchase or redemption) Equity Securities in the Company which (in the good faith determination by the Manager) are in the aggregate substantially economically equivalent to the outstanding preferred stock of the Corporation so issued, transferred, delivered, repurchased or redeemed. Except as otherwise determined by the Manager, in the event the Corporation issues, transfers or delivers from treasury stock or repurchases or redeems Class V Common Stock in a transaction not contemplated in this Agreement, the Manager, and the Company shall take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the number of outstanding Common Units owned by the Members (other than the Corporation and its Subsidiaries), directly or indirectly, will equal on a one-for-one basis the number of outstanding shares of Class V Common Stock. Except as otherwise determined by the Manager, the Company, the Manager and the Corporation shall not undertake any subdivision (by any Common Unit stock split, Common Unit distribution, stock distribution, reclassification, division, recapitalization or similar event) or combination (by reverse Common Unit split, reverse stock split, reclassification, division, recapitalization or similar event) of the Common Units, Class A Common Stock or Class V Common Stock, as applicable, that is not accompanied by an identical subdivision or combination of Class A Common Stock, Class V Common Stock or Common Units respectively, to maintain at all times (y) a one-to-one ratio between the number of Common Units owned, directly or indirectly, by the Corporation and the number of outstanding shares of Class A Common Stock, or (z) a one-to-one ratio between the number of Common Units owned by Members (other than the Corporation and its Subsidiaries) and the number of outstanding shares of Class V Common Stock, in each case, unless such action is necessary to maintain at all times a one-to-one

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ratio between either the number of Common Units owned, directly or indirectly, by the Corporation and the number of outstanding shares of Class A Common Stock or the number of Common Units owned by Members (other than the Corporation and its Subsidiaries) and the number of outstanding shares of Class V Common Stock, in each case as contemplated by the first sentence of this Section 3.04(a).

(b) Excluding warrants, options or similar instruments governed by Section 3.10 (the “Excluded Instruments”), the exercise of which shall be governed by such Section 3.10 and not this Section 3.04(b), in the event any holder of a warrant to purchase shares of Class A Common Stock (the “Upstairs Warrants”) exercises an Upstairs Warrant, then the Corporation shall cause a corresponding exercise (including by effecting such exercise in the same manner, i.e., by payment of a cash exercise price or on a cashless basis) of a Warrant with similar terms held by the Corporation, such that the number of shares of Class A Common Stock issued in connection with the exercise of such Upstairs Warrants shall be matched with a corresponding number of Common Units issued by the Company to the Corporation pursuant to the Warrant Agreement. Upon the valid exercise of a Warrant by the Corporation in accordance with the Warrant Agreement pursuant to the immediately preceding sentence, the Company shall issue to the Corporation the number of Common Units contemplated thereby, free and clear of all liens and encumbrances other than those arising under applicable securities laws and this Agreement. The Corporation agrees that it will not exercise any Warrants other than in connection with the corresponding exercise of an Upstairs Warrant. In the event that an Upstairs Warrant is redeemed, the Company will redeem a Warrant with similar terms held by the Corporation.

(c) The Company shall only be permitted to issue additional Common Units, and/or establish other classes or series of Units or other Equity Securities in the Company to the Persons and on the terms and conditions provided for in Section 3.02, this Section 3.04, Section 3.10 and Section 3.11. Subject to the foregoing, the Manager may cause the Company to issue additional Common Units authorized under this Agreement and/or establish other classes or series of Units or other Equity Securities in the Company at such times and upon such terms as the Manager shall determine and the Manager shall amend this Agreement as necessary in connection with the issuance of additional Common Units, to establish other classes or series of Units or other Equity Securities in the Company, or admission of additional Members under this Section 3.04, in each case without the requirement of any consent or acknowledgement of any other Member.

Section 10.05 Repurchase or Redemption of Shares of Class A Common Stock. Except as otherwise determined by the Manager, if at any time, any shares of Class A Common Stock are repurchased or redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by the Corporation for cash, then the Manager shall cause the Company, immediately prior to such repurchase or redemption of Class A Common Stock, to redeem a corresponding number of Common Units held (directly or indirectly) by the Corporation, at an aggregate redemption price equal to the aggregate purchase or redemption price of the shares of Class A Common Stock being repurchased or redeemed by the Corporation (plus any expenses related thereto) and upon such other terms as are the same for the shares of Class A Common Stock being repurchased or redeemed by the Corporation; provided, if the Corporation uses funds received from distributions from the Company or the net proceeds from an issuance of Class A Common Stock to fund such repurchase or redemption, then the Company shall cancel a corresponding number of Common Units held (directly or indirectly) by the Corporation for no consideration. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any repurchase or redemption if such repurchase or redemption would violate any applicable Law.

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Section 10.06 Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units.

(a) Units shall not be certificated unless otherwise determined by the Manager. If the Manager determines that one or more Units shall be certificated, each such certificate shall be signed by or in the name of the Company, by the Chief Executive Officer, Chief Financial Officer, General Counsel, Secretary or any other officer designated by the Manager, representing the number of Units held by such holder. Such certificate shall be in such form (and shall contain such legends) as the Manager may determine. Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the extent permitted by applicable Law. No Units shall be treated as a “security” within the meaning of Article 8 of the Uniform Commercial Code unless all Units then outstanding are certificated; notwithstanding anything to the contrary herein, including Section 15.03, the Manager is authorized to amend this Agreement in order for the Company to opt-in to the provisions of Article 8 of the Uniform Commercial Code without the consent or approval of any Member of any other Person.

(b) If Units are certificated, the Manager may direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the Manager of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Manager may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

(c) To the extent Units are certificated, upon surrender to the Company or the transfer agent of the Company, if any, of a certificate for one or more Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, in compliance with the provisions hereof, the Company shall issue a new certificate representing one or more Units to the Person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of this Agreement, the Manager may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, Transfer and registration of Units.

Section 10.07 Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

Section 10.08 No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement.

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Section 10.09 Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. Subject to the provisions of Section 3.01(c), the amount of any such advances shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made.

Section 10.10 Corporate Stock Option Plans and Equity Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Corporation from adopting, modifying or terminating an Equity Plan or from issuing shares of Class A Common Stock pursuant to any such plans. The Corporation may implement such Equity Plans and any actions taken under such Equity Plans (such as the grant or exercise of options to acquire shares of Class A Common Stock, or the issuance of Unvested Corporate Shares), whether taken with respect to or by an employee or other service provider of the Corporation, the Company or its Subsidiaries, in a manner determined by the Corporation, in accordance with the initial implementation guidelines attached to this Agreement as Exhibit C, which may be amended by the Corporation from time to time (subject to the immediately succeeding sentence). The Corporation may amend this Agreement (including Exhibit C) as reasonably necessary or advisable, as determined by the Corporation in good faith, in connection with, and solely for purposes of effecting, the adoption, implementation, modification or termination of an Equity Plan. In the event of such an amendment by the Corporation, the Company will provide notice of such amendment to the Members. The Company is expressly authorized to issue Units (i) in accordance with the terms of any such Equity Plan, or (ii) in an amount equal to the number of shares of Class A Common Stock issued pursuant to any such Equity Plan, without any further act, approval or vote of any Member or any other Persons.

Section 10.11 Dividend Reinvestment Plan, Cash Option Purchase Plan, Stock Incentive Plan or Other Plans. Except as may otherwise be provided in this Article III, all amounts received or deemed received by the Corporation in respect of any dividend reinvestment plan, cash option purchase plan, stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by the Corporation to effect open market purchases of shares of Class A Common Stock, or (b) if the Corporation elects instead to issue new shares of Class A Common Stock with respect to such amounts, shall be contributed by the Corporation to the Company in exchange for additional Common Units. Upon such contribution, the Company will issue to the Corporation a number of Common Units equal to the number of new shares of Class A Common Stock so issued.

Article XI.

DISTRIBUTIONS

Section 11.01 Distributions.

(a) Distributable Cash; Other Distributions. To the extent permitted by applicable Law and hereunder, Distributions to Members may be declared by the Manager out of Distributable Cash or other funds or property legally available therefor in such amounts, at such time and on such terms (including the payment dates of such Distributions) as the Manager in its sole discretion shall determine using such record date as the Manager may designate. All Distributions made under this Section 4.01 shall be made to the Members holding Common Units as of the close of business on such record date on a pro rata basis in accordance with each Member’s Percentage Interest of such Common Units (other than, for the avoidance of doubt, any distributions made pursuant to Section 4.01(b)(iv)) as of the close of business on such record date; provided, however, that the Manager shall have the obligation to make Distributions as set forth in Sections 4.01(b) and 14.02; provided, further, that notwithstanding any other provision herein to

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the contrary, no Distributions shall be made to any Member to the extent such Distribution would render the Company insolvent or violate the Delaware Act. For purposes of the foregoing sentence, “insolvency” means the inability of the Company to meet its payment obligations when due. In furtherance of the foregoing, it is intended that the Manager shall, to the extent permitted by applicable Law and hereunder, have the right in its sole discretion to make Distributions of Distributable Cash to the Members pursuant to this Section 4.01(a) in such amounts as shall enable the Corporation to meet its obligations, including its obligations pursuant to the Tax Receivable Agreement (to the extent such obligations are not otherwise able to be satisfied as a result of Tax Distributions required to be made pursuant to Section 4.01(b)).

(b) Tax Distributions.

(i) With respect to each Taxable Year, the Company shall, to the extent permitted by applicable Law, make cash distributions (“Tax Distributions”) to each Member in accordance with, and to the extent of, such Member’s Assumed Tax Liability. Tax Distributions pursuant to this Section 4.01(b)(i) shall be estimated by the Company on a quarterly basis and, to the extent feasible, shall be distributed to the Members (together with a statement showing the calculation of such Tax Distribution and an estimate of the Company’s net taxable income allocable to each Member for such period) on a quarterly basis on April 15th, June 15th, September 15th and December 15th (or such other dates for which corporations or individuals are required to make quarterly estimated tax payments for U.S. federal income tax purposes, whichever is earlier) (each, a “Quarterly Tax Distribution”); provided, that the foregoing shall not restrict the Company from making a Tax Distribution on any other date as the Company determines is necessary to enable the Members to timely make estimated income tax payments. Quarterly Tax Distributions shall take into account the estimated taxable income or loss of the Company for the Taxable Year through the end of the relevant quarterly period. A final accounting for Tax Distributions shall be made for each Taxable Year after the allocation of the Company’s actual net taxable income or loss has been determined and any shortfall in the amount of Tax Distributions a Member received for such Taxable Year based on such final accounting shall promptly be distributed to such Member. For the avoidance of doubt, any excess Tax Distributions a Member receives with respect to any Taxable Year shall reduce future Tax Distributions otherwise required to be made to such Member with respect to any subsequent Taxable Year.

(ii) To the extent a Member otherwise would be entitled to receive less than its Percentage Interest of Common Units of the aggregate Tax Distributions to be paid pursuant to this Section 4.01(b) (other than any distributions made pursuant to Section 4.01(b)(iv)) on any given date, the Tax Distributions to such Member shall be increased to ensure that all Distributions made pursuant to this Section 4.01(b) are made pro rata in accordance with the Members’ respective Percentage Interests of Common Units. If, on the date of a Tax Distribution, there are insufficient funds on hand to distribute to the Members the full amount of the Tax Distributions to which such Members are otherwise entitled, Distributions pursuant to this Section 4.01(b) shall be made to the Members pro rata in accordance with their Percentage Interest of Common Units, to the extent of available funds in accordance with their Percentage Interests of Common Units and the Company shall make future Tax Distributions as soon as sufficient funds become available to pay the remaining portion of the Tax Distributions to which such Members are otherwise entitled.

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(iii) In the event of any audit by, or similar event with, a Governmental Entity that affects the calculation of any Member’s Assumed Tax Liability for any Taxable Year (other than an audit conducted pursuant to the Revised Partnership Audit Provisions for which no election is made pursuant to Section 6226 thereof and the Treasury Regulations promulgated thereunder), or in the event the Company files an amended tax return or administrative adjustment request, each Member’s Assumed Tax Liability with respect to such year shall be recalculated by giving effect to such event (for the avoidance of doubt, taking into account interest or penalties). Any shortfall in the amount of Tax Distributions the Members and former Members received for the relevant Taxable Years based on such recalculated Assumed Tax Liability promptly shall be distributed to such Members and the successors of such former Members, except, for the avoidance of doubt, to the extent Distributions were made to such Members and former Members pursuant to Section 4.01(a) and this Section 4.01(b) in the relevant Taxable Years sufficient to cover such shortfall.

(iv) Notwithstanding the foregoing and anything to the contrary in this Agreement, a final accounting for distributions under Section 4.1(a) of that certain Third Amended and Restated Operating Agreement of P3, dated April 16, 2020 (the “Third A&R LLC Agreement”) in respect of the taxable income of P3 through the end of the day on which the Effective Time occurs shall be made by the Company following the Effective Time and, based on such final accounting, the Company shall make a distribution to the Former P3 Members (or in the case of any Former P3 Member that no longer exists, the successor of such Former P3 Member) in accordance with Section 4.1(a) of the Third A&R LLC Agreement (as if the Third A&R LLC Agreement was still in effect) to the extent of any shortfall in the amount of distributions the Former P3 Members received prior to the Effective Time under Section 4.1(a) of the Third A&R LLC Agreement with respect to taxable income of the Company through the end of the day on which the Effective Time occurs that will be allocated to the Former P3 Members (determined pursuant to an interim closing of the books under Section 706 of the Code and the Treasury Regulations thereunder). For the avoidance of doubt, the amount of distributions to be made pursuant to this Section 4.01(b)(iv) shall be calculated pursuant to the methodology set forth in Section 4.1(a) of the Third A&R LLC Agreement (as if the Third A&R LLC Agreement was still in effect).

Article XII.

CAPITAL ACCOUNTS; ALLOCATIONS; TAX MATTERS

Section 12.01 Capital Accounts.

(a) The Company shall maintain a separate Capital Account for each Member according to the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). For this purpose, the Company may (in the discretion of the Manager), upon the occurrence of the events specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulations and Treasury Regulations Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of the Company’s property; provided, that if any noncompensatory options (including the Warrants) are outstanding upon the occurrence of any revaluation of the Company’s property, the Company shall adjust the Book Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2).

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(b) For purposes of computing the amount of any item of income, gain, loss or deduction with respect to the Company to be allocated pursuant to this Article V and to be reflected in the Capital Accounts of the Members, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided, however, that:

(i) the computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(l)(B) or Code Section 705(a)(2)(B) and Treasury Regulations Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includible in gross income or are not deductible for U.S. federal income tax purposes.

(ii) if the Book Value of any property of the Company is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;

(iii) items of income, gain, loss or deduction attributable to the disposition of property of the Company having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property;

(iv) items of depreciation, amortization and other cost recovery deductions with respect to property of the Company having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g); and

(v) to the extent an adjustment to the adjusted tax basis of any asset of the Company pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

Section 12.02 Allocations. Except as otherwise provided in Section 5.03 and Section 5.04, Net Profits and Net Losses for any Taxable Year or Fiscal Period shall be allocated among the Capital Accounts of the Members pro rata in accordance with their respective Percentage Interests of Common Units.

Section 12.03 Regulatory Allocations.

(a) Losses attributable to partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). Except as otherwise provided for in Section 5.03(b), if there is a net decrease during a

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Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulations Section 1.704-2(i)(3)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Members in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(i)(4).

(b) Nonrecourse deductions (as determined according to Treasury Regulations Section 1.704-2(b)(1)) for any Taxable Year shall be allocated pro rata among the Members in accordance with their Percentage Interests of Common Units. If there is a net decrease in the Minimum Gain during any Taxable Year, each Member shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(f). This Section 5.03(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulations Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(c) If any Member that unexpectedly receives an adjustment, allocation or Distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, after all other allocations pursuant to Sections 5.02, 5.03, 5.04 and 5.05 have been tentatively made as if this Section 5.03(c) were not in this Agreement, then Profits for such Taxable Year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 5.03(c) is intended to be a qualified income offset provision as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d) If the allocation of Net Losses (or items of Losses) to a Member as provided in Section 5.02 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Losses as will not create or increase an Adjusted Capital Account Deficit. The Net Losses that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with their relative Percentage Interests of Common Units, subject to this Section 5.03(d).

(e) Profits and Losses described in Section 5.01(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(j) and (m).

(f) The allocations set forth in Section 5.03(a) through and including Section 5.03(e) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Net Profit and Net Loss of the Company or make Distributions. Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, income, gain, deduction and loss with respect to the Company shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Net Profit and Net Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to

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each such Member is zero. In addition, if in any Taxable Year or Fiscal Period there is a decrease in partnership minimum gain, or in partner nonrecourse debt minimum gain, and application of the minimum gain chargeback requirements set forth in Section 5.03(a) or Section 5.03(b) would cause a distortion in the economic arrangement among the Members, the Manager may, if it does not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements pursuant to Treasury Regulations Section 1.704-2(f)(4). If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.

Section 12.04 Final Allocations. Notwithstanding any contrary provision in this Agreement except Section 5.03, the Manager shall make appropriate adjustments to allocations of Net Profits and Net Losses to (or, if necessary, allocate items of gross income, gain, loss or deduction of the Company among) the Members upon the liquidation of the Company (within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations), the transfer of substantially all the Units (whether by sale or exchange or merger) or sale of all or substantially all the assets of the Company, such that, to the maximum extent possible, the Capital Accounts of the Members are proportionate to their Percentage Interests of Common Units. In each case, such adjustments or allocations shall occur, to the maximum extent possible, in the Taxable Year of the event requiring such adjustments or allocations.

Section 12.05 Tax Allocations.

(a) The income, gains, losses, deductions and credits of the Company will be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts; provided that if any such allocation is not permitted by the Code or other applicable Law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b) Items of taxable income, gain, loss and deduction of the Company with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value using the traditional method set forth in Treasury Regulations Section 1.704-3(b).

(c) If the Book Value of any asset of the Company is adjusted pursuant to Section 5.01(a), including adjustments to the Book Value of any asset of the Company in connection with the execution of this Agreement, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value using the traditional method set forth in Treasury Regulations Section 1.704-3(b).

(d) Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members as determined by the Manager taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).

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(e) For purposes of determining a Member’s share of the Company’s “excess nonrecourse liabilities” within the meaning of Treasury Regulations Section 1.752-3(a)(3), each Member’s interest in income and gain shall be determined pursuant to any proper method, as reasonably determined by the Manager; provided, that each year the Manager shall use its reasonable best efforts (using in all instances any proper method permitted under applicable Law, including without limitation the “additional method” described in Treasury Regulations Section 1.752-3(a)(3)) to allocate a sufficient amount of the excess nonrecourse liabilities to those Members who would have at the end of the applicable Taxable Year, but for such allocation, taxable income due to the deemed distribution of money to such Member pursuant to Section 752(b) of the Code that is in excess of such Member’s adjusted tax basis in its Units; provided, further, that with respect to any of the Company’s “excess nonrecourse liabilities” that arise after the Effective Time, the Manager shall not be required to allocate “excess nonrecourse liabilities” in the manner described in the preceding proviso to the extent that the Manager determines in its sole discretion made in good faith that such allocation would reasonably be expected to have a material adverse impact on the Corporation (for this purpose, any such allocation that results in the Corporation having a lower tax basis in its interests in the Company but that does not otherwise cause the Corporation to have taxable income in the applicable Taxable Year in excess of the taxable income it otherwise would have been expected to have in such Taxable Year (including as a result of an actual or deemed distribution made to the Corporation in such Taxable Year) utilizing a different permissible allocation of “excess nonrecourse liabilities” shall not be considered a material adverse impact).

(f) If, as a result of an exercise of a noncompensatory option (including the Warrants) to acquire an interest in the Company, a Capital Account reallocation is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x).

(g) In the event any Common Units issued pursuant to Section 3.10(c) are subsequently forfeited, the Company may make forfeiture allocations with respect to such Common Units in the Taxable Year of such forfeiture in accordance with the principles of proposed Treasury Regulations Section 1.704-1(b)(4)(xii)(c), taking into account any amendments thereto and any temporary or final Treasury Regulations issued pursuant thereto.

(h) Allocations pursuant to this Section 5.05 are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, Distributions or other items of the Company pursuant to any provision of this Agreement.

Section 12.06 Indemnification and Reimbursement for Payments on Behalf of a Member. If the Company or any other Person in which the Company holds an interest is obligated to pay any amount to a Governmental Entity (or otherwise makes a payment to a Governmental Entity) that is specifically attributable to a Member or a Member’s status as such (including federal income taxes, additions to tax, interest and penalties as a result of obligations of the Company pursuant to the Revised Partnership Audit Provisions, federal withholding taxes, state personal property taxes and state unincorporated business taxes, but excluding payments such as payroll taxes, withholding taxes, benefits or professional association fees and the like required to be made or made voluntarily by the Company on behalf of any Member based upon such Member’s status as an employee of

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the Company), then such Member shall indemnify the Company in full for the entire amount paid (including interest, penalties and related expenses). The Manager may offset Distributions to which a Member is otherwise entitled under this Agreement against such Member’s obligation to indemnify the Company under this Section 5.06. To the extent there are any amounts outstanding with respect to the Redeemed Units that are the subject of a Redemption or Direct Exchange as of the Redemption Date, the Redeeming Member shall fully satisfy its indemnification obligation under this Section 5.06 on the Redemption Date, immediately prior to the Redemption or Direct Exchange and in no event shall the Corporation have any liability with respect to any liability underlying such Redeeming Member’s indemnification obligation under this Section 5.06 that is outstanding on or prior to the date of such Redemption or Direct Exchange. In addition, notwithstanding anything to the contrary, each Member agrees that any Cash Settlement such Member is entitled to receive pursuant to Article XI may be offset by an amount equal to such Member’s obligation to indemnify the Company under this Section 5.06 and that such Member shall be treated as receiving the full amount of such Cash Settlement and paying to the Company an amount equal to such obligation. A Member’s obligation to make payments to the Company under this Section 5.06 shall survive the transfer or termination of any Member’s interest in any Units of the Company, the termination of this Agreement and the dissolution, liquidation, winding up and termination of the Company. In the event that the Company has been terminated prior to the date such payment is due, such Member shall make such payment to the Manager (or its designee), which shall distribute such funds in accordance with this Agreement. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 5.06, including instituting a lawsuit to collect such contribution with interest calculated at a rate per annum equal to the sum of the Base Rate plus 300 basis points (but not in excess of the highest rate per annum permitted by Law). Each Member hereby agrees to furnish to the Company such information and forms as required or reasonably requested by the Company in order to comply with any Laws and regulations governing withholding of tax or in order to claim any reduced rate of, or exemption from, withholding to which the Member is legally entitled. The Company may withhold any amount that it reasonably determines is required to be withheld from any amount otherwise payable to any Member hereunder, and any such withheld amount shall be deemed to have been paid to such Member for all purposes of this Agreement, unless otherwise reimbursed by such Member under this Section 5.06.

Article XIII.

MANAGEMENT

Section 13.01 Authority of Manager; Officer Delegation.

(a) Except for situations in which the approval of any Member(s) is specifically required by this Agreement, (i) all management powers over the business and affairs of the Company shall be exclusively vested in the Corporation, as the sole managing member of the Company (the Corporation, in such capacity, the “Manager”), (ii) the Manager shall conduct, direct and exercise full control over all activities of the Company and (iii) no other Member shall have any right, authority or power to vote, consent or approve any matter, whether under the Delaware Act, this Agreement or otherwise. The Manager shall be the “manager” of the Company for the purposes of the Delaware Act. Except as otherwise expressly provided for herein and subject to the other provisions of this Agreement, the Members hereby consent to the exercise by the Manager of all such powers and rights conferred on the Members by the Delaware Act with respect to the management and control of the Company. Any vacancies in the position of Manager shall be filled in accordance with Section 6.04.

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(b) Without limiting the authority of the Manager to act on behalf of the Company, the day-to-day business and operations of the Company shall be overseen and implemented by officers of the Company (each, an “Officer” and collectively, the “Officers”), subject to the limitations imposed by the Manager. An Officer may, but need not, be a Member. Each Officer shall be appointed by the Manager and shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any one Person may hold more than one office. Subject to the other provisions of this Agreement (including in Section 6.07), the salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Manager. The authority and responsibility of the Officers shall be limited to such duties as the Manager may, from time to time, delegate to them. Unless the Manager decides otherwise, if the title is one commonly used for officers of a business corporation formed under the DGCL, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. All Officers shall be, and shall be deemed to be, officers and employees of the Company. An Officer may also perform one or more roles as an officer of the Manager. Any Officer may be removed at any time, with or without cause, by the Manager.

(c) Subject to the other provisions of this Agreement, the Manager shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, conversion, division, reorganization or other combination of the Company with or into another entity, for the avoidance of doubt, without the prior consent of any Member or any other Person being required.

Section 13.02 Actions of the Manager. The Manager may act through any Officer or through any other Person or Persons to whom authority and duties have been delegated pursuant to Section 6.07.

Section 13.03 Resignation; No Removal. The Manager may resign at any time by giving written notice to the Members; provided, however, that any such resignation shall be subject to the appointment of a new Manager in accordance with Section 6.04. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Members (subject to the appointment of a new Manager in accordance with Section 6.04), and the acceptance of the resignation shall not be necessary to make it effective. For the avoidance of doubt, the Members have no right under this Agreement to remove or replace the Manager. Notwithstanding anything to the contrary herein, no replacement of the Corporation as the Manager shall be effective unless proper provision is made, in compliance with this Agreement, so that the obligations of the Corporation, its successor or assign (if applicable) and any new Manager and the rights of all Members under this Agreement and applicable Law remain in full force and effect. No appointment of a Person other than the Corporation (or its successor or assign, as applicable) as the Manager shall be effective unless the Corporation (or its successor or assign, as applicable) and the new Manager (as applicable) provide all other Members with contractual rights, directly

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enforceable by such other Members against the Corporation (or its successor, as applicable) and the new Manager (as applicable), to cause (a) the Corporation to comply with all of the Corporation’s obligations under this Agreement (in its capacity as a Member) and (b) the new Manager to comply with all of the Manger’s obligations under this Agreement.

Section 13.04 Vacancies. Vacancies in the position of Manager occurring for any reason shall be filled by the Corporation (or, if the Corporation has ceased to exist without any successor or assign, then by the holders of a majority in interest of the voting capital stock of the Corporation immediately prior to such cessation). For the avoidance of doubt, the Members (other than the Corporation) have no right under this Agreement to fill any vacancy in the position of Manager.

Section 13.05 Transactions Between the Company and the Manager. The Manager may cause the Company to contract and deal with the Manager, or any Affiliate of the Manager, provided, that such contracts and dealings (other than contracts and dealings between the Company and its Subsidiaries) are (i) on terms comparable to and competitive with those available to the Company from others dealing at arm’s length, (ii) approved by the Members (other than the Manager) holding a majority of the Percentage Interests of the Members (other than the Manager) or (iii) approved by the Disinterested Majority, and in each case, otherwise are permitted by the Credit Agreements; provided that the foregoing shall in no way limit the Manager’s rights under Sections 3.02, 3.04, 3.05 or 3.10. The Members hereby approve each of the contracts or agreements between or among the Manager or its Affiliates (other than the Company and its Subsidiaries), on the one hand, and the P3 Members, any of their Affiliates, the Company or its Subsidiaries, on the other hand, entered into on or prior to the date of this Agreement in connection with the transactions contemplated by the Transaction Agreement and the Blocker Agreement, including, but not limited to, the Warrant Agreement and the Tax Receivable Agreement.

Section 13.06 Reimbursement for Expenses. The Manager shall not be compensated for its services as Manager of the Company except as expressly provided in this Agreement. The Members acknowledge and agree that the Manager’s Class A Common Stock is publicly traded and, therefore, the Manager has access to the public capital markets and that such status and the services performed by the Manager will inure to the benefit of the Company and all Members; therefore, the Manager shall be reimbursed by the Company for any reasonable out-of-pocket expenses incurred on behalf of the Company, including, without limitation, all fees, expenses and costs associated with the Manager being a public company (including, without limitation, public reporting obligations, proxy statements, stockholder meetings, Stock Exchange fees, transfer agent fees, legal fees, SEC and FINRA filing fees and offering expenses) and maintaining its corporate existence. In the event that shares of Class A Common Stock are sold to underwriters in any subsequent public offering at a price per share that is lower than the price per share for which such shares of Class A Common Stock are sold to the public in such subsequent public offering, after taking into account underwriters’ discounts or commissions and brokers’ fees or commissions (such difference, the “Discount”) (i) the Manager shall be deemed to have contributed to the Company in exchange for newly issued Common Units the full amount for which such shares of Class A Common Stock were sold to the public and (ii) the Company shall be deemed to have paid the Discount as an expense. The Manager also shall be deemed to have contributed an amount equal to the Corporation Transaction Costs to the Company in exchange for newly issued Common Units. To the extent practicable, expenses incurred by the Manager on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any

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reimbursements to the Manager or any of its Affiliates by the Company pursuant to this Section 6.06 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) (unless otherwise required by the Code and Treasury Regulations) and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts. Notwithstanding the foregoing, the Company shall not bear any obligations with respect to income tax of the Manager [or any payments made pursuant to the Tax Receivable Agreement] other than in a manner that is expressly contemplated under this Agreement.

Section 13.07 Delegation of Authority. The Manager (a) may, from time to time, delegate to one or more Persons such authority and duties as the Manager may deem advisable, and (b) may assign titles (including, without limitation, chief executive officer, president, chief financial officer, chief operating officer, general counsel, senior vice president, vice president, secretary, assistant secretary, treasurer or assistant treasurer) and delegate certain authority and duties to such Persons, which may be amended, restated or otherwise modified from time to time. Any number of titles may be held by the same individual. The salaries or other compensation, if any, of such agents of the Company shall be fixed from time to time by the Manager, subject to the other provisions in this Agreement.

Section 13.08 Limitation of Liability of Manager.

(a) Except as otherwise provided herein or in an agreement entered into by such Person and the Company, neither the Manager nor any of the Manager’s Affiliates or Manager’s officers, directors, employees or other agents (collectively “Manager’s Representatives”) shall be liable to the Company, to any Member that is not the Manager or to any other Person bound by this Agreement for any act or omission performed or omitted by the Manager in its capacity as the sole managing member of the Company pursuant to authority granted to the Manager by this Agreement; provided, however, that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to the Manager’s or a Manager’s Representative’s intentional misconduct or knowing violation of Law or for any present or future material breaches of any representations, warranties or covenants by the Manager or any Manager’s Representative contained herein or in the Other Agreements with the Company. The Manager may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and shall not be responsible for any misconduct or negligence on the part of any such agent (so long as such agent was selected in good faith and with reasonable care). The Manager shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Manager in good faith reliance on such advice shall in no event subject the Manager to liability to the Company or any Member that is not the Manager.

(b) To the fullest extent permitted by applicable Law, whenever this Agreement or any other agreement contemplated herein provides that the Manager shall act in a manner which is, or provide terms which are, “fair and reasonable” to the Company or any Member that is not the Manager, the Manager shall determine such appropriate action or provide such terms considering, in each case, the relative interests of each party to such agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable United States generally accepted accounting practices or principles, notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of Law or equity or otherwise.

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(c) In connection with the performance of its duties as the Manager of the Company, except as otherwise set forth herein, the Manager acknowledges that, solely in its capacity as Manager, it will owe to the Company and the Members the same fiduciary duties as it would owe to a Delaware corporation and the stockholders of such corporation if it were a member of the board of directors of such corporation and the Members were stockholders of such corporation.

(d) The Officers, in the performance of their duties as such, shall owe to the Company and the Members duties of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware.

Section 13.09 Investment Company Act. The Manager shall use its best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.

Article XIV.

RIGHTS AND OBLIGATIONS OF MEMBERS AND MANAGER

Section 14.01 Limitation of Liability and Duties of Members.

(a) Except as provided in this Agreement or in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Member or Manager shall be obligated personally for any such debts, obligations, contracts or liabilities of the Company solely by reason of being a Member or the Manager (except to the extent and under the circumstances set forth in any non-waivable provision of the Delaware Act). Notwithstanding anything contained herein to the contrary, to the fullest extent permitted by applicable Law, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

(b) In accordance with the Delaware Act and the laws of the State of Delaware, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no Distribution to any Member pursuant to Articles IV or XIV shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. The payment of any such money or Distribution of any such property to a Member shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Delaware Act, and, to the fullest extent permitted by Law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person, unless such distribution was made by the Company to its Members in clerical error. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

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(c) To the fullest extent permitted by applicable Law, including Section 18-1101(c) of the Delaware Act, and notwithstanding any other provision of this Agreement (but subject, and without limitation, to Section 6.08 with respect to the Manager) or in any Agreement contemplated herein or applicable provisions of Law or equity or otherwise, the parties hereto hereby agree that to the extent that any Member (other than the Manager in its capacity as such) (or any Member’s Affiliate or any manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of any Member or of any Affiliate of a Member) has duties (including fiduciary duties) to the Company, to the Manager, to another Member, to any Person who acquires an interest in a Unit or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by applicable law, and replaced with the duties or standards expressly set forth herein, if any; provided, however, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. The elimination of duties (including fiduciary duties) to the Company, the Manager, each of the Members, each other Person who acquires an interest in a Unit and each other Person bound by this Agreement and replacement thereof with the duties or standards expressly set forth herein, if any, are approved by the Company, the Manager, each of the Members, each other Person who acquires an interest in a Unit and each other Person bound by this Agreement.

Section 14.02 Lack of Authority. No Member, other than the Manager or a duly appointed Officer, in each case in its capacity as such, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure on behalf of the Company. The Members hereby consent to the exercise by the Manager of the powers conferred on it by Law and this Agreement.

Section 14.03 No Right of Partition. No Member, other than the Manager (if the Manager is also a Member), shall have the right to seek or obtain partition by court decree or operation of Law of any property of the Company, or the right to own or use particular or individual assets of the Company.

Section 14.04 Indemnification.

(a) Subject to Section 5.06, the Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under applicable Law, as the same now exists or may hereafter be amended, substituted or replaced (but, to the fullest extent permitted by applicable Law, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment, substitution or replacement), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was serving as the Manager or a director, officer, employee or other agent of the Manager, the Partnership Representative, or a director, manager, Officer, employee or other agent of the Company or is or was serving at the request of the Company as a manager, officer, director, employee or agent of another Person; provided, however, that no Indemnified Person shall be indemnified for any expenses, liabilities or losses suffered that are attributable to such Indemnified Person’s or its Affiliates’ fraud, willful misconduct or knowing violation of Law or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or its Affiliates contained herein or in any other agreements with the Company; provided, further, that no Officer shall be entitled to indemnification hereunder for any expenses, liabilities or losses

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suffered that are attributable to such Officer’s breach of its fiduciary duties to the extent that such Officer, if an officer of a corporation, would not be entitled to indemnification therefor under the laws of the State of Delaware. Reasonable expenses, including out-of-pocket attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.

(b) The right to indemnification and the advancement of expenses conferred in this Section 7.04 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, bylaw, action by the Manager or otherwise.

(c) The Company shall maintain directors’ and officers’ liability insurance, or substantially equivalent insurance, at its expense, to protect any Indemnified Person against any expense, liability or loss described in Section 7.04(a) whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 7.04. The Company shall use its commercially reasonable efforts to purchase and maintain property, casualty and liability insurance in types and at levels customary for companies of similar size engaged in similar lines of business, as determined in good faith by the Manager, and the Company shall use its commercially reasonable efforts to purchase directors’ and officers’ liability insurance (including employment practices coverage) with a carrier and in an amount determined necessary or desirable as determined in good faith by the Manager.

(d) The indemnification and advancement of expenses provided for in this Section 7.04 shall be provided out of and to the extent of Company assets only. No Member (unless such Member otherwise agrees in writing or is found in a non-appealable decision by a Governmental Entity of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company. The Company (i) shall be the primary indemnitor of first resort for such Indemnified Person pursuant to this Section 7.04 and (ii) shall be fully responsible for the advancement of all expenses and the payment of all damages or liabilities with respect to such Indemnified Person which are addressed by this Section 7.04.

(e) If this Section 7.04 or any portion hereof shall be invalidated on any ground by any Governmental Entity of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 7.04 to the fullest extent permitted by any applicable portion of this Section 7.04 that shall not have been invalidated and to the fullest extent permitted by applicable Law.

Article XV.

BOOKS, RECORDS, ACCOUNTING AND REPORTS, AFFIRMATIVE COVENANTS

Section 15.01 Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required pursuant to applicable Laws. All matters concerning (a) the determination of the relative amount of allocations

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and Distributions among the Members pursuant to Articles IV and V and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Manager, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error or common law fraud.

Section 15.02 Fiscal Year. The Fiscal Year of the Company shall end on December 31 of each year or such other date as may be established by the Manager.

Section 15.03 No Inspection Rights. Notwithstanding Section 18-305 of the Delaware Act, to the fullest extent permitted by applicable Law, no Member shall be entitled to any information, inspection or access rights that such Member would otherwise be entitled to receive pursuant to Section 18-305 of the Delaware Act.

Article XVI.

TAX MATTERS

Section 16.01 Preparation of Tax Returns. The Manager shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company. The Manager shall use reasonable efforts (taking into account applicable extensions of time to file tax returns) to furnish, within ninety (90) days of the close of each Taxable Year, to each Member a completed IRS Schedule K-1 (and any comparable state and local income tax form) and such other information as is reasonably requested by such Member relating to the Company that is necessary for such Member to comply with its tax reporting obligations. Subject to the terms and conditions of this Agreement and except as otherwise provided in this Agreement, in its capacity as Partnership Representative, the Corporation shall have the authority to prepare the tax returns of the Company using such permissible methods and elections as it determines in its reasonable discretion, including, without limitation, the use of any permissible method under Section 706 of the Code for purposes of determining the varying Units of its Members.

Section 16.02 Tax Elections. The Taxable Year shall be the Fiscal Year set forth in Section 8.02, unless otherwise required by Section 706 of the Code. The Manager shall cause the Company and each of its Subsidiaries that is treated as a partnership for U.S. federal income tax purposes to have in effect an election pursuant to Section 754 of the Code (or any similar provisions of applicable state, local or foreign tax Law) for the Taxable Year that includes the Effective Time and each subsequent Taxable Year, and the Manager shall take commercially reasonable efforts to cause each Person in which the Company owns a direct or indirect equity interest (other than a Subsidiary) that is so treated as a partnership to have in effect any such election for such Taxable Years. Each Member will upon request supply any information reasonably necessary to give proper effect to any such elections.

Section 16.03 Tax Controversies.

(a) The Manager shall cause the Company to take all necessary actions required by Law to designate the Corporation as the “tax matters partner” of the Company within the meaning of Section 6231 of the Code (as in effect prior to repeal of such section pursuant to the Revised Partnership Audit Provisions) with respect any Taxable Year beginning on or before December

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31, 2017. The Manager shall further cause the Company to take all necessary actions required by Law to designate the Corporation as the “partnership representative” of the Company as provided in Section 6223(a) of the Code with respect to any Taxable Year of the Company beginning after December 31, 2017, and if the “partnership representative” is an entity, the Corporation is hereby authorized to designate an individual to be the sole individual through which such entity “partnership representative” will act (in such capacities, including in similar capacities under analogous provisions of state or local Law, collectively, the “Partnership Representative”). The Company and the Members shall cooperate fully with each other and shall use reasonable best efforts to cause the Corporation (or its designated individual, as applicable) to become the Partnership Representative with respect to any taxable period of the Company with respect to which the statute of limitations has not yet expired (and causing any tax matters partner, partnership representative or designated individual designated prior to the Effective Time to resign, be revoked or replaced, as applicable), including (as applicable) by filing certifications pursuant to Treasury Regulations Section 301.6231(a)(7)-1(d) and completing IRS Form 8979 or any other form or certificate required pursuant to Treasury Regulations Section 301.6223-1(e)(1). The Partnership Representative shall have the right and obligation to take all actions authorized and required, by the Code and Treasury Regulations (and analogous provisions of state or local Law) for the Partnership Representative and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including any resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Each Member agrees to cooperate with the Company and the Partnership Representative and to do or refrain from doing any or all things reasonably requested by the Company or the Partnership Representative with respect to the conduct of such proceedings. Without limiting the generality of the foregoing, with respect to any audit or other proceeding, the Partnership Representative shall be entitled to cause the Company (and any of its Subsidiaries) to make any available elections pursuant to Section 6226 of the Code (and similar provisions of state, local and other Law), and the Members shall cooperate to the extent reasonably requested by the Company in connection therewith. The Company shall reimburse the Partnership Representative for all reasonable out-of-pocket expenses incurred by the Partnership Representative, including reasonable fees of any professional attorneys, in carrying out its duties as the Partnership Representative.

(b) Notwithstanding anything to the contrary, with respect to any matter that would reasonably be expected to result in any Tax liability for any taxable period (or portion thereof) that ends on or before the date on which the Effective Time occurs (“Pre-Closing Tax Period”) for which any Former P3 Member could be responsible, without the prior written consent of the Recipients’ Representative (as defined in the Transaction Agreement), not to be unreasonably withheld, conditioned or delayed, the Company shall not, and shall not permit any of its Affiliates to (i) file, re-file, or otherwise modify or amend any Tax Return of the Company or any of its subsidiaries with respect to any Pre-Closing Tax Period, (ii) make any Tax election with respect to the Company or any of its Subsidiaries that would have retroactive effect with respect to a Pre-Closing Tax Period or (iii) settle or compromise any Tax proceeding relating to the Company or any of its subsidiaries with respect to a Pre-Closing Tax Period.

(c) The provisions of this Section 9.03 shall survive the transfer or termination of any Member’s interest in any Units of the Company, the termination of this Agreement and the termination of the Company, and shall remain binding on each Member for the period of time necessary to resolve all tax matters relating to the Company, and shall be subject to the provisions of the Tax Receivable Agreement, as applicable.

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Article XVII.

RESTRICTIONS ON TRANSFER OF UNITS; CERTAIN TRANSACTIONS

Section 17.01 Transfers by Members. No holder of Units shall Transfer any interest in any Units, except Transfers (a) pursuant to and in accordance with Sections 10.02 and 10.09 or (b) approved in advance and in writing by the Manager, in the case of Transfers by any Member other than the Manager, or (c) in the case of Transfers by the Manager, to any Person who succeeds to the Manager in accordance with Section 6.04. Notwithstanding the foregoing, “Transfer” shall not include (i) an event that terminates the existence of a Member for income tax purposes (including, without limitation, a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, a sale of assets by, or liquidation of, a Member pursuant to an election under Code Sections 336 or 338, or merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member), but that does not terminate the existence of such Member under applicable state Law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Units of such trust that is a Member) or (ii) any indirect Transfer of Units held by the Manager by virtue of any Transfer of Equity Securities of the Corporation.

Section 17.02 Permitted Transfers. The restrictions contained in Section 10.01 shall not apply to any of the following (each, a “Permitted Transfer” and each transferee, a “Permitted Transferee”): (i)(A) a Transfer pursuant to a Redemption or Direct Exchange in accordance with Article XI or (B) a Transfer by a Member to the Corporation or any of its Subsidiaries, (ii) a Transfer to an Affiliate of such Member; provided, however, that (x) the restrictions contained in this Agreement will continue to apply to Units after any Permitted Transfer of such Units, and (y) in the case of the foregoing clause (ii), the Permitted Transferees of the Units so Transferred shall at the time of the Permitted Transfer agree in writing to be bound by the provisions of this Agreement, and prior to such Transfer the transferor will deliver a written notice to the Company and the Members, which notice will disclose in reasonable detail the identity of the proposed Permitted Transferee. If a Permitted Transfer pursuant to clause (ii) of the immediately preceding sentence would result in a Change of Control, such Member must provide the Manager with written notice of such proposed Permitted Transfer at least sixty (60) calendar days prior to the consummation of such Permitted Transfer. In the case of a Permitted Transfer of any Common Units by any Member holding Class V Common Stock to a Permitted Transferee in accordance with this Section 10.02, such Member shall also transfer a number of shares of Class V Common Stock equal to the number of Common Units that were transferred by such Member in the transaction to such Permitted Transferee. All Permitted Transfers are subject to the additional limitations set forth in Section 10.07(b).

Section 17.03 Restricted Units Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or if an exemption from such registration is then available with respect to such sale. To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units shall be stamped or otherwise imprinted with a legend in substantially the following form:

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“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF [P3 NEWCO], LLC, AS IT MAY BE AMENDED, RESTATED, AMENDED AND RESTATED, OR OTHERWISE MODIFIED FROM TIME TO TIME, AND [P3 NEWCO], LLC RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY [P3 NEWCO], LLC TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

The Company shall imprint such legend on certificates (if any) evidencing Units. The legend set forth above shall be removed from the certificates (if any) evidencing any Units which cease to be Units in accordance with the definition thereof.

Section 17.04 Transfer. Prior to Transferring any Units, the Transferring holder of Units shall cause the prospective Permitted Transferee to be bound by this Agreement and any other agreements executed by the holders of Units and relating to such Units in the aggregate to which the Transferring Member was a party (collectively, the “Other Agreements”) by executing and delivering to the Company counterparts of this Agreement and any applicable Other Agreements.

Section 17.05 Assignee’s Rights.

(a) The Transfer of a Unit in accordance with this Agreement shall be effective as of the date of such Transfer (assuming compliance with all of the conditions to such Transfer set forth herein), and such Transfer shall be shown on the books and records of the Company. Profits, Losses and other items of the Company shall be allocated between the transferor and the transferee according to Code Section 706, using any permissible method as determined in the reasonable discretion of the Manager. Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made on or after such date shall be paid to the Assignee.

(b) Unless and until an Assignee becomes a Member pursuant to Article XII, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable Law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided, however, that, without relieving the Transferring Member from any such limitations or obligations as more fully described in Section 10.06, such Assignee shall be bound by any limitations and obligations of a Member contained herein by which a Member would be bound on account of the Assignee’s Units (including the obligation to make Capital Contributions on account of such Units).

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Section 17.06 Assignor’s Rights and Obligations. Any Member who shall Transfer any Unit in a manner in accordance with this Agreement shall cease to be a Member with respect to such Unit and shall no longer have any rights or privileges, or, except as set forth in this Section 10.06, duties, liabilities or obligations, of a Member with respect to such Unit or other interest (it being understood, however, that the applicable provisions of Sections 6.08 and 7.04 shall continue to inure to such Person’s benefit), except that unless and until the Assignee (if not already a Member) is admitted as a Substituted Member in accordance with the provisions of Article XII (the “Admission Date”), (i) such Transferring Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Unit, and (ii) the Manager may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Unit for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Units from any liability of such Member to the Company with respect to such Units that may exist as of the Admission Date or that is otherwise specified in the Delaware Act or for any liability to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in the Other Agreements with the Company.

Section 17.07 Overriding Provisions.

(a) Any Transfer or attempted Transfer of any Units in violation of this Agreement (including any prohibited indirect Transfers) shall be, to the fullest extent permitted by applicable Law, null and void ab initio, and the provisions of Sections 10.05 and 10.06 shall not apply to any such Transfers. For the avoidance of doubt, any Person to whom a Transfer is made or attempted in violation of this Agreement shall not become a Member and shall not have any other rights in or with respect to any rights of a Member of the Company with respect to the applicable Units. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. The Manager shall promptly amend the Schedule of Members to reflect any Permitted Transfer pursuant to this Article X.

(b) Notwithstanding anything contained herein to the contrary (including, for the avoidance of doubt, the provisions of Section 10.01 and Article XI and Article XII), but subject to Section 10.07(d), in no event shall any Member Transfer any Units to the extent such Transfer would:

(i) result in the violation of the Securities Act, or any other applicable federal, state or foreign Laws;

(ii) cause an assignment under the Investment Company Act;

(iii) in the reasonable determination of the Manager, be a violation of or a default (or an event that, with notice or the lapse of time or both, would constitute a default) under, or result in an acceleration of any obligation under any Credit Agreement to which the Company or the Manager is a party; provided that the payee or creditor to whom the Company or the Manager owes such obligation is not an Affiliate of the Company or the Manager;

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(iv) be a Transfer to a Person who is not legally competent or who has not achieved his or her majority of age under applicable Law (excluding trusts for the benefit of minors);

(v) be a Transfer to a Competitor;

(vi) cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code or any successor provision thereto under the Code; or

(vii) result in the Company having more than one hundred (100) partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined pursuant to the rules of Treasury Regulations Section 1.7704-1(h)(3)).

(c) Notwithstanding anything contained herein to the contrary, in no event shall any Member that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code Transfer any Units (including, for the avoidance of doubt, in connection with a Redemption or a Direct Exchange), unless such Member and the transferee have delivered to the Company, in respect of the relevant Transfer (or Redemption or Direct Exchange, as applicable), either (i) written evidence that all required withholding under Section 1446(f) of the Code will have been completed and duly remitted to the applicable Governmental Entity or (ii) duly executed certifications (prepared in accordance with the applicable Treasury Regulations or other authorities) of an exemption from such withholding; provided, that the Company shall cooperate in the manner set forth in Section 11.06(a) with any reasonable requests from such Member for certifications or other information from the Company in connection with satisfying this Section 10.07(c) prior to the relevant Transfer (or Redemption or Direct Exchange, as applicable).

(d) Notwithstanding anything contained herein to the contrary, in no event shall any sale, transfer, assignment, redemption, pledge, encumbrance or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) of any securities of the Corporation constitute a Transfer of Units or any other Equity Securities of the Company.

Section 17.08 Spousal Consent. In connection with the execution and delivery of this Agreement, any Member who is a natural person will deliver to the Company an executed consent from such Member’s spouse (if any) in the form of Exhibit B-1 attached hereto or a Member’s spouse confirmation of separate property in the form of Exhibit B-2 attached hereto. If, at any time subsequent to the date of this Agreement such Member becomes legally married (whether in the first instance or to a different spouse), such Member shall cause his or her spouse to execute and deliver to the Company a consent in the form of Exhibit B-1 or Exhibit B-2 attached hereto. Such Member’s non-delivery to the Company of an executed consent in the form of Exhibit B-1 or Exhibit B-2 at any time shall constitute such Member’s continuing representation and warranty that such Member is not legally married as of such date.

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Section 17.09 Certain Transactions with respect to the Corporation(a) .

(a) In connection with a Change of Control Transaction, the Manager shall have the right, in its sole discretion, to require each Member (other than the Corporation and its Subsidiaries) to effect a Redemption of all or a portion of such Member’s Units together with an equal number of shares of Class V Common Stock, pursuant to which such Units and such shares of Class V Common Stock will be exchanged for shares of Class A Common Stock (or economically equivalent cash or securities of a successor entity) in accordance with the Redemption provisions of Article XI, mutatis mutandis (applied for this purpose as if the Corporation had delivered an Election Notice that specified a Share Settlement with respect to such Redemption) and otherwise in accordance with this Section 10.09(a). Any such Redemption pursuant to this Section 10.09(a) shall be effective immediately prior to the consummation of such Change of Control Transaction (and, for the avoidance of doubt, shall be contingent upon the consummation of such Change of Control Transaction and shall not be effective if such Change of Control Transaction is not consummated) (the date of such Redemption pursuant to this Section 10.09(a), the “Change of Control Date”). From and after the Change of Control Date, (i) the Units and any shares of Class V Common Stock subject to such Redemption shall be deemed to be transferred to the Corporation on the Change of Control Date and (ii) each such Member shall cease to have any rights with respect to the Units and any shares of Class V Common Stock subject to such Redemption (other than the right to receive shares of Class A Common Stock (or economically equivalent cash or Equity Securities in a successor entity) pursuant to such Redemption). In the event the Manager desires to initiate the provisions of this Section 10.09, the Manager shall provide written notice of an expected Change of Control Transaction to all Members within the earlier of (x) five (5) Business Days following the execution of a definitive agreement with respect to such Change of Control Transaction and (y) ten (10) Business Days before the proposed date upon which the contemplated Change of Control Transaction is to be effected, including in such notice such information as may reasonably describe the Change of Control Transaction, subject to applicable Law, including the date of execution of such definitive agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for shares of Class A Common Stock in the Change of Control Transaction and any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with a Change of Control Transaction (which election shall be available to each Member on the same terms as holders of shares of Class A Common Stock). Following delivery of such notice and on or prior to the Change of Control Date, the Members shall take all actions reasonably requested by the Corporation to effect such Redemption, including taking any action and delivering any document required pursuant to this Section 10.09(a) to effect such Redemption.

(b) In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization, or similar transaction with respect to Class A Common Stock (a “Pubco Offer”) is proposed by the Corporation or is proposed to the Corporation or its stockholders and approved by the Corporate Board or is otherwise effected or to be effected with the consent or approval of the Corporate Board, the Manager shall provide written notice of the Pubco Offer to all Members within the earlier of (i) five (5) Business Days following the execution of a definitive agreement (if applicable) with respect to, or the commencement of (if applicable), such Pubco Offer and (ii) ten (10) Business Days before the proposed date upon which the Pubco Offer is to be effected, including in such notice such information as may reasonably describe the Pubco Offer, subject to applicable Law, including the date of execution of such definitive agreement (if applicable) or of such commencement (if applicable), the material terms of such Pubco Offer, including the amount and types of consideration to be received by holders of shares of Class A Common Stock in the Pubco Offer, any election with respect to types of consideration that a holder of shares of Class A

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Common Stock, as applicable, shall be entitled to make in connection with such Pubco Offer, and the number of Units (and the corresponding shares of Class V Common Stock) held by such Member that is applicable to such Pubco Offer. The Members (other than the Corporation and its Subsidiaries) shall be permitted to participate in such Pubco Offer by delivering a written notice of participation that is effective immediately prior to the consummation of such Pubco Offer (and that is contingent upon consummation of such offer), and shall include such information necessary for consummation of such offer as requested by the Corporation. In the case of any Pubco Offer that was initially proposed by the Corporation, the Corporation shall use reasonable best efforts to enable and permit the Members (other than the Corporation and its Subsidiaries) to participate in such transaction to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock, and to enable such Members to participate in such transaction without being required to exchange Units or shares of Class V Common Stock prior to the consummation of such transaction. For the avoidance of doubt, in no event shall the Members be entitled to receive in such Pubco Offer aggregate consideration for each Common Unit that is greater than the consideration payable in respect of each share of Class A Common Stock in connection with a Pubco Offer (it being understood that payments under or in respect of the Tax Receivable Agreement shall not be considered part of any such consideration).

(c) In the event that a transaction or proposed transaction constitutes both a Change of Control Transaction and a Pubco Offer, the provisions of Section 10.09(a) shall take precedence over the provisions of Section 10.09(b) with respect to such transaction, and the provisions of Section 10.09(b) shall be subordinate to provisions of Section 10.09(a), and may only be triggered if the Manager elects to waive the provisions of Section 10.09(a).

Article XVIII.

REDEMPTION AND DIRECT EXCHANGE RIGHTS

Section 18.01 Redemption Right of a Member.

(a) Each Member (other than the Corporation and its Subsidiaries), from and after the expiration of any contractual lock-up period relating to the shares of the Corporation that may be applicable to such Member shall be entitled to cause the Company to redeem (a “Redemption”) its Common Units (excluding, for the avoidance of doubt, any Common Units that are subject to vesting conditions) in whole or in part (the “Redemption Right”); provided, that if such a Member elects to cause the Redemption of less than one hundred (100) Common Units, then such Member shall be required to deliver the Redemption Notice with respect to such Redemption during the first fifteen (15) Business Days of any calendar quarter. A Member desiring to exercise its Redemption Right (each, a “Redeeming Member”) shall exercise such right by giving written notice (the “Redemption Notice”) to the Company with a copy to the Corporation. The Redemption Notice shall specify the number of Common Units (the “Redeemed Units”) that the Redeeming Member intends to have the Company redeem and a date, not less than five (5) Business Days nor more than ten (10) Business Days after delivery of such Redemption Notice (unless and to the extent that the Manager in its sole discretion agrees in writing to waive such time periods), on which exercise of the Redemption Right shall be completed (the “Redemption Date”); provided, however, that, the Company, the Corporation and the Redeeming Member may change the number of Redeemed Units and/or the Redemption Date specified in such Redemption Notice to another number and/or date by mutual agreement signed in writing by each of them;

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provided, further, that in the event the Corporation elects a Share Settlement, the Redemption may be conditioned (including as to timing) by the Redeeming Member on the closing of an underwritten distribution of the shares of Class A Common Stock that may be issued in connection with such proposed Redemption. Subject to Section 11.03 and unless the Redeeming Member timely has delivered a Retraction Notice as provided in Section 11.01(c) or has revoked or delayed a Redemption as provided in Section 11.01(d), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date):

(i) the Redeeming Member shall Transfer and surrender, free and clear of all liens and encumbrances (x) the Redeemed Units to the Company (including any certificates representing the Redeemed Units if they are certificated), and (y) a number of shares of Class V Common Stock (together with any Corresponding Rights) equal to the number of Redeemed Units to the Corporation, to the extent applicable;

(ii) the Company shall (x) cancel the Redeemed Units, (y) transfer to the Redeeming Member the consideration to which the Redeeming Member is entitled under Section 11.01(b), and (z) if the Common Units are certificated, issue to the Redeeming Member a certificate for a number of Common Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Member pursuant to clause (i) of this Section 11.01(a) and the Redeemed Units; and

(iii) the Corporation shall cancel and retire for no consideration the shares of Class V Common Stock (together with any Corresponding Rights) that were Transferred to the Corporation pursuant to Section 11.01(a)(i)(y).

(b) The Corporation shall have the option (as determined solely by the Disinterested Majority) as provided in Section 11.02 to elect to have the Redeemed Units be redeemed in consideration for either a Share Settlement or a Cash Settlement. The Corporation shall give written notice (the “Election Notice”) to the Company (with a copy to the Redeeming Member) of such election within three (3) Business Days of receiving the Redemption Notice; provided, that if the Corporation does not timely deliver an Election Notice, the Corporation shall be deemed to have elected the Share Settlement method (subject to the limitations set forth above).

(c) In the event the Corporation elects the Cash Settlement in connection with a Redemption, the Redeeming Member may retract its Redemption Notice by giving written notice (the “Retraction Notice”) to the Company (with a copy to the Corporation) within three (3) Business Days of delivery of the Election Notice. The timely delivery of a Retraction Notice shall terminate all of the Redeeming Member’s, the Company’s and the Corporation’s rights and obligations under this Section 11.01 arising from the related Redemption Notice.

(d) In the event the Corporation elects a Share Settlement in connection with a Redemption, a Redeeming Member shall be entitled to revoke its Redemption Notice or delay the consummation of a Redemption if any of the following conditions exists:

(i) any registration statement pursuant to which the resale of the Class A Common Stock to be registered for such Redeeming Member at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective;

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(ii) the Corporation shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Redemption;

(iii) the Corporation shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Redeeming Member to have its Class A Common Stock registered at or immediately following the consummation of the Redemption;

(iv) the Redeeming Member is in possession of any material non-public information concerning the Corporation, the receipt of which results in such Redeeming Member being prohibited or restricted from selling Class A Common Stock at or immediately following the Redemption without disclosure of such information (and the Corporation does not permit disclosure of such information);

(v) any stop order relating to the registration statement pursuant to which the Class A Common Stock was to be registered by such Redeeming Member at or immediately following the Redemption shall have been issued by the SEC;

(vi) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A Common Stock is then traded;

(vii) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Redemption;

(viii) the Corporation shall have failed to comply in all material respects with its obligations under the Registration Rights Agreement, and such failure shall have affected the ability of such Redeeming Member to consummate the resale of Class A Common Stock to be received upon such Redemption pursuant to an effective registration statement; or

(ix) the Redemption Date would occur three (3) Business Days or less prior to, or during, a Black-Out Period.

If a Redeeming Member delays the consummation of a Redemption pursuant to this Section 11.01(d), the Redemption Date shall occur on the fifth (5th) Business Day following the date on which the condition(s) giving rise to such delay cease to exist (or such earlier day as the Corporation, the Company and such Redeeming Member may agree in writing).

(e) The number of shares of Class A Common Stock (or Redeemed Units Equivalent, if applicable) (together with any Corresponding Rights) applicable to any Share Settlement or Cash Settlement shall not be adjusted on account of any Distributions previously made with respect to the Redeemed Units or dividends previously paid with respect to Class A Common Stock; provided, however, that if a Redeeming Member causes the Company to redeem Redeemed Units

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and the Redemption Date occurs subsequent to the record date for any Distribution with respect to the Redeemed Units but prior to payment of such Distribution, the Redeeming Member shall be entitled to receive such Distribution with respect to the Redeemed Units on the date that it is made notwithstanding that the Redeeming Member Transferred and surrendered the Redeemed Units to the Company prior to such date; provided, further, however, that a Redeeming Member shall be entitled to receive any and all Tax Distributions that such Redeeming Member otherwise would have received in respect of income allocated to such Member for the portion of any Fiscal Year irrespective of whether such Tax Distribution(s) are declared or made after the Redemption Date.

(f) In the case of a Share Settlement, in the event a reclassification or other similar transaction occurs following delivery of a Redemption Notice, but prior to the Redemption Date, as a result of which shares of Class A Common Stock are converted into another security, then a Redeeming Member shall be entitled to receive the amount of such other security (and, if applicable, any Corresponding Rights) that the Redeeming Member would have received if such Redemption Right had been exercised and the Redemption Date had occurred immediately prior to the record date of such reclassification or other similar transaction.

(g) Notwithstanding anything to the contrary contained herein, neither the Company nor the Corporation shall be obligated to effectuate a Redemption if such Redemption could (as determined in the sole discretion of the Manager) cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code or successor provisions of the Code.

Section 18.02 Election and Contribution of the Corporation. Unless the Redeeming Member has timely delivered a Retraction Notice as provided in Section 11.01(c), or has revoked or delayed a Redemption as provided in Sections 11.01(d), subject to Section 11.03, on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) the Corporation shall make a Capital Contribution to the Company (in the form of the Share Settlement or the Cash Settlement, as determined by the Corporation in accordance with Section 11.01(b)), and (ii) in the event of a Share Settlement, the Company shall issue to the Corporation a number of Common Units equal to the number of Redeemed Units surrendered by the Redeeming Member. Notwithstanding any other provisions of this Agreement to the contrary, but subject to Section 11.03, in the event that the Corporation elects a Cash Settlement, the Corporation shall only be obligated to contribute to the Company an amount in respect of such Cash Settlement equal to the Redeemed Units Equivalent with respect to such Cash Settlement, which in no event shall exceed the amount actually paid by the Company to the Redeeming Member as the Cash Settlement. The timely delivery of a Retraction Notice shall terminate all of the Company’s and the Corporation’s rights and obligations under this Section 11.02 arising from the Redemption Notice.

Section 18.03 Direct Exchange Right of the Corporation.

(a) Notwithstanding anything to the contrary in this Article XI (save for the limitations set forth in Section 11.01(b) regarding the Corporation’s option to select the Share Settlement or the Cash Settlement, and without limitation to the rights of the Members under Section 11.01, including the right to revoke a Redemption Notice), the Corporation may, in its sole and absolute discretion (as determined solely by the Disinterested Majority) (subject to the limitations set forth

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on such discretion in Section 11.01(b)), elect to effect on the Redemption Date the exchange of Redeemed Units for the Share Settlement or the Cash Settlement, as the case may be, through a direct exchange of such Redeemed Units and the Share Settlement or the Cash Settlement, as applicable, between the Redeeming Member and the Corporation (a “Direct Exchange”) (rather than contributing the Share Settlement or the Cash Settlement, as the case may be, to the Company in accordance with Section 11.02 for purposes of the Company redeeming the Redeemed Units from the Redeeming Member in consideration of the Share Settlement or the Cash Settlement, as applicable). Upon such Direct Exchange pursuant to this Section 11.03, the Corporation shall acquire the Redeemed Units and shall be treated for all purposes of this Agreement as the owner of such Units.

(b) The Corporation may, at any time prior to a Redemption Date (including after delivery of an Election Notice pursuant to Section 11.01(b)), deliver written notice (an “Exchange Election Notice”) to the Company and the Redeeming Member setting forth its election to exercise its right to consummate a Direct Exchange; provided, that such election is subject to the limitations set forth in Section 11.01(b) and does not unreasonably prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. An Exchange Election Notice may be revoked by the Corporation at any time; provided, that any such revocation does not unreasonably prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. The right to consummate a Direct Exchange in all events shall be exercisable for all of the Redeemed Units that would have otherwise been subject to a Redemption.

(c) Except as otherwise provided by this Section 11.03, a Direct Exchange shall be consummated pursuant to the same timeframe as the relevant Redemption would have been consummated if the Corporation had not delivered an Exchange Election Notice and as follows:

(i) the Redeeming Member shall transfer and surrender, free and clear of all liens and encumbrances (x) the Redeemed Units and (y) a number of shares of Class V Common Stock (together with any Corresponding Rights) equal to the number of Redeemed Units, to the extent applicable, in each case, to the Corporation;

(ii) the Corporation shall (x) pay to the Redeeming Member the Share Settlement or the Cash Settlement, as applicable, and (y) cancel and retire for no consideration the shares of Class V Common Stock (together with any Corresponding Rights) that were Transferred to the Corporation pursuant to Section 11.03(c)(i)(y); and

(iii) the Company shall (x) register the Corporation as the owner of the Redeemed Units and (y) if the Common Units are certificated, issue to the Redeeming Member a certificate for a number of Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Member pursuant to Section 11.03(c)(i)(x) and the Redeemed Units, and issue to the Corporation a certificate for the number of Redeemed Units.

Section 18.04 Reservation of shares of Class A Common Stock; Listing; Certificate of the Corporation. At all times the Corporation shall reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon a Share Settlement

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in connection with a Redemption or Direct Exchange, such number of shares of Class A Common Stock as shall be issuable upon any such Share Settlement pursuant to a Redemption or Direct Exchange; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such Share Settlement pursuant to a Redemption or Direct Exchange by delivery of purchased Class A Common Stock (which may or may not be held in the treasury of the Corporation) or by way of Cash Settlement. The Corporation shall deliver Class A Common Stock that has been registered under the Securities Act with respect to any Share Settlement pursuant to a Redemption or Direct Exchange to the extent a registration statement is effective and available with respect to such shares. The Corporation shall use its commercially reasonable efforts to list the Class A Common Stock required to be delivered upon any such Share Settlement pursuant to a Redemption or Direct Exchange prior to such delivery upon each national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such Share Settlement pursuant to a Redemption or Direct Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities Laws). The Corporation covenants that all shares of Class A Common Stock issued in connection with a Share Settlement pursuant to a Redemption or Direct Exchange will, upon issuance, be validly issued, fully paid and non-assessable. The provisions of this Article XI shall be interpreted and applied in a manner consistent with any corresponding provisions of the Corporation’s certificate of incorporation (if any).

Section 18.05 Effect of Exercise of Redemption or Direct Exchange. This Agreement shall continue notwithstanding the consummation of a Redemption or Direct Exchange by a Member and all rights set forth herein shall continue in effect with respect to the remaining Members and, to the extent the Redeeming Member has any remaining Units following such Redemption or Direct Exchange, the Redeeming Member. No Redemption or Direct Exchange shall relieve a Redeeming Member of any prior breach of this Agreement by such Redeeming Member.

Section 18.06 Tax Treatment.

(a) In connection with any Redemption or Direct Exchange, the Redeeming Member shall, to the extent it is legally entitled to deliver such form, deliver to the Manager or the Company, as applicable, a certificate, dated as of the Redemption Date, in a form reasonably acceptable to the Manager or the Company, as applicable, certifying as to such Redeeming Member’s taxpayer identification number and that such Redeeming Member is a not a foreign person for purposes of Section 1445 and Section 1446(f) of the Code (which certificate may be an IRS Form W-9 if then sufficient for such purposes under applicable Law) (such certificate a “Non-Foreign Person Certificate”). If a Redeeming Member is unable to provide a Non-Foreign Person Certificate in connection with a Redemption or a Direct Exchange, then (i) such Redeeming Member and the Company shall cooperate to provide any other certification or determination described in proposed Treasury Regulations Sections 1.1446(f)-2(b) and 1.1446(f)-2(c) or otherwise permitted under applicable Law at the time of such Redemption or Direct Exchange, and the Manager or the Company, as applicable, shall be permitted to withhold on the amount realized by such Redeeming Member in respect of such Redemption or Direct Exchange to the extent required under in Section 1446(f) of the Code and Treasury Regulations thereunder after taking into account the certificate or other determination provided pursuant this sentence and (ii) upon request and to the extent permitted under applicable Law, the Company shall deliver a

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certificate pursuant to Treasury Regulations Section 1.1445-11T(d)(2) certifying that fifty percent (50%) or more of the value of the gross assets of the Company does not consist of “U.S. real property interests” (as used in Treasury Regulations Section 1.1445-11T), or that ninety percent (90%) or more of the value of the gross assets of the Company does not consist of “U.S. real property interests” plus “cash or cash equivalents” (as used in Treasury Regulations Section 1.1445-11T); provided, that if the Company is not legally entitled to provide the certificate described in clause (ii), the Corporation shall be permitted to withhold on the amount realized by such Redeeming Member in respect of such Redemption or Direct Exchange to the extent required under in Section 1445 of the Code and Treasury Regulations.

(b) Unless otherwise required by applicable Law, the parties hereto acknowledge and agree that a Redemption or a Direct Exchange, as the case may be, shall be treated as a direct exchange of a Share Settlement or a Cash Settlement, as applicable, on the one hand, and the Redeemed Units, on the other hand, between the Corporation and the Redeeming Member for U.S. federal and applicable state and local income tax purposes.

Article XIX.

ADMISSION OF MEMBERS

Section 19.01 Substituted Members. Subject to the provisions of Article X, in connection with the Permitted Transfer of a Unit hereunder, the Permitted Transferee shall become a Substituted Member on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the books and records of the Company, including the Schedule of Members.

Section 19.02 Additional Members. Subject to the provisions of Article X, any Person that is not a Member as of the Effective Time may be admitted to the Company as an additional Member (any such Person, an “Additional Member”) only upon furnishing to the Manager (a) duly executed Joinder and counterparts to any applicable Other Agreements and (b) such other documents or instruments as may be reasonably necessary or appropriate to effect such Person’s admission as a Member (including entering into such documents as may reasonably be requested by the Manager). Such admission shall become effective on the date on which the Manager determines in its sole discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Company, including the Schedule of Members.

Article XX.

WITHDRAWAL AND RESIGNATION; TERMINATION OF RIGHTS

Section 20.01 Withdrawal and Resignation of Members. Except in the event of Transfers pursuant to Section 10.06 and the Manager’s right to resign pursuant to Section 6.03, no Member shall have the power or right to withdraw or otherwise resign as a Member from the Company prior to the dissolution and winding up of the Company pursuant to Article XIV. Any Member, however, that attempts to withdraw or otherwise resign as a Member from the Company without the prior written consent of the Manager upon or following the dissolution and winding up of the Company pursuant to Article XIV, but prior to such Member receiving the full amount of Distributions from the Company to which such Member is entitled pursuant to Article XIV, shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of such Member. Upon a Transfer of all of a Member’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 10.06, such Member shall cease to be a Member.

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Article XXI.

DISSOLUTION AND LIQUIDATION

Section 21.01 Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members or the attempted withdrawal, removal, dissolution, bankruptcy or resignation of a Member. The Company shall dissolve, and its affairs shall be wound up, upon:

(a) the decision of the Manager together with the written approval of the Members holding a majority of the Units then outstanding to dissolve the Company (excluding for purposes of such calculation the Corporation and all Units held directly or indirectly by it);

(b) a dissolution of the Company under Section 18-801(4) of the Delaware Act, unless the Company is continued without dissolution pursuant thereto; or

(c) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act.

Except as otherwise set forth in this Article XIV, the Company is intended to have perpetual existence. An Event of Withdrawal shall not in and of itself cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.

Section 21.02 Winding up. Subject to Section 14.05, on dissolution of the Company, the Manager shall act as liquidating trustee or may appoint one or more Persons as liquidating trustee (each such Person, a “Liquidator”). The Liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as an expense of the Company. Until final distribution, the Liquidators shall, to the fullest extent permitted by applicable Law, continue to operate the properties of the Company with all of the power and authority of the Manager. The steps to be accomplished by the Liquidators are as follows:

(a) as promptly as possible after dissolution and again after final liquidation, the Liquidators shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b) the Liquidators shall pay, satisfy or discharge from the Company’s funds, or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent, conditional and unmatured liabilities in such amount and for such term as the liquidators may reasonably determine) the following: first, all expenses incurred in connection with the liquidation; second, all of the debts, liabilities and obligations of the Company owed to creditors other than the Members; and third, all of the debts, liabilities and obligations of the Company owed to the Members (other than any payments or distributions owed to such Members in their capacity as Members pursuant to this Agreement); and

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(c) following any payments pursuant to the foregoing Section 14.02(b), all remaining assets of the Company shall be distributed to the Members in accordance with Section 4.01(a) by the end of the Taxable Year during which the liquidation of the Company occurs (or, if later, by ninety (90) days after the date of the liquidation).

The distribution of cash and/or property to the Members in accordance with the provisions of this Section 14.02 and Section 14.03 shall constitute a complete return to the Members of their Capital Contributions, a complete distribution to the Members of their interest in the Company and all of the Company’s property and shall constitute a compromise to which all Members have consented within the meaning of the Delaware Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

Section 21.03 Deferment; Distribution in Kind. Notwithstanding the provisions of Section 14.02, but subject to the order of priorities set forth therein, if upon dissolution of the Company the Liquidators determine that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the Liquidators may, in their sole discretion and the fullest extent permitted by applicable Law, defer for a reasonable time the liquidation of any assets except those necessary to satisfy the Company’s liabilities (other than loans to the Company by any Member(s)) and reserves. Subject to the order of priorities set forth in Section 14.02, the Liquidators may, in their sole discretion, distribute to the Members, in lieu of cash, either (a) all or any portion of such remaining assets in-kind of the Company in accordance with the provisions of Section 14.02(c), (b) as tenants in common and in accordance with the provisions of Section 14.02(c), undivided interests in all or any portion of such assets of the Company or (c) a combination of the foregoing. Any such Distributions in-kind shall be subject to (y) such conditions relating to the disposition and management of such assets as the Liquidators deem reasonable and equitable and (z) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any assets of the Company distributed in kind will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Article V. The Liquidators shall determine the Fair Market Value of any property distributed.

Section 21.04 Cancellation of Certificate. On completion of the winding up of the Company as provided herein, the Manager (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation of the Certificate with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that should be canceled and take such other actions as may be necessary to terminate the existence of the Company. The Company shall continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 14.04.

Section 21.05 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Sections 14.02 and 14.03 in order to minimize any losses otherwise attendant upon such winding up.

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Section 21.06 Return of Capital. The Liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from assets of the Company).

Article XXII.

GENERAL PROVISIONS

Section 22.01 Power of Attorney.

(a) Each Member hereby constitutes and appoints the Manager (or the Liquidator, if applicable) with full power of substitution, as his or her true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the Manager deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all instruments which the Manager deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the Manager deems appropriate or necessary to reflect the dissolution, winding up and termination of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, substitution or resignation of any Member pursuant to Article XII or XIII; and

(ii) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the Manager, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement, in the reasonable judgment of the Manager, to effectuate the terms of this Agreement.

(b) The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member and the transfer of all or any portion of his, her or its Units and shall extend to such Member’s heirs, successors, assigns and personal representatives.

Section 22.02 Confidentiality.

(a) Each of the Members (other than the Corporation) agrees to hold all Confidential Information in confidence and may not disclose or use such information except as otherwise authorized separately in writing by the Manager. “Confidential Information” means all information concerning the Corporation, the Company and/or any of their Subsidiaries, in whatever form, whether written, electronic or oral, including, but not limited to, ideas, financial product structuring, business strategies, innovations and materials, all aspects of the Corporation’s and/or the Company’s business plan, proposed operation and products, corporate structure, financial and organizational information, analyses, proposed partners, software code and system and product designs, employees and their identities, equity ownership, the methods and means by which either the Corporation or the Company plans to conduct its business, all trade secrets,

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trademarks, tradenames and all intellectual property associated with the Corporation’s and/or Company’s business. With respect to each Member, Confidential Information does not include information or material that: (a) is, or becomes, generally available to the public other than as a direct or indirect result of a disclosure by such Member or its Affiliates or representatives; (b) is, or becomes, available to such Member from a source other than the Corporation, the Company, any of its Subsidiaries or any of their respective representatives, provided that such source is not, and was not, known to such Member to be bound by a confidentiality agreement with, or any other contractual, fiduciary or other legal obligation of confidentiality to, the Corporation, the Company or any of their Affiliates or representatives; (c) is approved for release by written authorization of the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company or of the Corporation, or any other officer designated by the Manager; or (d) is or becomes independently developed by such Member or its respective representatives without use of or reference to any Confidential Information.

(b) Solely to the extent it is reasonably necessary or appropriate to fulfill its obligations or to exercise its rights under this Agreement, each of the Members may disclose Confidential Information to its Subsidiaries, Affiliates, partners, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents, on the condition that such Persons keep the Confidential Information confidential to the same extent as such Member is required to keep the Confidential Information confidential; provided, that such Member shall remain liable with respect to any breach of this Section 15.02 by any such Subsidiaries, Affiliates, partners, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents (as if such Persons were party to this Agreement for purposes of this Section 15.02).

(c) Notwithstanding Section 15.02(a) or Section 15.02(b), each of the Members may disclose Confidential Information (i) to the extent that such Member is required by Law (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, (ii) for purposes of reporting to its stockholders and direct and indirect equity holders (each of whom are bound by customary confidentiality obligations) the performance of the Company and its Subsidiaries and for purposes of including applicable information in its financial statements to the extent required by applicable Law or applicable accounting standards; or (iii) to any bona fide prospective purchaser of the equity or assets of a Member, or the Units held by such Member (provided, in each case, that such Member determines in good faith that such prospective purchaser would be a Permitted Transferee), or a prospective merger partner of such Member (provided, that (x) such Persons will be informed by such Member of the confidential nature of such information and shall agree in writing to keep such information confidential in accordance with the contents of this Agreement and (y) each Member will be liable for any breaches of this Section 15.02 by any such Persons (as if such Persons were party to this Agreement for purposes of this Section 15.02)). Notwithstanding any of the foregoing, nothing in this Section 15.02 will restrict in any manner the ability of the Corporation to disclose any Confidential Information. Notwithstanding anything to the contrary contained herein, each Member’s obligations under this Section 15.02 shall survive any Transfer of Units by such Member, such Member’s ceasing to be a member of the Company, any termination of this Agreement and/or the termination, dissolution, liquidation or winding up of the Company.

51

Section 22.03 Amendments. Except as otherwise contemplated by this Agreement, this Agreement may be amended or modified upon the prior written consent of the Manager, together with the prior written consent of the holders of a majority of the Units then outstanding (excluding all Units held directly or indirectly by the Corporation). Notwithstanding the foregoing, no amendment or modification:

(a) to this Section 15.03 may be made without the prior written consent of the Manager and each of the Members;

(b) to any of the terms and conditions of this Agreement, which terms and conditions expressly require the approval or action of certain Persons, may be made without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter; and

(c) to any of the terms and conditions of this Agreement which would (i) reduce the amounts distributable to a Member pursuant to Articles IV and XIV in a manner that is not pro rata with respect to all Members, (ii) increase the liabilities of such Member hereunder, (iii) otherwise materially and adversely affect a holder of Units (with respect to such Units) in a manner materially disproportionate to any other holder of Units of the same class or series (with respect to such Units) (other than amendments, modifications and waivers necessary to implement the provisions of Article XII) or (iv) materially and adversely affect the rights of any Member under Article XI, shall be effective against such affected Member or holder of Units, as the case may be, without the prior written consent of such Member or holder of Units, as the case may be.

Notwithstanding any of the foregoing, the Manager may make any amendment to this Agreement (x) of an administrative nature that is necessary in order to implement the substantive provisions hereof, without the consent of any other Member; provided, that any such amendment does not adversely change the rights of the Members hereunder in any respect, or (y) to reflect any changes to the Class A Common Stock or Class V Common Stock or the issuance of any other capital stock of the Corporation.

Section 22.04 Title to Company Assets. Company assets shall be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such assets of the Company or any portion thereof. The Company shall hold title to all of its property in the name of the Company and not in the name of any Member. All assets of the Company shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such assets is held. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.

Section 22.05 Addresses and Notices. All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or when received in the form of an electronic transmission (receipt confirmation requested), and shall be directed to the address set forth, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the Company or the sending party.

52

To the Company:

[ 🌑 ]

with a copy (which copy shall not constitute notice) to:

[ 🌑 ]

To the Corporation:

[ 🌑 ]

with a copy (which copy shall not constitute notice) to:

[ 🌑 ]

To the Members, as set forth on Schedule 2.

Section 22.06 Binding Effect; Intended Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than the Indemnified Persons under Section 7.04 (which is intended to be for the benefit of the Indemnified Persons and may be enforced by any Indemnified Person).

Section 22.07 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Profits, Losses, Distributions, capital or property of the Company other than as a secured creditor.

Section 22.08 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 22.09 Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

Section 22.10 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any suit, dispute, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be heard in the state or federal courts of

53

the State of Delaware, and the parties hereby consent to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT (INCLUDING BY PREPAID CERTIFIED MAIL WITH A VALIDATED PROOF OF MAILING RECEIPT) AND SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE. WITHOUT LIMITING THE FOREGOING, TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES AGREE THAT SERVICE OF PROCESS UPON SUCH PARTY AT THE ADDRESS REFERRED TO IN SECTION 15.05 (INCLUDING BY PREPAID CERTIFIED MAIL WITH A VALIDATED PROOF OF MAILING RECEIPT), TOGETHER WITH WRITTEN NOTICE OF SUCH SERVICE TO SUCH PARTY, SHALL BE DEEMED EFFECTIVE SERVICE OF PROCESS UPON SUCH PARTY.

Section 22.11 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 22.12 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 22.13 Execution and Delivery by Electronic Signature and Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby or entered into by the Company in accordance herewith, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic signature and/or electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic signature or electronic transmission to execute and/or deliver a document or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

Section 22.14 Right of Offset. Whenever the Company or the Corporation is to pay any sum (other than pursuant to Article IV) to any Member, any amounts that such Member owes to the Company or the Corporation which are not the subject of a good faith dispute may be deducted from that sum before payment. For the avoidance of doubt, the distribution of Units to the Corporation shall not be subject to this Section 15.14.

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Section 22.15 Entire Agreement. This Agreement, those documents expressly referred to herein (including the Registration Rights Agreement and the Tax Receivable Agreement), and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. For the avoidance of doubt, the Original LLC Agreement is superseded in its entirety by this Agreement as of the Effective Time and shall be of no further force or effect thereafter (other than any provisions of the Original LLC Agreement that survive any amendment, restatement, modification or termination of the Original LLC Agreement as contemplated by the Original LLC Agreement).

Section 22.16 Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any Law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.

Section 22.17 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. Each of the parties hereto agrees that they have been represented by independent counsel of its own choice during the negotiation and execution of this Agreement and the parties hereto and their counsel have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amended and Restated Limited Liability Company Agreement as of the date first written above.

COMPANY:

[P3 NEWCO]

By:
Name:
Title:

MANAGER:

[PUBCO, INC.]

By:
Name:
Title:

MEMBERS:

[●]

By:
Name:
Title:

[●]

By:
Name:
Title:

[●]

Name:
Title:

[Signature Page to Amended and Restated Limited Liability Company Agreement]

[●]

Name:
Title:

[●]

Name:
Title:

[●]

Name:
Title:

[●]

Name:
Title:

[●]

Name:
Title:

[●]

Name:
Title:

[Signature Page to Amended and Restated Limited Liability Company Agreement]

SCHEDULE 1

SCHEDULE OF PRIOR P3 MEMBERS AND UNITS HELD

SCHEDULE 2*

SCHEDULE OF MEMBERS

Member	Common Units	Options	Contact Information for Notice

1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

11.

12.

13.

14.

15.

16.

17.

18.

19.

20.

21.

22.

23.

24.

25.

26.

27.

28.

29.

Total

*

This Schedule of Members shall be updated from time to time in accordance with this Agreement, including to reflect any adjustment with respect to any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units, or to reflect any additional issuances of Units pursuant to this Agreement.

Exhibit A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of _________________, 20___ (this “Joinder”), is delivered pursuant to that certain Amended and Restated Limited Liability Company Agreement, dated as of [ • ], 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LLC Agreement”) by and among [P3 NewCo, LLC], a Delaware limited liability company (the “Company”), [PubCo], a Delaware corporation and the sole managing member of the Company (the “Corporation”), and each of the Members from time to time party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the LLC Agreement.

1.

Joinder to the LLC Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Corporation, the undersigned hereby is and hereafter will be a Member under the LLC Agreement and a party thereto, with all the rights, privileges and responsibilities of a Member thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the LLC Agreement as if it had been a signatory thereto as of the date thereof. The undersigned hereby acknowledges, agrees and confirms that it has received a copy of the LLC Agreement and has reviewed the same and understands its contents.

2.	Incorporation by Reference. All terms and conditions of the LLC Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3.	Address. All notices under the LLC Agreement to the undersigned shall be direct to:

[Name]

[Address]

[City, State, Zip Code]

Attn:

Facsimile:

E-mail:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW MEMBER]

By:
Name:
Title:

Acknowledged and agreed as of the date first set forth above:

[P3 NEWCO, LLC]

By: [PUBCO, INC.], its Managing Member

By:
Name:
Title:

Exhibit B-1

FORM OF AGREEMENT AND CONSENT OF SPOUSE

The undersigned spouse of _____________________________ (the “Member”), a party to that certain Amended and Restated Limited Liability Company Agreement, dated as of [ • ], 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among [P3 NewCo], a Delaware limited liability company (the “Company”), [PubCo, Inc.], a Delaware corporation and the sole managing member of the Company, and each of the Members from time to time party thereto (capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Agreement), acknowledges on his or her own behalf that:

I have read the Agreement and understand its contents. I acknowledge and understand that under the Agreement, any interest I may have, community property or otherwise, in the Units owned by the Member is subject to the terms of the Agreement, which include certain restrictions on Transfer.

I hereby consent to and approve the Agreement. I agree that said Units and any interest I may have, community property or otherwise, in such Units are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of the Agreement on said Units or any interest I may have, community property or otherwise, in said Units.

I hereby acknowledge that the meaning and legal consequences of the Agreement have been explained fully to me and are understood by me, and that I am signing this Agreement and consent without any duress and of free will.

Dated: _____________________________

[NAME OF SPOUSE]

By:
Name:

Exhibit B-2

FORM OF SPOUSE’S CONFIRMATION OF SEPARATE PROPERTY

I, the undersigned, the spouse of _____________________________ (the “Member”), who is a party to that certain Amended and Restated Limited Liability Company Agreement, dated as of [ • ], 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among [P3 NewCo, LLC], a Delaware limited liability company (the “Company”), [PubCo, Inc.], a Delaware corporation and the sole managing member of the Company, and each of the Members from time to time party thereto (capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Agreement), acknowledge and confirm that the Units owned by said Member are the sole and separate property of said Member, and I hereby disclaim any interest in same.

I hereby acknowledge that the meaning and legal consequences of this Member’s spouse’s confirmation of separate property have been fully explained to me and are understood by me, and that I am signing this Member’s spouse’s confirmation of separate property without any duress and of free will.

Dated: _____________________________

[NAME OF SPOUSE]

By:
Name:

Exhibit C

[PUBCO], INC.9

2021 INCENTIVE AWARD PLAN

Policy Regarding Certain Equity Issuances

[All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the [Pubco], Inc. 2021 Incentive Award Plan (the “Plan”).]

Pursuant to Sections [3.1 and 10.17] of the Plan, this Policy Regarding Certain Equity Issuances (this “Policy”), effective as of [____], 2021, is established to provide for the method by which shares of Common Stock or other securities and/or payment therefor may be exchanged or contributed between [Pubco], Inc. (the “Corporation”) and [P3 NEWCO], LLC (the “Operating Company”), or any Subsidiary, or may be returned to the Corporation upon any forfeiture of shares of Common Stock or other securities by the Participant, for the purpose of (i) ensuring that the relationship between the Corporation and its Subsidiaries remains at arm’s-length and (ii) maintaining economic parity between one share of Class A Common Stock and one Common Unit by preserving the one-to-one ratio between the number of shares of Class A Common Stock outstanding and the number of Common Units held by the Corporation, and notwithstanding anything to the contrary herein, this Policy shall be interpreted in a manner consistent with the such purpose.

. In the event of any conflict between the Amended and Restated Limited Liability Company Agreement of [P3 NEWCO], LLC, dated as of [______], 2021 (the “Operating Agreement”) or the Plan and this Policy, the Operating Agreement or Plan, as applicable, will control. In the event of any conflict between the Operating Agreement and the Plan, unless explicitly stated otherwise, the Operating Agreement will control.    This Policy may be modified, supplemented or terminated at any time and from time to time in the Corporation’s discretion, subject to and in accordance with the Operating Agreement.

1.	Restricted Stock Awards

a.

Transfers of Restricted Stock to Corporation Employees, Corporation Consultants or Corporation Directors. The following shall apply to Restricted Stock granted under the Plan to Employees and Consultants of the Corporation and Directors (collectively, “Corporation Service Providers”) in consideration for services performed by such Corporation Service Providers for the Corporation (but not for the Operating Company or its Subsidiaries):

i.	Issuance of Restricted Stock.

A.	The Corporation shall issue such number of shares of Common Stock as are to be issued to the Corporation Service Provider in accordance with the terms of the Plan.

B.

Concurrently with or prior to such issuance, a Corporation Service Provider shall pay the purchase price (if any) of the Restricted Stock to the Corporation in exchange for the issuance of the Restricted Stock.

[9]

Note to Form: Exhibit C to be updated consistent with the Corporation’s New Stock Incentive Plan that is drafted prior to the filing of the Proxy Statement as referenced in the Merger Agreement (defined in this exhibit as the “Plan”).

C.

Prior to the Vesting Date, the Corporation shall pay dividends to the holder of the Restricted Stock and make any other payments to the Corporation Service Provider as the terms of the Restricted Stock award provide for. The Corporation and the Operating Company shall treat such payments as having been made by the Corporation, and the Corporation shall report such payments as compensation to the Corporation Service Provider for all purposes. Prior to the Vesting Date (as defined below), the Operating Company shall pay to the Corporation the amount of any such payments the Corporation is required to pay to the Corporation Service Provider, as a reimbursement of Corporation expenses pursuant to Section 6.06 of the Operating Agreement.

ii.

Vesting of Restricted Stock. On the date when the value of any share of Restricted Stock is includible in taxable income (with respect to each such share, the “Vesting Date”) of the Corporation Service Provider, the following events shall occur or be deemed to have occurred:

A.

If required by Section 6.06 of the Operating Agreement, the Operating Company shall be deemed to reimburse the Corporation for the compensation expense equal to the amount includible in taxable income of the Corporation Service Provider.

B.

The Operating Company shall issue to the Corporation on the Vesting Date a number of Common Units (as defined in the Operating Agreement) equal to the number of such shares of Restricted Stock that are includible in the taxable income of the Corporation Service Provider as of the applicable Vesting Date in consideration for a deemed Capital Contribution from the Corporation in an amount equal to the number of Common Units issued in accordance with this section, multiplied by the Fair Market Value (as defined in the Operating Agreement).

b.

Transfers of Restricted Stock to Employees and Consultants of the Operating Company. The following shall apply to Restricted Stock granted under the Plan to Employees and Consultants of the Operating Company or its Subsidiaries (each, “Operating Company Service Providers”) in consideration for services performed by such Employees and Consultants for the Operating Company or its Subsidiaries:

i.	Issuance of Restricted Stock.

A.	The Corporation shall issue such number of shares of Common Stock as are to be issued to the Operating Company Service Provider in accordance with the terms of the Plan.

B.

Concurrently with or prior to such issuance, an Operating Company Service Provider shall pay the purchase price (if any) of the Restricted Stock to the Corporation in exchange for the issuance of the Restricted Stock.

C.

The Corporation shall transfer any such purchase price to the Operating Company (or, if the Operating Company Service Provider is an employee or other service provider of a Subsidiary of the Operating Company, to such Subsidiary of the Operating Company). For tax purposes, any such purchase price shall be treated as paid by the Operating Company Service Provider to the Operating Company (or an applicable Subsidiary) as the employer of the Employee or the recipient of the Consultant’s services (i.e., not a capital contribution).

D.

Prior to the Vesting Date, the Corporation shall pay dividends to the holder of the Restricted Stock and make any other payments to the Operating Company Service Provider as provided by the terms of the Restricted Stock award, provided that the Operating Company (or, if the Operating Company Service Provider is an employee or other service provider of a Subsidiary of the Operating Company, the Subsidiary of the Operating Company) shall reimburse the Corporation for such amounts and deduct such amounts as compensation. In order to effectuate the foregoing, in addition to the Operating Company’s distributions to the Corporation with respect to the Common Units held by the Corporation, the Operating Company (or the applicable Subsidiary) shall make an additional payment to the Corporation in the amount of this reimbursement, which shall not be treated as a partnership distribution. Such payments shall be treated as having been made by the Operating Company (or the applicable Subsidiary), and not by the Corporation, to such Operating Company Service Provider, and the Operating Company (or the applicable Subsidiary) shall report such payments as compensation to the Operating Company Service Provider for all purposes.

ii.	Vesting of Restricted Stock. On the Vesting Date of any shares of Restricted Stock of the Operating Company Service Provider, the following events shall occur or be deemed to have occurred:

A.

The Corporation shall be deemed to sell to the Operating Company (or, if the Operating Company Service Provider is an employee or other service provider of a Subsidiary of the Operating Company, to such Subsidiary of the Operating Company), and the Operating Company (or such Subsidiary of the Operating Company) shall be deemed to purchase from the Corporation, such shares of Restricted Stock that are includible in the taxable income of the Operating Company Service Provider on such Vesting Date (the “Operating Company Purchased Restricted Stock”). The deemed price paid by the Operating Company (or a Subsidiary of the Operating Company) to the Corporation for Operating Company Purchased Restricted Stock shall be an amount equal to the product of (x) the number of shares of Operating Company Purchased Restricted Stock and (y) the Fair Market Value of a share of Common Stock on the Vesting Date.

B.

The Operating Company (or any Subsidiary of the Operating Company) shall be deemed to transfer Operating Company Purchased Restricted Stock to the Participant at no additional cost, as additional compensation.

C.

The Operating Company shall issue to the Corporation on the Vesting Date a number of Common Units equal to the number of shares of Operating Company Purchased Restricted Stock in consideration for a deemed Capital Contribution from the Corporation in an amount equal to the number of Common Units issued in accordance with this section, multiplied by the Fair Market Value. In the case where an Operating Company Service Provider is an employee or service provider to a Subsidiary of the Operating Company, then the Operating Company shall be deemed to have contributed such amount to the capital of such Subsidiary of the Operating Company.

2.

Restricted Stock Unit and Other Stock or Cash Based Awards. The following shall apply to all Restricted Stock Units and Other Stock or Cash Based Awards (other than cash awards) granted under the Plan and settled in shares of Common Stock:

a.

Transfers of Common Stock to Company Service Providers. The Corporation shall issue such number of shares of Common Stock as are to be issued to the Corporation Service Provider in accordance with the terms of the Plan and any Restricted Stock Unit or applicable Other Stock or Cash Based Award to a Company Service Provider in accordance with [Section 6.3 or 7.1] of the Plan and, as soon as reasonably practicable after such Award is settled, with respect to each such settlement:

i.

If required by Section 6.06 of the Operating Agreement, the Operating Company shall be deemed to reimburse the Corporation for the compensation expense equal to the amount includible in taxable income of the Corporation Service Provider with respect to such Award.

ii.

The Operating Company shall issue to the Corporation on the date of settlement a number of Common Units equal to the number of shares of Common Stock issued in settlement of the Restricted Stock Unit or applicable Other Stock or Cash Based Award in consideration for a deemed Capital Contribution from the Corporation in an amount equal to the number of Common Units issued in accordance with this section, multiplied by the Fair Market Value.

b.

Transfer of Common Stock to Operating Company Service Providers. The Corporation shall issue such number of shares of Common Stock as are to be issued to an Operating Company Service Provider in accordance with the terms of the Plan and any Restricted Stock Unit or applicable Other Stock or Cash Based Award to an Operating Company Service Provider in accordance with [Section 6.3 or 7.1] of the Plan and, as soon as reasonably practicable after such Award is settled, with respect to each such settlement:

i.

The Corporation shall be deemed to sell to the Operating Company (or, if the Operating Company Service Provider is an employee or other service provider of a Subsidiary of the Operating Company, to such Subsidiary of the Operating Company), and the Operating Company (or such Subsidiary of the Operating Company) shall be deemed to purchase from the Corporation, the number of shares of Common Stock (the “Operating Company Purchased RSU/Other Award Shares”) equal to the number issued in settlement of the Restricted Stock Units or Other Cash or Stock Based Awards. The deemed price paid by the Operating Company (or Subsidiary of the Operating Company) to the Corporation for Operating Company Purchased RSU/Other Award Shares shall be an amount equal to the product of (x) the number of Operating Company Purchased RSU/Other Award Shares and (y) the Fair Market Value of a share of Common Stock at the time of settlement.

ii.	The Operating Company (or Subsidiary of the Operating Company) shall be deemed to transfer such shares of Common Stock to the Participant at no additional cost, as additional compensation.

iii.

The Operating Company shall issue to the Corporation on the date of settlement a number of Common Units equal to the number of Operating Company Purchased RSU/Other Award Shares in consideration for a deemed Capital Contribution from the Corporation in an amount equal to the number of Common Units issued in accordance with this section, multiplied by the Fair Market Value. In the case where an Operating Company Service Provider is an employee or service provider to a Subsidiary of the Operating Company, the Operating Company shall be deemed to have contributed such amount to the capital of such Subsidiary of the Operating Company.

c.

Other Full-Value Awards. To the extent the Corporation grants full-value Awards (other than Restricted Stock, Restricted Stock Units and Other Stock and Cash Based Awards), the provisions of this Section 2 shall apply mutatis mutandis with respect to such full-value Awards, to the extent applicable (as determined by the Administrator).

3.	Stock Options. The following shall apply to Options granted under the Plan:

a.

Transfer of Common Stock to Company Service Providers. As soon as reasonably practicable after receipt by the Corporation, pursuant to [Section 5.5] of the Plan, of payment for the shares of Common Stock with respect to which an Option (which in the case of a Company Service Provider was issued to and is held by such Participant in such capacity), or portion thereof, is exercised by a Participant who is a Company Service Provider:

i.

The Corporation shall transfer to the holder of such Option the number of shares of Common Stock equal to the number of shares of Common Stock subject to the Option (or portion thereof) that is exercised.

ii.

The Corporation, shall, as soon as practicable after such exercise, make a Capital Contribution to the Operating Company in an amount equal to the exercise price paid to the Corporation by such Participant in connection with the exercise of the Option. If required by Section 6.06 of the Operating Agreement, the Operating Company shall be deemed to reimburse the Corporation for the compensation expense equal to the Fair Market Value of a share of Common Stock as of the date of exercise multiplied by the number of shares of Common Stock then being issued in connection with the exercise of such Option less the exercise price paid to the Corporation by such Participant in connection with the exercise of the Option. Notwithstanding the amount of the Capital Contribution actually made pursuant to this Section 3(a)(ii), the Corporation shall be deemed to have contributed to the Operating Company as a Capital Contribution, in lieu of the Capital Contribution actually made, an amount equal to the Fair Market Value of a share of Common Stock as of the date of exercise multiplied by the number of shares of Common Stock then being issued in connection with the exercise of such Option.

iii.

The Operating Company shall issue to the Corporation, on the date of the deemed Capital Contribution described in Section 3(a)(ii) hereof, a number of Common Units equal to the number of newly issued shares of Common Stock pursuant to Section 3(a)(i) hereof, in consideration for the deemed Capital Contribution described in Section 3(a)(ii) hereof.

b.

Transfer of Common Stock to Operating Company Service Providers. As soon as reasonably practicable after receipt by the Corporation, pursuant to [Section 5.5] of the Plan, of payment for the shares of Common Stock with respect to which an Option (which was issued to and is held by an Operating Company Service Provider in such capacity), or portion thereof, is exercised by a Participant who is an Operating Company Service Provider:

i.

The Corporation shall transfer to the Participant the total number of shares of Common Stock with respect to which the Option was exercised (the “Total Purchased Shares”). Of the Total Purchased Shares the number of shares of Common Stock that shall be deemed to be transferred on behalf of the Operating Company shall be equal to (A) the amount of the exercise price paid by the Participant to the Corporation pursuant to [Section 5.5] of the Plan divided by (B) the Fair Market Value of a share of Common Stock at the time of exercise (the “Operating Company Holder Purchased Shares”).

ii.

The Corporation shall be deemed to sell to the Operating Company (or, if the Operating Company Service Provider is an employee or other service provider of a Subsidiary of the Operating Company, to such Subsidiary of the Operating Company), and the Operating Company (or such Subsidiary of the Operating Company) shall be deemed to purchase from the Corporation, the number of shares of Common Stock (the “Operating Company Purchased Option Shares”) equal to the excess of (A) the number of shares subject to the Option (or portion thereof) that is exercised, over (B) the number of Operating Company Holder Purchased Shares. The deemed price paid by the Operating Company (or a Subsidiary of the Operating Company) to the Corporation for Operating Company Purchased Option Shares shall be an amount equal to the product of (x) the number of Operating Company Purchased Option Shares and (y) the Fair Market Value of a share of Common Stock at the time of the exercise.

iii.

The Operating Company (or a Subsidiary of the Operating Company) shall be deemed to transfer Operating Company Purchased Option Shares to the Participant at no additional cost, as additional compensation.

iv.

The Operating Company shall issue to the Corporation on the date of exercise a number of Common Units equal to the sum of the number of Operating Company Holder Purchased Shares and the number of Operating Company Purchased Option Shares in consideration for a deemed Capital Contribution from the Corporation in an amount equal to the number of Common Units issued in accordance with this section, multiplied by the Fair Market Value. In the case where an Operating Company Service Provider is an employee or service provider to a Subsidiary of the Operating Company, the Operating Company shall be deemed to have contributed such amount to the capital of such Subsidiary of the Operating Company.

c.

Stock Appreciation Rights. To the extent the Corporation grants any Stock Appreciation Rights, the provisions of this Section 3 shall apply mutatis mutandis with respect to such Stock Appreciation Rights, to the extent applicable (as determined by the Administrator).

4.	[Dividend Equivalent Awards. The following shall apply to Dividend Equivalents granted under the Plan to Operating Company Service Providers:

a.

The Corporation shall make any payments to an Operating Company Service Provider under the terms of the Dividend Equivalent award, provided that the Operating Company (or, if the Operating Company Service Provider is an employee or other service provider of a Subsidiary of the Operating Company, such Subsidiary of the Operating Company) shall reimburse the Corporation for such amounts and deduct such amounts as compensation. In order to effectuate the foregoing, in addition to the Operating Company’s (or applicable Subsidiary’s) distributions to the Corporation with respect to Common Units held by the Corporation, the Operating Company (or the applicable Subsidiary) shall make an additional payment to the Corporation in the amount of this reimbursement, which shall not be treated as a partnership distribution. Such payments shall be treated as having been made by the Operating Company (or the applicable Subsidiary), and not by the Corporation, to such Operating Company Service Provider, and the Operating Company (or the applicable Subsidiary) shall report such payments as compensation to such Operating Company Service Provider for all purposes.] [10]

[10]	Note to Form: To the extent applicable in Equity Plan.

5.

Forfeiture, Surrender or Repurchase of Common Stock. If any shares of Common Stock granted under the Plan are (a) forfeited or surrendered by any Service Provider eligible to participate in the Plan (an “Eligible Service Provider”) or (b) repurchased from any Eligible Service Provider by the Corporation, the Operating Company or a Subsidiary, (i) the shares of Common Stock forfeited, surrendered or repurchased shall be returned to the Corporation, (ii) the Corporation (or, if the Eligible Service Provider is an Operating Company Service Provider, the Operating Company or a Subsidiary of the Operating Company, as applicable) shall pay the repurchase price (if any) of the repurchased shares of Common Stock to such Eligible Service Provider, and (iii) if corresponding Common Units had theretofore been issued in respect of the shares of Common Stock that were so forfeited, surrendered or repurchased, the Operating Company shall, contemporaneously with such forfeiture, surrender or repurchase of shares of Common Stock, redeem or repurchase a number of the Common Units held by the Corporation equal to the number of forfeited, surrendered or repurchased shares of Common Stock, such redemption or repurchase to be upon the same terms and for the same price per Common Unit as such shares of Common Stock are forfeited, surrendered or repurchased.

For purposes of this Exhibit C, where this Exhibit C refers to a Service Provider who is an Operating Company Service Provider or “is an employee or service provider to a Subsidiary of the Operating Company”, all such references shall be deemed to include a former employee of or service provider to the Operating Company or any of its Subsidiaries, as applicable, who at the time of grant of the relevant award was then an employee or service provider of such entity.

EXHIBIT E

Directors and Officers of Foresight

Directors

1.	Mark Thierer (Chairman of the Board)

2.	Greg Wasson

3.	Larry Leisure (Independent Director)

4.	Mary Tolan (Independent Director)

5.	Greg Kazarian

6.	Sherif Abdou

7.	Amir Bacchus

8.	Tom Price

9.

Foresight and the Company to work together in good faith to mutually determine final Board member, who shall have sufficient qualifications under applicable regulations to be the chair of the Surviving Company Board’s audit committee.

Officers

1.	Sherif Abdou – Chief Executive Officer

2.	Amir Bacchus – Chief Medical Officer

3.	Eric Atkins – Chief Financial Officer

In addition, other officers may be added that are mutually determined prior to the Closing by the Company and Foresight.

EXHIBIT F

Company Disclosure Schedules

[See Attached]

EXHIBIT G

Tax Receivable Agreement

[See Attached]

TAX RECEIVABLE AGREEMENT

by and among

FORESIGHT ACQUISITION CORP.

[P3 NEWCO] LLC

and

THE MEMBERS OF [P3 NEWCO], LLC

FROM TIME TO TIME PARTY HERETO

Dated as [ 🌑 ], 2021

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS

SECTION 1.1.	Definitions	2
SECTION 1.2.	Rules of Construction	11

ARTICLE II

DETERMINATION OF REALIZED TAX BENEFIT

SECTION 2.1.	Basis Adjustments; [P3 Newco] 754 Election	12
SECTION 2.2.	Basis Schedules	12
SECTION 2.3.	Tax Benefit Schedules	12
SECTION 2.4.	Procedures; Amendments	13

ARTICLE III

TAX BENEFIT PAYMENTS

SECTION 3.1.	Timing and Amount of Tax Benefit Payments	14
SECTION 3.2.	No Duplicative Payments	16
SECTION 3.3.	Pro-Ration of Payments as Between the Members	16

ARTICLE IV

TERMINATION

SECTION 4.1.	Early Termination of Agreement; Acceleration Events	17
SECTION 4.2.	Early Termination Notice	18
SECTION 4.3.	Payment upon Early Termination	19

ARTICLE V

SUBORDINATION AND LATE PAYMENTS

SECTION 5.1.	Subordination	19
SECTION 5.2.	Late Payments by the Corporation	19

ARTICLE VI

TAX MATTERS; CONSISTENCY; COOPERATION

SECTION 6.1.	Participation in the Corporation’s and [P3 Newco]’s Tax Matters	20

i

Exhibits

Exhibit A - Form of Joinder Agreement

ii

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (this “Agreement”), dated as of [ 🌑 ], 2021, is hereby entered into by and among Foresight Acquisition Corp., a Delaware corporation (the “Corporation”), [P3 Newco] LLC, a Delaware limited liability company (“[P3 Newco]”), and each of the Members (as defined herein) from time to time party hereto.

RECITALS

WHEREAS, [P3 Newco] is treated as a partnership for U.S. Federal income tax purposes;

WHEREAS, each of the members of [P3 Newco] as of the date hereof (such members (other than the Corporation), together with each other Person who becomes party hereto by satisfying the Joinder Requirement, the “Members”) own member’s interests in [P3 Newco] in the form of Units (as defined herein);

WHEREAS, the Corporation is the sole managing member of [P3 Newco];

WHEREAS, on [ 🌑 ], 2021, [P3 Newco], the Corporation and the Members entered into that certain Agreement and Plan of Merger (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Merger Agreement”);

[WHEREAS, pursuant to the Merger Agreement and as described further therein, at the Effective Time (as defined herein) the Corporation will acquire (i) existing Units from the Members and (ii) newly issued Units from [P3 Newco] (collectively, the “Unit Purchase”);]

WHEREAS, the Operating Agreement (as defined herein) provides each Member a redemption right pursuant to which each Member may cause [P3 Newco] to redeem all or a portion of its Units from time to time for shares of Class A Common Stock (as defined herein) or, at the Corporation’s option, cash (a “Redemption”), subject to the Corporation’s right, in its sole discretion, to elect to effect a direct exchange of cash or shares of Class A Common Stock for such Units between the Corporation and the applicable Member in lieu of such a Redemption (a “Direct Exchange”);

WHEREAS, [P3 Newco] and each of its Subsidiaries (as defined herein) that is treated as a partnership for U.S. Federal income tax purposes will have in effect an election under Section 754 of the Code (as defined herein) for the Taxable Year (as defined herein) in which any Exchange (as defined herein) occurs, which election will cause any such Exchange to result in an adjustment to the Corporation’s proportionate share of the tax basis of the assets owned by [P3 Newco] or certain of its Subsidiaries; and

WHEREAS, the parties to this Agreement desire to provide for certain payments and make certain arrangements with respect to any tax benefits to be derived by the Corporation as the result of Exchanges and the making of payments under this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE XXIX

Definitions

SECTION 29.01 Definitions. As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to (i) the singular and plural, (ii) the active and passive and (iii) for defined terms that are nouns, the verified forms of the terms defined).

“Actual Tax Liability” means, with respect to any Taxable Year, the liability for Covered Taxes of the Corporation (a) appearing on Tax Returns of the Corporation filed for such Taxable Year or (b) if applicable, determined in accordance with a Determination; provided, that for purposes of determining Actual Tax Liability, the Corporation shall use the Assumed State and Local Tax Rate for purposes of determining liabilities for all U.S. state and local Covered Taxes (but not, for the avoidance of doubt, federal Covered Taxes).

“Advisory Firm” means an accounting firm that is nationally recognized as being expert in Covered Tax matters, selected by the Corporation.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreed Rate” means a per annum rate of LIBOR plus 100 basis points.

“Agreement” is defined in the preamble.

“Amended Schedule” is defined in Section 2.4(a).

“Amount Realized” means, with respect to any Exchange at any time, the sum of (i) the Market Value of the shares of Class A Common Stock or the amount of cash (as applicable) transferred to a Member pursuant to such Exchange, (ii) the amount of payments made pursuant to this Agreement with respect to such Exchange (but excluding any portions thereof attributable to Imputed Interest) and (iii) the amount of liabilities allocated to the Units acquired pursuant to the Exchange under Section 752 of the Code.

“Assumed State and Local Tax Rate” means [ 🌑 ]11 as may be adjusted from time to time by the Corporation in its reasonable discretion if such adjustment is necessary to take into account any change in applicable Law or any material change in (i) the apportionment factor on the Tax Returns of the Corporation in the applicable U.S. state or local jurisdiction or (ii) the U.S. state and local jurisdictions in which the Corporation is liable for Covered Taxes, in each case, from Taxable Year to Taxable Year.

[11]

Note to Form: Parties to agree to determine number in good faith prior to the Closing. If no determination is made, then the rate will be determined by an independent Big 4 accounting firm whose determination will be binding.

2

“Attributable” is defined in Section 3.1(b)(i).

“Audit Committee” means the audit committee of the Board.

“Basis Adjustment” means the increase or decrease to, or the Corporation’s proportionate share of, the tax basis of the Reference Assets under Section 732, 734(b), 743(b), 754, 755 or 1012 of the Code, in each case, or any similar provisions of U.S. state or local tax Law, as a result of any Exchange or any payment made under this Agreement. For purposes of determining the Corporation’s proportionate share of the tax basis of the Reference Assets with respect to the Units transferred in an Exchange under Treasury Regulations Section 1.743-1(b) (or any similar provisions of U.S. state or local tax Law), the consideration paid by the Corporation for such Units shall be the Amount Realized. For the avoidance of doubt, a Basis Adjustment shall be made with respect to any deferred revenue, deferred subscription income or any other similar types of advance payments (as such term is defined in IRS Revenue Procedure 2004-34, 2004-22 I.R.B. 991) and recovered at the time the applicable advance payment is included in income by [P3 Newco]. Notwithstanding any other provision of this Agreement, the amount of any Basis Adjustment resulting from an Exchange of one or more Units is to be determined as if any Pre-Exchange Transfer of such Units had not occurred, and, further, payments under this Agreement shall not be treated as resulting in a Basis Adjustment to the extent such payments are treated as Imputed Interest.

“Basis Schedule” is defined in Section 2.2.

“[P3 Newco]” is defined in the preamble to this Agreement.

“[P3 Newco] Group” means [P3 Newco] and each of its direct or indirect Subsidiaries that is treated as a partnership or disregarded entity for applicable tax purposes (but excluding any such Subsidiary that is directly or indirectly held by any entity treated as a corporation for applicable tax purposes (other than the Corporation)).

“Beneficial Owner” means, with respect to any security, a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power, which includes the power to vote, or to direct the voting of, with respect to such security or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security.

“Board” means the board of directors of the Corporation.

“Business Day” means any day other than a Saturday or a Sunday or a day on which banks located in New York City, New York generally are authorized or required by Law to close.

“Change of Control” means the occurrence of any of the following events:

3

(i) any “person” or “group” (within the meaning of Sections 13(d) of the Exchange Act) (excluding (1) any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and any Permitted Transferees (as defined in the Amended and Restated Limited Liability Company Agreement of [P3 Newco] dated as of the date hereof), (2) any “person” or “group” who, as of the Effective Time, is the Beneficial Owner of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding voting securities, and (3) any “group” formed after the Effective Time that includes members who collectively, as of the Effective Time, are the Beneficial Owners of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding voting securities) becomes the Beneficial Owner of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding voting securities;

(ii) (A) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or (B) there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Corporation of all or substantially all of the Corporation’s assets, other than such sale or other disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale or other disposition; or

(iii) there is consummated a merger or consolidation of the Corporation with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (A) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (B) the voting securities of the Corporation outstanding immediately prior to such merger or consolidation do not continue to represent or are not converted into more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Class A Common Stock and Class B Common Stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

4

“Class A Common Stock” means the Class A common stock, par value $0.00001 per share, of the Corporation.

“Class B Common Stock” means the Class B common stock, par value $0.00001 per share, of the Corporation.

“Code” means the U.S. Internal Revenue Code of 1986, as amended. Unless the context requires otherwise, any reference herein to a specific section of the Code shall be deemed to include any corresponding provisions of future Law as in effect for the relevant taxable period.

“Merger Agreement” is defined in the recitals to this Agreement.

“Control” means the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Corporation” is defined in the preamble to this Agreement.

“Covered Taxes” means any U.S. Federal, state and local taxes, assessments or similar charges that are based on or measured with respect to net income or profits and any interest imposed in respect thereof under applicable Law.

“Cumulative Net Realized Tax Benefit” is defined in Section 3.1(b)(iii).

“Default Rate” means a per annum rate of LIBOR plus 500 basis points.

“Default Rate Interest” is defined in Section 5.2.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or any similar provisions of U.S. state or local tax Law, as applicable, or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for tax.

“Direct Exchange” is defined in the recitals to this Agreement.

“Early Termination Effective Date” means (i) with respect to an early termination pursuant to Section 4.1(a), the date an Early Termination Notice is delivered, (ii) with respect to an early termination pursuant to Section 4.1(b), the date of the applicable Change of Control and (iii) with respect to an early termination pursuant to Section 4.1(c), the date of the applicable Material Breach.

“Early Termination Notice” is defined in Section 4.2(a).

“Early Termination Payment” is defined in Section 4.3(b).

“Early Termination Reference Date” is defined in Section 4.2(b).

5

“Early Termination Schedule” is defined in Section 4.2(b).

“Effective Time” means the time of the “Closing” as defined in the Merger Agreement.

“Exchange” means any (i) Direct Exchange or any other acquisition by the Corporation of Units, for cash or otherwise, (ii) Redemption, (iii) transactions pursuant to the Merger Agreement that result in a Basis Adjustment or (iv) distribution (including a deemed distribution) by [P3 Newco] to a Member that results in a Basis Adjustment.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations.

“Exchange Date” means the date of any Exchange.

“Expert” is defined in Section 7.8(a).

“Final Payment Date” means any date on which a Payment is required to be made pursuant to this Agreement. The Final Payment Date in respect of (i) a Tax Benefit Payment is determined pursuant to Section 3.1(a) and (ii) an Early Termination Payment is determined pursuant to Section 4.3(a).

“Hypothetical Tax Liability” means, with respect to any Taxable Year, the hypothetical liability of the Corporation that would arise in respect of Covered Taxes, using the same methods, elections, conventions and similar practices used in computing the Actual Tax Liability but (i) calculating depreciation, amortization or other similar deductions, or otherwise calculating any items of income, gain or loss, using the Corporation’s proportionate share of the Non-Adjusted Tax Basis as reflected on the Basis Schedule, including amendments thereto, for such Taxable Year and (ii) excluding any deduction attributable to Imputed Interest for such Taxable Year; provided, that for purposes of determining the Hypothetical Tax Liability, the combined tax rate for U.S. state and local Covered Taxes (but not, for the avoidance of doubt, federal Covered Taxes) shall be the Assumed State and Local Tax Rate. For the avoidance of doubt, the Hypothetical Tax Liability shall be determined without taking into account the carryover or carryback of any tax item (or portions thereof) that is attributable to any of the items described in clauses (i) or (ii) of the previous sentence.

“Imputed Interest” means any interest imputed under Section 483, 1272 or 1274 or any other provision of the Code or any similar provisions of U.S. state or local tax Law with respect to the Corporation’s payment obligations under this Agreement.

“Independent Directors” means the members of the Board who are “independent” under applicable Laws and the standards of the principal U.S. securities exchange on which the Class A Common Stock is traded or quoted.

“Interest Amount” is defined in Section 3.1(b)(vi).

6

“IRS” means the U.S. Internal Revenue Service.

“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.

“Joinder Requirement” is defined in Section 7.5(a).

“Law” means all laws, statutes, ordinances, rules and regulations of the U.S., any foreign country and each state, commonwealth, city, county, municipality, regulatory or self-regulatory body, agency or other political subdivision thereof.

“LIBOR” means, during any period, the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Corporation as an authorized information vendor for the purpose of displaying rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market (an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such period as the London interbank offered rate for U.S. dollars having a borrowing date and a maturity comparable to such period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any LIBOR Alternate Source, a comparable replacement rate determined by the Corporation at such time, which determination shall be conclusive absent manifest error); provided, that at no time shall LIBOR be less than 0%. If the Corporation has made the determination (such determination to be conclusive absent manifest error) that (i) LIBOR is no longer a widely recognized benchmark rate for newly originated loans in the U.S. loan market in U.S. dollars or (ii) the applicable supervisor or administrator (if any) of LIBOR has made a public statement identifying a specific date after which LIBOR shall no longer be used for determining interest rates for loans in the U.S. loan market in U.S. dollars, then the Corporation shall (as determined by the Corporation to be consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace LIBOR for all purposes under this Agreement. Notwithstanding anything to the contrary, in connection with the establishment and application of the Replacement Rate, this Agreement shall be amended solely with the consent of the Corporation and [P3 Newco], as may be necessary or appropriate, in the reasonable judgment of the Corporation, to effect the provisions of this section. The Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Corporation, such Replacement Rate shall be applied as otherwise reasonably determined by the Corporation.

“Market Value” means the Common Unit Redemption Price, as defined in the Operating Agreement.

“Material Breach” means the (i) material breach by the Corporation of a material obligation under this Agreement or (ii) the rejection of this Agreement by operation of law in a case commenced in bankruptcy or otherwise.

7

“Member Approval” means written approval by Members whose rights under this Agreement are attributable to at least 50% of the Units outstanding (excluding any Units held by the Corporation) immediately after the Unit Purchase (as appropriately adjusted for any subsequent changes to the number of outstanding Units). For purposes of this definition, a Member’s rights under this Agreement shall be attributed to Units as of the time of a determination of Member Approval. For the avoidance of doubt, (i) an Exchanged Unit shall be attributed only to the Member entitled to receive Tax Benefit Payments with respect to such Exchanged Unit (i.e., the Member who Exchanged the Unit or the assignee of such Member’s rights to the Tax Benefit Payments hereunder) and (ii) an outstanding Unit that has not been Exchanged shall be attributed only to the Member (or, if applicable, the assignee of its rights to the Tax Benefit Payments hereunder) entitled to receive Tax Benefit Payments upon the Exchange of such Unit.

“Members” is defined in the recitals to this Agreement.

“Net Tax Benefit” is defined in Section 3.1(b)(ii).

“Non-Adjusted Tax Basis” means, with respect to any Reference Asset at any time, the tax basis that such asset would have had at such time if no Basis Adjustments had been made.

“Objection Notice” is defined in Section 2.4(a)(ii).

“Operating Agreement” means that certain Amended and Restated Limited Liability Company Agreement of [P3 Newco], dated as of the date hereof, as such agreement may be further amended, restated, supplemented or otherwise modified from time to time.

“Parties” means the parties named on the signature pages to this agreement and each additional party that satisfies the Joinder Requirement, in each case with their respective successors and assigns.

“Payment” means any Tax Benefit Payment or Early Termination Payment and in each case, unless otherwise specified, refers to the entire amount of such Payment or any portion thereof.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“Pre-Exchange Transfer” means any transfer of one or more Units (i) that occurs after the Effective Time but prior to an Exchange of such Units and (ii) to which Section 743(b) of the Code applies.

“Realized Tax Benefit” is defined in Section 3.1(b)(iv).

“Realized Tax Detriment” is defined in Section 3.1(b)(v).

8

“Reconciliation Dispute” is defined in Section 7.8(a).

“Reconciliation Procedures” is defined in Section 7.8(a).

“Redemption” is defined in the recitals to this Agreement.

“Reference Asset” means any asset of any member of the [P3 Newco] Group at the time of an Exchange. A Reference Asset also includes any asset the tax basis of which is determined, in whole or in part, by reference to the tax basis of an asset that is described in the preceding sentence, including any “substituted basis property” within the meaning of Section 7701(a)(42) of the Code with respect to a Reference Asset.

“Schedule” means any of the following: (i) a Basis Schedule, (ii) a Tax Benefit Schedule, and (iii) an Early Termination Schedule and, in each case, any amendments thereto.

“Senior Obligations” is defined in Section 5.1.

“Subsidiary” means, with respect to any Person and as of any determination date, any other Person as to which such first Person (i) owns, directly or indirectly, or otherwise controls, more than 50% of the voting power or other similar interests of such other Person or (ii) is the sole general partner interest, or managing member or similar interest, of such other Person.

“Tax Benefit Payment” is defined in Section 3.1(b).

“Tax Benefit Schedule” is defined in Section 2.3(a).

“Tax Return” means any return, declaration, report or similar statement filed or required to be filed with respect to taxes (including any schedules or other attachments thereto), including any information return, claim for refund, amended return and declaration of estimated tax.

“Taxable Year” means a taxable year of the Corporation as defined in Section 441(b) of the Code or any similar provisions of U.S. state or local tax Law, as applicable (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is filed), ending on or after the date of the Effective Time.

“Taxing Authority” means any national, federal, state, county, municipal or local government, or any subdivision, agency, commission or authority thereof, or any quasi-governmental body, or any other authority of any kind, exercising regulatory or other authority in relation to tax matters.

“Treasury Regulations” means the final, temporary and (to the extent they can be relied upon) proposed regulations under the Code, as promulgated from time to time (including corresponding provisions and succeeding provisions) and as in effect for the relevant taxable period.

“U.S.” means the United States of America.

9

“Unit Purchase” is defined in the recitals to this Agreement.

“Units” means Common Units, as defined in the Operating Agreement.

“Valuation Assumptions” means, as of an Early Termination Effective Date, the assumptions that:

(i) the U.S. Federal income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other applicable Law as in effect on the Early Termination Effective Date, except to the extent any change to such tax rates for such Taxable Year have already been enacted into Law and the taxable income of the Corporation will be subject to such maximum applicable tax rates for each Covered Tax; provided that, the combined U.S. state and local income tax rates shall be the Assumed State and Local Tax Rate applicable to the Taxable Year that includes the Early Termination Effective Date;

(ii) subject to clause (iii) below, in each Taxable Year ending on or after such Early Termination Effective Date, the Corporation will have taxable income sufficient to fully use the deductions and/or losses (including, as applicable and for the avoidance of doubt, any deductions taken as a result of applying the Valuation Assumptions) arising from any Basis Adjustment or Imputed Interest in respect of the applicable Member during such Taxable Year or future Taxable Years (including, as applicable and for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions) in which such deductions would become available;

(iii) any loss carryovers or carrybacks (without duplication) generated by any Basis Adjustment or Imputed Interest (including any such Basis Adjustment or Imputed Interest generated as a result of payments made or deemed to be made under this Agreement) and available (taking into account any known and applicable limitations) as of the Early Termination Effective Date will be used by the Corporation ratably from such Early Termination Effective Date through (A) the scheduled expiration date of such loss carryovers (if any) or (B) if there is no such scheduled expiration, then the Taxable Year that includes the tenth (10th) anniversary of the Early Termination Effective Date (by way of example, if on the Early Termination Effective Date the Corporation had $100 of net operating losses that is scheduled to expire in 10 years, $10 of such net operating losses would be used in each of the 10 consecutive Taxable Years beginning in the Taxable Year that includes such Early Termination Effective Date);

(iv) any non-amortizable assets will be disposed of on the fifteenth (15th) anniversary of the later of (i) the applicable Exchange giving rise to a Basis Adjustment with respect to such assets and (ii) the Early Termination Effective Date;

(v) if, on the Early Termination Effective Date, any Member has Units that have not been Exchanged, then such Units shall be deemed to be Exchanged for the Market Value of the shares of Class A Common Stock or the amount of cash that would be received by such Member, whichever is lower, had such Units actually been Exchanged on the Early Termination Effective Date; and

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(vi) any future payment obligations pursuant to this Agreement that are used to calculate the Early Termination Payment will be satisfied on the date that any Tax Return to which any such payment obligation relates is required to be filed excluding any extensions.

“Voluntary Early Termination” is defined in Section 4.2(a).

SECTION 29.02 Rules of Construction. Unless otherwise specified herein:

(a) For purposes of interpretation of this Agreement:

(i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision thereof.

(ii) Unless specified otherwise, references to an Article, Section or clause refer to the appropriate Article, Section or clause in this Agreement.

(iii) References to dollars or “$” refer to the lawful currency of the U.S.

(iv) The terms “include” or “including” are by way of example and not limitation and shall be deemed followed by the words “without limitation”.

(v) The term “or”, when used in a list of two or more items, means “and/or” and may indicate any combination of the items.

(vi) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(c) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

(d) Unless otherwise expressly provided herein, (i) references to organizational documents (including the Operating Agreement), agreements (including this Agreement) and other contractual instruments means such organization documents, agreements and other contractual instruments as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof, and (ii) references to any Law (including the Code and the Treasury Regulations) include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

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ARTICLE XXX

Determination of Realized Tax Benefit

SECTION 30.01 Basis Adjustments; [P3 Newco] 754 Election.

(a) Basis Adjustments. The Parties acknowledge and agree that (i) each Redemption shall be treated as a direct purchase of Units by the Corporation from the applicable Member pursuant to Section 707(a)(2)(B) of the Code (or any similar provisions of applicable U.S. state or local tax Law) (i.e., equivalent to a Direct Exchange) and (ii) each Exchange will give rise to Basis Adjustments.

(b) [P3 Newco] Section 754 Election. In its capacity as the Manager (as defined in the Operating Agreement), the Corporation shall cause [P3 Newco] and each of its Subsidiaries that is treated as a partnership for U.S. Federal income tax purposes to have in effect an election under Section 754 of the Code (or any similar provisions of applicable U.S. state or local tax Law) for each Taxable Year in which an Exchange occurs and with respect to which the Corporation has obligations under this Agreement, including for the Taxable Year that includes the date hereof. The Corporation shall take commercially reasonable efforts to cause each Person in which [P3 Newco] owns a direct or indirect equity interest (other than a Subsidiary) that is so treated as a partnership to have in effect any such election for each Taxable Year.

SECTION 30.02 Basis Schedules. Within 90 calendar days after the filing of the U.S. Federal income Tax Return of the Corporation for each relevant Taxable Year, the Corporation shall deliver to the Members a schedule showing, in reasonable detail necessary to perform the calculations required by this Agreement, (a) the Non-Adjusted Tax Basis of the Reference Assets as of each applicable Exchange Date, (b) the Basis Adjustments to the Reference Assets for such Taxable Year, calculated (i) in the aggregate and (ii) solely with respect to each applicable Member, (c) the periods over which the Reference Assets are amortizable or depreciable and (d) the period over which each Basis Adjustment is amortizable or depreciable (such schedule, a “Basis Schedule”). A Basis Schedule will become final and binding on the Parties pursuant to the procedures set forth in Section 2.4(a) and may be amended by the Parties pursuant to the procedures set forth in Section 2.4(a).

SECTION 30.03 Tax Benefit Schedules.

(a) Tax Benefit Schedule. Within 90 calendar days after the filing of the U.S. Federal income Tax Return of the Corporation for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment, the Corporation shall provide to the Members a schedule showing, in reasonable detail, the calculation of the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year (a “Tax Benefit Schedule”). For the avoidance of doubt, any Tax Benefit Schedule shall include the applied Assumed State and Local Tax Rate and describe any basis for any change in the Assumed State and Local Tax Rate from the rate specified herein. A Tax Benefit Schedule will become final and binding on the Parties pursuant to the procedures set forth in Section 2.4(a) and may be amended by the Parties pursuant to the procedures set forth in Section 2.4(a).

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(b) Applicable Principles. Subject to the provisions hereunder, the Realized Tax Benefit or Realized Tax Detriment for each Taxable Year is intended to measure the decrease or increase in the Actual Tax Liability of the Corporation for such Taxable Year attributable to the Basis Adjustments and Imputed Interest, as determined using a “with and without” methodology described in Section 2.4(a). Carryovers or carrybacks of any tax item attributable to any Basis Adjustment or Imputed Interest shall be considered to be subject to the rules of the Code and the Treasury Regulations, and the appropriate provisions of U.S. state and local tax Law, governing the use, limitation or expiration of carryovers or carrybacks of the relevant type. If a carryover or carryback of any tax item includes a portion that is attributable to a Basis Adjustment or Imputed Interest (a “TRA Portion”) and another portion that is not attributable to a Basis Adjustment or Imputed Interest (a “Non-TRA Portion”), such portions shall be considered to be used in accordance with the “with and without” methodology so that the amount of any Non-TRA Portion is deemed utilized first, followed by the amount of any TRA Portion (with the TRA Portion being applied on a proportionate basis consistent with the provisions of Section 3.3(a)) and (ii) in the case of a carryback of a Non-TRA Portion, such carryback shall not affect the original “with and without” calculation made in the prior Taxable Year. The Parties agree that, to the extent permitted by applicable Law and except with respect to the portion of any payment attributable to Imputed Interest, all Tax Benefit Payments and payments of Default Rate Interest are intended to be treated and shall be reported for all purposes as subsequent upward purchase price adjustments with respect to the relevant Units purchased by the Corporation from the applicable Members that give rise to further Basis Adjustments for the Corporation beginning in the Taxable Year of payment, and as a result, such additional Basis Adjustments will be incorporated into the calculations contemplated hereunder for such Taxable Year and into future Taxable Years, as appropriate.

SECTION 30.04 Procedures; Amendments.

(a) Procedures. Each time the Corporation delivers a Schedule to the Members under this Agreement, the Corporation shall, with respect to such Schedule, also (i) deliver to the Members supporting schedules and work papers, as determined by the Corporation or as reasonably requested by any Member, that provide a reasonable level of detail regarding relevant data and calculations that were relevant for purposes of preparing the Schedule and (ii) allow the Members and their advisors to have reasonable access to the appropriate representatives, as determined by the Corporation or as reasonably requested by the Members, at the Corporation or at the Advisory Firm in connection with a review of relevant information. Without limiting the generality of the preceding sentence, the Corporation shall ensure that any Tax Benefit Schedule that is delivered to the Members, along with any supporting schedules and work papers, provides a reasonably detailed presentation of the calculations of the Actual Tax Liability for the relevant Taxable Year and the Hypothetical Tax Liability for such Taxable Year, and identifies any material assumptions or operating procedures or principles that were used for purposes of such calculations. A Schedule will become final and binding on the Parties 30 calendar days from the date on which the Members first received the applicable Schedule unless a Member, within such period, provides the Corporation with written notice of a material objection (made in good faith) to such Schedule and sets forth in reasonable detail such Member’s material objection

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(an “Objection Notice”) or each Member provides a written waiver to the Corporation of its right to give an Objective Notice within such period, in which case such Schedule becomes final and binding on the date the Corporation has received waivers from every Member. If the Parties, for any reason, are unable to resolve the issues raised in such Objection Notice within 30 calendar days after receipt by the Corporation of the Objection Notice, the Corporation and the Member shall employ the Reconciliation Procedures described in Section 7.8 and the finalization of the Schedule will be conducted in accordance therewith.

(b) Amended Schedule. A Schedule (other than an Early Termination Schedule) for any Taxable Year may only and shall be amended from time to time by the Corporation (i) in connection with a Determination affecting such Schedule, (ii) to correct inaccuracies in such Schedule, including those identified as a result of the receipt of additional factual information relating to a Taxable Year after the date such Schedule was originally provided to the Members, (iii) to comply with an Expert’s determination under the Reconciliation Procedures, (iv) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryover or carryback of a loss or other tax item to such Taxable Year, (v) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year, or (vi) to adjust an applicable Member’s Basis Schedule to take into account payments made pursuant to this Agreement (any such Schedule in its amended form, an “Amended Schedule”). The Corporation shall provide any Amended Schedule to the applicable Members when the Corporation delivers the next Basis Schedule after the occurrence of an event described in clauses (i) through (vi) (or, in the sole discretion of the Corporation, at an earlier date), and the delivery and finalization of any such Amended Schedule shall, for the avoidance of doubt, be subject to the procedures described in Section 2.4(a). In the event a Schedule is amended after such Schedule becomes final pursuant to Section 2.4(a) or, if applicable, Section 7.8, the Amended Schedule shall be taken into account in calculating the Cumulative Net Realized Tax Benefit for the Taxable Year in which the amendment actually occurs; provided, that with respect to any Amended Schedule relating to an event described in clauses (ii), (iii) and (v), such calculation shall compute the Interest Amount in accordance with Section 3.1(b)(vi), and with respect to all Amended Schedules, the Final Payment Date for purposes of computing the Interest Amount and any Default Rate Interest shall be 5 Business Days following the date on which such Amended Schedule becomes final in accordance with Section 2.4(a).

ARTICLE XXXI

Tax Benefit Payments

SECTION 31.01 Timing and Amount of Tax Benefit Payments.

(a) Timing of Payments. Subject to Sections 3.2 and 3.3, by the date that is 5 Business Days following the date on which each Tax Benefit Schedule becomes final in accordance with Section 2.4(a) (such date, the “Final Payment Date” in respect of any Tax Benefit Payment), the Corporation shall pay in full to each relevant Member the Tax Benefit Payment as determined pursuant to Section 3.1(b) for the applicable Taxable Year. Each such

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Tax Benefit Payment shall be made by wire transfer or other electronic payment method of immediately available funds to a bank account or accounts designated by such Member. Without limiting the Corporation’s ability to make offsets against Tax Benefit Payments to the extent permitted under Section 3.4 or Section 7.8, no Member shall be required under any circumstances to return any Payment or any Default Rate Interest paid by the Corporation to such Member.

(b) Amount of Payments. For purposes of this Agreement, a “Tax Benefit Payment” with respect to any Member means an amount equal to the sum of the Net Tax Benefit that is Attributable to such Member and the Interest Amount. No Tax Benefit Payment shall be calculated or made in respect of any estimated tax payments, including any estimated U.S. Federal income tax payments.

(i) Attributable. A Net Tax Benefit is “Attributable” to a Member to the extent that it is derived from any Basis Adjustment or Imputed Interest arising as a result of an Exchange undertaken by or with respect to such Member.

(ii) Net Tax Benefit. The “Net Tax Benefit” with respect to a Member for a Taxable Year equals the amount of the excess, if any, of (A) 85% of the Cumulative Net Realized Tax Benefit Attributable to such Member as of the end of such Taxable Year over (B) the aggregate amount of all Tax Benefit Payments previously made to such Member under this Section 3.1 (excluding payments attributable to Interest Amounts).

(iii) Cumulative Net Realized Tax Benefit. The “Cumulative Net Realized Tax Benefit” for a Taxable Year equals the cumulative amount of Realized Tax Benefits for all Taxable Years of the Corporation, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same period. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination.

(iv) Realized Tax Benefit. The “Realized Tax Benefit” for a Taxable Year equals the excess, if any, of the Hypothetical Tax Liability over the Actual Tax Liability for such Taxable Year. If all or a portion of the Actual Tax Liability for such Taxable Year arises as a result of an audit or similar proceeding by a Taxing Authority of any Taxable Year, such liability and the corresponding Hypothetical Tax Liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

(v) Realized Tax Detriment. The “Realized Tax Detriment” for a Taxable Year equals the excess, if any, of the Actual Tax Liability over the Hypothetical Tax Liability for such Taxable Year. If all or a portion of the Actual Tax Liability for such Taxable Year arises as a result of an audit or similar proceeding by a Taxing Authority of any Taxable Year, such liability and the corresponding Hypothetical Tax Liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.

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(vi) Interest Amount. The “Interest Amount” in respect of a Member equals interest on the unpaid amount of the Net Tax Benefit with respect to such Member for a Taxable Year, calculated at the Agreed Rate from the due date (without extensions) for filing the U.S. Federal income Tax Return of the Corporation for such Taxable Year until the earlier of (A) the date on which no remaining Tax Benefit Payment to the Member is due in respect of such Net Tax Benefit and (B) the applicable Final Payment Date.

(vii) The Parties acknowledge and agree that, as of the date of this Agreement and as of the date of any future Exchange that may be subject to this Agreement, the aggregate value of the Tax Benefit Payments cannot be reasonably ascertained for U.S. Federal income or other applicable tax purposes. Notwithstanding anything to the contrary in this Agreement, unless the applicable Member notifies the Corporation otherwise, the stated maximum selling price (within the meaning of Treasury Regulation 15A.453-1(c)(2)) with respect to any transfer of Units by a Member pursuant to an Exchange shall not exceed the sum of (A) the value of the Class A Common Stock or the amount of cash delivered to the Member, in each case, in the Exchange plus (B) 150% of the Basis Adjustment relating to such Exchange, and the aggregate Payments under this Agreement to such Member (other than amounts accounted for as interest under the Code) shall not exceed the amount described in this clause (B).

SECTION 31.02 No Duplicative Payments. It is intended that the provisions hereunder will not result in the duplicative payment of any amount (including interest) that may be required under this Agreement. The provisions hereunder shall be consistently interpreted and applied in accordance with that intent.

SECTION 31.03 Pro-Ration of Payments as Between the Members.

(a) Insufficient Taxable Income. Notwithstanding anything in Section 3.1(b) to the contrary, if the aggregate potential Covered Tax benefit of the Corporation as calculated with respect to the Basis Adjustments and Imputed Interest (in each case, without regard to the Taxable Year of origination) is limited in a particular Taxable Year because the Corporation does not have sufficient actual taxable income, then the available Covered Tax benefit for the Corporation shall be allocated among the Members in proportion to the respective Tax Benefit Payment that would have been payable if the Corporation had sufficient taxable income. For example, if the Corporation had $200 of aggregate potential Covered Tax benefits with respect to the Basis Adjustments and Imputed Interest in a particular Taxable Year (with $50 of such Covered Tax benefits attributable to Member A and $150 attributable to Member B), such that Member A would have been entitled to a Tax Benefit Payment of $42.50 and Member B would have been entitled to a Tax Benefit Payment of $127.50 if the Corporation had sufficient actual taxable income, and if the Corporation instead had insufficient actual taxable income in such Taxable Year, such that the Covered Tax benefit was limited to $100, then $25 of the aggregate $100 actual Covered Tax benefit for the Corporation for such Taxable Year would be allocated to Member A and $75 would be allocated to Member B, such that Member A would receive a Tax Benefit Payment of $21.25 and Member B would receive a Tax Benefit Payment of $63.75.

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(b) Late Payments. If for any reason the Corporation is not able to fully satisfy its payment obligations to make all Tax Benefit Payments due in respect of a particular Taxable Year, then (i) Default Rate Interest will accrue pursuant to Section 5.2, (ii) the Corporation shall pay the available amount of such Tax Benefit Payments (and any applicable Default Rate Interest) in respect of such Taxable Year to each Member pro rata in line with Section 3.3(a) and (iii) no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments (and any applicable Default Rate Interest) to all Members in respect of all prior Taxable Years have been made in full.

SECTION 31.04 Overpayments. Subject to the procedures described in Section 2.4(a), to the extent the Corporation makes a payment to a Member in respect of a particular Taxable Year under Section 3.1(a) in an amount in excess of the amount of such payment that should have been made to such Member in respect of such Taxable Year (taking into account Section 3.3) under the terms of this Agreement, then such Member shall not receive further payments under Section 3.1(a) until such Member has foregone an amount of payments equal to such excess; provided, that for the avoidance of the doubt, no Member shall be required to return any payment paid by the Corporation to such Member.

ARTICLE XXXII

Termination

SECTION 32.01 Early Termination of Agreement; Acceleration Events.

(a) Corporation’s Early Termination Right. With the written approval of a majority of the Independent Directors, the Corporation may terminate this Agreement, as and to the extent provided herein, by paying in full each and every Member the Early Termination Payment (along with any applicable Default Rate Interest) due to such Member.

(b) Acceleration upon Change of Control. In the event of a Change of Control, the Early Termination Payment (calculated as if an Early Termination Notice had been delivered on the date of the Change of Control) shall become due and payable in accordance with Section 4.3 and the Agreement shall terminate, as and to the extent provided herein.

(c) Acceleration upon Breach of Agreement. In the event of a Material Breach, the Early Termination Payment (calculated as if an Early Termination Notice had been delivered on the date of the Material Breach) shall become due and payable in accordance with Section 4.3 and the Agreement shall terminate, as and to the extent provided herein. Subject to the next sentence, the Corporation’s failure to make a Payment (along with any applicable Default Rate Interest) within 90 calendar days of the applicable Final Payment Date (except for all or a portion of such Payment that is being validly disputed in good faith under this Agreement, and then only with respect to the amount in dispute) shall be deemed to constitute a Material Breach. To the extent that any Tax Benefit Payment is not made by the

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date that is 90 calendar days after the relevant Final Payment Date because the Corporation (i) is prohibited from making such payment under Section 5.1 or the terms of any agreement governing any Senior Obligations or (ii) does not have, and despite using commercially reasonable efforts cannot obtain, sufficient funds to make such payment, such failure will not constitute a Material Breach; provided that (A) such payment obligation nevertheless will accrue for the benefit of the Members, (B) the Corporation shall promptly (and in any event, within 5 Business Days) pay the entirety of the unpaid amount (along with any applicable Default Rate Interest) once the Corporation is not prohibited from making such payment under Section 5.1 or the terms of the agreements governing the Senior Obligations and the Corporation has sufficient funds to make such payment and (C) the failure of the Corporation to take actions contemplated in clause (B) will constitute a Material Breach; provided further that the interest provisions of Section 5.2 shall apply to such late payment, but, except with respect to a failure of the Corporation to make the payment described in clause (B), the Default Rate shall be replaced by the Agreed Rate. It shall be a Material Breach if the Corporation makes any distribution of cash or other property (other than shares of Class A Common Stock) to its stockholders or uses cash or other property to repurchase any capital stock of the Corporation (including Class A Common Stock), in each case, before (x) all Tax Benefit Payments (along with any applicable Default Rate Interest) that are due and payable as of the date the Corporation enters into a binding commitment to make such distribution or repurchase have been paid or (y) sufficient funds for the payment of all Tax Benefits Payments (along with any applicable Default Rate Interest) that are due and payable on the date of the distribution or repurchase have been reserved therefor. The Corporation shall use commercially reasonable efforts to obtain sufficient available funds for the purpose of making Tax Benefit Payments under this Agreement.

(d) In the case of a termination pursuant to any of the foregoing paragraphs (a), (b) or (c), upon the Corporation’s payment in full of the Early Termination Payment (along with any applicable Default Rate Interest) to each Member, the Corporation shall have no further payment obligations under this Agreement other than with respect to any Tax Benefit Payments (along with any applicable Default Rate Interest) in respect of any Taxable Year ending prior to the Early Termination Effective Date, and such payment obligations shall survive the termination of, and be calculated and paid in accordance with, this Agreement. If an Exchange subsequently occurs with respect to Units for which the Corporation has paid the Early Termination Payment in full, the Corporation shall have no obligations under this Agreement with respect to such Exchange.

SECTION 32.02 Early Termination Notice.

(a) If (i) the Corporation chooses to exercise its termination right under Section 4.1(a) (“Voluntary Early Termination”), (ii) a Change of Control has or is reasonably expected to occur or (iii) a Material Breach occurs, the Corporation shall, in each case, deliver to the Members a reasonably detailed notice of the Corporation’s decision to exercise such right or the occurrence of such event, as applicable (an “Early Termination Notice”). In the case of an Early Termination Notice delivered with respect to a Voluntary Early Termination, the Corporation may withdraw such Early Termination Notice and rescind its Voluntary Early Termination at any time prior to the time at which any Early Termination Payment is paid.

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(b) The Corporation shall deliver a schedule showing in reasonable detail the calculation of the Early Termination Payment (an “Early Termination Schedule”) (i) simultaneously with the delivery of an Early Termination Notice or (ii) in the case of a termination pursuant to Section 4.1(b) or Section 4.1(c), as soon as reasonably practicable following the occurrence of the Change of Control or Material Breach giving rise to such termination. The date on which such Early Termination Schedule becomes final in accordance with Section 2.4(a) shall be the “Early Termination Reference Date”.

SECTION 32.03 Payment upon Early Termination.

(a) Timing of Payment. By the date that is 5 Business Days after the Early Termination Reference Date (such date, the “Final Payment Date” in respect of the Early Termination Payment), the Corporation shall pay in full to each Member an amount equal to the Early Termination Payment Attributable to such Member. Such Early Termination Payment shall be made by the Corporation by wire transfer or other electronic payment method of immediately available funds to a bank account or accounts designated by the applicable Member.

(b) Amount of Payment. The “Early Termination Payment” payable to a Member pursuant to Section 4.3(a) shall equal the present value, discounted at [a per annum rate of 10%] and determined as of the Early Termination Reference Date, of all Tax Benefit Payments (other than any Tax Benefit Payments in respect of Taxable Years ending prior to the Early Termination Effective Date) that would be required to be paid by the Corporation to such Member, beginning from the Early Termination Effective Date and using the Valuation Assumptions. For the avoidance of doubt, an Early Termination Payment shall be made to each Member in accordance with this Agreement, regardless of whether such Member has Exchanged all of its Units as of the Early Termination Effective Date.

ARTICLE XXXIII

Subordination and Late Payments

SECTION 33.01 Subordination. Notwithstanding any other provision of this Agreement to the contrary, any payment required to be made by the Corporation to the Members under this Agreement shall rank subordinate and junior in right of payment to any principal, interest or other amounts due and payable in respect of any obligations owed in respect of indebtedness for borrowed money of the Corporation (but excluding, for the avoidance of doubt, any trade payables, intercompany debt or other similar obligations) (“Senior Obligations”) and shall rank pari passu in right of payment with all current or future obligations of the Corporation that are not Senior Obligations.

SECTION 33.02 Late Payments by the Corporation. Subject to the second proviso in the third sentence of Section 4.1(c), the amount of any Payment not made to any Member by the applicable Final Payment Date shall be payable together with “Default Rate Interest”, calculated at the Default Rate and accruing on the amount of the unpaid Payment from the applicable Final Payment Date until the date on which the Corporation makes such Payment to such Member; provided, further, that if any unpaid portion of any Tax Benefit

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Payment is the subject of a Reconciliation Dispute and is finally determined in such Reconciliation Dispute to be due and payable, then interest shall accrue on such unpaid portion at the Default Rate (in place of the Agreed Rate) from the date that is thirty (30) days following the due date for the applicable Tax Benefit Schedule until the date of actual payment.

ARTICLE XXXIV

Tax Matters; Consistency; Cooperation

SECTION 34.01 Participation in the Corporation’s and [P3 Newco]’s Tax Matters. Except as otherwise provided herein or in Article IX of the Operating Agreement, the Corporation shall have full responsibility for, and sole discretion over, all tax matters concerning the Corporation or [P3 Newco], including preparing, filing or amending any Tax Return and defending, contesting or settling any issue pertaining to taxes. Notwithstanding the foregoing, the Corporation shall notify the relevant Members of, and keep them reasonably informed with respect to, the portion of any audit by any Taxing Authority of the Corporation, [P3 Newco] or any of [P3 Newco]’s Subsidiaries, the outcome of which is reasonably expected to materially and adversely affect such Members’ rights and obligations under this Agreement, and any such Member shall have the right to participate in and to monitor at its own expense (but not to control) any such portion of any such audit; provided, that the Corporation shall not settle or fail to contest any issue pertaining to any Basis Adjustments or the deduction of Imputed Interest, in each case, that is reasonably expected to materially and adversely affect any Member’s rights or obligations under this Agreement without the prior written consent of such Member, such consent not to be unreasonably withheld, conditioned or delayed; provided further, that neither the Corporation nor [P3 Newco] shall be required to take any action, or refrain from taking any action, that is inconsistent with any provision of the Merger Agreement or the Operating Agreement. This Agreement shall be treated as part of the Operating Agreement as described in Code Section 761(c), and Treasury Regulations Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c).

SECTION 34.02 Consistency. Except upon the written advice of the Advisory Firm and except for items that are explicitly described as “deemed” or treated in a similar manner by the terms of this Agreement, all calculations and determinations made hereunder, including any Basis Adjustments, the Schedules and the determination of any Realized Tax Benefits or Realized Tax Detriments, shall be made in accordance with the elections, methodologies and positions taken by the Corporation and [P3 Newco] on their respective Tax Returns. Each Member shall prepare its Tax Returns in a manner consistent with the terms of this Agreement and any related calculations or determinations made hereunder, including the terms of Section 2.1 and the Schedules provided to each such Member, except as otherwise required by Law or a Determination. If the Corporation and any Member, for any reason, are unable to successfully resolve any disagreement with respect to the foregoing within sixty (60) calendar days, the Corporation and such Member shall employ the Reconciliation Procedures under Section 7.8 or the Resolution of Dispute procedures under Section 7.7, as applicable, unless otherwise agreed by the Corporation and such Member. In the event that an Advisory Firm is replaced with another Advisory Firm acceptable to the

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Audit Committee, the Parties shall cause such replacement Advisory Firm to perform its services necessitated by this Agreement using procedures and methodologies consistent with those of the previous Advisory Firm, unless otherwise required by applicable Law or a Determination or unless the Corporation and all of the Members agree to the use of other procedures and methodologies.

SECTION 34.03 Cooperation.

(a) Each Member shall (i) furnish to the Corporation in a timely manner such information, documents and other materials as the Corporation may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return of [P3 Newco] or any of its Subsidiaries or contesting or defending any related audit, examination or controversy with any Taxing Authority, (ii) make itself available to the Corporation and its representatives to provide explanations of documents and materials and such other information as the Corporation or its representatives may reasonably request in connection with any of the matters described in clause (i) above and (iii) reasonably cooperate in connection with any such matter.

(b) The Corporation shall reimburse the Members for any reasonable and documented out-of-pocket costs and expenses incurred pursuant to Section 6.3(a).

ARTICLE XXXV

MISCELLANEOUS12

SECTION 35.01 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and (i) delivered personally, (ii) sent by e-mail or (iii) sent by overnight courier, in each case, addressed as follows:

If to the Corporation, to:

[ 🌑 ]

[ 🌑 ]

[ 🌑 ]

[ 🌑 ]

[ 🌑 ]

with a copy (which shall not constitute notice to the Corporation) to:

[ 🌑 ]

[ 🌑 ]

[ 🌑 ]

[ 🌑 ]

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If to any other Member, to the address and e-mail address specified on such Member’s signature page to the applicable Joinder.

Unless otherwise specified herein, such notices, requests, consents or other communications shall be deemed effective (i) on the date received, if personally delivered, (ii) on the date received if delivered by e-mail on a Business Day, or if not delivered on a Business Day, on the first Business Day thereafter and (iii) 2 Business Days after being sent by overnight courier. Each of the Parties shall be entitled to specify a different address by giving notice as aforesaid to each of the other Parties.

SECTION 35.02 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by e-mail transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 35.03 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 35.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions hereunder shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner.

SECTION 35.05 Assignments; Amendments; Successors; No Waiver.

(a) Assignment. No Member may assign, sell, pledge or otherwise alienate or transfer any interest in this Agreement, including the right to receive any payments under this Agreement, to any Person without such Person executing and delivering a Joinder agreeing to succeed to the applicable portion of such Member’s interest in this Agreement and to become a Party for all purposes of this Agreement (the “Joinder Requirement”); provided, that no such Person shall have any rights under Section 6.1 of this Agreement. Notwithstanding the foregoing, if any Member sells, exchanges, distributes or otherwise

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transfers Units to any Person in accordance with the terms of the Operating Agreement, such Member shall have the option to assign to such transferee of such Units its rights under this Agreement with respect to such transferred Units; provided that such transferee has satisfied the Joinder Requirement. For the avoidance of doubt, if a Member transfers Units in accordance with the terms of the Operating Agreement but does not assign to the transferee of such Units its rights under this Agreement with respect to such transferred Units, such Member shall continue to be entitled to receive the Tax Benefit Payments arising in respect of a subsequent Exchange of such Units. The Corporation may not assign any of its rights or obligations under this Agreement to any Person (other than in connection with an assignment pursuant to Section 7.5(c)) without Member Approval, such approval not to be unreasonably withheld, conditioned or delayed (and any purported assignment without such consent shall be null and void).

(b) Amendments. No provision of this Agreement may be amended unless such amendment is approved in writing by and the Corporation with Member Approval; provided, that amendment of the definition of Change of Control will also require the written approval of a majority of the Independent Directors.

(c) Successors. All of the terms and provisions hereunder shall be binding upon, and shall inure to the benefit of and be enforceable by, the Parties and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporation shall require and cause any direct or indirect successor (whether by equity purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

(d) Waiver. No provision of this Agreement may be waived unless such waiver is in writing and signed by the Party against whom the waiver is to be effective. No failure by any Party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

SECTION 35.06 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

SECTION 35.07 Resolution of Disputes; Governing Law.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any suit, dispute, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be heard in the state or federal courts of the State of Delaware, and the parties hereby consent to the exclusive

23

jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT (INCLUDING BY PREPAID CERTIFIED MAIL WITH A VALIDATED PROOF OF MAILING RECEIPT) AND SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE. WITHOUT LIMITING THE FOREGOING, TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES AGREE THAT SERVICE OF PROCESS UPON SUCH PARTY AT THE ADDRESS REFERRED TO IN SECTION 7.01 (INCLUDING BY PREPAID CERTIFIED MAIL WITH A VALIDATED PROOF OF MAILING RECEIPT), TOGETHER WITH WRITTEN NOTICE OF SUCH SERVICE TO SUCH PARTY, SHALL BE DEEMED EFFECTIVE SERVICE OF PROCESS UPON SUCH PARTY.

(b) Each Party irrevocably and unconditionally waives, to the fullest extent permitted by Law, (i) any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 7.7 and (ii) the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

(c) Each Party irrevocably consents to service of process by means of notice in the manner provided for in Section 7.1. Nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by Law.

(d) WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND WITH THE ADVICE OF ITS COUNSEL, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING, WHETHER A CLAIM, COUNTERCLAIM, CROSS-CLAIM, OR THIRD PARTY CLAIM, DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

SECTION 35.08 Reconciliation Procedures.

(a) In the event that the Corporation and any Member are unable to resolve a disagreement with respect to a Schedule prepared in accordance with the procedures set forth in Section 2.4 or Section 4.2, as applicable, within the relevant time period designated in this Agreement (a “Reconciliation Dispute”), the procedures described in this paragraph (the “Reconciliation Procedures”) will apply. The applicable Parties shall, within 15 calendar days of the commencement of a Reconciliation Dispute, mutually select an expert in the particular area of disagreement (the “Expert”) and submit the Reconciliation Dispute to such Expert for determination. The Expert shall be a partner or principal in a nationally recognized accounting firm, and unless the Corporation and such Member agree otherwise, the Expert (and its

24

employing firm) shall not have any material relationship with the Corporation or such Member or other actual or potential conflict of interest. If the applicable Parties are unable to agree on an Expert within such 15 calendar-day time period, then the Corporation and the relevant Member shall cause the Expert to be selected by the International Chamber of Commerce Centre for Expertise, which shall pick an Expert from a nationally recognized accounting firm that does not have any material relationship with the applicable Parties or other actual or potential conflict of interest. The Expert shall resolve any matter relating to (i) a Basis Schedule, Early Termination Schedule or an amendment to either within 30 calendar days and (ii) a Tax Benefit Schedule or an amendment thereto within 15 calendar days or, in each case, as soon thereafter as is reasonably practicable after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid by the date prescribed by this Agreement and such Tax Return may be filed as prepared by the Corporation, subject to adjustment or amendment upon resolution. The Expert shall finally determine any Reconciliation Dispute, and its determinations pursuant to this Section 7.8(a) shall be binding on the applicable Parties and may be entered and enforced in any court having competent jurisdiction. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.8 or a dispute within the meaning of Section 7.7 shall be decided and resolved as a Dispute subject to the procedures set forth in Section 7.7.

(b) The sum of (a) the costs and expenses relating to (i) the engagement (and, if applicable, selection by the arbitration panel) of such Expert and (ii) if applicable, amending any Tax Return in connection with the decision of such Expert and (b) the reasonable out-of-pocket costs and expenses of the Corporation and the Member incurred in the conduct of such proceeding described in Section 7.8(a) shall be allocated between the Corporation, on the one hand, and the Member, on the other hand, in the same proportion that the aggregate amount of the disputed items so submitted to the Expert that is unsuccessfully disputed by each such party (as finally determined by the Expert) bears to the total amount of such disputed items so submitted, and each such party shall promptly reimburse the other party for the excess that such other party has paid in respect of such costs and expenses over the amount it has been so allocated. The Corporation may withhold payments under this Agreement to collect amounts due under the preceding sentence.

SECTION 35.09 Withholding. The Corporation and its Affiliates shall be entitled to deduct and withhold from any payment that is payable to any Member pursuant to this Agreement such amounts as the Corporation is required to deduct and withhold with respect to the making of such payment by applicable Law. To the extent that amounts are so deducted and withheld and paid over to the appropriate Taxing Authority by the Corporation, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid by the Corporation to the relevant Member in respect of whom the deduction and withholding was made. Each Member shall promptly provide the Corporation with any applicable tax forms and certifications reasonably requested by the Corporation in connection with determining whether any such deductions and withholdings are required by applicable Law.

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SECTION 35.10 Admission of the Corporation into a Consolidated Group; Transfers of Corporate Assets.

(a) If the Corporation is or becomes a member of an affiliated or consolidated group of corporations that files a consolidated income Tax Return pursuant to Section 1501 or other applicable sections of the Code governing affiliated or consolidated groups, or any corresponding provisions of U.S. state or local tax Law, then (i) the provisions hereunder shall be applied with respect to the group as a whole, and (ii) Payments and other applicable items hereunder shall be computed with reference to the consolidated taxable income of the group as a whole.

(b) If the Corporation or any member of the [P3 Newco] Group transfers one or more Reference Assets to a Person treated as a corporation for U.S. Federal income tax purposes (with which, in the case of the Corporation, the Corporation does not file a consolidated Tax Return pursuant to Section 1501 of the Code or other applicable sections of the Code governing affiliated or consolidated groups, or any corresponding provisions of U.S. state or local tax Law), such transferor, for purposes of calculating the amount of any Payment due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such transfer. The consideration deemed to be received by the Corporation or [P3 Newco] Group member, as the applicable transferor, shall be equal to the fair market value of the transferred asset plus the amount of debt to which such asset is subject, in the case of a transfer of an encumbered asset. For purposes of this Section 7.10, a transfer of a partnership interest shall be treated as a transfer of the transferring partner’s applicable share of each of the assets and liabilities of that partnership. Notwithstanding anything to the contrary set forth herein, if the Corporation or any member of a group described in Section 7.10(a) transfers its assets pursuant to a transaction that qualifies as a “reorganization” (within the meaning of Section 368(a) of the Code) in which such entity does not survive, pursuant to a contribution described in Section 351(a) of the Code or pursuant to any other transaction to which Section 381(a) of the Code applies (other than any such reorganization or any such other transaction, in each case, pursuant to which such entity transfers assets to a corporation with which the Corporation or any member of the group described in Section 7.10(a) (other than any such member being transferred in such reorganization or other transaction) does not file a consolidated Tax Return pursuant to Section 1501 of the Code or other applicable sections of the Code governing affiliated or consolidated groups), the transfer will not cause such entity to be treated as having transferred any assets to a corporation (or a Person classified as a corporation for U.S. Federal income tax purposes) pursuant to this Section 7.10(a). Notwithstanding the foregoing, (1) if the Members (individually or collectively) either have the right to designate a majority of the Board or otherwise have at least a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, this Section 7.10(a) shall only apply with respect to any such transfer of one or more Reference Assets to such a corporation to the extent that such transfer has been approved by a majority of the Independent Directors, and (2) after the occurrence of any such transfer as described in the first sentence of this Section 7.10(a), if the Corporation takes actions to ensure that the amount to be received by the Members hereunder and the timing thereof, taking into account such actions (which actions may, at the election of the Corporation, include the payment of an additional amount to a Member), would be the same amount and timing as if such transfer described in the first sentence Section 7.10(a) did not occur then this Section 7.10(a) shall not apply with respect to such transfer.

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SECTION 35.11 Confidentiality.

(a) Each of the Members agrees to hold the Corporation’s Confidential Information in confidence and may not disclose or use such information except as otherwise authorized separately in writing by the Manager. “Confidential Information” as used herein includes all information concerning the Corporation, [P3 Newco] or their Subsidiaries, in whatever form, whether written, electronic or oral, including, but not limited to, ideas, financial product structuring, business strategies, innovations and materials, all aspects of the Corporation’s and/or [P3 Newco]’s business plan, proposed operation and products, corporate structure, financial and organizational information, analyses, proposed partners, software code and system and product designs, employees and their identities, equity ownership, the methods and means by which either the Corporation or [P3 Newco] plans to conduct its business, all trade secrets, trademarks, tradenames and all intellectual property associated with the Corporation’s and/or [P3 Newco]’s business. With respect to each Member, Confidential Information does not include information or material that: (a) is, or becomes, generally available to the public other than as a direct or indirect result of a disclosure by such Member or its Affiliates or representatives; (b) is, or becomes, available to such Member from a source other than the Corporation, [P3 Newco]’s or their representatives, provided that such source is not, and was not, known to such Member to be bound by a confidentiality agreement with, or any other contractual, fiduciary or other legal obligation of confidentiality to, the Corporation, [P3 Newco] or any of their Affiliates or representatives; (c) is approved for release by written authorization of the Chief Executive Officer, Chief Financial Officer or General Counsel of [P3 Newco] or of the Corporation, or any other officer designated by the Manager; (d) is or becomes independently developed by such Member without use of or reference to the Confidential Information or (e) is information necessary for a Member to prepare and file its Tax Returns, to respond to any inquiries regarding the same from any Taxing Authority or to prosecute or defend any action, proceeding or audit by any Taxing Authority with respect to such Tax Returns.

(b) Solely to the extent it is reasonably necessary or appropriate to fulfill its obligations or to exercise its rights under this Agreement, each of the Members may disclose Confidential Information to its Subsidiaries, Affiliates, partners, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents, on the condition that such Persons keep the Confidential Information confidential to the same extent as such Member is required to keep the Confidential Information confidential; provided, that such Member shall remain liable with respect to any breach of this Section 7.11 by any such Subsidiaries, Affiliates, partners, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents (as if such Persons were party to this Agreement for purposes of this Section 7.11).

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(c) Notwithstanding Section 7.11(a) or Section 7.11(b), each of the Members may disclose Confidential Information (i) to the extent that such Member is required by Law (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, (ii) for purposes of reporting to its stockholders and direct and indirect equity holders (each of whom are bound by customary confidentiality obligations) the performance of [P3 Newco] and its Subsidiaries and for purposes of including applicable information in its financial statements to the extent required by applicable Law or applicable accounting standards; or (iii) to any bona fide prospective purchaser of the equity or assets of a Member, or the Units held by such Member (provided, in each case, that such Member determines in good faith that such prospective purchaser would be a Permitted Transferee (as defined in the Amended and Restated Limited Liability Company Agreement of [P3 Newco] dated as of the date hereof)), or a prospective merger partner of such Member (provided, that (i) such Persons will be informed by such Member of the confidential nature of such information and shall agree in writing to keep such information confidential in accordance with the contents of this Agreement and (ii) each Member will be liable for any breaches of this Section 7.11 by any such Persons (as if such Persons were party to this Agreement for purposes of this Section 7.11)). Notwithstanding any of the foregoing, nothing in this Section 7.11 will restrict in any manner the ability of the Corporation to comply with its disclosure obligations under Law, and the extent to which any Confidential Information is necessary or desirable to disclose.

(d) Notwithstanding anything to the contrary herein, the Members and each of their assignees (and each employee, representative or other agent of the Members or their assignees, as applicable) may disclose at their discretion to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Corporation, the Members and any of their transactions, and all materials of any kind (including tax opinions or other tax analyses) that are provided to the Members relating to such tax treatment and tax structure.

SECTION 35.12 Change in Law. Notwithstanding anything herein to the contrary, if, in connection with an actual or proposed change in Law, a Member reasonably believes that the existence of this Agreement could cause income (other than income arising from receipt of a payment under this Agreement) recognized by such Member (or direct or indirect equity holders in such Member) in connection with any Exchange to be treated as ordinary income (other than with respect to assets described in Section 751(a) of the Code) rather than capital gain (or otherwise taxed at ordinary income rates) for U.S. Federal income tax purposes or would have other material adverse tax consequences to such Member or any direct or indirect owner of such Member, then, at the written election of such Member in its sole discretion (in an instrument signed by such Member and delivered to the Corporation) and to the extent specified therein by such Member, this Agreement shall cease to have further effect and shall not apply to an Exchange occurring after a date specified by such Member, or may be amended in a manner reasonably determined by such Member; provided that such amendment shall not result in an increase in any payments owed by the Corporation under this Agreement at any time as compared to the amounts and times of payments that would have been due in the absence of such amendment; provided, further, that for the avoidance of doubt, such amendment shall not be treated as a termination of this Agreement that results in an Early Termination Payment obligation to the Corporation.

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SECTION 35.13 Interest Rate Limitation. Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid hereunder with respect to amounts due to any Member hereunder shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Member shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the applicable payment (but in each case exclusive of any component thereof comprising interest) or, if it exceeds such unpaid non-interest amount, refunded to the Corporation. In determining whether the interest contracted for, charged or received by any Member exceeds the Maximum Rate, such Member may, to the extent permitted by applicable Law, (i) characterize any payment that is not principal as an expense, fee or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof or (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the payment obligations owed by the Corporation to such Member hereunder. Notwithstanding the foregoing, it is the intention of the Parties to conform strictly to any applicable usury Laws.

SECTION 35.14 Independent Nature of Rights and Obligations. The rights and obligations of each Member hereunder are several and not joint with the rights and obligations of any other Person. A Member shall not be responsible in any way for the performance of the obligations of any other Person hereunder (other than its Affiliates or representatives as described herein), nor shall a Member have the right to enforce the rights or obligations of any other Person hereunder (other than obligations of the Corporation). The obligations of a Member hereunder are solely for the benefit of, and shall be enforceable solely by, the Corporation. Nothing contained herein or in any other agreement or document delivered in connection herewith, and no action taken by any Member pursuant hereto or thereto, shall be deemed to constitute the Members acting as a partnership, association, joint venture or any other kind of entity, or create a presumption that the Members are in any way acting in concert or as a group with respect to such rights or obligations or the transactions contemplated hereby.

[Signature Page Follows this Page]

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IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the date first written above.

[ 🌑 ] by

Name:
Title:

[ 🌑 ] by

Name:
Title:

[Signature Page to Tax Receivable Agreement]

Exhibit A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of [ 🌑 ], 20[ 🌑 ] (this “Joinder”), is delivered pursuant to that certain Tax Receivable Agreement, dated as of [ 🌑 ], 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Tax Receivable Agreement”), by and among Foresight Acquisition Corp., a Delaware corporation (the “Corporation”), [P3 Newco] LLC, a [Delaware] limited liability company (“[P3 Newco]”), and each of the Members from time to time party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Tax Receivable Agreement.

1.

Joinder to the Tax Receivable Agreement. The undersigned hereby represents and warrants to the Corporation that, as of the date hereof, the undersigned has been assigned an interest in the Tax Receivable Agreement from a Member.

2.

Joinder to the Tax Receivable Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Corporation, the undersigned hereby is and hereafter will be a Member under the Tax Receivable Agreement and a Party thereto, with all the rights, privileges and responsibilities of a Member thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the Tax Receivable Agreement as if it had been a signatory thereto as of the date thereof.

3.	Incorporation by Reference. All terms and conditions of the Tax Receivable Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

4.	Address. All notices under the Tax Receivable Agreement to the undersigned shall be direct to:

[Name]

[Address]

[City, State, Zip Code]

Attn:

E-mail:

[Signature Page Follows this Page]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW PARTY] by

Name:
Title:

Acknowledged and agreed

as of the date first set forth above:

[ 🌑 ] by

Name:
Title:

1

EXHIBIT H

Registration Rights and Lock-Up Agreement

[See Attached]

2

FORM OF AMENDED AND RESTATED REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (this “Agreement”), is made and entered into as of [    ], 2021 (the “Effective Date”) by and among:

i.	[•] (f/k/a Foresight Acquisition Corp.), a Delaware corporation (the “Company”);

ii.	Foresight Sponsor Group, LLC, a Delaware limited liability company (the “Sponsor”);

iii.	FA Co-Investment LLC, a Delaware limited liability company (“FA Co-Investment” and together with the Sponsor, the “Founders”); and

iv.

the undersigned parties listed under P3 Holders on the signature pages hereto (collectively, the “P3 Holders”) and, together with the undersigned parties listed under Holders on the signature page hereto (each such party, together with the P3 Holders, Founders, members of Founders, and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “Holder” and collectively the “Holders”).

RECITALS

WHEREAS, the Company and the Founders are parties to that certain Registration Rights Agreement, dated as of February 9, 2021 (the “Prior Agreement”);

WHEREAS, the Company, [FAC Merger LLC], P3 Health Group Holdings, LLC, a Nevada limited liability company (“P3”), and [Representative], as the Recipients’ Representative, are party to that certain Agreement and Plan of Merger, dated as of [______________], 2021 (the “Merger Agreement”);

WHEREAS, the Company, FAC-A Merger Sub Corp., a Delaware corporation, FAC-B Merger Sub Corp., a Delaware corporation, [CPF P3 Blocker-A], a [Delaware] corporation, [CPF P3 Blocker B], a [Delaware] corporation, (vi) CPF P3 Splitter, LLC, a [Delaware] limited liability company, (vii) Chicago Pacific Founder Fund A LP, a [•] limited partnership, and (viii) Chicago Pacific Founder Fund B LP, a [•] limited partnership, are party to that certain Transaction and Combination Agreement, dated as of [______________], 2021 (the “Blocker Agreement” and, together with the Merger Agreement, the “Transaction Agreements”);

WHEREAS, in connection with the closing of the transactions (the “Transactions”) contemplated by the Transaction Agreements, the P3 Holders are receiving shares of the Company’s Class V common stock, par value $0.0001 per share (the “Class V Common Stock”) and/or shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) on or about the date hereof;

WHEREAS, upon closing of the Transactions, [•] shares of the Company’s Class B common stock, par value $0.0001 per share (the “Founder Shares”) were converted into shares of Common Stock, on a one-for-one basis;

WHEREAS, the Founders own [•] units (the “Private Placement Units”), with each such unit consisting of one share of the Company’s Common Stock and one-third of one redeemable warrant (each whole warrant, “Private Placement Warrant”), acquired in private placement transactiona occurring in connection with the Company’s initial public offering, each Private Placement Warrant entitling the holder to purchase one share of Common Stock at an exercise price of $11.50 per share;

WHEREAS, in order to finance the Company’s transaction costs in connection with an initial Business Combination, the Founders or certain of the Company’s officers and directors loaned to the Company funds, of which $[1,500,000] of such loans were converted into units (“Working Capital Units”) at a price of $10.00 per unit upon consummation of the Transactions; and

WHEREAS, in connection with the consummation of the Transactions, the parties to the Prior Agreement desire to amend and restate the Prior Agreement in its entirety as set forth herein, and the parties hereto desire to enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to the Registrable Securities (as defined below) on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or any principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble.

“Blocker Agreement” shall have the meaning given in the Recitals hereto.

“Board” shall mean the Board of Directors of the Company.

“Business Combination” shall mean any merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses, involving the Company.

“Business Combination Securities” shall mean the Common Stock and Class V Common Stock (including any Common Stock issued or issuable in an Exchange) received by P3 Holders as consideration in the Transactions.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble and includes the Company’s successors by recapitalization, merger consolidation, spin-off, reorganization or similar transaction.

“Company Shelf Takedown Notice” shall have the meaning given in subsection 2.1.3.

“Demand Registration” shall have the meaning given in subsection 2.2.1.

“Demanding Holders” shall have the meaning given in subsection 2.2.1.

“Exchange” shall have the meaning given in the definition of Registrable Securities in subsection 1.1.

“Excluded Registration” shall mean a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iv) in which the offering solely consists of debt that is convertible into equity securities of the Company or (v) for a dividend reinvestment plan.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“FA Co-Investment” shall have the meaning given in the Preamble.

“Filing Deadline” shall have the meaning given in subsection 2.1.1.

“Form S-1 Shelf” shall have the meaning given in subsection 2.1.1.

“Form S-3 Shelf” shall have the meaning given in Section 2.1.1.

“Founder Shares” shall have the meaning given in the Recitals hereto and shall be deemed to include the shares of Common Stock issuable upon conversion thereof.

“Founder Shares Lock-Up Period” shall mean, with respect to the Founder Shares, the period ending on the earlier of (a) one year after the completion of the Transactions and (b) subsequent to the completion of the Transactions, (x) if the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the completion of the Transactions or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction after the completion of the Transactions that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

“Founders” shall have the meaning given in the Preamble.

“Holders” shall have the meaning given in the Preamble for so long as such person or entity holds Registrable Securities.

“Insider Letter” shall mean that certain letter agreement, dated as February 9, 2021, by and among the Company, the Sponsor and each of the Company’s officers and directors.

“Lock-Up Periods” shall mean the Founder Shares Lock-Up Period, the P3 Lock-Up Period and the Private Placement Lock-Up Period.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Merger Agreement” shall have the meaning given in the Recitals hereto.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

“P3” shall have the meaning given in the Recitals hereto.

“P3 Holders” shall have the meaning given in the Preamble.

“P3 Lock-Up Period” shall mean, with respect to any Business Combination Securities that are held by the P3 Holders or their Permitted Transferees, the period ending on the date that is six months after the closing of the Transactions.

“Permitted Transferees” shall mean any person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Founder Shares Lock-Up Period, the P3 Lock-Up Period or Private Placement Lock-Up Period, as the case may be, under this Agreement, the Insider Letter, the Sponsor Support Agreement and any other applicable agreement between such Holder and the Company, and to any transferee thereafter.

“Piggyback Registration” shall have the meaning given in subsection 2.3.1.

“Prior Agreement” shall have the meaning given in the Recitals hereto.

“Private Placement Lock-Up Period” shall mean, with respect to Private Placement Units, including the Private Placement Warrants and Common Stock included therein, and any of the shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants and that are held by the initial purchasers of the Private Placement Units or their Permitted Transferees, the period ending 30 days after the completion of the Transactions.

“Private Placement Units” shall have the meaning given in the Recitals hereto.

“Private Placement Warrants” shall have the meaning given in the Recitals hereto.

“Pro Rata” shall have the meaning given in subsection 2.2.4.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the shares of Common Stock issued upon the conversion of any Founder Shares, (b) the Private Placement Units (including the Private Placement Warrants and Common Stock included therein and any shares of the Common Stock issued or issuable upon the exercise of any Private Placement Warrant) and the Working Capital Units (including the Warrants and Common Stock included therein and any shares of the Common Stock issued or issuable upon exercise of any Warrants included therein), (c) any outstanding shares of Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the date of this Agreement, after giving effect to the Transactions, (d) shares of Common Stock issued or issuable to certain P3 Holders pursuant to the redemption and exchange rights (an “Exchange”) set forth in Article XI of the [P3 NEWCO], LLC Amended and Restated Limited Liability Company Agreement, dated as of the date hereof, and (e) any other equity security of the Company issued or issuable with respect to any such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) (i) such securities shall have been otherwise transferred, (ii) new certificates or book entry positions for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and (iii) subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume, current public information or other restrictions or limitations); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration, including a Shelf-Takedown effected by preparing and filing a registration statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the documented out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any national securities exchange on which the Common Stock is then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F) reasonable fees and expenses (not to exceed $50,000) of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.2.1.

“Restricted Securities” shall have the meaning given in subsection 3.7.1.

“Rule 415” shall have the meaning given in subsection 2.1.1.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shelf Takedown Notice” shall have the meaning given in Section 2..1.3.

“Shelf Underwritten Offering” shall have the meaning given in subsection 2.1.3.

“Sponsor” shall have the meaning given in the Preamble.

“Sponsor Holders” shall have the meaning given in the Preamble.

“Sponsor Support Agreement” shall mean that certain letter agreement, dated as of [_______], 2021, by and between the Company and the Sponsor.

“Subscription Agreements” shall mean those certain subscription agreements the Company entered into with certain investors pursuant to which such investors purchased shares of Common Stock in connection with the consummation of the transactions contemplated in the Merger Agreement.

“Transaction Agreements” shall have the meaning given in the Recitals hereto.

“Transactions” shall have the meaning given in the Recitals hereto.

“Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Warrant” shall mean the warrants of the Company with each whole warrant entitling the holder to purchase one share of Common Stock at an exercise price of $11.50 per share.

“Working Capital Units” shall have the meaning given in the Recitals hereto.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE II

REGISTRATIONS

2.1 Shelf Registration.

2.1.1 Initial Registration. The Company shall, as promptly as reasonably practicable, but in no event later than thirty (30) calendar days after the date of this Agreement (the “Filing Deadline”), file a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by the Holders (and certain other outstanding equity securities of the Company) from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) (“Rule 415”) on the terms and conditions specified in this subsection 2.1.1 and shall use its reasonable best efforts to cause such Registration Statement to be declared effective as promptly as reasonably practicable after the filing thereof, but in no event later than the earlier of (i) the 90th calendar day following the Filing Deadline if the Commission notifies the Company that it will “review” the Registration Statement, and (ii) the 5th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed,” or will not be subject to further review. The Registration Statement filed with the Commission pursuant to this subsection 2.1.1 shall be a shelf registration statement on Form S-3 (a “Form S-3 Shelf”) or, if Form S-3 is not then available to the Company, on Form S-1 (a “Form S-1 Shelf”) or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this subsection 2.1.1 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested prior to effectiveness by, the Holders. The Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this subsection 2.1.1 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its reasonable best efforts to convert the Form S-1 Shelf to a Form S-3 Shelf or to file a new Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3. When effective, a Registration Statement filed pursuant to this subsection 2.1.1 (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which such statement is made).

2.1.2 Form S-3 Shelf. If the Company files a Form S-3 Shelf and thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall use its reasonable best efforts to file a Form S-1 Shelf as promptly as reasonably practicable to replace the shelf registration statement that is a Form S-3 Shelf and have the Form S-1 Shelf declared effective as promptly as reasonably practicable and to cause such Form S-1 Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities.

2.1.3 Shelf Takedown. At any time and from time to time following the effectiveness of the shelf registration statement required by subsection 2.1.1 or 2.1.2, any Holder may request to sell all or a portion of their Registrable Securities in an underwritten offering that is registered pursuant to such shelf registration statement (a “Shelf Underwritten Offering”), provided that such Holder(s) (a) reasonably expect aggregate gross proceeds in excess of $75,000,000 from such Shelf Underwritten Offering or (b) reasonably expects to sell all of the Registrable Securities held by such Holder in such Shelf Underwritten Offering but in no event less than $40,000,000 in aggregate gross proceeds. All requests for a Shelf Underwritten Offering shall be made by giving written notice to the Company (the “Shelf Takedown Notice”). Each Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Shelf Underwritten Offering and the expected price range (net of underwriting discounts and commissions) of such Shelf Underwritten Offering. Within five (5) business days after receipt of any Shelf Takedown Notice, the Company shall give written notice of such requested Shelf Underwritten Offering to all other Holders of Registrable Securities (the “Company Shelf Takedown Notice”) and, subject to reductions consistent with the Pro Rata calculations in Section 2.2.4, shall include in such Shelf Underwritten Offering all Registrable Securities with respect to which the Company has received written requests for inclusion therein, within five (5) days after sending the Company Shelf Takedown Notice. The Company shall enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the managing Underwriter or Underwriters selected by the initiating Holders with written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned) and shall take all such other reasonable actions as are requested by the managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities. In connection with any Shelf Underwritten Offering contemplated by this subsection 2.1.3, subject to Section 3.3 and Article IV, the underwriting agreement into which each Holder and the Company shall enter shall contain such representations, covenants, indemnities and other rights and obligations of the Company and the selling stockholders as are customary in underwritten offerings of securities. The P3 Holders, may demand not more than three (3)Shelf Underwritten Offerings pursuant to this subsection 2.1.3 in any twelve (12)-month period. The Sponsor Holders may demand not more than two (2) Shelf Underwritten Offerings pursuant to this subsection 2.1.3 in any twelve (12)-month period.

2.1.4 Holder Information Required for Participation in Shelf Registration. At least ten (10) business days prior to the first anticipated filing date of a Registration Statement pursuant to this Article II, the Company shall use reasonable best efforts to notify each Holder in writing (which may be by email) of the information reasonably necessary about the Holder to include such Holder’s Registrable Securities in such Registration Statement. Notwithstanding anything else in this Agreement, the Company shall not be obligated to include such Holder’s Registrable Securities to the extent the Company has not received such information, and received any other reasonably requested agreements or certificates, on or prior to the fifth (5th) business day prior to the first anticipated filing date of a Registration Statement pursuant to this Article II.

2.2 Demand Registration.

2.2.1 Request for Registration. Subject to the provisions of subsection 2.2.4 and Section 2.4 hereof, each of (i) FA Co-Investment, (ii) the Holders of at least thirty percent (30%) in interest of the then outstanding number of Registrable Securities held by the Sponsor (excluding Registrable Securities held by FA Co-Investment and its Permitted Transferees) (the “Sponsor Holders”) and (iii) Holders of at least fifteen percent (15%) in interest of the then outstanding number of Registrable Securities held by the P3 Holders (FA Co-Investment, the Sponsor Holders or the P3 Holders, as the case may be, the “Demanding Holders”) may make a written demand for Registration under the Securities Act of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within ten (10) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, the Registration of all Registrable Securities requested by the Demanding Holder(s) and Requesting Holder(s) pursuant to such Demand

Registration, including by filing a Registration Statement relating thereto as soon as practicable, but not more than forty five (45) days immediately after the Company’s receipt of the Demand Registration, a Form S-3 Shelf or, if Form S-3 is not then available to the Company, a Form S-1 Shelf, and shall use reasonable best efforts to cause such Registration Statement to become effective as promptly as practicable after filing. Under no circumstances shall the Company be obligated to effect (x) more than an aggregate of three (3) Registrations pursuant to a Demand Registration by the Founders under this subsection 2.2.1 with respect to any or all Registrable Securities held by such Founders or (y) more than an aggregate of three (3) Registrations pursuant to a Demand Registration by the P3 Holders under this subsection 2.2.1 with respect to any or all Registrable Securities held by such P3 Holders; provided, however, that (i) this limitation shall not apply to any Demand Registration initiated by FA Co-Investment, which shall be governed by Section 3.6 and (ii) a Registration shall not be counted for such purposes unless a Registration Statement has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Registration have been sold, in accordance with Section 3.1 of this Agreement.

2.2.2 Effective Registration. Notwithstanding the provisions of subsection 2.2.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.2.3 Underwritten Offering. Subject to the provisions of subsection 2.2.4 and Section 2.4 hereof, if a majority-in-interest of the Demanding Holders so advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration.

2.2.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell and the Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of

Securities has not been reached under the foregoing clause (i), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.2.5 Demand Registration Withdrawal. A Demanding Holder or a Requesting Holder shall have the right to withdraw all or a portion of its Registrable Securities from a Registration included in a Demand Registration pursuant to subsection 2.2.1 or a Shelf Underwritten Offering pursuant to subsection 2.1.3 for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration or Shelf Underwritten Offering (or in the case of an Underwritten Registration pursuant to Rule 415 under the Securities Act, at least two (2) business days prior to the time of pricing of the applicable offering). Notwithstanding anything to the contrary in this Agreement, (i) the Company may effect any Underwritten Registration pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering and (ii) the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration or Shelf Underwritten Offering prior to its withdrawal under this subsection 2.2.5; provided that if the Company pays such expenses related to a Demand Registration or Shelf Underwritten Offering initiated by FA Co-Investment, such registration shall count as a Demand Registration for purposes of Section 3.6.

2.3 Piggyback Registration.

2.3.1 Piggyback Rights. If (but without any obligation to do so) the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.2 hereof), other than an Excluded Registration, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.3.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.3.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.3.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the shares of Common Stock that the Company desires to sell, taken together with (i) the Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.3 hereof, and (iii) the Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(a) If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.3.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration (or in the case of an Underwritten Registration pursuant to Rule 415 under the Securities Act, at least two business days prior to the time of pricing of the applicable offering). The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.3.3.

2.3.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2 hereof or a Shelf Underwritten Offering effected under subsection 2.1.3.

2.4 Restrictions on Registration Rights. If (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.2.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than thirty (30) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any 12-month period.

ARTICLE III

COMPANY PROCEDURES

3.1 General Procedures. If the Company is required to effect the Registration of Registrable Securities, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold or otherwise cease to be Registrable Securities;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the majority-in-interest of the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or otherwise cease to be Registrable Securities;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or such shorter period of time as may be (a) necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable or (b) advisable in order to reduce the number of days that sales are suspended pursuant to this Agreement), , furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10 in the event of any Underwritten Offering, permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request and reasonably satisfactory to a majority in interest of the participating Holders;

3.1.12 in the event of an Underwritten Offering, on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

3.1.13 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15 with respect to an Underwritten Offering, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter or broker, sales agent or placement agent if such Underwriter or broker, sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter or broker, sales agent or placement agent, as applicable.

3.2 Registration Expenses. Except as otherwise set forth herein, the Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or in the good faith judgment of the Board, be seriously detrimental to the Company and its holders of capital stock and it is therefore essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than ninety (90) days in any 12-month period, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of the Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions, to the extent such exemption is available to Holders at such time. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

3.6 Limitations on Registration Rights. Notwithstanding anything herein to the contrary, (i) FA Co-Investment may not exercise its rights under Sections 2.2 and 2.3 hereunder after five (5) and seven (7) years, respectively, from the effective date of the Company’s registration statement on Form S-1, and (ii) FA Co-Investment may not exercise its rights under Section 2.2 more than one time.

3.7 Transfer Restrictions.

3.7.1 Each P3 Holder agrees that it, he or she shall not Transfer its, his or her Business Combination Securities, or the Common Stock issuable upon exchange of the Class V Common Stock until the expiration of the P3 Lock-Up Period.

3.7.2 Notwithstanding the provisions set forth in subsection 3.7.1, Transfers of the Business Combination Securities that are held by the P3 Holders or any of their permitted transferees (that have complied with this subsection 3.7.2) are permitted during the P3 Lock-Up Period: (a) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (b) in the case of an individual, by virtue of laws of descent and distribution upon death; (c) in the case of an individual, pursuant to a qualified domestic relations order; (d) in the case of an entity, as a distribution to the limited partners, stockholders, unitholders, members of or owners of similar equity interests in such entity; (e) in connection with collateral, hypothecation or other pledge arrangements to support a credit facility entered into in the ordinary course; and (f) pursuant to a bona fide third-party tender offer for all or substantially all of the Common Stock or in the event of completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the completion of the Transactions; provided, however, that in the case of clauses (a) through (d), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein. For the avoidance of doubt, the transfers of Business Combination Securities shall be permitted regardless of whether a filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made with respect to such transfers.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action and the benefits received by such indemnifying party and indemnified party; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: 233 N. Michigan Avenue, Suite 1410, Chicago, IL 60601, Attention: Chief Financial Officer, and, if to any Holder, at such Holder’s address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 Prior to the expiration of any Lock-Up Period, no Holder subject to such Lock-Up Period may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee, but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement and other applicable agreements.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

5.4 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.5 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

5.6 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

5.7 Waiver of Trial by Jury. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

5.8 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.9 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

5.10 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Holders may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

5.11 Termination of Existing Registration Rights. The registration rights granted under this Agreement shall supersede any registration, qualification or similar rights of the Holders with respect to any shares or securities of the Company or P3 granted under any other agreement, including, but not limited to, the Prior Agreement, and any of such preexisting registration, qualification or similar rights and such agreements shall be terminated and of no further force and effect.

5.12 Other Registration Rights. Except as provided in the Subscription Agreements, the Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person.

5.13 Term. This Agreement shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.5 and Article IV shall survive any termination.

5.14 Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY: FORESIGHT ACQUISITION CORP., a Delaware corporation

By:
Name:
Title:	Chief Executive Officer

HOLDERS: FORESIGHT SPONSOR GROUP, LLC, a Delaware limited liability company

By:
Name:	Michael Balkin
Title:	Manager

FA CO-INVESTMENT LLC, a Delaware limited liability company

By:
Name:	Owen Littman
Title:	Authorized Signatory

Brian Gamache

John Svoboda

Robert Zimmerman

P3 HOLDERS: [ ], a [ ]

By:
Name: Title:

[Signature Page to Registration Rights Agreement]